FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206582-12

BANK 2017-BNK8

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,130,807,029

(Approximate Total Mortgage Pool Balance)

$944,011,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Bank of America, National Association
Wells Fargo Bank, National Association
Morgan Stanley Mortgage Capital Holdings LLC
National Cooperative Bank, N.A.
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2017-BNK8

October 23, 2017

MORGAN STANLEY Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	BofA MERRILL LYNCH Co-Lead Bookrunner Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206582) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-1

BANK 2017-BNK8	Structural Overview

Offered Certificates

Class	Expected Ratings (Moody’s/Fitch/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$17,200,000	30.000%	(7)	2.70	1 – 58	17.1%	39.4%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$11,400,000	30.000%	(7)	4.90	58 – 59	17.1%	39.4%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$37,700,000	30.000%	(7)	7.53	59 – 116	17.1%	39.4%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$330,000,000	30.000%	(7)	9.81	116 – 119	17.1%	39.4%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$355,686,000	30.000%	(7)	9.92	119 – 119	17.1%	39.4%
Class X-A	Aaa(sf)/AAAsf/AAA(sf)	$751,986,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-B	NR/A-sf/AAA(sf)	$192,025,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	Aa2(sf)/AAAsf/AAA(sf)	$65,799,000	23.875%	(7)	10.00	119 – 120	15.8%	42.9%
Class B	NR/AA-sf/AA(sf)	$77,884,000	16.625%	(7)	10.00	120 – 120	14.4%	46.9%
Class C	NR/A-sf/A-(sf)	$48,342,000	12.125%	(7)	10.00	120 – 120	13.7%	49.5%

Privately Offered Certificates(10)

Class	Expected Ratings (Moody’s/Fitch/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	NR/BBB-sf/BBB-(sf)	$56,399,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-E	NR/BB-sf/NR	$28,200,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-F	NR/B-sf/NR	$10,743,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-G	NR/NR/NR	$34,913,677(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB-(sf)	$56,399,000	6.875%	(7)	10.00	120 – 120	12.9%	52.4%
Class E	NR/BB-sf/NR	$28,200,000	4.250%	(7)	10.00	120 – 120	12.5%	53.9%
Class F	NR/B-sf/NR	$10,743,000	3.250%	(7)	10.00	120 – 120	12.4%	54.5%
Class G	NR/NR/NR	$34,913,677	0.000%	(7)	10.00	120 – 120	12.0%	56.3%

Non-Offered Eligible Vertical Interest(10)

Class	Expected Ratings (Moody’s/Fitch/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass- Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield	Certificate Principal to Value Ratio
RR Interest	NR/NR/NR	$56,540,351.46	N/A	(11)	9.65	1 – 120	N/A	N/A

(1)	Ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class X-G certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK8	Structural Overview

principal balance certificates (other than the RR Interest), and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class (without regard to the RR Interest). The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates (other than the RR Interest). The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (which, together with the RR Interest, are referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates will be equal to the certificate balance of the class of principal balance certificates that with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-D, Class X-E, Class X-F and Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date of the class of principal balance certificates that, with the addition of “X-“, has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(11)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK8	Structural Overview

Issue Characteristics

Offered Certificates:	$944,011,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC
Mortgage Loan Sellers:	Bank of America, National Association, Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and National Cooperative Bank, N.A.
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc.
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	Midland Loan Services, a Division of PNC Bank, National Association and National Cooperative Bank, N.A.
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	Eightfold Real Estate Capital Fund V, L.P. or an affiliate thereof
Risk Retention Consultation Party:	Morgan Stanley Mortgage Capital Holdings LLC
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Morgan Stanley Mortgage Capital Holdings LLC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Risk Retention:	None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2017 (or, in the case of any mortgage loan that has its first due date after November 2017, the date that would have been its due date in November 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of October 23, 2017
Expected Closing Date:	Week of November 13, 2017
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in December 2017.
Rated Final Distribution Date:	The distribution date in November 2050
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK 2017-BNK8<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK8	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Non-Retained Certificates:	The aggregate amount available for distributions to the holders of the Certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, any primary servicers, the special servicers, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).
Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 certificates as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class and then in the amount of interest thereon;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, in each case as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then in the amount of interest thereon;

Fifth, to the Non-Offered Certificates (other than the Class X-D, Class X-E, Class X-F, Class X-G, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class V and Class R Certificates) will be allocated among such classes of certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK8	Structural Overview

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to (i) with respect to Midland Loan Services, a Division of PNC Bank, National Association, the greater of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month, and (ii) with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee of $1,000 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay: (i)(a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as described above, (c) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C certificates as described above, and (d) to the holders of the Class X-D certificates, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above, and (ii) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:
(Pass-Through Rate – Discount Rate) (Mortgage Rate – Discount Rate)

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date. The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until the related RR Interest balance has been reduced to zero.
Serviced Whole Loans:

Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes (each, a “serviced pari passu companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Griffin Portfolio, Park Square, U.S. Industrial Portfolio III and Cabela’s Industrial Portfolio. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced pari passu companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced pari passu whole loan.” Each serviced pari passu companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the Cabela’s Industrial Portfolio whole loan (a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of such whole loan will generally be directed by the holder of such control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related control note, each servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: 222 Second Street, Colorado Center, 237 Park Avenue, Pleasant Prairie Premium Outlets and Cabela’s Industrial Portfolio (after the securitization of the Cabela’s Industrial Portfolio control note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related control note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related control note, there will be no Loan-

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Specific Directing Certificateholder with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class E certificates have a certificate balance (taking into account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; or (ii) a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) no class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; or (ii) a holder of a majority of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder); provided that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK8	Structural Overview

loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “—Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Retained Certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans), the non-serviced special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans to the extent provided for in the applicable non-serviced pooling and servicing agreement and applicable intercreditor agreement) and the applicable special servicer (for any serviced mortgage loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any serviced mortgage loan) receipt of information requested by such special servicer from the applicable master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2017-BNK8

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK8	Structural Overview

securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.
Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.
Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicers as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, either special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal (other than the RR Interest) on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan generally cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the BANK 2017-BNK8 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each master servicer and each special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK8	Structural Overview

Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.
Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class X-E, Class X-F, Class X-G, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-12

BANK 2017-BNK8	Structural Overview

fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-13

BANK 2017-BNK8	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	14	25	$523,215,188	46.3%
Wells Fargo Bank, National Association	17	19	$304,470,841	26.9%
Morgan Stanley Mortgage Capital Holdings LLC	10	30	$194,859,274	17.2%
Morgan Stanley Mortgage Capital Holdings LLC/Wells Fargo Bank, National Association(2)	1	1	$80,000,000	7.1%
National Cooperative Bank, N.A.(3)	8	8	$28,261,727	2.5%
Total:	50	83	$1,130,807,029	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$1,130,807,029
Number of Mortgage Loans:	50
Average Cut-off Date Balance per Mortgage Loan:	$22,616,141
Number of Mortgaged Properties:	83
Average Cut-off Date Balance per Mortgaged Property:	$13,624,181
Weighted Average Mortgage Rate:	4.0925%
% of Pool Secured by 5 Largest Mortgage Loans:	41.0%
% of Pool Secured by 10 Largest Mortgage Loans:	69.5%
% of Pool Secured by ARD Loans(4):	7.2%
Weighted Average Original Term to Maturity (months)(4):	119
Weighted Average Remaining Term to Maturity (months)(4):	118
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	22.5%
% of Pool Secured by Refinance Loans:	57.1%
% of Pool Secured by Recapitalization Loans:	27.7%
% of Pool Secured by Acquisition Loans:	15.3%
Additional Debt
% of Pool with Pari Passu Mortgage Debt:	49.3%
% of Pool with Subordinate Mortgage Debt(5):	13.3%
% of Pool with Mezzanine Debt:	10.7%
Credit Statistics(6)(7)
Weighted Average UW NOI DSCR:	2.65x
Weighted Average UW NOI Debt Yield(8):	12.0%
Weighted Average UW NCF DSCR:	2.50x
Weighted Average UW NCF Debt Yield(8):	11.3%
Weighted Average Cut-off Date LTV Ratio(8)(9):	56.3%
Weighted Average Maturity Date LTV Ratio(4)(8)(9):	53.1%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2017-BNK8	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(10):	354
Weighted Average Remaining Amortization Term (months)(10):	353
% of Pool Interest Only through Maturity:	58.3%
% of Pool Amortizing Balloon:	18.9%
% of Pool Interest Only followed by Amortizing Balloon:	15.5%
% of Pool Interest Only through ARD and Maturity:	7.2%

Lockboxes

% of Pool with Hard Lockboxes:	76.0%
% of Pool with Springing Lockboxes:	14.1%
% of Pool with No Lockboxes:	5.5%
% of Pool with Soft Lockboxes:	4.4%

Reserves

% of Pool Requiring Tax Reserves:	66.0%
% of Pool Requiring Insurance Reserves:	15.1%
% of Pool Requiring Replacement Reserves:	60.1%
% of Pool Requiring TI/LC Reserves(11):	60.1%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	69.0%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	26.0%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance followed by prepayment premium until open period:	2.5%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	1.9%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	0.6%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to November 2017.

(2)	The Colorado Center mortgage loan was co-originated by Morgan Stanley Mortgage Capital Holdings LLC and Wells Fargo Bank, National Association. Such mortgage loan is evidenced by two promissory notes: (i) note A-1-C1, with an outstanding principal balance of $40,000,000 as of the Cut-off Date, as to which Morgan Stanley Mortgage Capital Holdings LLC is acting as mortgage loan seller; and (ii) note A-3-C1, with an outstanding principal balance of $40,000,000 as of the Cut-off Date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller.

(3)	Five (5) of the eight (8) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(4)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(5)	Six (6) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Pool with Subordinate Mortgage Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(6)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(7)	For mortgaged properties securing residential cooperative mortgage loans, all DSCR and Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating Income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property with the exception of Berkshire Village Townhouses, Inc. and Colonial Park Townehouses Cooperative, Inc. In the case of the residential cooperative properties securing the Berkshire Village Townhouses, Inc. mortgage loan and Colonial Park Townehouses Cooperative, Inc. mortgage loan, the LTV ratio calculations for such mortgage loan are determined as if such residential cooperative property is operated as a market rate multifamily rental property.

(8)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield or Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(9)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(10)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(11)	Excludes hospitality, multifamily, other (leased fee and net lease) and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-15

BANK 2017-BNK8	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA	Griffin Portfolio	Various	Various	Various	$110,000,000	9.7%	3,708,698	$101.11	2.49x	10.2%	61.5%	61.5%
2	BANA	Park Square	Boston	MA	Office	$100,000,000	8.8%	503,312	$317.89	1.89x	8.3%	56.9%	56.9%
3	WFB	The New School	New York	NY	Multifamily	$92,000,000	8.1%	648	$141,975.31	2.27x	9.1%	57.0%	57.0%
4	BANA	222 Second Street	San Francisco	CA	Office	$81,500,000	7.2%	452,418	$644.32	1.84x	7.8%	56.5%	56.5%
5	MSMCH/WFB	Colorado Center	Santa Monica	CA	Office	$80,000,000	7.1%	1,176,161	$253.37	4.83x	18.6%	24.6%	24.6%
6	BANA	1235 South Clark Street	Arlington	VA	Office	$78,000,000	6.9%	384,025	$203.11	1.91x	11.5%	67.8%	61.6%
7	BANA	DHG Greater Boston Hotel Portfolio	Various	MA	Hospitality	$73,000,000	6.5%	623	$117,174.96	1.81x	13.2%	67.1%	55.0%
8	MSMCH	237 Park Avenue	New York	NY	Office	$70,005,000	6.2%	1,251,717	$278.02	4.10x	16.4%	26.6%	26.6%
9	WFB	Princeton Place	Pennington	NJ	Office	$51,380,000	4.5%	306,534	$167.62	2.18x	10.0%	69.4%	69.4%
10	MSMCH	U.S. Industrial Portfolio III	Various	Various	Various	$50,000,000	4.4%	2,886,593	$41.76	1.48x	9.4%	72.5%	66.1%
		Total/Wtd. Avg.				$785,885,000	69.5%			2.50x	11.3%	55.4%	53.2%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-16

BANK 2017-BNK8	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	BANA	Griffin Portfolio	$110,000,000	$265,000,000	$375,000,000	BANK 2017-BNK8	Wells Fargo	Midland	BANK 2017-BNK8	2.49x	10.2%	61.5%
2	BANA	Park Square	$100,000,000	$60,000,000	$160,000,000	BANK 2017-BNK8	Wells Fargo	Midland	BANK 2017-BNK8	1.89x	8.3%	56.9%
4	BANA	222 Second Street	$81,500,000	$210,000,000	$291,500,000	BANK 2017-BNK7	Wells Fargo	Rialto	BANK 2017-BNK7	1.84x	7.8%	56.5%
5	MSMCH/WFB	Colorado Center	$80,000,000	$218,000,000	$298,000,000	BXP 2017-CC	Wells Fargo	Aegon	BXP 2017-CC	4.83x	18.6%	24.6%
8	MSMCH	237 Park Avenue	$70,005,000	$277,995,000	$348,000,000	MSSG 2017-237P	Wells Fargo	Wells Fargo	MSSG 2017-237P	4.10x	16.4%	26.6%
10	MSMCH	U.S. Industrial Portfolio III	$50,000,000	$70,537,149	$120,537,149	BANK 2017-BNK8	Wells Fargo	Midland	BANK 2017-BNK8	1.48x	9.4%	72.5%
11	WFB	Pleasant Prairie Premium Outlets	$45,000,000	$100,000,000	$145,000,000	CGCMT 2017-P8	Wells Fargo	KeyBank	CGCMT 2017-P8	2.66x	11.2%	50.0%
14	WFB	Cabela’s Industrial Portfolio	$21,300,000	$49,700,000	$71,000,000	BANK 2017-BNK8(2)	Wells Fargo(2)	Midland(2)	(2)	2.63x	12.8%	53.4%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The Cabela’s Industrial Portfolio controlling pari passu companion loan is currently held by Goldman, Sachs & Co. LLC and is expected to be contributed to one or more future securitization transactions. The Cabela’s Industrial Portfolio whole loan will be serviced pursuant to the BANK 2017-BNK8 pooling and servicing agreement until the securitization of the related control note.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-17

BANK 2017-BNK8	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(2)	Total Debt UW NOI Debt Yield(2)	Total Debt Cut-off Date LTV(2)
5	MSMCH/WFB	Colorado Center	$80,000,000	$253.37	$252,000,000	4.83x	18.6%	24.6%	2.62x	10.1%	45.4%
8	MSMCH	237 Park Avenue	$70,005,000	$278.02	$345,200,000(3)	4.10x	16.4%	26.6%	1.75x	7.3%	59.6%

(1)	In addition, six (6) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place Subordinate Coop LOCs that permit future advances. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(2)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s) and the mezzanine debt.

(3)	Excludes $87,800,000 of mezzanine debt.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
8	MSMCH	237 Park Avenue	$70,005,000	$278.02	$87,800,000	4.10x	16.4%	26.6%	1.75x	7.3%	59.6%
9	WFB	Princeton Place	$51,380,000	$167.62	$7,500,000	2.18x	10.0%	69.4%	1.65x	8.7%	79.6%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-18

BANK 2017-BNK8	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Prior Securitization
1.08	BANA	Ace Hardware HQ(3)	Oak Brook	IL	Office	$6,673,333	0.6%	206,030	$101.11	2.49x	10.2%	61.5%	61.5%	JPMCC 2012-C6
2	BANA	Park Square	Boston	MA	Office	$100,000,000	8.8%	503,312	$317.89	1.89x	8.3%	56.9%	56.9%	LBUBS 2006-C6
7.01	BANA	Crowne Plaza Boston Natick(3)	Natick	MA	Hospitality	$29,000,000	2.6%	251	$117,174.96	1.81x	13.2%	67.1%	55.0%	MSBAM 2013-C10
7.02	BANA	Holiday Inn Boston-Bunker Hill(3)	Somerville	MA	Hospitality	$26,000,000	2.3%	184	$117,174.96	1.81x	13.2%	67.1%	55.0%	MSBAM 2013-C10
7.03	BANA	Hampton Inn Boston Natick(3)	Natick	MA	Hospitality	$18,000,000	1.6%	188	$117,174.96	1.81x	13.2%	67.1%	55.0%	MSBAM 2013-C10
8	MSMCH	237 Park Avenue	New York	NY	Office	$70,005,000	6.2%	1,251,717	$278.02	4.10x	16.4%	26.6%	26.6%	LBCMT 2007-C3
10	MSMCH	U.S. Industrial Portfolio III	Various	Various	Various	$50,000,000	4.4%	2,886,593	$41.76	1.48x	9.4%	72.5%	66.1%	WFRBS 2013-C16
11	WFB	Pleasant Prairie Premium Outlets	Pleasant Prairie	WI	Retail	$45,000,000	4.0%	402,615	$360.15	2.66x	11.2%	50.0%	50.0%	WBCMT 2006-C23; WBCMT 2006-C25; JPMCC 2007-CB18
23	MSMCH	Grand Prairie West All Storage	Grand Prairie	TX	Self Storage	$8,188,719	0.7%	121,828	$67.22	1.87x	10.8%	54.6%	43.3%	BACM 2004-1
26	BANA	5700 Lake Worth Road	Greenacres	FL	Office	$7,150,000	0.6%	51,053	$140.05	1.46x	9.9%	70.8%	60.6%	GCCFC 2005-GG3
31	NCB	Berkshire Village Townhouses, Inc.	Kansas City	KS	Multifamily	$5,363,441	0.5%	320	$16,760.75	3.66x	30.0%	32.5%	20.2%	CSFB 2005-C5
37	BANA	Broadstone Apartments	Tyler	TX	Multifamily	$4,312,500	0.4%	100	$43,125.00	1.50x	10.3%	73.4%	65.1%	FNA 2014-M1
40	NCB	Colonial Park Townehouses Cooperative, Inc.	Topeka	KS	Multifamily	$3,417,504	0.3%	195	$17,525.66	3.41x	28.1%	34.9%	21.7%	MSC 2005-IQ10
43	NCB	4/70 Owners Corp.	New York	NY	Multifamily	$3,000,000	0.3%	33	$90,909.09	16.61x	63.0%	4.4%	4.4%	JPMCC 2003-CB6
46	MSMCH	Sanctuary Shopping Center	Avondale	AZ	Retail	$2,790,786	0.2%	16,022	$174.18	1.60x	11.4%	71.6%	59.3%	JPMCC 2007-LDPX
47	NCB	3/69 Owners Corp.	New York	NY	Multifamily	$2,500,000	0.2%	29	$86,206.90	20.73x	78.6%	3.5%	3.5%	JPMCC 2003-PM1A
		Total				$381,401,284	33.7%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property with the exception of Berkshire Village Townhouses, Inc. and Colonial Park Townehouses Cooperative, Inc. In the case of the residential cooperative properties securing the Berkshire Village Townhouses, Inc. mortgage loan and Colonial Park Townehouses Cooperative, Inc. mortgage loan, the LTV calculations for such mortgage loans are determined as if such residential cooperative property is operated as a market rate multifamily rental property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(3)	For properties that are part of a portfolio, the Cut-off Date Balance Per SF/Unit, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations reflect the values of the portfolio as a whole.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-19

BANK 2017-BNK8	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($11,400,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
22	BANA	La Quinta - Morgan Hill, CA	CA	Hospitality	$9,000,000	0.8%	$8,730,429	76.6%	104	$86,538.46	2.23x	15.3%	46.2%	44.8%	35	59
45	WFB	Walgreens Carlsbad NM	NM	Retail	$2,825,000	0.2%	$2,825,000	24.8%	14,560	$194.02	2.13x	10.0%	57.4%	57.4%	58	58
		Total/Wtd. Avg.			$11,825,000	1.0%	$11,555,429	101.4%			2.21x	14.0%	48.9%	47.8%	40	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-20

BANK 2017-BNK8	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	23	$597,770,555	52.9%	3.9465%	2.62x	11.5%	53.2%	51.6%
CBD	5	$409,505,000	36.2%	3.8814%	2.84x	12.2%	47.4%	46.2%
Suburban	15	$170,086,170	15.0%	4.0359%	2.21x	10.1%	65.0%	63.5%
Medical	3	$18,179,385	1.6%	4.5759%	1.47x	9.6%	72.4%	62.0%
Multifamily	15	$186,161,727	16.5%	4.0047%	3.14x	14.6%	54.3%	52.7%
Student Housing	1	$92,000,000	8.1%	3.9370%	2.27x	9.1%	57.0%	57.0%
Garden	6	$65,900,000	5.8%	4.1488%	2.17x	9.9%	66.5%	64.0%
Cooperative	8	$28,261,727	2.5%	3.8891%	8.23x	43.4%	17.4%	12.1%
Retail	15	$148,779,196	13.2%	4.2846%	2.03x	10.5%	61.4%	56.0%
Anchored	6	$72,352,688	6.4%	4.3457%	1.77x	9.9%	68.0%	60.5%
Outlet Mall	1	$45,000,000	4.0%	3.9950%	2.66x	11.2%	50.0%	50.0%
Unanchored	5	$16,160,299	1.4%	4.7119%	1.60x	9.8%	64.8%	57.2%
Shadow Anchored	2	$12,441,209	1.1%	4.3431%	1.76x	12.0%	60.4%	49.6%
Single Tenant	1	$2,825,000	0.2%	4.6300%	2.13x	10.0%	57.4%	57.4%
Hospitality	5	$96,977,269	8.6%	4.8616%	1.87x	13.7%	62.9%	51.7%
Full Service	3	$69,977,269	6.2%	4.9029%	1.84x	13.6%	64.0%	51.7%
Select Service	1	$18,000,000	1.6%	4.8520%	1.81x	13.2%	67.1%	55.0%
Limited Service	1	$9,000,000	0.8%	4.5590%	2.23x	15.3%	46.2%	44.8%
Industrial	23	$89,393,830	7.9%	4.1177%	2.01x	10.4%	65.1%	61.9%
Warehouse	23	$89,393,830	7.9%	4.1177%	2.01x	10.4%	65.1%	61.9%
Self Storage	1	$8,188,719	0.7%	3.8400%	1.87x	10.8%	54.6%	43.3%
Self Storage	1	$8,188,719	0.7%	3.8400%	1.87x	10.8%	54.6%	43.3%
Other	1	$3,535,733	0.3%	4.1700%	1.14x	7.0%	67.2%	54.8%
Leased Fee	1	$3,535,733	0.3%	4.1700%	1.14x	7.0%	67.2%	54.8%
Total/Wtd. Avg.	83	$1,130,807,029	100.0%	4.0925%	2.50x	12.0%	56.3%	53.1%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property with the exception of Berkshire Village Townhouses, Inc. and Colonial Park Townehouses Cooperative, Inc. In the case of the residential cooperative properties securing the Berkshire Village Townhouses, Inc. mortgage loan and Colonial Park Townehouses Cooperative, Inc. mortgage loan, the LTV calculations for such mortgage loans are determined as if such residential cooperative property is operated as a market rate multifamily rental property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-21

BANK 2017-BNK8	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	13	$253,585,782	22.4%	3.8973%	3.38x	14.3%	47.0%	46.9%
California	8	$221,511,437	19.6%	3.8772%	2.95x	12.5%	46.4%	45.5%
California – Northern(2)	4	$123,680,000	10.9%	3.9860%	1.95x	9.0%	58.0%	57.1%
California – Southern(2)	4	$97,831,437	8.7%	3.7395%	4.22x	17.0%	31.8%	30.7%
Massachusetts	4	$173,000,000	15.3%	4.4439%	1.86x	10.4%	61.2%	56.1%
Virginia	3	$86,878,329	7.7%	3.9636%	1.87x	11.3%	68.3%	62.1%
Texas	10	$70,496,762	6.2%	4.1215%	1.95x	10.5%	64.2%	57.6%
Wisconsin	3	$57,140,333	5.1%	4.0591%	2.57x	11.3%	52.1%	51.7%
Arizona	6	$56,874,473	5.0%	4.3370%	1.89x	10.5%	68.5%	59.9%
New Jersey	1	$51,380,000	4.5%	4.1920%	2.18x	10.0%	69.4%	69.4%
Ohio	8	$27,768,000	2.5%	4.0070%	1.86x	9.4%	67.2%	62.7%
Georgia	2	$23,585,227	2.1%	3.8585%	2.49x	10.4%	59.6%	59.6%
Florida	6	$21,731,531	1.9%	4.4730%	1.51x	10.2%	69.8%	60.8%
Washington	2	$19,114,736	1.7%	4.8043%	2.06x	14.1%	54.5%	44.3%
Pennsylvania	3	$10,668,644	0.9%	4.5667%	1.36x	8.7%	73.7%	63.5%
Illinois	3	$9,017,963	0.8%	3.8766%	2.23x	10.0%	64.4%	62.7%
Kansas	2	$8,780,945	0.8%	4.3917%	3.56x	29.3%	33.4%	20.8%
North Carolina	1	$7,912,667	0.7%	3.7700%	2.49x	10.2%	61.5%	61.5%
West Virginia	1	$7,470,000	0.7%	4.3590%	2.63x	12.8%	53.4%	53.4%
Utah	1	$5,910,000	0.5%	4.3590%	2.63x	12.8%	53.4%	53.4%
Alabama	1	$5,159,000	0.5%	4.5200%	1.95x	13.3%	70.0%	58.4%
Colorado	1	$3,250,000	0.3%	4.8100%	1.19x	7.7%	68.4%	61.8%
Iowa	1	$3,126,172	0.3%	4.1800%	1.48x	9.4%	72.5%	66.1%
New Mexico	1	$2,825,000	0.2%	4.6300%	2.13x	10.0%	57.4%	57.4%
Michigan	1	$2,244,513	0.2%	4.6500%	1.49x	9.9%	74.8%	61.1%
Indiana	1	$1,375,516	0.1%	4.1800%	1.48x	9.4%	72.5%	66.1%
Total/Wtd. Avg.	83	$1,130,807,029	100.0%	4.0925%	2.50x	12.0%	56.3%	53.1%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property with the exception of Berkshire Village Townhouses, Inc. and Colonial Park Townehouses Cooperative, Inc. In the case of the residential cooperative properties securing the Berkshire Village Townhouses, Inc. mortgage loan and Colonial Park Townehouses Cooperative, Inc. mortgage loan, the LTV calculations for such mortgage loans are determined as if such residential cooperative property is operated as a market rate multifamily rental property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-22

BANK 2017-BNK8	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,500,000 - 5,000,000	15	46,641,943	4.1
5,000,001 - 10,000,000	14	89,915,317	8.0
10,000,001 - 20,000,000	6	73,914,769	6.5
20,000,001 - 30,000,000	4	89,450,000	7.9
30,000,001 - 45,000,000	1	45,000,000	4.0
45,000,001 - 55,000,000	2	101,380,000	9.0
55,000,001 - 110,000,000	8	684,505,000	60.5
Total:	50	$1,130,807,029	100.0%
Min: $1,500,000	Max: $110,000,000 Avg: $22,616,141

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	13	253,585,782	22.4
California	8	221,511,437	19.6
California – Northern(3)	4	123,680,000	10.9
California – Southern(3)	4	97,831,437	8.7
Massachusetts	4	173,000,000	15.3
Virginia	3	86,878,329	7.7
Texas	10	70,496,762	6.2
Wisconsin	3	57,140,333	5.1
Arizona	6	56,874,473	5.0
New Jersey	1	51,380,000	4.5
Ohio	8	27,768,000	2.5
Georgia	2	23,585,227	2.1
Florida	6	21,731,531	1.9
Washington	2	19,114,736	1.7
Pennsylvania	3	10,668,644	0.9
Illinois	3	9,017,963	0.8
Kansas	2	8,780,945	0.8
North Carolina	1	7,912,667	0.7
West Virginia	1	7,470,000	0.7
Utah	1	5,910,000	0.5
Alabama	1	5,159,000	0.5
Colorado	1	3,250,000	0.3
Iowa	1	3,126,172	0.3
New Mexico	1	2,825,000	0.2
Michigan	1	2,244,513	0.2
Indiana	1	1,375,516	0.1
Total:	83	$1,130,807,029	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	23	597,770,555	52.9
CBD	5	409,505,000	36.2
Suburban	15	170,086,170	15.0
Medical	3	18,179,385	1.6
Multifamily	15	186,161,727	16.5
Student Housing	1	92,000,000	8.1
Garden	6	65,900,000	5.8
Cooperative	8	28,261,727	2.5
Retail	15	148,779,196	13.2
Anchored	6	72,352,688	6.4
Outlet Mall	1	45,000,000	4.0
Unanchored	5	16,160,299	1.4
Shadow Anchored	2	12,441,209	1.1
Single Tenant	1	$2,825,000	0.2
Hospitality	5	96,977,269	8.6
Full Service	3	69,977,269	6.2
Select Service	1	18,000,000	1.6
Limited Service	1	9,000,000	0.8
Industrial	23	89,393,830	7.9
Warehouse	23	89,393,830	7.9
Self Storage	1	8,188,719	0.7
Self Storage	1	8,188,719	0.7
Other	1	3,535,733	0.3
Leased Fee	1	3,535,733	0.3
Total:	83	$1,130,807,029	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.5625 - 4.4999	35	952,953,576	84.3
4.5000 - 4.9999	12	155,772,898	13.8
5.0000 - 5.0900	3	22,080,555	2.0
Total:	50	$1,130,807,029	100.0%
Min: 3.5625%	Max: 5.0900% Wtd Avg: 4.0925%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	2	11,825,000	1.0
120	48	1,118,982,029	99.0
Total:	50	$1,130,807,029	100.0%
Min: 60 mos.	Max: 120 mos. Wtd Avg: 119 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
58 - 59	2	11,825,000	1.0
107 – 115	1	3,535,733	0.3
116 – 120	47	1,115,446,296	98.6
Total:	50	$1,130,807,029	100.0%
Min: 58 mos.	Max: 120 mos. Wtd Avg: 118 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	19	741,320,000	65.6
240	2	8,780,945	0.8
300	3	22,613,626	2.0
360	26	358,092,457	31.7
Total:	50	$1,130,807,029	100.0%
Min: 240 mos.	Max: 360 mos. Wtd Avg: 354 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	19	741,320,000	65.6
238	2	8,780,945	0.8
299	3	22,613,626	2.0
347 - 360	26	358,092,457	31.7
Total:	50	$1,130,807,029	100.0%
Min: 238 mos.	Max: 360 mos. Wtd Avg: 353 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
BANA	14	523,215,188	46.3
WFB	17	304,470,841	26.9
MSMCH	10	194,859,274	17.2
MSMCH/WFB	1	80,000,000	7.1
NCB	8	28,261,727	2.5
Total:	50	$1,130,807,029	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	18	659,820,000	58.3
Amortizing Balloon	17	175,213,029	15.5
Partial Interest Only	14	214,274,000	18.9
Interest Only ARD	1	81,500,000	7.2
Total:	50	$1,130,807,029	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.5 - 50.0	13	235,476,727	20.8
50.1 - 55.0	4	49,607,198	4.4
55.1 - 60.0	5	281,418,688	24.9
60.1 - 65.0	10	212,400,000	18.8
65.1 - 74.9	18	351,904,417	31.1
Total:	50	$1,130,807,029	100.0%
Min: 3.5%	Max: 74.9%	Wtd Avg: 56.3%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.5 - 40.0	12	198,385,205	17.5
40.1 - 45.0	2	17,188,719	1.5
45.1 - 50.0	3	53,303,688	4.7
50.1 - 55.0	4	103,335,733	9.1
55.1 - 60.0	10	314,739,786	27.8
60.1 - 69.4	19	443,853,898	39.3
Total:	50	$1,130,807,029	100.0%
Min: 3.5%	Max: 69.4%	Wtd Avg: 53.1%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.14 - 1.40	5	27,730,118	2.5
1.41 - 1.50	6	101,294,513	9.0
1.51 - 1.60	2	13,790,786	1.2
1.61 - 1.80	5	47,450,000	4.2
1.81 - 2.00	9	371,059,885	32.8
2.01 - 2.25	3	63,205,000	5.6
2.26 - 2.50	6	251,310,000	22.2
2.51 - 20.73	14	254,966,727	22.5
Total:	50	$1,130,807,029	100.0%
Min: 1.14x	Max: 20.73x	Wtd Avg: 2.50x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.0 - 8.0	4	110,385,733	9.8
8.1 - 9.0	3	117,566,885	10.4
9.1 - 9.5	3	146,665,000	13.0
9.6 - 10.0	9	143,399,513	12.7
10.1 - 11.0	6	148,451,219	13.1
11.1 - 12.0	8	152,400,786	13.5
12.1 - 14.0	5	109,693,897	9.7
14.1 - 16.0	2	23,977,269	2.1
16.1 - 101.0	10	178,266,727	15.8
Total:	50	$1,130,807,029	100.0%
Min: 7.0%	Max: 101.0%	Wtd Avg: 12.0%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property with the exception of Berkshire Village Townhouses, Inc. and Colonial Park Townehouses Cooperative, Inc. In the case of the residential cooperative properties securing the Berkshire Village Townhouses, Inc. mortgage loan and Colonial Park Townehouses Cooperative, Inc. mortgage loan, the LTV calculations for such mortgage loans are determined as if such residential cooperative property is operated as a market rate multifamily rental property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-23

BANK 2017-BNK8	Griffin Portfolio

Mortgage Loan No. 1 – Griffin Portfolio

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-24

BANK 2017-BNK8	Griffin Portfolio

Mortgage Loan No. 1 – Griffin Portfolio

SEATTLE
PORTLAND
SAN FRANCISCO
SAN JOSE
LOS ANGELES
SAN DIEGO
PHOENIX
TUCSON
DENVER
ALBUQUERQUE
Pacific Ocean
CINCINNATI
West Chester
Hamilton
Mason
Fairfield
CHICAGO
Lake Michigan
Naperville
Oak Brook
Schaumburg
DALLAS
FORT WORTH
Frisco
Plano
Irving
Arlington
CHARLOTTE
ATLANTA
Columbia
Knoxville
Asheville
Greenville
Augusta
Savannah
Atlantic Ocean

Griffin Portfolio

1	Restoration Hardware Distribution	Patterson, CA
2	State Farm Regional HQ	Atlanta, GA
3	North Pointe I	West Chester, OH
4	Corporate Campus at Norterra	Phoenix, AZ
5	CHRISTUS Health HQ	Irving, TX
6	Duke Bridges I	Frisco, TX
7	Wells Fargo Operations Center	Charlotte, NC
8	Ace Hardware HQ	Oak Brook, IL
9	Royal Ridge V	Irving, TX
10	Comcast Regional HQ	Lynnwood, WA

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-25

BANK 2017-BNK8	Griffin Portfolio

Mortgage Loan No. 1 – Griffin Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$110,000,000			Location:	Various
Cut-off Date Balance(1):	$110,000,000			General Property Type:	Various
% of Initial Pool Balance:	9.7%			Detailed Property Type:	Various
Loan Purpose:	Recapitalization			Title Vesting:	Fee
Sponsor:	Griffin Capital Company, LLC			Year Built/Renovated:	Various/Various
Mortgage Rate:	3.7700%			Size:	3,708,698 SF
Note Date:	9/29/2017			Cut-off Date Balance per SF(1):	$101
First Payment Date:	11/1/2017			Maturity Date Balance per SF(1):	$101
Maturity Date:	10/1/2027			Property Manager:	Griffin Capital Essential Asset Property Management, LLC
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$38,310,729
Prepayment Provisions:	LO (24); YM1 (90); O (6)			UW NOI Debt Yield(1):	10.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.2%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	2.49x
Additional Debt Balance(1)(2):	$265,000,000			Most Recent NOI:	$36,689,111 (6/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$36,419,432 (12/31/2016)
Reserves(3)				3rd Most Recent NOI(4):	$26,778,722 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.4% (Various)
RE Tax:	$930,000	$466,667	N/A	2nd Most Recent Occupancy:	98.4% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	98.4% (12/31/2015)
Recurring	$0	Springing	(2)	Appraised Value (as of)(5):	$610,000,000 (9/21/2017)
TI/LC	$0	Springing	(2)	Cut-off Date LTV Ratio(1)(5):	61.5%
Other Reserves:	$5,657,511	$0	N/A	Maturity Date LTV Ratio(1)(5):	61.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$375,000,000	100.0%	Return of Equity(6):	$363,553,632	96.9%
			Reserves:	$6,587,511	1.8%
			Closing Costs:	$4,858,857	1.3%
Total Sources:	$375,000,000	100.0%	Total Uses:	$375,000,000	100.0%

(1)	The Griffin Portfolio Mortgage Loan (as defined below) is part of the Griffin Portfolio Whole Loan (as defined below), which is comprised of ten pari passu promissory notes with an aggregate original principal balance of $375,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Griffin Portfolio Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	3rd Most Recent NOI includes only partial year cash flow for the Restoration Hardware Distribution property which, has a single tenant lease that commenced in August 2015, and does not include any cash flow for the Royal Ridge V property, which has a single tenant lease that commenced in December 2015.

(5)	The appraiser provided a bulk portfolio value for the Griffin Portfolio Properties (as defined below) of $610,000,000, which includes a portfolio premium of $17,940,000 over the aggregate “as is” appraised values for the individual Griffin Portfolio Properties. The aggregate “as is” appraised values for the individual Griffin Portfolio Properties is $592,060,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 63.3%.

(6)	Proceeds from the Griffin Portfolio Whole Loan were used to return equity to the Griffin Portfolio Whole Loan sponsor, to pay down a portion of the sponsor’s credit facility. The Griffin Portfolio Whole Loan sponsor maintains a current cost basis in the Griffin Portfolio Properties of approximately $522.5 million.

The Mortgage Loan. The largest mortgage loan (the “Griffin Portfolio Mortgage Loan”) is part of a whole loan (the “Griffin Portfolio Whole Loan”) evidenced by ten pari passu promissory notes in the aggregate original principal amount of $375,000,000, all of which are secured by the fee interests in a portfolio of nine office properties and one distribution facility located in eight different states and totaling 3,708,698 SF (the “Griffin Portfolio Properties”). The controlling Promissory Note A-1-1 and Promissory Note A-1-3 in the original aggregate principal amount of $110,000,000 represent the Griffin Portfolio Mortgage Loan and will be included in the BANK 2017-BNK8 securitization trust. A summary of the remaining promissory notes (the Griffin Portfolio Serviced Pari Passu Companion Loans”) is shown in the table below. The Griffin Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK8 securitization trust. See “Description of the Mortgage Pool—The Whole Loans-The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-26

BANK 2017-BNK8	Griffin Portfolio

Griffin Portfolio Whole Loan Summary
Notes	Original Balance	Note Holder(1)	Controlling Interest
A-1-1	$100,000,000	BANK 2017-BNK8	Yes
A-1-2	$96,250,000	Bank of America, N.A.	No
A-1-3	$10,000,000	BANK 2017-BNK8	No
A-2-1	$35,000,000	UBS AG	No
A-2-2	$30,000,000	UBS AG	No
A-2-3	$25,000,000	UBS AG	No
A-2-4	$20,000,000	UBS AG	No
A-2-5	$15,000,000	UBS AG	No
A-2-6	$6,250,000	UBS AG	No
A-3	$37,500,000	KeyBank National Association	No
Total	$375,000,000

(1)	Certain of the Griffin Portfolio Serviced Pari Passu Companion Loans were sold to UBS AG and KeyBank National Association following the origination of the Griffin Portfolio Whole Loan by Bank of America, N. A..

Proceeds from the Griffin Portfolio Whole Loan were used to return equity to the Griffin Portfolio Whole Loan sponsor to pay down a portion of the sponsor’s credit facility, fund upfront reserves, and pay closing costs.

The Borrowers and the Sponsor. The borrowers are nine Delaware limited liability companies and one Delaware limited partnership, each structured to be bankruptcy-remote with at least two independent directors (individually and collectively, the “Griffin Portfolio Borrowers”). Equity ownership in the Griffin Portfolio Borrowers is held by Griffin Capital Essential Asset REIT Inc., a Maryland corporation. Griffin Capital Essential Asset REIT Inc. is the nonrecourse carve-out guarantor for the Griffin Portfolio Whole Loan and is a real estate investment trust that invests in single-tenant, office and industrial properties net leased on a long term basis to primarily credit rated corporate tenants. As of June 30, 2017, Griffin Capital Essential Asset REIT Inc. had a real estate portfolio consisting of 74 properties in 20 states.

Griffin Capital Essential Asset REIT Inc.’s sponsor is Griffin Capital Company, LLC, formerly known as Griffin Capital Corporation. Griffin Capital Company, LLC is the sponsor for the Griffin Portfolio Whole Loan and is an alternative investment asset manager with approximately $9.5 billion in assets under management as of June 30, 2017.

The Properties. The Griffin Portfolio Properties are comprised of nine office buildings and one distribution center that are located across eight different states. The Griffin Portfolio Properties total 3,708,698 SF. The Griffin Portfolio Properties are currently 98.4% leased to sixteen tenants from a range of industries that include insurance, wireless telecommunication services, banking and retail. Each of the major tenants uses the properties as its corporate or regional headquarters or occupies built-to-suit space. The largest individual properties based on net rentable area are the Restoration Hardware Distribution property (40.5% of SF, 16.0% of UW NOI), the State Farm Regional HQ property (15.8% of SF, 20.0% of UW NOI) and the North Pointe I property (11.0% of SF, 11.1% of UW NOI), with no other individual property representing more than 6.8% of SF or 9.9% of UW NOI.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-27

BANK 2017-BNK8	Griffin Portfolio

The following table presents detailed information with respect to each of the Griffin Portfolio Properties.

Griffin Portfolio Properties Summary
Property Name, Location	Major Tenant	Year Built/ Renovated	SF	Occupancy	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value(2)
Restoration Hardware Distribution 825 Rogers Road Patterson, CA	Restoration Hardware	2015 / N/A	1,501,387	100.0%	$78,000,000	20.8%	$120,000,000	20.3%
State Farm Regional HQ 64 & 66 Perimeter Center East Atlanta, GA	State Farm	1971 & 1985 / 2012	584,785	89.6%	$69,461,000	18.5%	$122,000,000	20.6%
North Pointe I 6440 & 6380 Aviation Way West Chester, OH	General Electric Co.	2010 / N/A	409,798	100.0%	$39,650,000	10.6%	$61,000,000	10.3%
Corporate Campus at Norterra 25500 & 25600 N. Norterra Parkway Phoenix, AZ	Cigna Health Care	2000 / N/A	232,648	100.0%	$39,000,000	10.4%	$60,000,000	10.1%
CHRISTUS Health HQ 919 Hidden Ridge Road Irving, TX	CHRISTUS Health	1997 / 2012	253,340	100.0%	$36,198,500	9.7%	$55,690,000	9.4%
Duke Bridges I 7668 Warren Parkway Frisco, TX	T-Mobile West	2005 / N/A	158,135	100.0%	$27,475,500	7.3%	$42,270,000	7.1%
Wells Fargo Operations Center 8740 Research Drive Charlotte, NC	Wells Fargo Bank	1984 / 2014	155,579	100.0%	$26,975,000	7.2%	$41,500,000	7.0%
Ace Hardware HQ 2200 - 2222 Kensington Court Oak Brook, IL	Ace Hardware Corporation	1974 / 2012	206,030	100.0%	$22,750,000	6.1%	$35,000,000	5.9%
Royal Ridge V 3929 W. John Carpenter Freeway Irving, TX	NEC	2004 / N/A	119,611	100.0%	$21,385,000	5.7%	$32,900,000	5.6%
Comcast Regional HQ 15815 25th Avenue Lynnwood, WA	Comcast	2007 / N/A	87,385	100.0%	$14,105,000	3.8%	$21,700,000	3.7%
Total/Wtd. Avg.			3,708,698	98.4%	$375,000,000	100.0%	$610,000,000(1)	100.0%

(1)	The aggregate of the “as is” appraised values for the individual Griffin Portfolio Properties is $592,060,000. The appraiser provided a bulk portfolio value for the Griffin Portfolio Properties of $610,000,000, which includes a portfolio premium of $17,940,000.

(2)	Calculated as a percentage of the aggregate of the “as is” appraised values for the individual Griffin Portfolio Properties.

Major Properties.

Restoration Hardware Distribution (1,501,387 SF, 40.5% of NRA, 20.8% Allocated Loan Amount). The Restoration Hardware Distribution property is located in Patterson, California, approximately 35 miles southwest of Stockton and approximately 14 miles southwest of Modesto. The Restoration Hardware Distribution property is a built to suit regional distribution center that is 100.0% leased to Restoration Hardware, Inc. (NYSE: RH). Including the Restoration Hardware Distribution property, Restoration Hardware, Inc. has four furniture and one small parcel distribution centers strategically located in five markets throughout the United States. The Restoration Hardware lease extends through August 31, 2030, contains three five-year renewal options and requires annual rental increases of 2.0% each August. The Restoration Hardware Distribution property was built in 2015 with 36-foot clear heights throughout the facility and 199 dock-high loading entrances. All entrances are gated and the Restoration Hardware Distribution property includes 372 auto parking spaces and 528 truck parking spaces. Access is provided by Interstate 5 at the Sperry Avenue interchange due south of the Restoration Hardware Distribution property. The immediate area is designed for industrial development, with Amazon.com, CVS Caremark, Grainger and Kohl’s Department Store having distribution centers in close proximity.

State Farm Regional HQ (584,785 SF, 15.8% of SF, 18.5% Allocated Loan Amount). The State Farm Regional HQ property is comprised of 64 Perimeter Center and 66 Perimeter Center, two Class A office buildings connected by an enclosed pedestrian bridge, located in Atlanta, Georgia. 64 Perimeter Center consists of a 15-story, 384,575 SF building built in 1985 and includes a café on the 2nd floor, an entire 15th floor breakroom with market café and 1,146 parking spaces in a 6-story garage. 66 Perimeter Center consists of an 8-story, 200,201 SF building built in 1971 and includes a fitness center on the ground floor and 766 surface parking spaces. Both the 64 Perimeter Center and 66 Perimeter Center buildings were substantially updated in 2012 with an approximately $9 million renovation. The State Farm Regional HQ property is currently 89.6% occupied by State Farm Insurance (86.0% of SF) for use as its regional headquarters, and by BCD Travel USA and Ventyx, Inc. The State Farm Insurance lease extends through December 2023, contains three remaining five-year renewal options and requires annual rental increases of 2.5% each December. Approximately $21.5 million of tenant improvements was invested by State Farm Insurance to their space. State Farm Insurance has another corporate location approximately one mile from the State Farm Regional HQ property known as the Dunwoody campus, to which it is currently adding 670,000 SF of additional office space. The State Farm Regional HQ property is located adjacent to Interstate 285, accessible via the Ashford Dunwoody Road interchange and approximately 2.0 miles from the Georgia 400 expressway.

The State Farm Regional HQ property is subject to a revenue bond lease structure with the Dunwoody Development Authority, whereby for purposes of being able to offer a tax abatement, the Dunwoody Development Authority has sold revenue bonds to the Griffin Portfolio Borrowers in exchange for the fee interest in the State Farm Regional HQ property and leases the property back to the Griffin Portfolio Borrowers at an amount equal to the payments called for by the revenue bonds. The lease and the revenue bonds are co-terminous. The Dunwoody Development Authority has joined the fee interest to the collateral for the Griffin Portfolio Whole Loan. Full (unabated) tax expenses were underwritten by the lender.

North Pointe I (409,798 SF, 11.0% of SF, 10.6% Allocated Loan Amount). The North Pointe I property is comprised of two Class A, LEED-Gold, office buildings located in West Chester, Ohio, approximately 19 miles north of Cincinnati. Each building is 4-stories with a 2-story atrium entrance. The North Pointe I property was completed in 2010 and includes 1,720 surface parking spaces. The North Pointe I property is 100.0% leased through March 31, 2020 to General Electric Company (NYSE: GE) (“GE”) and was built to suit for GE for use as the GE Aviation’s Product Engineering Center and Worldwide Call Center for jet engine-related problems, housing approximately 1,700 employees and operating 24 hours per day and 365 days per year. GE Aviation’s headquarters and main production facility is located in Evendale, Ohio, approximately 5 miles south of the North Pointe I property. GE

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-28

BANK 2017-BNK8	Griffin Portfolio

Aviation has been headquartered in the Cincinnati area since 1949 and is one of the largest employers in the state of Ohio. The GE lease contains four five-year renewal options and requires annual rental increases of 2.0% each April. Prior to taking occupancy, GE had reportedly invested approximately $15 million to the North Pointe I property in tenant improvements, furnishings, back-up power and technology infrastructure.

The following table presents certain information relating to the leases at the Griffin Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options
Restoration Hardware	NR/NR/NR	1,501,387	40.5%	$6,781,152	16.1%	$4.52	8/31/2030	3 x 5 Yrs
State Farm	NR/Aa1/AA	503,201	13.6%	$6,801,718	16.1%	$13.52	12/31/2023	3 x 5 Yrs
General Electric Co.	AA-/A1/AA-	409,798	11.0%	$5,151,942	12.2%	$12.57	3/31/2020	4 x 5 Yrs
CHRISTUS Health	NR/NR/NR	247,721	6.7%	$5,363,160	12.7%	$21.65	11/30/2024	2 x 5 Yrs
Cigna Health Care	BBB+/Baa1/A	232,648	6.3%	$3,941,057	9.3%	$16.94	7/31/2023	2 x 5 Yrs
Ace Hardware Corporation(4)	NR/NR/NR	206,030	5.6%	$2,917,385	6.9%	$14.16	11/30/2024	3 x 5 Yrs
T-Mobile West(5)	BBB+/Baa1/BBB+	158,135	4.3%	$3,044,099	7.2%	$19.25	4/30/2027	1 x 10 Yrs
Wells Fargo Bank(6)	AA-/Aa1/AA	155,579	4.2%	$2,761,527	6.6%	$17.75	1/31/2025	3 x 5 Yrs
NEC(7)	NR/Baa2/BBB-	119,611	3.2%	$2,990,275	7.1%	$25.00	3/31/2026	1 x 7 Yrs
Comcast(8)	A-/A3/A-	87,385	2.4%	$1,620,118	3.8%	$18.54	7/31/2027	1 x 10 Yrs
Subtotal/Wtd. Avg.		3,621,495	97.6%	$41,372,433	98.1%	$11.42
Other Tenants		15,889	0.4%	$786,371	1.9%	$49.49
Management Offices/Fitness Center		10,281	0.3%	$0	0.0%	$0.00
Total Occupied Space		3,647,665	98.4%	$42,158,803	100.0%	$11.59(9)

Vacant Space		61,033	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		3,708,698	100.0%	$42,158,803	100.0%	$11.59

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space and management offices/fitness center space for which no rent is collected. All leases are NNN except for CHRISTUS Health and NEC whose leases are full service gross plus electric.

(4)	Ace Hardware Corporation has a one-time right of first refusal to purchase the Ace Hardware HQ property if offered for sale.

(5)	T-Mobile West is entitled to a rent abatement in connection with its recent renewal and expansion equal to $401,177, which amount has been fully reserved by the lender.

(6)	Wells Fargo Bank has a termination option effective January 31, 2023 with 9 months’ notice and payment of a termination fee equal to $1,491,390.

(7)	NEC has a termination option effective March 31, 2024 with 12 months’ notice and payment of a termination fee equal to transaction costs and three months’ of base rent, estimated as $2,695,119.

(8)	Comcast is entitled to a rent abatement in connection with its recent renewal equal to $262,155, which amount has been fully reserved by the lender. Comcast has a termination option effective November 30, 2024 with 15 months’ notice and payment of a termination fee equal to four months’ rent plus tenant improvement and leasing commissions costs. Comcast’s termination option will be null and void upon any extension or renewal of its initial lease term.

(9)	Total Occupied Space Annual UW Rent PSF excludes management offices/fitness center space for which no rent is collected.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-29

BANK 2017-BNK8	Griffin Portfolio

The following table presents certain information relating to the lease rollover schedule at the Griffin Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	3,233	0.1%	0.1%	$16.65	$53,820	0.1%	0.1%
2019	0	0	0.0%	0.1%	$0.00	$0	0.0%	0.1%
2020	1	409,798	11.0%	11.1%	$12.57	$5,151,942	12.2%	12.3%
2021	0	0	0.0%	11.1%	$0.00	$0	0.0%	12.3%
2022	0	0	0.0%	11.1%	$0.00	$0	0.0%	12.3%
2023	4	748,505	20.2%	31.3%	$15.27	$11,432,041	27.1%	39.5%
2024	2	453,751	12.2%	43.6%	$18.25	$8,280,544	19.6%	59.1%
2025	1	155,579	4.2%	47.7%	$17.75	$2,761,527	6.6%	65.7%
2026	2	119,611	3.2%	51.0%	$25.36	$3,033,560	7.2%	72.9%
2027	2	245,520	6.6%	57.6%	$19.00	$4,664,217	11.1%	83.9%
2028 & Beyond(4)	1	1,511,668	40.8%	98.4%	$4.48	$6,781,152	16.1%	100.0%
Vacant	0	61,033	1.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	16	3,708,698	100.0%		$11.59	$42,158,803	100.0%

(1)	Information is based on the underwritten rent roll. Certain tenants may have multiple leases which are consolidated as presented.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space and management office/fitness space for which no rent is collected.

(4)	SF Rolling includes 10,281 SF of management office/fitness center space for which no rent is collected. UW Base Rent PSF Rolling excludes 10,281 SF of management office/fitness space for which no rent is collected.

The Markets. The Griffin Portfolio Properties are geographically diverse. The largest property, the Restoration Hardware Distribution property, is located in Patterson, California (40.5% of SF), the second largest property, the State Farm Regional HQ property, is located in Atlanta, Georgia (15.8% of SF), three properties are located in Texas (14.3% of SF) and the remainder of the properties are located across five other states.

Griffin Portfolio Properties Demographic Summary
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Restoration Hardware Distribution	Patterson, CA	42	20,441	24,102	$47,865	$61,858	$60,310
State Farm Regional HQ	Atlanta, GA	12,649	97,983	250,574	$77,288	$79,064	$70,985
North Pointe I	West Chester, OH	2,971	49,063	132,374	$97,422	$77,727	$79,948
Corporate Campus at Norterra	Phoenix, AZ	3,559	42,905	134,668	$80,150	$73,070	$65,689
CHRISTUS Health HQ	Irving, TX	8,613	95,066	224,668	$68,773	$59,976	$53,483
Duke Bridges I	Frisco, TX	5,920	86,699	266,265	$69,869	$98,529	$105,029
Wells Fargo Operations Center	Charlotte, NC	4,175	80,660	186,610	$51,460	$51,225	$52,919
Ace Hardware HQ	Oak Brook, IL	2,674	73,723	294,911	$104,663	$88,632	$83,002
Royal Ridge V	Irving, TX	1,960	38,018	163,442	$42,630	$76,656	$67,010
Comcast Regional HQ	Lynnwood, WA	20,196	136,312	323,365	$65,877	$68,260	$73,081

Source: Appraisals.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-30

BANK 2017-BNK8	Griffin Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Griffin Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016	6/30/2017 TTM	U/W	U/W PSF
Base Rent(2)	$28,945,010	$40,014,721	$41,038,947	$45,573,634	$12.29
Reimbursements(3)	$8,286,631	$12,164,850	$11,783,658	$13,125,514	$3.54
Other Income(4)	$461,007	$288,903	$256,280	$261,221	$0.07
Vacancy	$0	$0	$0	($4,053,927)	($1.09)
Effective Gross Income	$37,692,649	$52,468,474	$53,078,885	$54,906,442	$14.80
Total Operating Expenses(5)	$10,913,927	$16,049,042	$16,389,774	$16,595,713	$4.47
Net Operating Income	$26,778,722	$36,419,432	$36,689,111	$38,310,729	$10.33
TI/LC	$0	$0	$0	$2,066,126	$0.56
Capital Expenditures	$0	$0	$0	$591,601	$0.16
Net Cash Flow	$26,778,722	$36,419,432	$36,689,111	$35,653,002	$9.61

Occupancy %	98.4%	98.4%	98.4%	93.1%
NOI DSCR(6)	1.87x	2.54x	2.56x	2.67x
NCF DSCR(6)	1.87x	2.54x	2.56x	2.49x
NOI Debt Yield(6)	7.1%	9.7%	9.8%	10.2%
NCF Debt Yield(6)	7.1%	9.7%	9.8%	9.5%

(1)	2015 includes partial year cash flow for the Restoration Hardware Distribution property, which has a single tenant lease that commenced in August 2015, and does not include any cash flow for the Royal Ridge V property, which has a single tenant lease that commenced in December 2015.

(2)	UW Base Rent is based on the underwritten rent roll with rent steps taken through October 2018 of $827,523 and straightlined rent for all investment grade rated tenants equal to $1,589,396.

(3)	All leases are triple net except for the NEC and CHRISTUS Health leases which are full service gross plus electric.

(4)	Other Income includes license agreements, administrative fees and other miscellaneous income.

(5)	The State Farm Regional HQ property is currently subject to a revenue bond lease structure whereby the State Farm Regional HQ property benefits from a property tax abatement. The UW Total Operating Expenses include estimated full (unabated) taxes.

(6)	Debt service coverage ratios and debt yields are based on the Griffin Portfolio Whole Loan.

Escrows and Reserves. The Griffin Portfolio Borrowers deposited at loan origination $930,000 to a tax reserve and are required to deposit monthly 1/12th of the estimated annual property taxes (initially $466,667) and 1/12th of the estimated annual insurance premiums (unless the Griffin Portfolio Properties are covered by an acceptable blanket policy). Additionally, the Griffin Portfolio Borrowers deposited at loan origination $1,273,019 for tenant improvements at the Comcast Regional HQ property and Royal Ridge V property, $730,512 in free rent relating to the Comcast Regional HQ property, Duke Bridges I property and Corporate Campus at Norterra property, and $3,653,980 for remaining tenant improvements at the Duke Bridges I property.

Upon the occurrence of a Debt Yield Sweep Period (as defined below), the Griffin Portfolio Borrowers are required to deposit to a replacement reserve (i) 1/12th of $0.10 per annum PSF of industrial space and 1/12th of $0.20 per annum PSF of office space , capped at two years’ worth of such deposits, provided that at any time the reserve balance falls below the cap or an event of default exists, the Griffin Portfolio Borrowers are required to resume monthly deposits to the replacement reserve until the cap is reached or exceeded or until the event of default ceases to exist.

Additionally, beginning on October 1, 2022, the Griffin Portfolio Borrowers are required to deposit into the replacement reserve (i) 1/12th of $0.10 per annum PSF of industrial space and 1/12th of $0.20 per annum PSF of office space, capped at one years’ worth of such deposits, provided that at any time the reserve balance falls below the cap or an event of default exists, the Griffin Portfolio Borrowers are required to resume monthly deposits to the replacement reserve until the cap is reached or exceeded or until the event of default ceases to exist.

Upon the occurrence of a Debt Yield Sweep Period (as defined below), the Griffin Portfolio Borrowers are required to deposit to a tenant improvement and leasing commissions reserve (i) 1/12th of $0.50 per annum PSF of industrial space and 1/12th of $1.00 per annum PSF of office space, capped at two years’ worth of such deposits, provided that at any time the reserve balance falls below the cap or an event of default exists, the Griffin Portfolio Borrowers are required to resume monthly deposits to the tenant improvement and leasing commissions reserve until the cap is reached or exceeded or until the event of default ceases to exist.

Additionally, beginning on October 1, 2022, the Griffin Portfolio Borrowers are required to deposit into the tenant improvement and leasing commissions reserve (i) 1/12th of $0.50 per annum PSF of industrial space and 1/12th of $1.00 per annum PSF of office space, capped at one years’ worth of such deposits, provided that at any time the reserve balance falls below the cap or an event of default exists, the Griffin Portfolio Borrowers are required to resume monthly deposits to the tenant improvement and leasing commissions reserve until the cap is reached or exceeded or until the event of default ceases to exist.

A “Debt Yield Sweep Period” will commence upon the debt yield being less than 7.5% in a calendar quarter, and end upon the debt yield being equal to or greater than 7.5% in a calendar quarter.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Griffin Portfolio Whole Loan, with springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Griffin Portfolio Whole Loan documents. All excess cash flow will be required to be held as additional security for the Griffin Portfolio Whole Loan until discontinuance of the Cash Sweep Period. If a Cash Sweep Period is cured by either a State Farm Cash Trap Cap Cure (as defined below) or a Restoration Hardware Cash Trap Cap Cure (as defined below), the excess cash continues to be held by the lender and not disbursed to the Griffin Portfolio Borrowers until the State Farm Cure Conditions (as defined below) or the Restoration Hardware Cure Conditions (as defined below) are satisfied.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-31

BANK 2017-BNK8	Griffin Portfolio

A “Cash Sweep Period” means any of (a) a Debt Yield Sweep Period, (b) a Restoration Hardware Sweep Period (as defined below), (c) a State Farm Sweep Period (as defined below), (d) a T-Mobile Sweep Period (as defined below) or (e) any period of time during which an event of default is continuing. A Cash Sweep Period will continue if any of the Cash Sweep Period triggers remain.

A “Restoration Hardware Sweep Period” means the period commencing on the first to occur of (i) Restoration Hardware being in monetary default under its lease beyond notice and cure periods, (ii) Restoration Hardware terminating its lease, vacating or going dark in 50% or more of its space, or giving notice that it intends to terminate, vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of the Restoration Hardware lease (including rejection in any insolvency proceeding) and/or the Restoration Hardware lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of Restoration Hardware or its assets and (v) Restoration Hardware failing to extend or renew its lease on or prior the deadline pursuant to the lease or if no such date exits, the date 12 months prior to lease expiration. A Restoration Hardware Sweep Period will end on the first to occur of the lender’s receipt of (1) the satisfaction of the Restoration Hardware Cure Conditions (as defined below) or (2) in the event the Restoration Hardware Sweep Period exists solely pursuant to clauses (ii) or (v) above, at least 85% of the Restoration Hardware space being re-leased to an acceptable replacement tenant who is in physical occupancy of the space, open to the public and paying full rent. Notwithstanding the foregoing, a Restoration Hardware Sweep Period will be deemed to have been cured at such time as $6.00 PSF for the Restoration Hardware space is on deposit in the excess cash reserve (a “Restoration Hardware Cash Trap Cap Cure”).

“Restoration Hardware Cure Conditions” means as applicable (i) Restoration Hardware has cured all defaults under its lease, (ii) Restoration Hardware has revoked all termination or cancellation notices and has re-affirmed its lease, (iii) if triggered by (v) above, Restoration Hardware has renewed or extended its lease, (iv) Restoration Hardware and its assets are no longer insolvent or subject to any bankruptcy proceedings and Restoration Hardware has affirmed its lease pursuant to final, non-appealable order of a court and (v) Restoration Hardware is paying full, unabated rent (or if rent is abated, the Griffin Portfolio Borrowers have deposited such amount into a reserve with the lender.)

A “State Farm Sweep Period” means the earliest to occur of (i) State Farm being in monetary default under either of its leases beyond notice and cure periods, (ii) State Farm terminating either of its leases, vacating or going dark in 50% or more of its space, or giving notice that it intends to terminate either of its leases or vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of either State Farm lease (including rejection in any insolvency proceeding) and/or either State Farm lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of State Farm or its assets and (v) State Farm failing to extend or renew either lease on or prior to the deadlines pursuant to its leases. A State Farm Sweep Period will expire upon the lender’s receipt of (1) the satisfaction of the State Farm Cure Conditions (as defined below) or (2) in the event the State Farm Sweep Period exists solely pursuant to clauses (ii) or (v) described above, at least 85% of the State Farm space being re-leased to an acceptable replacement tenant, who is in physical occupancy of the space, open to the public for business and paying full rent. Notwithstanding the foregoing, a State Farm Sweep Period will be deemed to have been cured at such time as $35.00 PSF for the State Farm space is on deposit in the excess cash reserve (a “State Farm Cash Trap Cap Cure”).

“State Farm Cure Conditions” means as applicable (i) State Farm has cured all defaults under each lease, (ii) State Farm has revoked all termination or cancellation notices and has re-affirmed each lease, (iii) if triggered by (v) above, State Farm has renewed or extended its lease(s), (iv) State Farm and its assets are no longer insolvent or subject to any bankruptcy proceedings and has affirmed the lease(s) pursuant to a final, non-appealable order of a court and (v) State Farm is paying full, unabated rent under each lease (or if rent is abated, the Griffin Portfolio Borrowers have deposited such amount into a reserve with the lender.)

A “T-Mobile Sweep Period” will occur upon T-Mobile exercising its right pursuant to its lease to require the Griffin Portfolio Borrowers to construct the T-Mobile parking structure and will end when sufficient funds have been deposited with the lender to complete the construction of the T-Mobile parking structure.

Additional Secured Indebtedness (not including trade debts). The Griffin Portfolio Properties also secure the Griffin Portfolio Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $265,000,000. The Griffin Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Griffin Portfolio Mortgage Loan. The Griffin Portfolio Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Griffin Portfolio Pari Passu Companion Loans. The holders of the Griffin Portfolio Mortgage Loan and the Griffin Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Griffin Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After October 31, 2019, the Griffin Portfolio Borrowers may obtain the release of one or more individual properties in connection with an arms-length sale provided that among other conditions (i) no event of default is continuing, (ii) the lender receives payment of a release price equal to 110% of the allocated loan amount for the release property plus payment of any applicable yield maintenance premium, (iii) the debt yield after the individual property release is not less than the greater of (a) 8.9% and (b) the debt yield immediately prior to such release, and (iv) the loan to value ratio after the individual property release is equal to or less than 125% provided the outstanding principal balance of the Griffin Portfolio Whole Loan may be paid down in order to meet the required loan to value ratio.

Notwithstanding the foregoing, if a tenant has vacated, cancelled its lease, given notice to terminate or terminated its lease, or an event of default has occurred with respect to an individual property such that a material adverse effect should result, such individual property may be released without the requirement of an arms-length sale provided that, among other conditions, (i) the lender receives payment of a release price equal to 120% of the allocated loan amount for the applicable individual property and (ii) the aggregate allocated loan amounts for all released properties during the term of the Griffin Portfolio Whole Loan must not exceed $84,375,000.

Substitution of Property. Following the earlier of (a) the closing date of the securitization that includes the last note to be securitized and (b) September 29, 2019, the Griffin Portfolio Borrowers may substitute one or more individual properties with a replacement property that is a similar Class A office or industrial property provided no event of default is continuing and provided further that among other conditions, (i) the replaced property has less than two years remaining on the term of the lease encumbering the property or the substitution of the property is curing a Cash Sweep Period, (ii) the aggregated allocated loan amounts for all replaced properties during the term of the Griffin Portfolio Whole Loan must not exceed $84,375,000, (iii) the replacement property has net operating income equal to or greater than the net operating income of the replaced property immediately prior to the substitution, (iv) the replacement property is owned in fee, (v) the replacement property has an average remaining lease term of no less than five years and is leased to a tenant with credit (or whose guarantor has credit) that is better than or equal to the tenant leasing the replaced property, (vi) the replacement property is located in a top ten metropolitan statistical area or a metropolitan statistical area equal to or greater than that in which the replaced property is located, (vii) the lender has received rating agency confirmation, (viii) any tenant at a remaining property will not have the right to lease space at the replacement property and (ix) satisfaction of customary REMIC requirements.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-32

BANK 2017-BNK8	Griffin Portfolio

Terrorism Insurance. The Griffin Portfolio Borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Griffin Portfolio Properties and business interruption insurance for 24 months with a 12 month extended period of indemnity, provided if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute is not in effect, the Griffin Portfolio Borrowers will not be required to pay annual premiums in excess of two times the premium for a separate policy insuring only the Griffin Portfolio Properties on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-33

BANK 2017-BNK8	Park Square

Mortgage Loan No. 2 – Park Square

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-34

BANK 2017-BNK8	Park Square

Mortgage Loan No. 2 – Park Square

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-35

BANK 2017-BNK8	Park Square

Mortgage Loan No. 2 – Park Square

Bedford
Burlington
Wakefield
Peabody
Salem
Woburn
Stoneham
Lynn
Swampscott
Saugus
Melrose
Winchester
Lexington
Medford
Malden
Nahant
Lincoln
Arlington
Revere
Everett
Chelsea
Belmont
Somerville
Waltham
CAMBRIDGE
Winthrop
Atlantic Ocean
Watertown
Newton
Brookline
BOSTON
Wellesley
Needham
Quincy
Dedham
Milton
Hingham
Dover
Westwood
Weymouth
Braintree
Medfield
Norwood
Randolph
Charles River Plaza Shopping Center
Charles/ MGH
Cambridge St
Bowdoin
LONGFELLOW BRIDGE
Beacon Hill
RED LINE
Hancock St
Temple St
Bowdoin St
Revere St
Myrtle St
Derne St
State House
Charles River
Storrow Dr
Pinckney St
State Library
Mt. Vernon St
Charles St
Walnut St
Boston Athenaeum
Hatch Memorial Shell
Chestnut St
Park St
Beacon St
Park St.
Frog Pond
Brewer Fountain
Boston Common Visitors Center
Fisher College
Arlington St
Ether Monument
Boston Common
West St
Charles River Reservation
Storrow Lagoon
Beacon St
Marlborough St
Berkeley St
Boston Public Gardens
Parkman Bandstand
Tremont St
Boston Opera House
Storrow Dr
Clarendon St
Public Alley 421
George Washington Statue
CENTRAL BURYING GROUND
Paramount
Taj Boston
Boylston
Millennium Place
Chinatown
Beacon St
Exeter St
Dartmouth St
Public Alley 422
Commonwealth Ave
BOSTON
Boylston St
Emerson College
Fairfield St
Commonwealth Ave
Four Seasons Hotel
Arlington
Chinatown
Commonwealth Avenue Mall
Newbury St
Park Plaza
Boston Park Plaza
Stuart St
Boylston St
Back Bay
Public Alley 436
Wang Theatre
GREEN LINE
Copley
Trinity Church
Tufts Univ. School of Medicine
Copley Square
St. James Ave
222 Berkeley
Park Square
31 Saint James Avenue
Boston, MA 02116
Tufts Medical Ctr.
Newbury Guest House
Newbury St
Columbus Ave
Tufts Medical Centre
Boylston St
The Lenox
Boston Public Library
Fairmont Copley Plaza
John Hancock Building
Stuart St
Isabella St
ORANGE LINE
The Westin Copley Place
Boston Common Hotel
The Shops at Prudential Center
PRUDENTIAL TUNNEL
BACK BAY
Massachusetts Turnpike
MBTA
Back Bay
Boston Intl. Airport 3 miles
Prudential Tower
101 Huntington
Copley Place
MBTA
Herald St
John B. Hynes Veterans Memorial Convention Center
131 Dartmouth Street
Huntington Ave
111 Huntington
SUFFOLK COUNTY
The Colonnade Boston Hotel
Prudential
Lawrence St
Appleton St
Benjamin Franklin Institute of Technology
Newton St
ORANGE LINE
MBTA
Columbus Ave
Dartmouth St
Clarendon St
Berkeley St
Shawmut Ave
Washington St
GREEN LINE E
Warren Ave
Boston Ctr. for the Arts
Milford St
Traveler St
The Midtown
Columbus
Montgomery St
South End
Berkeley St
Titus Sparrow Park
Waltham St
Peters Park
Canton St
Pembroke St
Upton St
Shawmut Ave
Harrison Ave
Newton St
Dedham St
Rotch Playground
Mass. Ave
Mass. Ave
Columbus Ave
South End Branch of the Boston Public Library
Tremont St
Villa Victoria Center for the Arts
Washington St
Cathedral of the Holy Cross

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-36

BANK 2017-BNK8	Park Square

Mortgage Loan No. 2 – Park Square

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$100,000,000			Location:	Boston, MA 02116
Cut-off Date Balance(1):	$100,000,000			General Property Type:	Office
% of Initial Pool Balance:	8.8%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Capital Properties			Year Built/Renovated:	1910/2017
Mortgage Rate:	4.1460%			Size:	503,312 SF
Note Date:	10/13/2017			Cut-off Date Balance per SF(1):	$318
First Payment Date:	12/1/2017			Maturity Date Balance per SF(1):	$318
Maturity Date:	11/1/2027			Property Manager:	Capital Properties Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$13,294,394
Prepayment Provisions:	LO (24); YM1 (92); O (4)			UW NOI Debt Yield(1):	8.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	8.3%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	1.89x
Additional Debt Balance(1)(2):	$60,000,000			Most Recent NOI:	$12,011,745 (7/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$10,747,441 (12/31/2016)
Reserves(3)				3rd Most Recent NOI:	$6,974,885 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.9% (9/1/2017)
RE Tax:	$550,336	$275,168	N/A	2nd Most Recent Occupancy:	84.2% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	68.9% (12/31/2015)
Recurring Replacements:	$0	$8,249	N/A	Appraised Value (as of):	$281,000,000 (8/9/2017)
TI/LC:	$3,128,280	$41,943	$1,325,000	Cut-off Date LTV Ratio(1):	56.9%
Other:	$1,950,781	$0	N/A	Maturity Date LTV Ratio(1):	56.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$160,000,000	100.0%	Loan Payoff:	$131,856,926	82.4%
			Return of Equity:	$19,791,002	12.4%
			Reserves:	$5,629,397	3.5%
			Closing Costs:	$2,722,675	1.7%
Total Sources:	$160,000,000	100.0%	Total Uses:	$160,000,000	100.0%

(1)	The Park Square Mortgage Loan (as defined below) is part of the Park Square Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $160,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Park Square Whole Loan.

(2)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The second largest mortgage loan (the “Park Square Mortgage Loan”) is part of a whole loan (the “Park Square Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $160,000,000, which are secured by a first priority fee mortgage encumbering a 503,312 SF office property known as Park Square located in Boston, Massachusetts (the “Park Square Property”). The controlling Promissory Note A-1 in the original principal amount of $100,000,000 represents the Park Square Mortgage Loan and will be included in the BANK 2017-BNK8 securitization trust. The non-controlling Promissory Note A-2 in the original principal amount of $60,000,000 (the “Park Square Serviced Pari-Passu Companion Loan”) is currently held by Bank of America, N.A. and is expected to be contributed to one or more future securitization trusts. The Park Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK8 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Park Square Whole Loan were used to pay off previous financing secured by the Park Square Property, return equity to the Park Square sponsor, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is OMV Park Square LLC (the “Park Square Borrower”), a single-purpose Delaware limited liability company with at least two independent directors. The sponsor is Capital Properties, a privately owned real estate investment, development and management firm founded in 1977 in Boston, Massachusetts. Since its inception, Capital Properties has developed, acquired and managed more than 17,000 apartment units and 8.0 million SF of office space. Capital Properties’ current portfolio includes 3.5 million SF of Class A office space including six properties in the Boston area: the Park Square Property, Haddon Hall, 360 Newbury Street, S.S. Pierce, Athenaeum Center and Lincoln Plaza. The nonrecourse carve-out guarantors are Richard D. Cohen, founder and President of Capital Properties, and Gary Darman.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-37

BANK 2017-BNK8	Park Square

The Property. The Park Square Property consists of an 11-story, multi-tenant office building totaling 503,312 SF that includes 26,590 SF of street-level retail. The Park Square Property is located on the north side of St. James Avenue with 663 linear feet of street frontage between Arlington and Berkeley Streets in downtown Boston, Massachusetts. The Park Square Property was built in 1910, renovated in 2010, and between 2014 and 2017 the Park Square sponsor made tenant improvements and capital expenditures at the Park Square Property at a reported cost of approximately $28.2 million. The ground floor of the Park Square Property includes a two-story limestone and marble lobby with arched windows and gold-leaf detail, and is divided by a common hallway that runs the length of the building creating an arcade for restaurant and retail tenants. The office floor plates are 45,500 SF each and can accommodate full and half floor tenants meeting in the central elevator core.

The Park Square Property is located one block from the Boston Public Gardens, within four blocks from Copley Place, Trinity Church and the Boston Public Library, and within less than half a mile of Chinatown, the Boston Common, Emerson College and Tufts Medical Center. The Arlington subway station is adjacent to the Park Square Property and according to the appraisal, this station, which connects to the Park Square Property’s retail atrium, creates traffic counts of approximately 15,000 people daily.

As of September 1, 2017, the Park Square Property was 95.9% occupied. Historical occupancy since 2009 has averaged 86.9%.

Historical Occupancy(1)
2009	2010	2011	2012	2013	2014	2015	2016	9/1/2017 TTM
93.6%	92.0%	93.7%	93.4%	85.0%	75.8%	68.9%	84.2%	95.9%

The five largest tenants are WeWork (27.2% of NRA), Bay State College (6.5% of NRA), Anaqua, Inc. (5.2% of NRA), HNTB Corporation (4.3% of NRA) and Yahoo Holdings, Inc. (3.9% of NRA), which together represent 47.1% of the net rentable area and 48.3% of underwritten rent. No other tenant comprises more than 3.9% of NRA or 4.3% of underwritten rent.

Major Tenants.

WeWork (136,920 SF, 27.2% of NRA, 27.7% of underwritten rent). WeWork leases three floors under a lease that expires in July 2032 with two five-year renewal options. WeWork is entitled to abated rent on its original space (113,067 SF) for the months of November and December 2017 and November 2018, and abated rent on the expansion space that it took possession of in March 2017 (23,433 SF) until December 2, 2017, which abated rent has been fully reserved by the lender. The WeWork lease is guaranteed by WeWork Companies Inc. WeWork’s space was renovated prior to it taking occupancy, with a $15.6 million tenant improvement allowance provided by the Park Square sponsor. WeWork provides a shared workspace, community and services for a membership base of 120,000 individuals and businesses in 49 cities across 15 countries. WeWork’s corporate members include General Motors, IBM, Spotify and Salesforce. WeWork’s corporate clients at the Park Square Property include Amazon and Liberty Mutual.

Bay State College (32,864 SF, 6.5% of NRA, 5.5% of underwritten rent). Bay State College has been a tenant since 2000 and leases 32,864 SF under a lease that expires in August 2019 with two five-year renewal options. Bay State College opened in 1947 and is a small, private, career-focused, for-profit college that has been accredited by the New England Association of Schools and Colleges since 1989. Bay State College primarily awards 2-year associate’s degrees, has three locations and approximately 1,100 full time and part time students. The Bay State College library, Bay State College computer labs, and the Bay State College bookstore are all located at the Park Square Property.

Anaqua, Inc. (26,077 SF, 5.2% of NRA, 6.1% of underwritten rent). Anaqua, Inc. has been a tenant since 2015 and leases 26,077 SF under a lease that expires in October 2026 with one five-year renewal option. The lease requires annual rent increases through the lease term each May. In connection with its expansion space (21,051 SF) that it took possession of in April 2016, Anaqua, Inc. is entitled to abated rent for the month of May 2018, which abated rent has been fully reserved by the lender. Anaqua, Inc. is a web-based unified software platform for automating the full intellectual property lifecycle of patents, trademarks, designs, trade secrets and contracts. Anaqua, Inc. is a privately-held company, headquartered at the Park Square Property, with offices in Cologne-Germany, London-UK and Pau-France and additional offices in the United States, Asia and Europe.

HNTB Corporation (21,749 SF, 4.3% of NRA, 4.9% of underwritten rent). HNTB Corporation has been a tenant since 2008 under a recently renewed lease for 21,109 SF that expires in June 2023 plus 640 SF of storage space that expires in March 2018. In connection with the renewal, HNTB Corporation is entitled to abated rent for the months of April, May and June 2018, which abated rent has been fully reserved by the lender. HNTB Corporation is an architecture, civil engineering, consulting and construction management firm that was founded in 1914.

Yahoo Holdings, Inc. (19,437 SF, 3.9% of NRA, 4.1% of underwritten rent). Yahoo Holdings, Inc. has been a tenant since 2013 under a lease that expires in June 2021, with one, five-year renewal option. Yahoo Holdings, Inc., is a web based service provider owned by Verizon Communications through Oath Inc. Yahoo Holdings, Inc. is known for its Web portal, search engine Yahoo! Search, and related services, advertising, online mapping, video sharing, fantasy sports, and its social media website.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-38

BANK 2017-BNK8	Park Square

The following table presents certain information relating to the leases at the Park Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
WeWork(4)	N/A/NA / NA	136,920	27.2%	$5,458,240	27.7%	$39.86	7/31/2032
Bay State College	N/A/NA / NA	32,864	6.5%	$1,080,922	5.5%	$32.89	8/31/2019
Anaqua, Inc.(5)	N/A/NA / NA	26,077	5.2%	$1,199,542	6.1%	$46.00	10/31/2026
HNTB Corporation(6)	N/A/NA / NA	21,749	4.3%	$960,460	4.9%	$44.16	6/30/2023
Yahoo Holdings, Inc.	A-/Baa1/BBB+	19,437	3.9%	$816,354	4.1%	$42.00	6/30/2021
Subtotal/Wtd. Avg.		237,047	47.1%	$9,515,517	48.3%	$40.14

Other Tenants		245,506	48.8%	$10,194,641	51.7%	$41.53
Vacant Space		20,759	4.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		503,312	100.0%	$19,710,158	100.0%	$40.85

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	WeWork is entitled to abated rent on 113,067 SF of its space for the months of November and December 2017 and November 2018, and abated rent on 23,433 SF of its space until December 2, 2017, which amounts have been fully reserved by the lender.

(5)	Anaqua, Inc. is entitled to abated rent on 21,015 SF of its space for the month of May 2018, which amounts have been fully reserved by the lender.

(6)	HNTB Corporation is entitled to abated rent for the months of April, May and June 2018, which amounts have been fully reserved by the lender.

The following table presents certain information relating to the lease rollover schedule at the Park Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling(3)	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM/2017	14	8,494	1.7%	1.7%	$25.42	$215,896	1.1%	1.1%
2018	12	27,086	5.4%	7.1%	$40.88	$1,107,353	5.6%	6.7%
2019	17	59,452	11.8%	18.9%	$38.50	$2,288,793	11.6%	18.3%
2020	3	9,103	1.8%	20.7%	$40.11	$365,139	1.9%	20.2%
2021	17	51,322	10.2%	30.9%	$42.07	$2,158,941	11.0%	31.1%
2022	15	59,466	11.8%	42.7%	$43.25	$2,571,702	13.0%	44.2%
2023	7	55,171	11.0%	53.7%	$43.18	$2,382,351	12.1%	56.3%
2024	7	20,054	4.0%	57.6%	$39.33	$788,635	4.0%	60.3%
2025	0	0	0.0%	57.6%	$0.00	$0	0.0%	60.3%
2026	4	34,685	6.9%	64.5%	$44.62	$1,547,668	7.9%	68.1%
2027	4	9,251	1.8%	66.4%	$46.66	$431,629	2.2%	70.3%
2028 & Beyond	20	148,469	29.5%	95.9%	$39.42	$5,852,052	29.7%	100.0%
Vacant	0	20,759	4.1%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	120	503,312	100.0%		$40.85	$19,710,158	100.0%

(1)	Information is based on the underwritten rent roll. Certain tenants may have co-terminous leases which are consolidated as presented.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Park Square Property is located at 31 St. James Avenue in the Back Bay area of Boston, Massachusetts, surrounded by several prominent buildings including the John Hancock Tower and the Prudential Center. The Back Bay/Fenway area is served by commuter and rapid transit subway lines with stops at Back Bay, Arlington and Copley. Additionally, the area is served by Interstates 90 and 93 and by Logan International Airport. Major employers include Fidelity Investments, State Street, John Hancock, Liberty Mutual, MFA, Manulife, Wellington Management, Bank of America, and Putnam Investments, all located within two miles of the Park Square Property. Nearby residential neighborhoods such as Back Bay, Beacon Hill, and the South End, are located within approximately one mile from the Park Square Property and provide a source of technical personnel, middle management personnel and executives. In addition to its employment base, the area is accessible to the Cambridge and Route 128 submarkets, all within 20 minutes driving time.

According to a third party research report, the Back Bay area is approximately one mile west of Boston’s Financial District but commands higher rental rates and has a lower occupancy than the neighboring area. The Park Square Property is located in the Back Bay submarket within the Boston office market which as of the second quarter of 2017 had an inventory of 50 buildings (14,044,000 SF) with a vacancy rate of 8.2% and average asking rents of $55.01 PSF, as compared to the broader Boston market with a vacancy rate of 12.1% and asking rents of $38.53 PSF.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Park Square Property was 88,860, 513,595 and 970,953, respectively and the estimated 2017 median household income within the same radii was $74,860, $63,957 and $64,460, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-39

BANK 2017-BNK8	Park Square

According to the appraisal, there are no new office buildings under construction in the submarket.

The following table presents recent leasing data at comparable office buildings with respect to the Park Square Property:

Comparable Lease Summary
Property Name/Address	Year Built/ Renovated	Total NRA (SF)	Tenant Name	Lease Area (SF)	Lease Date / Term	Initial Rent PSF	TI PSF/ Free Rent
Office Building 116 Huntington Ave.	1990 / N/A	285,978	Brigham & Women’s Hospital Saylent Technologies Inc.	26,284 5,794	Apr-18 / 64 mos May-17 / 86 mos	$53.00 $54.00	$20.00 / 4 mos $95.00 / 2 mos
75 Arlington Street 75 Arlington St.	1900 / 1980	244,000	The Boston Foundation	25,500	Jul-17 / 159 mos	$48.50	$63.33 / 2 mos
One Exeter Plaza 699 Boylston St.	1983 / 2000	211,000	Bainco International Investors	6,035	Mar-17 / 88 mos	$59.00	$45.00 / 4 mos
185 Dartmouth Street 441 Stuart St.	1937 / 2014	164,509	The Presidents and Trustees of Williams College	6,219	Feb-17 / 124 mos	$49.00	$80.00 / 4 mos
75 Park Plaza 300 Boylston St.	1984 / N/A	165,000	Paratek Pharmaceuticals	4,153	Nov-16 / 56 mos	$53.00	$60.00 / 4 mos
The Newbry 501 Boylston St.	1941 / 2009	607,685	Trunk Club	17,587	Nov-16 / 150 mos	$48.00	$65.00 / 6 mos

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Park Square Property:

Cash Flow Analysis
	2014	2015	2016	7/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$18,065,640	$18,758,126	$19,307,939	$19,683,868	$20,663,580	$41.06
Total Recoveries	$1,600,591	$1,568,261	$1,690,421	$1,704,697	$1,511,655	$3.00
Total Other Income(2)	$220,675	$195,599	$221,295	$252,486	$203,438	$0.40
Less Vacancy	($5,085,327)	($6,157,800)	($3,236,643)	($2,116,447)	($1,108,762)	(5.2%)
Effective Gross Income	$14,801,579	$14,364,186	$17,983,012	$19,524,604	$21,269,911	$42.26
Total Operating Expenses	$7,537,195	$7,389,301	$7,235,571	$7,512,859	$7,975,517	$15.85
Net Operating Income	$7,264,384	$6,974,885	$10,747,441	$12,011,745	$13,294,394	$26.41
Capital Expenditures	$0	$0	$0	$0	$98,987	$0.20
TI/LC	$0	$0	$0	$0	$503,312	$1.00
Net Cash Flow	$7,264,384	$6,974,885	$10,747,441	$12,011,745	$12,692,096	$25.22

Occupancy %	75.8%	68.9%	84.2%	90.2%(3)	95.0%
NOI DSCR(4)	1.08x	1.04x	1.60x	1.79x	1.98x
NCF DSCR(4)	1.08x	1.04x	1.60x	1.79x	1.89x
NOI Debt Yield(4)	4.5%	4.4%	6.7%	7.5%	8.3%
NCF Debt Yield(4)	4.5%	4.4%	6.7%	7.5%	7.9%

(1)	UW Gross Potential Rent includes contractual rent steps through October 2018 totaling $409,366.

(2)	UW Total Other Income includes antenna income, HVAC income, tenant service fees, late fees, damage/cleaning fees and other miscellaneous income.

(3)	Occupancy as of August 8, 2017.

(4)	Debt service coverage ratios and debt yields are based on the Park Square Whole Loan.

Escrows and Reserves. The Park Square Borrower deposited at loan origination $550,336 for real estate taxes and is required to deposit monthly 1/12th of the annual estimated real estate taxes due (initially $275,168) and 1/12th of the annual estimated insurance premiums due (unless the Park Square Property is covered by an acceptable blanket insurance policy). The Park Square Borrower is also required to deposit monthly $8,249 to a replacement reserve.

The Park Square Borrower deposited at loan origination $3,128,280 to a leasing reserve in connection with tenant improvements and leasing commissions relating to eight tenants and is required to deposit monthly $41,943 to the general leasing reserve, which leasing reserve is capped at $1,325,000. The Park Square Borrower deposited at loan origination $1,950,781 for abated rent relating to eleven tenants.

Lockbox and Cash Management. The Park Square Whole Loan has a hard lockbox in place with springing cash management whereby the Park Square Borrower is required to direct all tenants at the Park Square Property to deposit all rents directly to a lockbox account and upon a Cash Sweep Period (as defined below) all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Park Square Whole Loan documents, with all excess cash from the Park Square Property required to be held by lender as additional security for the Park Square Whole Loan. Provided no event of default has occurred, upon the cure of the Cash Sweep Period, the excess cash will be disbursed to the Park Square Borrower.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-40

BANK 2017-BNK8	Park Square

A “Cash Sweep Period” means (a) a DSCR Sweep Period (as defined below), (b) a Major Tenant Sweep Period (as defined below), or (c) any period during which an event of default is continuing.

A “DSCR Sweep Period” will commence when the debt service coverage ratio is less than 1.25x and will end when the debt service coverage ratio equals or exceeds 1.30x for two consecutive calendar quarters.

A “Major Tenant Sweep Period” will commence upon the first to occur of (i) the WeWork tenant or guarantor being in default in the payment of rent beyond applicable notice and cure periods, (ii) the WeWork tenant or guarantor giving notice of termination or vacating any portion in excess of 20% of its space, (iii) any termination or cancellation of the WeWork lease (including rejection in any insolvency proceeding) and/or the WeWork lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of the WeWork tenant or guarantor and (v) the WeWork tenant or guarantor failing to extend or renew its lease 12 months prior to expiration. A Major Tenant Sweep Period will expire upon the first to occur of (1) satisfaction of the Major Tenant Cure Conditions (as defined below) or (2) the entire WeWork space being leased to an acceptable replacement tenant for an acceptable lease term, with the replacement tenant being in physical occupancy of the space, open for business and paying full rent.

“Major Tenant Cure Conditions” means each of the following, as applicable (i) the WeWork tenant or guarantor has cured all defaults under its lease, (ii) the WeWork tenant or guarantor has revoked or rescinded all termination or cancellation notices with respect to its lease and has reaffirmed the lease as being in full force and effect, (iii) in the event the Major Tenant Sweep Period is due to the WeWork tenant’s or guarantor’s failure to extend or renew its lease, the WeWork lease being renewed or extended, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the WeWork tenant or guarantor, the WeWork tenant or guarantor no longer being insolvent or subject to any bankruptcy or insolvency proceedings and affirming the WeWork Lease pursuant to a final, non-appealable order of a court and (v) the WeWork tenant or guarantor paying full, unabated rent under the WeWork Lease.

Additional Secured Indebtedness (not including trade debts). The Park Square Property also secures the Park Square Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $60,000,000. The Park Square Serviced Pari Passu Companion Loan accrues interest at the same rate as the Park Square Mortgage Loan. The Park Square Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Park Square Serviced Pari Passu Companion Loan. The holders of the Park Square Mortgage Loan and the Park Square Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Park Square Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Park Square Whole Loan documents require that the property insurance policy required to be maintained by the Park Square Borrower provide coverage for perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Park Square Property, and 24 months of business interruption insurance with 12 months of extended indemnity, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2002 or subsequent statute (“TRIPRA”) is not in effect the Park Square Borrower will not be required to pay annual premiums in excess of two times the premium for a separate policy insuring the Park Square Property on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-41

BANK 2017-BNK8	The New School

Mortgage Loan No. 3 – The New School

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-42

BANK 2017-BNK8	The New School

Mortgage Loan No. 3 – The New School

MANHATTAN
East Side
Kips Bay
East River
Flatiron District
Stuyvesant Town
Alphabet City
Greenwich Village
East Village
Lower East Side
SoHo
Nolita
The New School
318-320 East 15th Street
New York, NY 10003
Empire State Building
LONG ISLAND RAILROAD
NYU Medical Center
Bellevue Hospital Center
NYU School of Medicine
The City University of New York
VA Medical Center-Manhattan
NYU School of Dentistry
School of Visual Arts
Baruch College
Lexington Avenue Campus, Touro College
NY Life Insurance Bldg.
Supreme Court-Appellate Division
Metropolitan Life Bldg.
Madison Square Park
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
Gramercy Park
Cabrini Medical Center
NYU Hospital for Joint Diseases
Beth Israel Medical Center
Stuyvesant Square
Union Square
NY Film Academy School of Film & Acting
The New School-Vera List Ctr. and Library
The New School-Writing Center
The New School-University Center
New York Eye & Ear Infirmary
Con Edison
FDR Drive
College of Performing Arts at The New School
The New School-Parsons School of Design
NYU American Language Institute
The New School-University Learning Ctr.
Cardozo School of Law
Eugene Lang College-The New School of Liberal Arts
Grace Church
Cooper Union
Tompkins Square Park
St. George Ukrainian Catholic Church
Ukrainian Museum
The Public Theater
Washington Square Arch
Washington Square Park
Tisch School of The Arts
New York University
Hebrew Union College - Jewish Inst. of Religion
NYU School of Law
NYU Stern School of Business
Jerome S. Coles Sports Center
Manhattan Mercantile Bldg.
Sara D. Roosevelt Park
New Museum
The Basilica of St. Patrick's Old Cathedral
The Bowery Ballroom
E. 34th St
E. 23rd St
E. 20th St
E. 14th St
W. 14th St
W. 23rd St
W. Houston St
Broadway
Bowery
Lafayette St
Lexington Ave
Park Ave South
Madison Ave
5th Ave
6th Ave
3rd Ave
2nd Ave
1st Ave
Ave A
Ave B
Ave C
Ave D
St. Marks Pl
Astor Pl
Waverly Pl
Bleecker St
Bond St
Prince St
Spring St
QUEENS
BROOKLYN
MANHATTAN
NEW JERSEY
JERSEY CITY
Hoboken
Weehawken
North Bergen
West New York
Union City
Astoria
Long Island City
Greenpoint
Williamsburg
Upper West Side
Upper East Side
Central Park
Midtown
Chelsea
Greenwich Village
SoHo
Little Italy
Chinatown
Tribeca
Financial District
Brooklyn Heights
Park Slope
Hudson River
East River

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-43

BANK 2017-BNK8	The New School

Mortgage Loan No. 3 – The New School

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$92,000,000			Location:	New York, NY 10003
Cut-off Date Balance:	$92,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	8.1%			Detailed Property Type:	Student Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Arun Bhatia; Jeffrey Katz			Year Built/Renovated:	1965/2008
Mortgage Rate:	3.9370%			Size:	648 Beds
Note Date:	10/6/2017			Cut-off Date Balance per Bed:	$141,975
First Payment Date:	11/11/2017			Maturity Date Balance per Bed:	$141,975
Maturity Date:	10/11/2027			Property Manager:	AIB Management Corp. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(2):	$8,365,329
Seasoning:	1 month			UW NOI Debt Yield:	9.1%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	9.1%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	2.27x
Additional Debt Type:	N/A			Most Recent NOI:	$8,413,914 (6/30/2017 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$8,472,140 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$8,221,320 (12/31/2015)
				Most Recent Occupancy:	100.0% (11/1/2017)
Reserves(1)				2nd Most Recent Occupancy:	100.0% (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2015)
RE Tax:	$386,190	$206,415	N/A	Appraised Value (as of):	$161,500,000 (7/6/2017) $141,200,000 (Go-Dark Value)
Insurance:	$30,718	$10,241	N/A
Recurring Replacements:	$0	$3,500	N/A	Cut-off Date LTV Ratio:	57.0%
				Maturity Date LTV Ratio:	57.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$92,000,000	100.0%	Loan Payoff:	$86,751,827	94.3%
			Reserves:	$416,908	0.5%
			Closing Costs:	$434,812	0.5%
			Return of Equity:	$4,396,453	4.8%
Total Sources:	$92,000,000	100.0%	Total Uses:	$92,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	UW NOI includes the average of the master tenant’s annual base rent for the remainder of its lease term due to the tenant’s investment grade rating.

The Mortgage Loan. The third largest mortgage loan (“The New School Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $92,000,000 and is secured by a first priority fee mortgage encumbering a 648-bed, student housing, multifamily property located in New York, New York and master leased to The New School (“The New School Property”). The proceeds of The New School Mortgage Loan were primarily used to refinance existing debt on the New School Property.

The Borrower and the Sponsor. The borrower is Booth 15 Property LLC (“The New School Borrower”), a New York limited liability company structured to be bankruptcy-remote, with at least two independent directors. The loan sponsors are Arun Bhatia and Jeffrey Katz; the non-recourse carve out guarantors are Arun Bhatia, Jeffrey Katz and Eugene Pinover.

Mr. Bhatia is the president and CEO of the Arun Bhatia Development Organization. Founded in 1980, the Arun Bhatia Development Organization has completed or is developing projects in Manhattan consisting of over 2,000 luxury condominiums, co-ops and rental units. The organization’s portfolio includes five dormitory developments encompassing 1,600 units in Manhattan in conjunction with The New School University and Marymount College, including The New School Property.

Mr. Katz is the CEO and principal owner of Sherwood Equities, Inc., a privately held real estate development company based in New York. Mr. Katz has over 30 years of experience owning, developing and managing real estate properties. Founded in 1952, Sherwood Equities Inc. has developed and owns/manages prime New York City properties, including 1 Times Square, 2 Times Square, 1600 Broadway, as well as other properties in Manhattan.

The Property. The New School Property consists of the fee interest in a 12-story class A student housing complex that contains 140 units totaling 648 beds in New York, New York. The New School Property is situated on 15th Street between 1st and 2nd Avenues in the Gramercy Park neighborhood of Manhattan. Constructed in 1965, The New School Property originally operated as hospital housing, and following The New School Borrower’s acquisition in 2008, the building was gut renovated and converted to student housing. Amenities at The New School Property include a gym, private courtyard, laundry facilities, a reading room, music practice rooms with pianos, an art studio, TV lounge, and 24-hour security with key card access to

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-44

BANK 2017-BNK8	The New School

every room. Each room at the New School Property is furnished with a long twin bed, desk, chair, dresser and wardrobe; and every suite has access to a shared bath and a kitchenette with a microwave, refrigerator and electric cooktop. The New School Property also comprises a 30-car, below-grade parking garage.

The New School Property is 100.0% master-leased to The New School, a university in New York City, which operates the asset as a student dormitory (known as the Stuyvesant Park Residence Hall). The New School Property is the largest of The New School’s five dormitories and accounts for 33.9% of the university’s 1,912 on-campus beds. The New School’s master lease expires in July 2024, with one 19-year renewal option remaining, which requires 24-month notice. The New School’s master lease has a current annual rental rate of $9,806,192 (approximately $15,133 per bed).

Founded in 1919, The New School has eight distinct academic divisions, including the Parsons School of Design, with 135 majors and degree programs and is rated ‘A3’ and ‘A-’ by Moody’s and S&P, respectively. For the 2015-2016 school year, The New School had total enrollment of 10,267 students (6,885 undergraduate and 3,382 graduate). Undergraduate enrollment has increased by approximately 20% since 2005 and has steadily increased in recent years from 6,777 in 2013 to 6,844 in 2014 to 6,885 in 2015. Of The New School’s 2015-2016 freshmen, approximately 82.8% were out of state or international and required housing.

The New School Property is situated approximately 0.5 miles from The New School’s main campus in Greenwich Village, which contains 14 of the university’s 19 buildings, including libraries, student services, student centers, the University Administration and the University Center. The New School’s University Center is a 370,000 square foot facility built in 2013 for approximately $353 million that provides students with fashion, design and drawing studios, classrooms, cafes and lounges, and an 800-seat auditorium. The New School Property is also within one mile of four additional major colleges and universities: New York University, St. John’s University, Baruch College and The City University of New York.

Master Lease Summary
Tenant Name	Contract Rent	No. of Beds	Average Annual Rent per Bed	Average Monthly Rent per Bed	Lease Expiration
The New School	$9,806,192(1)	648	$15,133(1)	$1,261(1)	7/31/2024(2)
Total	$9,806,192	648	$15,133	$1,261

(1)	Contract Rent shown for the master lease is for August 2017 through July 2018. UW Gross Potential Rent is based on the average of the tenant’s annual base rent for the remainder of its lease term due to the tenant’s investment grade rating (see “Cash Flow Analysis” below).

(2)	Tenant has one, 19-year renewal option with 24 months’ notice.

The following table presents certain information relating to the unit mix of The New School Property:

Unit Mix Summary1)

Unit Type	No. of Units	No. of Beds	% of Total Beds
2 Bed Suite	7	14	2.2%
3 Bed Suite	4	12	1.9%
4 Bed Suite	41	164	25.3%
5 Bed Suite	65	325	50.2%
6 Bed Suite	22	132	20.4%
Residence Director Apartment	1	1	0.2%
Total	140	648	100.0%

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at The New School Property:

Historical In-Line Occupancy(1)

Historical Occupancy	2013	2014	2015	2016
The New School	100%	100%	100%	100%

(1)	Information obtained from the lease.

The Market. The New School Property is located on the lower east side of Manhattan in the Gramercy Park neighborhood. The New School Property is situated directly west of Stuyvesant Town, and the surrounding area is characterized by 19th century townhouses, historic homes and luxury high-rise buildings. Major landmarks in the immediate vicinity include the Flatiron Building and the Gramercy Park Hotel. Just west of Gramercy Park is the Greenwich Village neighborhood, which is home to The New School’s main campus, New York University and Washington Square Park.

According to the appraisal, The New School Property is proximate to the L train, which can be accessed at the First Avenue station along 14th street, approximately 0.2 miles away. In addition, the 4, 5, 6, L, N, Q, R and W trains can be accessed at the Union Square station, approximately 0.4 miles from The New School Property. According to a third party market research report, the 2017 estimated population within a quarter-, half- and one-mile radius of The New School Property was 26,387, 90,172, and 256,978 respectively. The 2017 estimated average household income within the same radii was $147,354, $141,706, and $141,810, respectively.

According to the appraisal, the Gramercy Park and Greenwich Village submarkets reported an overall vacancy rate for student housing facilities of 2.1% as of the second quarter of 2017, which is 0.8% below the 5-year average vacancy rate of 2.9%. The overall vacancy rate for student housing facilities in Manhattan is 2.3% as of the second quarter of 2017. According to the appraisal, New York University plans to add two million square feet to its Greenwich Village campus, starting with 181 Mercer Street, a 7,500 square foot multi-use building expected to be completed in late 2021. Columbia University is also planning an extensive, multi-phase expansion within Morningside and Washington Heights, which will include more than a dozen new buildings known as “The Manhattanville Campus”. Construction began in November of 2016, and the Jerome L. Green Science Center was the first building to open in June of 2017, encompassing 450,000 square feet of research facilities, laboratories, and classrooms.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-45

BANK 2017-BNK8	The New School

The following table presents certain comparable student-housing multifamily properties to The New School Property:

Comparable Property Summary
Property, Location	Type	Tenant	Year Built/ Renovated	Number of Beds	Occupancy	Average Annual Rent (per bed)	Distance to Subject (mi.)
The New School Property New York, NY	Student Housing	The New School	1965/2008	648	100.0%	$15,133(1)	N/A
180 Broadway New York, NY	Student Housing	Pace University	2011-2013/NA	608	97.7%	$8,600	2.4
200 East 6th Street New York, NY	Student Housing	Manhattan Marymount College	2014/NA	272	98.2%	$12,852	0.6
33 Beekman Street New York, NY	Student Housing	Pace University	2012-2015/NA	772	97.6%	$10,993	2.3
1760 Third Avenue New York, NY	Student Housing	Education Housing Services	1973/2008	1,034	98.7%	$13,000	4.3
55 John Street New York, NY	Student Housing	Pace University	2007/NA	520	96.4%	$11,358	2.5
120 East 12th Street New York University	Student Housing	New York University	2008/NA	733	98.6%	$10,243	0.4

(1)	Average annual rental rate shown represents the rent paid by The New School under the terms of its master lease. (See “Master Lease Summary” table)

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The New School Property:

Cash Flow Analysis
	2014	2015	2016	6/30/2017 TTM	UW	UW Per Bed
Gross Potential Rent(1)	$9,291,320	$9,503,841	$9,627,702	$9,687,236	$10,175,113	$15,702
Other Income(2)	$246,738	$263,455	$486,947	$495,327	$806,853	$1,245
Less Vacancy(3)	$0	$0	$0	$0	($508,756)	(5.0%)
Effective Gross Income	$9,538,058	$9,767,297	$10,114,650	$10,182,563	$10,473,210	$16,162
Total Operating Expenses	$1,466,217	$1,545,976	$1,642,509	$1,768,649	$2,107,881	$3,253
Net Operating Income	$8,071,841	$8,221,320	$8,472,140	$8,413,914	$8,365,329	$12,909
Replacement Reserves	$0	$0	$0	$0	$42,000	$65
Net Cash Flow	$8,071,841	$8,221,320	$8,472,140	$8,413,914	$8,323,329	$12,845

Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR	2.20x	2.24x	2.31x	2.29x	2.28x
NCF DSCR	2.20x	2.24x	2.31x	2.29x	2.27x
NOI Debt Yield	8.8%	8.9%	9.2%	9.1%	9.1%
NCF Debt Yield	8.8%	8.9%	9.2%	9.1%	9.0%

(1)	UW Gross Potential Rent is based on the average of the tenant’s annual base rent for the remainder of its lease term due to the tenant’s investment grade rating. The New School has a current annual rental rate of $9,806,192 ($15,133 per bed).

(2)	Other Income includes parking income and vending income.

(3)	Underwritten vacancy is 5.0%. As of November 1, 2017, The New School Property was 100.0% leased.

Escrows and Reserves. The New School Borrower deposited at closing $386,190 for property taxes and is required to deposit monthly 1/12th of the estimated annual real estate taxes. The New School Borrower deposited at closing $30,718 for insurance premiums and is required to deposit monthly 1/12th of the estimated annual insurance premiums, unless The New School Property insurance is being maintained under an acceptable blanket policy.

The New School Borrower is required to deposit monthly $3,500 for replacement reserves. The lender may require The New School Borrower to increase monthly deposits if the lender determines it is necessary to maintain proper operation of The New School Property, provided that any increase does not exceed $1,000 per month.

Lockbox and Cash Management. The New School Mortgage Loan requires a lender-controlled lockbox account, which is in place, and that The New School Borrower directs the tenant to pay its rents directly into such lockbox account. The New School Mortgage Loan documents also require that all rents received by The New School Borrower or the property manager be deposited into the lockbox account within two business days of receipt. All funds in the lockbox account are required to be swept daily into a lender-controlled cash management account and disbursed in accordance with the loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is required to be distributed to The New School Borrower. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-46

BANK 2017-BNK8	The New School

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default;

(ii)	The date that is 24 months prior to The New School’s lease expiration date;

(iii)	The New School goes dark or vacates;

(iv)	The New School is the subject of a bankruptcy action or similar event of insolvency;

(v)	The New School master lease is terminated or cancelled; or

(vi)	The New School Borrower provides a notice of default under The New School lease.

A Cash Trap Event Period will end:

●	With respect to clause (i), upon the cure of such event of default;

●	With respect to clause (ii), upon (1) a New School Replacement Tenant Cure Event (as defined below); (2) the balance of funds held in the excess cash reserve being at least equal to $8,400,000; (3) The New School lease being extended or amended (a) with a term that expires no earlier than three years after the maturity date of The New School Mortgage Loan, (b) with a net effective rental rate of not less than that of the renewal option in The New School lease and that does not result in a debt service coverage ratio below 1.75x for The New School Mortgage Loan; and (c) with no termination option or right of first refusal for The New School to purchase The New School Property;

●	With respect to clause (iii), upon (1) a New School Replacement Tenant Cure Event; (2) the balance of funds held in the excess cash reserve being at least equal to $8,400,000; or (3) The New School recommencing operations at the New School Property;

●	With respect to clause (iv), upon (1) The New School lease has been assumed or assigned to a replacement tenant pursuant to valid bankruptcy order; (2) if The New School lease is rejected, a New School Replacement Tenant Cure Event; or (3) The New School no longer being subject to such bankruptcy or insolvency proceedings;

●	With respect to clause (v), upon a New School Replacement Tenant Cure Event; and

●	With respect to clause (vi), upon (1) a New School Replacement Tenant Cure Event; (2) evidence of the cure of such event of default; or (3) the balance of funds held in the excess cash reserve being at least equal to $8,400,000

A “New School Replacement Tenant Cure Event” will occur upon the borrower entering into a lease with one or more replacement tenants acceptable to the lender along with (i) the delivery of each replacement lease and a subordination, non-disturbance and attornment agreement and acceptable estoppel certificate from each replacement tenant; (ii) the replacement lease being in full force and effect with all tenant improvement work having been completed and allowances paid; (iii) the borrower having paid all leasing commissions in connection with the replacement lease; and (iv) each replacement tenant is in occupancy paying full unabated rent.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The New School Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by The New School Borrower provide coverage for terrorism in an amount equal to the full replacement cost of The New School Property (provided that The New School Borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-47

BANK 2017-BNK8	222 Second Street

Mortgage Loan No. 4 – 222 Second Street

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-48

BANK 2017-BNK8	222 Second Street

Mortgage Loan No. 4 – 222 Second Street

North Beach
San Francisco Bay
Nob Hill
Chinatown
222 Second Street
222 Second Street
San Francisco, CA 94105
Tenderloin
SAN FRANCISCO
Union Square
Financial District
Civic Center
SoMa
South Beach
Design District
Mission Bay

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-49

BANK 2017-BNK8	222 Second Street

Mortgage Loan No. 4 – 222 Second Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$81,500,000			Location:	San Francisco, CA 94105
Cut-off Date Balance(1):	$81,500,000			General Property Type:	Office
% of Initial Pool Balance:	7.2%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	TSCE Real Estate, L.P.			Year Built/Renovated:	2015/N/A
Mortgage Rate(2):	3.9260%			Size:	452,418 SF
Note Date:	8/30/2017			Cut-off Date Balance per SF(1):	$644
First Payment Date:	10/10/2017			Maturity/ARD Date Balance per SF(1):	$644
Anticipated Repayment Date(2):	9/10/2027			Property Manager:	Tishman Speyer Properties, L.P. (borrower-related)
Maturity Date(2)	9/10/2029
Original Term to Maturity/ARD(2):	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$22,735,893
Prepayment Provisions:	LO (26); DEF (87); O (7)			UW NOI Debt Yield(1):	7.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity/ARD(1):	7.8%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	1.84x
Additional Debt Balance(1)(3):	$210,000,000			Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(5):	N/A
Reserves(4)				3rd Most Recent NOI(5):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	100.0% (11/1/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(5):	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(5):	N/A
Recurring Replacements:	$0	Springing	$180,967	Appraised Value (as of)(6):	$516,000,000 (7/26/2017)
TI/LC:	$0	Springing	$22,620,900	Cut-off Date LTV Ratio(1)(6):	56.5%
Other:	$11,158,354	$0	N/A	Maturity/ARD Date LTV Ratio(1)(6):	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$291,500,000	100.0%	Loan Payoff:	$213,720,346	73.3%
			Return of Equity(7):	$64,540,437	22.1%
			Reserves:	$11,158,354	3.8%
			Closing Costs:	$2,080,863	0.7%
Total Sources:	$291,500,000	100.0%	Total Uses:	$291,500,000	100.0%

(1)	The 222 Second Street Mortgage Loan (as defined below) is part of the 222 Second Street Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $291,500,000. The Cut-off Date Balance per SF, Maturity/ARD Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity/ARD, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity/ARD Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 222 Second Street Whole Loan.

(2)	Interest on the 222 Second Street Whole Loan accrues at an interest rate of 3.9260% per annum (the “Initial Interest Rate”) through the anticipated repayment date (“ARD”) of September 10, 2027. After the ARD, if the 222 Second Street Whole Loan remains outstanding, (a) all excess cash flow with respect to the 222 Second Street Property (as defined below) is required to be applied to repay the 222 Second Street Whole Loan and (b) the 222 Second Street Whole loan will accrue interest at an interest rate equal to the sum of (x) the Initial Interest Rate plus (y) 3.0000% through the final maturity date of September 10, 2029, with all interest accrued over the Initial Interest Rate deferred and due and payable with the repayment of the 222 Second Street Whole Loan in full.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The 222 Second Street Property is entirely leased to LinkedIn whose lease provides for four phases of occupancy: Phase I and Lobby (34.6% of NRA) began on January 1, 2016, Phase II (32.9% of NRA) began on January 1, 2017, Phase III (15.7% of NRA) began on July 1, 2017 and Phase IV (16.8% of NRA) is expected to begin on January 1, 2018. Historical occupancy and NOI information are not available.

(6)	The appraiser provided a hypothetical dark value for the 222 Second Street Property of $445.0 million, which would result in a Cut-off Date LTV Ratio and a Maturity/ARD Date LTV Ratio of 65.5% and 65.5%, respectively.

(7)	The 222 Second Street Property was developed by the 222 Second Street Whole Loan sponsor in a joint venture partnership for a construction cost of approximately $304.5 million. The Return of Equity was used to pay off the previous joint venture partner.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-50

BANK 2017-BNK8	222 Second Street

The Mortgage Loan. The fourth largest mortgage loan (the “222 Second Street Mortgage Loan”) is part of a whole loan (the “222 Second Street Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $291,500,000, all of which are secured by a first priority mortgage encumbering the fee interest in a 452,418 SF Class A office tower located in San Francisco, California (the “222 Second Street Property”). The non-controlling Promissory Note A-3 in the original principal amount of $81,500,000 represents the 222 Second Street Mortgage Loan and will be included in the BANK 2017-BNK8 securitization trust. The 222 Second Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

222 Second Street Whole Loan Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$110,000,000	BANK 2017-BNK7	Yes
A-2	$100,000,000	MSBAM 2017-C34	No
A-3	$81,500,000	BANK 2017-BNK8	No
Total	$291,500,000

(1)	Promissory Notes A-1 and A-2 represent the pari passu companion loans (The “222 Second Street Non-Serviced Pari Passu Companion Loans”)

The Borrower and the Sponsor. The borrower is 222 Second Street Owner, L.P. (the “222 Second Street Borrower”), a single-purpose Delaware limited partnership, with two independent directors. Other than the 222 Second Street Borrower, no person or entity guarantees the nonrecourse carve-outs or provides environmental indemnities with respect to the 222 Second Street Whole Loan.

The loan sponsor is TSCE Real Estate, L.P. which is 93.8% owned by Tishman Speyer Crown Equities LLC, an affiliate of Tishman Speyer Properties, L.P. (“Tishman Speyer”). Tishman Speyer is one of the leading owners, developers, operators and fund managers of real estate worldwide. Tishman Speyer operates in 30 markets in 7 countries and since inception in 1978 has acquired, developed and operated 402 assets totaling over 165 million SF, with a current portfolio value in excess of $85.8 billion.

The Property. The 222 Second Street Property is a 452,418 SF, 26-story high-rise, LEED-Gold certified, Class A office building that was constructed in 2015 and is entirely leased to LinkedIn Corporation (“LinkedIn”). Approximately $103 million ($228 PSF) in tenant improvements was invested to build out LinkedIn’s space, inclusive of approximately $60 million reportedly invested by LinkedIn directly, as it consolidated its San Francisco-based workforce previously housed in various buildings in San Francisco’s Financial District and SOMA district to the 222 Second Street Property. On the ground floor of the building is the LinkedIn lobby with a coffee kiosk, 2,209 SF of retail space and a landscaped public open space. The 222 Second Street Property also features a fitness center offering fitness classes and a massage room, a café with a full-service kitchen, outdoor terraces on floors 5 and 17 and a two-level sub-grade parking garage with 90 valet spots. The column-free floorplans provide for flexible layouts with floor-to-ceiling windows that allow for 360-degree bay and city views. LinkedIn has customized its space with art installations, creative interactive wall spaces, conference rooms, quiet areas, business centers and kitchenettes on every floor, a band room, pool hall, lending library, music library, and secure bicycle parking.

The Tenant. The 222 Second Street Property is entirely leased to LinkedIn under a lease dated April 21, 2014 with four phases of occupancy (Phase I and Lobby (34.6% of NRA) began on January 1, 2016, Phase II (32.9% of NRA) began on January 1, 2017, Phase III (15.7% of NRA) began on July 1, 2017 and Phase IV (16.8% of NRA) is expected to begin on January 2018) and with staggered expirations in 2025, 2026 and 2027. The LinkedIn lease provides for an initial average rent of $69.70 PSF with annual rent increases of $1.50 PSF on the office space and 3.0% on the retail space. The LinkedIn lease does not have any contraction or termination options. The LinkedIn lease contains two, five-year renewal options for all or a portion of its space at 95% of fair market rent with 15 months’ notice, which if exercised consecutively and on the entire space, allows for a third five-year renewal option at 95% of fair market rent with 15 months’ notice. If the 222 Second Street Property is marketed for sale during the lease term, LinkedIn has a one-time right of first offer to purchase the 222 Second Street Property provided that it continues to directly lease more than 400,000 SF and there is no default under the lease.

LinkedIn is the world’s largest professional social network company with over 400 million members globally and more than 10,000 full-time employees. LinkedIn has users in over 200 countries, provides services in 23 languages and earns revenue through three main sources: talent solutions, marketing solutions and premium subscriptions. LinkedIn launched in 2003, went public in 2011 and was acquired by Microsoft Corporation (Nasdaq: MSFT) in December 2016 for $26.2 billion, the largest acquisition in Microsoft history. Microsoft Corporation fully guarantees the lease. The following table presents certain information relating to the lease phases at the 222 Second Street Property:

Lease Phase Summary
LinkedIn Lease Phase	Credit Rating (Fitch/Moody’s/S&P)(1)	SF	Approximate % of SF	Annual UW Rent(2)	% of Total Annual UW Rent(2)	Annual UW Rent PSF(2)	Lease Expiration
LinkedIn Phase I (Floors 2-8)	AA+/Aaa/AAA	154,450	34.1%	$10,962,862	32.2%	$70.98	12/31/2025
LinkedIn Phase II (Floors 9-15)	AA+/Aaa/AAA	148,664	32.9%	$11,035,648	32.4%	$74.23	12/31/2026
LinkedIn Phase III (Floors 16-20)	AA+/Aaa/AAA	70,883	15.7%	$5,590,148	16.4%	$78.86	6/30/2027
LinkedIn Phase IV (Floors 21-26)	AA+/Aaa/AAA	76,212	16.8%	$6,288,804	18.5%	$82.52	12/31/2027
LinkedIn Retail Space (Lobby)	AA+/Aaa/AAA	2,209	0.5%	$168,463	0.5%	$76.26	12/31/2025
Total		452,418	100.0%	$34,045,925	100.0%	$75.25

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		452,418	100.0%	$34,045,925	100.0%	$75.25

(1)	The LinkedIn lease is guaranteed by Microsoft Corporation, whose ratings are shown.

(2)	Annual UW Rent includes contractual rent increases through August 2018 and straightlined rent through the lease term.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-51

BANK 2017-BNK8	222 Second Street

The following table presents certain information relating to the lease phase rollover schedule at the 222 Second Street Property:

Lease Phase Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total Annual UW Rent Rolling(2)	Annual UW Rent PSF Rolling(2)	% of Total Annual UW Rent Rolling(2)	Cumulative % of Total Annual UW Rent Rolling(2)
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2025(3)	2	156,659	34.6%	34.6%	$11,131,325	$71.05	32.7%	32.7%
2026(4)	1	148,664	32.9%	67.5%	$11,035,648	$74.23	32.4%	65.1%
2027(5)	2	147,095	32.5%	100.0%	$11,878,952	$80.76	34.9%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	5	452,418	100.0%		$34,045,925	$75.25	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Annual UW Rent Rolling includes contractual rent increases through August 2018 and straightlined rent through the lease term.

(3)	LinkedIn Phase I (Floors 2-8) and LinkedIn Retail Space (Lobby) expire in 2025.

(4)	LinkedIn Phase II (Floors 9-15) expires in 2026.

(5)	LinkedIn Phase III (Floors 16-20) and LinkedIn Phase IV (Floors 21-26) expire in 2027.

The Market. The 222 Second Street Property is located in the South Financial District of downtown San Francisco, California, on the southwest corner of Howard and Second Streets with additional frontage on Tehama Street. To the north is the North Financial District and to the south is the Rincon Hill/South Beach/SOMA District, which has seen a resurgence in leasing activity particularly with respect to the technology sector. To the west is the Yerba Buena District, which is home to several major redevelopment projects, including the Yerba Buena complex, the Moscone convention center, and Westfield Shopping Center.

Land area surrounding the 222 Second Street Property is approximately 95% developed, predominantly for commercial uses. Each October, the City of San Francisco releases office development allowances of 950,000 SF (875,000 SF available for office buildings of 50,000 SF or more). Notable recent developments in the South Financial District and SOMA, in addition to the 222 Second Street Property, include 350 Mission Street, a 30-story Class A office tower fully leased to Salesforce, 333 & 345 Brannan, a six-story creative office building fully leased to Dropbox, 270 Brannan, a five-story office building occupied by Splunk, and 85 Bluxome, a five-story creative office building fully leased to Collective Health. Large buildings under construction in the (North and South) Financial District include 101 1st Street (1,370,577 SF, 52% leased to Salesforce, expected to deliver in December 2017), 50 First Street (1,057,549 SF, mixed use development expected to deliver in late 2021), 181 Fremont Street (361,038 SF, mixed use tower expected to deliver in December 2017), and 250 Howard (766,745 SF expected to deliver in October 2018), with no other large buildings currently entitled.

The 222 Second Street Property is located two blocks from Interstate 80 leading across the Bay Bridge to the east and south to Highway 101, and within two blocks from the major mass transit arteries of Mission Street and Market Street. Public transportation access to the 222 Second Street Property is provided via a CalTrain station seven blocks south, a MUNI/BART station two blocks north, and a temporary Transbay Terminal (serving all bus routes in and out of San Francisco) located roughly three blocks northeast while the existing terminal immediately north of the 222 Second Street Property is undergoing an estimated $6.0 billion redevelopment into a modern transit hub connecting eight Bay Area counties through 11 transit systems and creating a new neighborhood of homes, offices, parks and shops.

According to the appraisal, the 222 Second Street Property is located within the South Financial District office market. The South Financial District office market had second quarter 2017 inventory of approximately 25,627,040 SF with a 7.7% vacancy rate and average asking rents of $73.56 PSF, as compared to the broader San Francisco office market, which had an 8.4% vacancy rate and average asking rents of $70.16 PSF for the same period.

The estimated 2017 population within a 0.5-, 1.0- and 3.0-mile radius around the 222 Second Street Property is 19,599, 99,419 and 400,571, respectively, reflective of a population compound growth rate from 2010 to 2017 of 4.2%, 2.3% and 1.6%, respectively. The estimated 2017 median household income within the same radii is $129,833, $51,078 and $86,193, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-52

BANK 2017-BNK8	222 Second Street

The following table presents information relating to comparable leases for the 222 Second Street Property:

Comparable Leases
Property Name	Year Built	Total GLA (SF / Stories)	Tenant	Lease Start	Term (mos)	Lease Type	Rent PSF	Free Rent/TI PSF
222 Second Street	2015	452,418 / 26	LinkedIn	Jan-16	120	NNN	$75.25(1)	4 mos / $75
350 Bush Street	2017	447,000 / 21	Twitch	Apr-17	120	NNN	$62	4 mos / $65
China Basin Landing	1920	918,179 / 6	Lyft	Aug-16	108	MG	$80	4-5 mos / $41
101 California Street	1982	1,262,538 / 48	Paul Hastings	Jan-17	127	NNN	$71	5 mos / $75
211 Main	1973	373,657 / 17	Charles Schwab	May-18	120	NNN	$40	0 mos / $34

Source: Appraisal.

(1)	Rent PSF shown is based on the Annual UW Rent which includes contractual rent increases through August 2018 and straightlined rent through the lease term.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 222 Second Street Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$34,045,925	$75.25
Expense Reimbursements	$2,035,199	$4.50
Other Income & Parking Income(3)	$1,039,764	$2.30
Less Vacancy & Credit Loss	($1,804,056)	($3.99)
Effective Gross Income	$35,316,832	$78.06
Total Operating Expenses	$12,580,939	$27.81
Net Operating Income	$22,735,893	$50.25
TI/LC	$1,357,254	$3.00
Capital Expenditures	$67,863	$0.15
Net Cash Flow	$21,310,776	$47.10

Occupancy %	95.0%
NOI DSCR(4)	1.96x
NCF DSCR(4)	1.84x
NOI Debt Yield(4)	7.8%
NCF Debt Yield(4)	7.3%

(1)	The 222 Second Street Property is entirely leased to LinkedIn. The lease provides for four phases of occupancy: Phase I and Lobby (34.6% of NRA) began on January 1, 2016, Phase II (32.9% of NRA) began on January 1, 2017, Phase III (15.7% of NRA) began on July 1, 2017 and Phase IV (16.8% of NRA) is expected to begin on January 1, 2018. Historical information is not available.

(2)	UW Base Rent includes contractual rent increases through August 2018 and straightlined rent through the lease term.

(3)	Other Income includes work order income, overtime HVAC, sub-metered electric and cleaning income. Parking Income includes the contractual rent steps effective April 16, 2018.

(4)	Debt service coverage ratios and debt yields are based on the 222 Second Street Whole Loan.

Escrows and Reserves. During a Cash Trap Event Period (as defined below), the 222 Second Street Borrower is required to deposit monthly or provide a letter of credit for (i) 1/12th of the estimated annual real estate taxes and 1/12th of the estimated annual insurance premiums (unless the 222 Second Street Property is covered by a blanket insurance policy), (ii) $7,540 to a replacement reserve subject to a cap of $180,967, and (iii) $113,105 to a leasing reserve subject to a cap of $22,620,900.

The 222 Second Street Borrower made an initial deposit (i) to the LinkedIn reserve in the amount of $7,709,282 for leasing expenses payable pursuant to the LinkedIn lease, (ii) to the gap rent reserve in the amount of $1,930,704 for September through December 2017 rents for LinkedIn, and (iii) to the Proposition 13 reserve in the amount of $1,518,368 for the difference in tax reimbursements between the stated reimbursements in LinkedIn’s lease and actual taxes due to Proposition 13 reassessment (collectively the “Tenant Reserves”).

A “Cash Trap Event Period” will commence upon the first to occur of (i) an event of default, (ii) the debt service coverage ratio being less than 1.30x for two consecutive quarters, (iii) the occurrence of a LinkedIn Non-Renewal Trigger (as defined below), (iv) the occurrence of a LinkedIn Dark Trigger (as defined below), or (v) the 222 Second Street Borrower’s failure to repay or defease the 222 Second Street Whole Loan in full by September 10, 2027 (the ARD).

A Cash Trap Event Period will end upon (i) if triggered by clause (i) above, a cure of such event of default, (ii) if triggered by clause (ii) above, either (x) the debt service coverage ratio being equal to or greater than 1.30x for two consecutive quarters or (y) the 222 Second Street Borrower’s deposit of Cash Trap Event Cure Collateral (as defined below), (iii) if triggered by clause (iii) above, the date LinkedIn renews its lease or enters into a new lease for the applicable LinkedIn leased space and the debt service coverage ratio for two consecutive calendar quarters is equal to or greater than 1.30x, or (iv) if triggered by clause (iv) above, a LinkedIn Dark Trigger Cure (as defined below). If triggered by clause (v) above, a Cash Trap Event Period will not end and will continue until the 222 Second Street Whole Loan is repaid in full. Additionally, a Cash Trap Event Period will not end if a separate trigger remains uncured.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-53

BANK 2017-BNK8	222 Second Street

A “LinkedIn Non-Renewal Trigger” means the date that is 17 months prior to the expiration of a phase of the LinkedIn lease if LinkedIn has not renewed its lease for that leased space.

A “LinkedIn Dark Trigger” means after September 10, 2021 LinkedIn fails to occupy at least 50% of its space for a period of more than six months (if and for so long as none of LinkedIn (or the current tenant under the LinkedIn lease if the lease has been assigned), the parent company of LinkedIn (or the parent of the tenant under the LinkedIn Lease if the lease has been assigned) or the guarantor under the LinkedIn lease is rated at least “BBB-” (or the equivalent) by each of S&P and Moody’s.

A “LinkedIn Dark Trigger Cure” means (1) (x) a new lease is entered into for at least 50% of the LinkedIn leased space, (y) 50% of the LinkedIn leased space which is not occupied by LinkedIn is subleased to one or more subtenants, or (z) LinkedIn reoccupies at least 50% of its leased space for a period of at least six months, and (2) the debt service coverage ratio is equal to or greater than 1.30x for two consecutive quarters.

“Cash Trap Event Cure Collateral” means cash or a letter of credit in an amount that if applied to the reduction of the outstanding principal of the 222 Second Street Whole Loan would result in a debt service coverage ratio of not less than 1.30x for the previous two quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 222 Second Street Whole Loan. Funds deposited to the lockbox are required to be swept daily to the 222 Second Street Borrower’s operating account unless a Cash Trap Event Period exists. During a Cash Trap Event Period, funds in the lockbox are required to be automatically transferred to a cash management account under the sole control of the lender for the payment of, among other things, operating expenses, debt service, and monthly escrows, with all excess cash being deposited to an excess cash reserve to be held as additional collateral for the 222 Second Street Whole Loan (or if the Cash Trap Event Period is triggered by a LinkedIn Dark Trigger solely, then 50% of the excess cash with respect to the 222 Second Street Property is required to be held as additional collateral for the 222 Second Street Whole Loan and the remaining 50% will be swept into the 222 Second Street Borrower’s operating account).

Additional Secured Indebtedness (not including trade debts). The 222 Second Street Property also secures the 222 Second Street Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $210,000,000. The 222 Second Street Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 222 Second Street Mortgage Loan. The 222 Second Street Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the 222 Second Street Non-Serviced Pari Passu Companion Loans. The holders of the 222 Second Street Mortgage Loan and the 222 Second Street Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on the 222 Second Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 222 Second Street Borrower is required to obtain and maintain property insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any extension thereof or substantially similar program is not in effect, the 222 Second Street Whole Loan documents provide for an annual terrorism premium cap of two times the amount of the casualty and business interruption/rental loss insurance premium without giving effect to the cost of terrorism and earthquake components. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-54

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T-55

BANK 2017-BNK8	Colorado Center

Mortgage Loan No. 5 – Colorado Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-56

BANK 2017-BNK8	Colorado Center

Mortgage Loan No. 5 – Colorado Center

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-57

BANK 2017-BNK8	Colorado Center

Mortgage Loan No. 5 – Colorado Center

Colorado Center
2401, 2425, 2501 and 2525 Colorado Avenue;
2400, 2450 and 2500 Broadway
Santa Monica, CA 90404
Westwood
Brentwood
Sawtelle
West L.A.
Wilshire Montana
SANTA MONICA
Ocean Park
Mar Vista
LOS ANGELES
LOS ANGELES COUNTY
Oakwood
Venice
Marina del Rey
Del Rey
Pacific Ocean
Veterans Home of California
Consulate General of the Czech Republic
Veterans Affairs Dept.
VA Greater Los Angeles Healthcare
LA Natl. Veterans Park
Brentwood Branch Library
Brentwood Place Shopping Center
SAWTELLE JAPANTOWN
One Westside Shopping Center
Stoner Recr. Center
St. Johns Health Ctr.
UCLA Medical Center Santa Monica
Hulu
Comedy Central
Red Bull North America
Amazon Studios
CBS Television
AMC Networks
BERGAMOT
BUNDY
17TH ST./ SMC
DOWNTOWN SANTA MONICA
METRO EXPO LINE
MONTANA AVENUE
3RD STREET PROMENADE
Santa Monica Place
Santa Monica City Hall
Santa Monica Courthouse
Memorial Open Air Theatre
Santa Monica Civic Auditorium
RAND Corp.
Santa Monica Pier/Pacific Place
Santa Monica International Chess Park
MAIN STREET SANTA MONICA
Santa Monica State Beach
Ocean View Park
WOODLAWN CEMETERY
Santa Monica College
Corsair Stadium
Clover Park
Activision Blizzard
SANTA MONICA BUSINESS PARK
Santa Monica Airport
Santa Monica College - Bundy Campus
Museum of Flying
Barker Hanger
Venice Reservoir Site
Penmar Golf Course
Marine Park
Penmar Recr. Area
Google Venice
ABBOT KINNEY BOULEVARD
Venice City Beach
Venice Skate Park
Muscle Beach
Venice Public Art Walls
VENICE BEACH BOARDWALK
Costco
Villa Marina Marketplace
Downtown Los Angeles 7 miles
LA Intl. Airport 4 miles
San Vicente Blvd
Barrington Ave
Bundy Dr
Santa Monica Blvd
Wilshire Blvd
San Diego Fwy
Sepulveda Blvd
Olympic Blvd
Pico Blvd
Gateway Blvd
Santa Monica Fwy
National Blvd
Montana Ave
14th St
Lincoln Blvd
Ocean Park Blvd
Centinela Ave
Beethoven St
Neilson Way
Rose Ave
OCEAN FRONT WALK
Pacific Ave
Venice Blvd
Washington Blvd
Abbot Kinney Blvd
Admiralty Way
PCH
405
10
2
1
SANTA SUSANA MTS.
SAN GABRIEL MTS.
SAN MONICA MTS.
Santa Clarita
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Inglewood
Downey
Torrance
Lakewood
ANAHEIM
LONG BEACH
Huntington Beach
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-58

BANK 2017-BNK8	Colorado Center

Mortgage Loan No. 5 – Colorado Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH/WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$80,000,000			Location:	Santa Monica, CA 90404
Cut-off Date Balance(1):	$80,000,000			General Property Type:	Office
% of Initial Pool Balance:	7.1%			Detailed Property Type:	CBD
Loan Purpose:	Recapitalization			Title Vesting:	Fee
Sponsors:	Boston Properties Limited Partnership; Teachers Insurance and Annuity Association of America			Year Built/Renovated:	1984-1991/2013-2016
				Size:	1,176,161 SF
Mortgage Rate:	3.5625%			Cut-off Date Balance per SF(1):	$253
Note Date:	7/28/2017			Maturity Date Balance per SF(1):	$253
First Payment Date:	9/9/2017			Property Manager:	Boston Properties Limited Partnership (borrower-related)
Maturity Date:	8/9/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(5):	$55,360,535
Seasoning:	3 months			UW NOI Debt Yield(1):	18.6%
Prepayment Provisions(2):	LO (27); DEF (86); O (7)			UW NOI Debt Yield at Maturity(1):	18.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	4.83x
Additional Debt Type(3):	Pari Passu/B-Note			Most Recent NOI(5):	$23,563,721 (12/31/2016)
Additional Debt Balance(3):	$218,000,000/$252,000,000			2nd Most Recent NOI:	$30,115,359 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$44,524,957 (12/31/2014)
Reserves(4)				Most Recent Occupancy(6):	91.5% (7/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy	68.0% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	54.7% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$1,212,500,000 (7/10/2017)
Recurring Replacements:	$0	$0	N/A	Cut-off Date LTV Ratio(1)(7) :	24.6%
TI/LC:	$25,193,502	$0	N/A	Maturity Date LTV Ratio(1)(7) :	24.6%
Other:	$20,761,186	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$550,000,000	100.0%	Return of Equity:	$502,636,939	91.4%
			Reserves:	$45,954,688	8.4%
			Closing Costs:	$1,408,373	0.3%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Colorado Center Mortgage Loan (as defined below) is part of the Colorado Center Whole Loan (as defined below), which is comprised of ten pari passu senior promissory notes with an aggregate principal balance of $298,000,000 and three junior promissory notes that are pari passu with each other with an aggregate principal balance of $252,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Colorado Center Senior Loans (as defined below), without regard to the Colorado Center Subordinate Companion Loans (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $550,000,000 Colorado Center Whole Loan are $468, $468, 10.1%, 10.1%, 2.62x, 45.4% and 45.4%, respectively.

(2)	Defeasance of the Colorado Center Whole Loan is permitted at any time after the earlier of (i) July 28, 2020, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Colorado Center Whole Loan to be securitized. The assumed lockout period of 27 payments is based on the closing date of this transaction in November 2017.

(3)	See “The Mortgage Loan,” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Increase in Underwritten NOI from the Most Recent NOI reflects the leased occupancy increase from 68.0% to 91.5%.

(6)	The Colorado Center Property is 91.5% leased and 68.7% physically occupied. Occupancy includes (i) a new 159,310 SF lease to Kite Pharma, Inc. that provides for free rent expiring April 1, 2018 and a partial rent abatement expiring July 1, 2019, which gap rent was reserved at loan origination and (ii) two expansion space leases for existing tenant HULU (collectively 45,462 SF) that provide for free rent through May 31, 2018 and for which gap rent was reserved at loan origination.

(7)	Appraised Value (as of), Cut-off Date LTV Ratio and Maturity Date LTV Ratio, with respect to the Colorado Center Senior Loans, are based on the “As-Is Assuming Reserves” value of $1,212,500,000 as of July 10, 2017, which assumes upfront reserves of $25,193,502 for existing tenant improvements and leasing commissions costs. Such reserve was escrowed for at closing. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the Colorado Center Senior Loans (excluding the Colorado Center Subordinate Companion Loans) based on the $1,187,500,000 “As-Is” appraised value are 25.1% and 25.1%, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-59

BANK 2017-BNK8	Colorado Center

The Mortgage Loan. The fifth largest mortgage loan (the “Colorado Center Mortgage Loan”) is part of a whole loan (the “Colorado Center Whole Loan”) in the aggregate original principal amount of $550,000,000. The Colorado Center Whole Loan is secured by a first priority fee mortgage encumbering an office property in Santa Monica, California (the “Colorado Center Property”). The Colorado Center Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Wells Fargo Bank, National Association (“WFB”) and Morgan Stanley Bank, N.A. The Colorado Center Whole Loan is comprised of (i) a senior loan, comprised of ten senior notes, that are pari passu with each other, with an outstanding principal balance of $298,000,000 (collectively, the “Colorado Center Senior Loans”) and (ii) a subordinate companion loan, comprised of three subordinate notes that are pari passu with each other and subordinate to the Colorado Center Senior Loans, with an outstanding principal balance of $252,000,000 (collectively, the “Colorado Center Subordinate Companion Loans”), each as described below. Promissory Note A-1-C1, which is being contributed by Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), in the original principal amount of $40,000,000 and Promissory Note A-3-C1, which is being contributed by WFB, in the original principal amount of $40,000,000, represent the Colorado Center Mortgage Loan and will be included in the BANK 2017-BNK8 securitization trust. Of the remaining Colorado Center Senior Loans (collectively, the “Colorado Center Non-Serviced Pari Passu Companion Loans”), the Colorado Center Non-Serviced Pari Passu Companion Loans evidenced by Promissory Notes A-1-S, A-2-S and A-3-S, in the aggregate original principal balance of $98,000,000 and all of the Colorado Center Subordinate Companion Loans were contributed to the BXP 2017-CC securitization trust. The Colorado Center Whole Loan will be serviced pursuant to the trust and servicing agreement for the BXP 2017-CC securitization trust. The remaining Colorado Center Non-Serviced Pari Passu Companion Loans, which had an aggregate original principal balance of $120,000,000, have either been contributed to securitization trusts or are expected to be contributed to future securitization trusts. See “Description of the Mortgage Pool—The Whole Loans—The Colorado Center Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Colorado Center Whole Loan Summary
Note(s)(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Colorado Center Mortgage Loan
A-1-C1 & A-3-C1	$80,000,000	$80,000,000	BANK 2017-BNK8	No
Colorado Center Non-Serviced Pari Passu Companion Loans
A-1-S, A-2-S, A-3-S	$98,000,000	$98,000,000	BXP 2017-CC	Yes(2)
A-2-C1 & A-2-C2-1	$40,000,000	$40,000,000	COMM 2017-COR2	No
A-2-C2-2	$20,000,000	$20,000,000	DBNY	No
A-1-C2	$40,000,000	$40,000,000	Morgan Stanley Bank, N.A.	No
A-3-C2	$20,000,000	$20,000,000	WFB	No
Colorado Center Subordinate Companion Loans
B-1-S , B-2-S, B-3-S	$252,000,000	$252,000,000	BXP 2017-CC	No
Total	$550,000,000	$550,000,000

(1)	The B-Notes are subordinate to the A-Notes.

(2)	Note A-1-S is the controlling note.

The Borrower and the Sponsor. The borrower is CA-Colorado Center, L.L.C. (the “Colorado Center Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. The sponsors of the Colorado Center Borrower are Boston Properties Limited Partnership (“BPLP”) and Teachers Insurance and Annuity Association of America, for benefit of its separate Real Estate Account (“Teachers”). There is no non-recourse carve-out guarantor for the Colorado Center Whole Loan and no environmental indemnitor other than the Colorado Center Borrower.

BPLP is the operating partnership through which Boston Properties, Inc. (“Boston Properties”) conducts its business and owns all of its interests in properties. Boston Properties is a self-administered and self-managed publicly traded real estate investment trust. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF.

Teachers is one of the largest real estate owners in the world, with net assets of $24.8 billion as of June 30, 2017. Teachers was established in 1995 and as of December 31, 2016 owned a total of 129 real estate investments, including 38 office investments. Teachers has no account-level debt, and its proportionate share of mortgage loans payable outstanding on its portfolio was $4.4 billion, representing a loan-to-value ratio of approximately 15.0%.

The Property. The Colorado Center Property is a six-building Class A urban office campus with a three-level underground parking garage containing 3,105 parking spaces (providing a parking ratio of 2.6 spaces per 1,000 SF). The Colorado Center Property is comprised of approximately 1,176,161 SF, including approximately 45,490 SF of retail and amenity space. Amenities at the Colorado Center Property include a health club, food court, swimming pool, and a public park with two tennis courts and a basketball court.

The Colorado Center Property was built between 1984 and 1991. Boston Properties purchased a 50% interest in the Colorado Center Property in July 2016 for an implied purchase price of $1,026,000,000 ($872 PSF). The Colorado Center Property features a full service gym, yoga studio, racquetball and squash courts, and indoor lap pool, tennis and basketball courts, 3.5- acre park, Wi-Fi and a three story subterranean garage. The Colorado Center Borrower sponsors are also currently planning to further spend approximately $19.1 million in repositioning the Colorado Center Property, which is expected to include a wholesale redevelopment of the retail floor of Building B, replacement of the existing in-line retail tenants with a food hall, renovation of the existing fitness center and redesign of the exterior landscape. However, such renovations are permitted but not required and have not been reserved for under the Colorado Center Whole Loan.

The Colorado Center Property has experienced leasing momentum in the last 12 months. Since acquisition in 2016, the Colorado Center Borrower sponsors have signed leases at the Colorado Center Property, improving the leased occupancy from 68.0% to 91.5% as of July 1, 2017. Approximately 135,000 SF of the newly leased space is attributed to expansion leases with tenants HULU and Edmunds.com. In addition, in 2017 Kite Pharma, Inc. signed a new 159,310 SF lease through 2032.

The Colorado Center Property is 91.5% leased as of July 1, 2017 by a diverse roster of tenants, including companies in the technology, entertainment, pharmaceutical, media and advertising industries. The Colorado Center Property serves as the headquarters for HULU (22.3% of NRA, 26.7% of underwritten Base Rent), Edmunds.com (16.8% of NRA, 20.8% of underwritten Base Rent), Kite Pharma, Inc. (13.5% of NRA, 17.0% of underwritten

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-60

BANK 2017-BNK8	Colorado Center

Base Rent), and RPA (15.9% of NRA, 15.1% of underwritten Base Rent) and is the west coast office for HBO (10.9% of NRA, 12.4% of underwritten Base Rent).

Major Tenants.

HULU (261,823 SF, 22.3% of NRA, 26.7% of underwritten Base Rent). HULU, which is headquartered at the Colorado Center Property, is a streaming video service that offers instant access to live and on demand channels, original series and films, and a library of TV and movies to 32 million subscribers in the U.S. HULU was launched in 2008 and is owned by NBC Universal, The Walt Disney Company, 21st Century Fox and Time Warner Inc. HULU took occupancy at the Colorado Center Property in 2012 with 55,948 SF and has expanded its space multiple times, including 105,037 SF of expansions since March 2016. HULU has two five-year extension options remaining at market rent.

Edmunds.com (197,812 SF, 16.8% of NRA, 20.8% of underwritten Base Rent). Edmunds.com, which is headquartered at the Colorado Center Property, operates an online platform that provides users access to highly targeted automotive information including but not limited to auto dealer inventory, vehicle reviews, shopping tips, photos, videos, detailed pricing and data. Edmunds.com took occupancy at the Colorado Center Property in 2015 with 135,256 SF and recently executed an expansion lease for an additional 62,556 SF commencing August 1, 2018. Edmunds.com has two five-year extension options at market rent remaining.

Kite Pharma, Inc. (159,310 SF, 13.5% of NRA, 17.0% of underwritten Base Rent). Kite Pharma, Inc. (NASDAQ: KITE), which is headquartered at the Colorado Center Property, is a publicly-traded biopharmaceutical company engaged in the development and commercialization of cancer immunotherapy products. Kite Pharma, Inc.’s lease at the Colorado Center Property commenced in August 2017 for an initial 15-year lease term through July 2032 and has three five-year extension options at market rent remaining.

Rubin Postaer & Associates (“RPA”) (186,894 SF, 15.9% of NRA, 15.1% of underwritten Base Rent). RPA, which is headquartered at the Colorado Center Property, is an advertising agency founded in 1986. RPA’s services include direct and event marketing, digital marketing, social media marketing, branded entertainment, account management and analytics. RPA serves national accounts including Honda, Farmers Insurance, Southwest Airlines, FX, Apartments.com, Intuit and the Los Angeles Clippers. RPA has two five-year extension options at market rent remaining and has the option to terminate its lease as of December 31, 2020 with 12 months’ notice by December 31, 2019 and payment of a termination fee equal to six months of base rent.

HBO (128,273 SF, 10.9% of NRA, 12.4% of underwritten Base Rent). HBO is an American cable and satellite television network that is owned by Time Warner Inc. HBO has provided the Colorado Center Borrower notice of its intent to vacate the Colorado Center Property upon its lease expiration date (June 30, 2019); however, the tenant reportedly requested an approximately nine month extension. The Colorado Center Borrower is currently negotiating a holdover agreement with HBO to formally extend its lease by nine months to March 31, 2020.

The following table presents certain information relating to the leases at the Colorado Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	Annual UW Rent PSF(3)(4)	% of Total Annual UW Rent	Lease Expiration
Major Tenants
HULU(5)	AA/Aa3/NR	261,823	22.3%	$16,985,607	$64.87	26.7%	11/15/2021
Edmunds.com(6)(7)	A+/A3/A-	197,812	16.8%	$13,226,003	$66.86	20.8%	1/31/2028
Kite Pharma, Inc.(8)	BBB+/NR/BBB	159,310	13.5%	$10,829,894	$67.98	17.0%	7/31/2032
RPA(9)	A-/Baa1/A	186,894	15.9%	$9,569,281	$51.20	15.1%	12/31/2025
HBO(10)	AAA/Aaa/AAA	128,273	10.9%	$7,857,346	$61.25	12.4%	6/30/2019
Subtotal/Wtd. Avg.		934,112	79.4%	$58,468,131	$62.59	92.0%

Other Tenants		141,825	12.1%	$5,091,675	$35.90	8.0%
Vacant Space		100,224	8.5%	$0	$0.00	0.0%
Total/Wtd. Avg.		1,176,161	100.0%	$63,559,806	$59.07	100.0%

(1)	Information is based on the underwritten rent roll as of July 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include $2,100,026 ($1.95 PSF) of rent steps through August 1, 2018.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	HULU is currently in occupancy of 216,361 SF and has executed an expansion for an additional 20,794 SF of space commencing November 16, 2017 and 24,668 SF of space commencing June 1, 2018. HULU has a total of $1,873,813 of gap rent through May 31, 2018, which was reserved at loan origination. HULU has two five year extension options remaining at market rent.

(6)	Edmunds.com is currently in occupancy of 135,256 SF and has executed an expansion for an additional 62,556 SF commencing August 1, 2018. Edmunds.com has a total of $5,983,082 of free rent and abated rent through December 31, 2018, which was reserved at loan origination. Edmunds.com has two five-year extension options remaining.

(7)	Edmunds.com currently leases 195,594 SF of space pursuant to a lease expiring on January 31, 2028 and 2,218 SF of space pursuant to a lease expiring on November 30, 2027.

(8)	Kite Pharma, Inc. has taken possession of its space but is not yet in occupancy. Kite Pharma, Inc. has 12 months of free rent commencing on August 1, 2017, and a partial rent abatement for an additional 12 months commencing August 1, 2018, totaling $12,790,705, which was reserved at loan origination. Kite Pharma, Inc. has three five-year extension options remaining.

(9)	RPA has two five-year extension options remaining and has the right to terminate its lease as of December 31, 2020 with no less than 12 months’ notice by December 31, 2019 and payment of a termination fee equal to six months of base rent at the time of the lease termination.

(10)	HBO has provided the Colorado Center Borrower notice of its intent to vacate the Colorado Center Property upon its lease expiration date (June 30, 2019), however, it has reportedly requested an approximately nine month extension and the Colorado Center Borrower is currently negotiating a holdover agreement with HBO to formally extend its lease to March 31, 2020.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-61

BANK 2017-BNK8	Colorado Center

The following table presents certain information relating to the lease rollover schedule at the Colorado Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Base Rent Rolling(3)	UW Rent PSF Rolling(3)(4)	% of UW Base Rent Rolling	Cumulative % of UW Base Rent Rolling
MTM	3	1,623	0.1%	0.1%	$42,553	$26.22	0.1%	0.1%
2017	2	3,523	0.3%	0.4%	$20,654	$5.86	0.0%	0.1%
2018	2	1,495	0.1%	0.6%	$66,398	$44.41	0.1%	0.2%
2019	5	130,323	11.1%	11.6%	$7,868,146	$60.37	12.4%	12.6%
2020	1	7,576	0.6%	12.3%	$0	$0.00	0.0%	12.6%
2021	10	294,711	25.1%	37.3%	$18,635,269	$63.23	29.3%	41.9%
2022	4	39,421	3.4%	40.7%	$2,142,511	$54.35	3.4%	45.3%
2023	0	0	0.0%	40.7%	$0	$0.00	0.0%	45.3%
2024	0	0	0.0%	40.7%	$0	$0.00	0.0%	45.3%
2025	6	186,894	15.9%	56.6%	$9,569,281	$51.20	15.1%	60.3%
2026	0	0	0.0%	56.6%	$0	$0.00	0.0%	60.3%
2027	3	2,218	0.2%	56.8%	$0	$0.00	0.0%	60.3%
2028 & Beyond	15	408,153	34.7%	91.5%	$25,214,994	$61.78	39.7%	100.0%
Vacant	0	100,224	8.5%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	51	1,176,161	100.0%		$63,559,806	$59.07	100.0%

(1)	Information is based on the underwritten rent roll as of July 1, 2017.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total UW Base Rent Rolling and UW Rent PSF Rolling include $2,100,026 ($1.95 PSF) of rent steps through August 1, 2018.

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Colorado Center Property is located on a 15.0 acre site in Santa Monica’s Media and Entertainment District, one block north of the 26th Street/Bergamot Los Angeles County Metro Rail light rail station that connects downtown Santa Monica to Downtown Los Angeles. According to the appraisal, Santa Monica is a supply-constrained office submarket, with only 310,000 SF (4.1% of total submarket inventory as of the end of 2016) of new office supply delivered in the Santa Monica submarket since 2000. The immediate area around the Colorado Center Property features a number of other office projects, including the Water Garden office park located to the south across Colorado Avenue, the 2600 Colorado Avenue office complex located at the southeast corner of Colorado Avenue and 26th Street, and Arboretum Gateway, a mixed use office and retail development located to the southwest corner of Cloverfield Boulevard and Colorado Avenue.

The Colorado Center Property is situated in the West Los Angeles office market of Los Angeles County, within the Santa Monica office submarket. As of the first quarter of 2017, the 12 office submarkets that comprise the West Los Angeles office market contain approximately 54.3 million SF of office space, and the Santa Monica submarket contained approximately 9.7 million SF of office space, of which approximately 7.3 million SF is characterized as Class A office space.

According to the appraisal, as of the first quarter of 2017, the Santa Monica submarket had a direct vacancy rate of 8.0% and overall vacancy rate (including subleasing) of 9.0%, lower than the West Los Angeles market direct vacancy and overall vacancy of 11.1% and 12.0%, respectively. From the first quarter of 2016 to the first quarter of 2017, Class A office vacancy in the Santa Monica submarket declined from 14.5% to 9.3%.

The appraiser identified 16 comparable recent office leases at six properties ranging in tenant size from 1,003 SF to 189,058 SF The comparable leases are all located in buildings similar in class and quality to the Colorado Center Property, and in the general competitive market. The comparable leases have terms ranging from six months to 12 years and exhibit a range of rents from $51.00 PSF full service gross to $70.80 PSF full service gross, with an average of $61.72 PSF. Free rent concessions ranged from zero to 10 months. Tenant improvement allowances for new leases ranged from $0.00 to $75.00 PSF full service gross.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-62

BANK 2017-BNK8	Colorado Center

The following table presents certain information relating to comparable leases for the Colorado Center Property:

Comparable Lease Summary
Property Name / Address	Tenant Name	Expense Basis	Lease Area (SF)	Lease Date	Lease Term (Yrs)	Rental Rate (PSF per Year)
Water Garden Phase I	Miramax	FSG	3,521	17-Sep	0.5	$66.00
Water Garden Phase I	Oracle	FSG	110,000	17-Sep	6.0	$63.00
Water Garden Phase I	Angeles Equity Partners	FSG	4,941	17-Aug	6.2	$69.00
Water Garden Phase I	GroupM	FSG	13,343	16-Apr	2.0	$66.00
Water Garden Phase II	GroupM	FSG	13,343	15-Jul	0.8	$63.00
2700 Colorado	Invesco	FSG	24,906	17-Sep	6.0	$70.80
2700 Colorado	Lions Gate	FSG	189,058	15-Sep	8.0	$57.00
Lantana Center	The Littlefield Company	FSG	1,003	17-Jan	2.0	$65.40
Lantana Center	Slingshot Global Media	FSG	3,045	16-Sep	2.2	$60.00
Lantana Center	Dick Clark Productions	FSG	11,650	16-Apr	5.0	$64.80
Lantana Center	Dick Clark Productions	FSG	11,800	16-Apr	5.0	$64.80
Pen Factory	Awesomeness TV	NNN	96,000	17-May	12.0	$55.80
Santa Monica Business Park	Interactive Data Corporation	FSG	22,877	17-Dec	5.0	$60.60
Santa Monica Business Park	Pandora	FSG	25,347	16-May	8.0	$51.00
Santa Monica Business Park	S&F Hospice OPCO I, LLC	FSG	2,346	16-May	10.0	$58.08
Santa Monica Business Park	Beachhead Studios	FSG	13,346	16-Jan	3.2	$52.20

Source: Appraisal.

The following table presents certain information relating to the appraiser’s concluded rental rates for the Colorado Center Property:

Market Rent Conclusion
	Office	Retail	Storage
Market Rent	$69.00	$48.00	$0.00
Concessions	7 mos.	None	None
Reimbursements	FSG	NNN	Gross
Annual Escalation	3.5%	3.5%	3.5%
Tenant Improvements (New)	$35.00	$35.00	$0.00
Tenant Improvements (Renewal)	$15.00	$15.00	$0.00
Average Lease Term	7 Years	5 Years	5 Years
Leasing Commissions (New)	6.0%	6.0%	6.0%
Leasing Commissions (Renewal)	3.0%	3.0%	3.0%

                 Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-63

BANK 2017-BNK8	Colorado Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Colorado Center Property:

Cash Flow Analysis
	2013	2014	2015	2016	UW	UW PSF
Base Rent(1)	$50,972,936	$53,273,430	$42,763,089	$33,880,500	$61,459,780	$52.25
Contractual Rent Steps(2)	$0	$0	$0	$0	$2,100,026	$1.79
Free Rent	($5,410,705)	($1,460,868)	($2,635,146)	$0	$0	$0.00
Gross Potential Rent	$45,562,231	$51,812,562	$40,127,943	$33,880,500	$63,559,806	$54.04
Total Recoveries	$2,550,592	$3,510,275	$2,613,165	$1,256,614	$1,114,063	$0.95
Other Income(3)	$7,201,033	$9,274,869	$6,290,373	$5,831,714	$8,457,149	$7.19
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$55,313,856	$64,597,706	$49,031,481	$40,968,828	$73,131,018	$62.18
Total Expenses	$19,048,534	$20,072,749	$18,916,122	$17,405,107	$17,770,483	$15.11
Net Operating Income	$36,265,322	$44,524,957	$30,115,359	$23,563,721(4)	$55,360,535(4)	$47.07
Capital Expenditures	$0	$0	$0	$0	$235,232	$0.20
TI/LC	$0	$0	$0	$0	$3,160,222	$2.69
Net Cash Flow	$36,265,322	$44,524,957	$30,115,359	$23,563,721	$51,965,081	$44.18

Occupancy %	93.9%	92.6%	54.7%	68.0%	91.5%
NOI DSCR(5)	3.37x	4.14x	2.80x	2.19x	5.14x
NCF DSCR(5)	3.37x	4.14x	2.80x	2.19x	4.83x
NOI Debt Yield(5)	12.2%	14.9%	10.1%	7.9%	18.6%
NCF Debt Yield (5)	12.2%	14.9%	10.1%	7.9%	17.4%

(1)	UW Base Rent reflects contractual rents as of July 1, 2017.

(2)	UW Contractual Rent Steps include rent steps through August 2018.

(3)	Other Income is primarily made up of parking revenue and is based on the Colorado Center Borrower’s budget figures.

(4)	During 2015, occupancy at the Colorado Center Property declined from 85.0% to 49.9%, when Riot Games, Inc. (which moved to a single tenant headquarters campus in West Los Angeles) and Yahoo! (which left the Colorado Center Property as part of a larger company downsizing) both vacated the Colorado Center Property. The increase in UW NOI from 2016 is due to an occupancy increase from 68.0% to 91.5% as well as the inclusion of Contractual Rent Steps. Edmunds.com commenced paying rent for 133,038 SF of its space ($8,426,627 of Base Rent) on December 1, 2016. Since 2016, new leases of approximately 300,000 SF ($20.1 million of Base Rent) have been signed at the Colorado Center Property.

(5)	The debt service coverage ratios and debt yields are based on the Colorado Center Senior Loans, and exclude the Colorado Center Subordinate Companion Loans.

Escrows and Reserves. The Colorado Center Whole Loan documents provide for upfront reserves of $25,193,502 for existing tenant improvements and leasing commissions costs and $20,761,186 for existing gap rent and free rent obligations.

During the continuance of a Cash Management Sweep Period (as defined below), the Colorado Center Whole Loan documents provide for ongoing monthly reserve deposits on each monthly payment date of 1/12 of the estimated annual taxes and, provided an acceptable blanket policy is no longer in place, 1/12 of the estimated annual insurance premiums. Notwithstanding the foregoing, in lieu of making any required monthly reserve payment, or in lieu of reserves previously deposited, the Colorado Center Borrower has the right to deliver to the lender a guaranty from BPLP (a “BPLP Guaranty”) in an aggregate amount equal to such amount the Colorado Center Borrower would otherwise be required to have reserved with the lender (other than with respect to the upfront reserves, which in no event may be replaced by a BPLP Guaranty); provided, however, delivery of the BPLP Guaranty will be permitted only so long as BPLP’s senior unsecured credit rating is “BBB” or higher by S&P and “Baa3” or higher by Moody’s (the “BPLP Guarantor Required Rating”). The aggregate amount guaranteed under any such BPLP Guaranty will be reduced as the Colorado Center Borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. The Colorado Center Borrower may also deliver a letter of credit in lieu of any reserve payments or in lieu of reserves previously deposited. The aggregate amount of any BPLP Guaranty (and the face amount of any letter of credit obtained by BPLP and delivered on behalf of the Colorado Center Borrower) may not at any time exceed 10.0% of the outstanding principal balance of the Colorado Center Whole Loan unless, in connection with the delivery of such new BPLP Guaranty or letter of credit, the Colorado Center Borrower delivers a non-consolidation opinion satisfactory to the lender, and if required by the lender, the rating agencies.

In the event BPLP no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the Colorado Center Borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

Lockbox and Cash Management. The Colorado Center Whole Loan is structured with a hard lockbox and springing cash management. The Colorado Center Borrower and property manager were required at origination to deliver letters to all tenants at the Colorado Center Property directing them to deposit all rents and other payments into a lockbox account. In addition, any rents received by the Colorado Center Borrower or property manager are required to be deposited into the lockbox account within five business days of receipt. Unless a Cash Management Sweep Period is continuing, all funds in the lockbox account are required to be swept within one business day into the Colorado Center Borrower’s operating account. Upon the first occurrence of a Cash Management Sweep Period, the Colorado Center Borrower is required to establish a lender controlled cash management account. During the continuance of a Cash Management Sweep Period, all funds in the lockbox account are required to be swept each business day into such lender-controlled cash management account and disbursed on each payment date to pay debt service on the Colorado Center Whole Loan, to pay escrows and reserves as described above under “Escrows and Reserves,” to pay operating expenses and capital expenditures (in each as set forth in the annual budget, which is required to be approved by the lender solely during the continuance of a Cash Management Sweep Period), and to disburse any remainder into an account (the “Cash Sweep Account”) to be held as additional security for the Colorado Center Whole Loan during the continuance of such Cash Management Sweep Period; provided, however, if no event of default is continuing, such funds are required to be disbursed to the Colorado Center Borrower within 10 days after the lender’s receipt of a written request from the Colorado Center Borrower (at its election) (a) to pay shortfalls on debt service on the Colorado Center Whole Loan, (b) to disburse monthly operating expenses (including payments to any affiliate of the

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-64

BANK 2017-BNK8	Colorado Center

Colorado Center Borrower if set forth in the approved annual budget or otherwise approved by the lender) as set forth in the approved annual budget, (c) to pay capital expenditures (other than payments to any affiliate of the Colorado Center Borrower unless set forth in the approved annual budget or otherwise approved by the lender) subject to the satisfaction of certain capital expenditure release conditions and (d) to pay tenant improvement costs, tenant improvement allowances or leasing expenses as set forth in the approved annual budget or incurred on commercially reasonable terms in connection with leases which do not require the lender’s approval, subject to satisfaction of certain tenant improvement release conditions or leasing commission/allowance release conditions.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the Colorado Center Whole Loan documents or (b) the interest only debt service coverage ratio being less than 1.20x as of the last day of any calendar quarter and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b), (A) the interest only debt service coverage ratio of the Colorado Center Whole Loan being 1.20x or greater for one calendar quarter and no event of default is continuing or (B) the Colorado Center Borrower’s delivery of (x) cash, which cash will be held by lender in an additional reserve fund, (y) a letter of credit satisfying the requirements in the Colorado Center Whole Loan documents or (z) so long as BPLP satisfies the BPLP Guarantor Required Rating, a BPLP Guaranty, in each case in an amount that would be required to be prepaid in order for the debt service coverage ratio to equal at least 1.20x.

Additional Secured Indebtedness (not including trade debts). In addition to the Colorado Center Mortgage Loan, the Colorado Center Property also secures the Colorado Center Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $218,000,000 and the Colorado Center Subordinate Companion Loans, which have a Cut-off Date principal balance of $252,000,000. The Colorado Center Subordinate Companion Loans are coterminous with the Colorado Center Mortgage Loan and accrue interest at the same rate as the Colorado Center Mortgage Loan. The Colorado Center Mortgage Loan along with the Colorado Center Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and the Colorado Center Senior Loans are senior in right of payment to the Colorado Center Subordinate Companion Loans. The holders of the Colorado Center Mortgage Loan, the Colorado Center Non-Serviced Pari Passu Companion Loans and the Colorado Center Subordinate Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on the Colorado Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—the Colorado Center Pari Passu A/B Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Terrorism Insurance. So long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is in effect, the Colorado Center Borrower is required to maintain property insurance that includes terrorism coverage in an amount equal to the full replacement cost of the Colorado Center Property (plus 18 months of business interruption coverage), provided that so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA. If TRIPRA is not in effect, then provided that terrorism insurance is commercially available, the Colorado Center Borrower is required to carry terrorism insurance throughout the term of the Colorado Center Whole Loan as described in the preceding sentence, but in that event the Colorado Center Borrower is not required to spend more than two times the amount of the then-current insurance premium that is payable in respect of the property and business interruption insurance required under the related loan documents (without giving effect to the cost of the terrorism, earthquake or flood components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-65

BANK 2017-BNK8	1235 South Clark Street

Mortgage Loan No. 6 – 1235 South Clark Street

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-66

BANK 2017-BNK8	1235 South Clark Street

Mortgage Loan No. 6 – 1235 South Clark Street

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-67

BANK 2017-BNK8	1235 South Clark Street

Mortgage Loan No. 6 – 1235 South Clark Street

1235 South Clark Street
1235 South Clark Street
Arlington, VA 22202
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA
VIRGINIA
DIST. OF COLUMBIA
ARLINGTON COUNTY
Rosslyn
Foggy Bottom
Fort Myer
Crystal City
Rosemont
Del Ray
Northeast Alexandria
Southwest/ Waterfront
Potomac River
Anacostia River
Washington Channel
Tidal Basin
Reagan National Airport
The Pentagon
ARLINGTON NATIONAL CEMETERY
THE NATIONAL MALL
Dulles Intl. Airport 26 miles
Constitution Ave NW
Independence Ave SW
G. W. Mem. Pkwy
Columbia Pike
Arlington Blvd
Arlington Ridge Rd
23rd St S
S. Glebe Rd
W. Glebe Rd
E. Glebe Rd
Russell Rd
Commonwealth Ave
Jefferson Davis Hwy
Potomac Ave
Mt. Vernon Ave
W. Braddock Rd
E. Braddock Rd
King St
N. Quaker Ln
2nd St S
P St SW
2nd St SW
THEODORE ROOSEVELT BRIDGE
ARLINGTON MEMORIAL BRIDGE
14TH ST BRIDGE
METRO
Lincoln Memorial
Vietnam Veterans Memorial
Washington Monument
World War II Mem.
FDR Memorial
Jefferson Memorial
Vietnam Women's Memorial
Mus. of Natural History
National Gallery
US District Court
U.S. Capitol
Smithsonian
US Marine Corps War Memorial
Arlington General District Court
JFK Gravesite
Arlington House
Visitors Center
Civil War Unknowns Mem.
Space Shuttle Columbia Memorial
Tomb of the Unknown Soldier
Confederate Memorial
Memorial Amphitheater
USS Liberty Memorial
Coast Guard Memorial
Service Complex
Air Force Memorial
Natl. 9/11 Pentagon Mem.
Fashion Centre at Pentagon City
DEA Museum & Visitors Ctr.
Boeing
Pentagon Centre
Virginia Highlands Park
Long Bridge Park
Gravelly Point
East Potomac Park Golf Course
Fort McNair
Army Navy Country Club
Crystal City Shops
Lockheed Martin
Raytheon
US EPA Headquarters Potomac Yard
Fort Scott Park
National Gateway
Four Mile Run Park
The Birchmere
Village at Shirlington
Potomac Yard Center
Eugene Simpson Stadium Park
Forest Park
Anacostia Naval Station
PENTAGON
PENTAGON CITY
CRYSTAL CITY
REAGAN NATIONAL
ARLINGTON CEMETERY
FEDERAL TRIANGLE
ARCHIVES-NAVY MEMORIAL
L'ENFANT PLAZA
FEDERAL CENTER SW
WATERFRONT/ SEU
Rockville
Wheaton
Potomac
Silver Spring
Bethesda
College Park
Langley
McLean
Falls Church
ARLINGTON
Annandale
Springfield
ALEXANDRIA
MARYLAND
VIRGINIA

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-68

BANK 2017-BNK8	1235 South Clark Street

Mortgage Loan No. 6 – 1235 South Clark Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$78,000,000			Location:	Arlington, VA 22202
Cut-off Date Balance:	$78,000,000			General Property Type:	Office
% of Initial Pool Balance:	6.9%			Detailed Property Type:	CBD
Loan Purpose:	Recapitalization			Title Vesting:	Fee
Sponsor:	JBG Smith Properties			Year Built/Renovated:	1981/2008
Mortgage Rate:	3.9390%			Size:	384,025 SF
Note Date:	10/12/2017			Cut-off Date Balance per SF:	$203
First Payment Date:	12/1/2017			Maturity Date Balance per SF:	$184
Maturity Date:	11/1/2027			Property Manager:	H Street Management LLC
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$8,983,763
Prepayment Provisions:	LO (24); DEF (89); O (7)			UW NOI Debt Yield:	11.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.7%
Additional Debt Type:	N/A			UW NCF DSCR:	2.72x (IO) 1.91x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$8,601,394 (7/31/2017 TTM)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			2nd Most Recent NOI:	$8,493,042 (12/31/2016)
Reserves(2)				3rd Most Recent NOI:	$8,258,796 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	83.0% (10/1/2017)
RE Tax:	$242,667	$121,333	N/A	2nd Most Recent Occupancy:	82.9% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	83.0% (12/31/2015)
Recurring Replacements:	$0	$8,001	N/A	Appraised Value (as of):	$115,000,000 (8/22/2017)
TI/LC:	$24,026	$33,308	N/A	Cut-off Date LTV Ratio:	67.8%
Other:	$420,080	$0	N/A	Maturity Date LTV Ratio:	61.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$78,000,000	100.0%	Return of Equity(3):	$76,555,546	98.1%
			Closing Costs:	$757,681	1.0%
			Reserves:	$686,773	0.9%
Total Sources:	$78,000,000	100.0%	Total Uses:	$78,000,000	100.0%

(1)	See “Mezzanine Loan and Preferred Equity” below for further discussion of future permitted debt.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The 1235 South Clark Street Property was previously unencumbered. With the closing of the 1235 South Clark Street Mortgage Loan, the 1235 South Clark Street sponsor maintains an undepreciated cost basis of approximately $99.2 million.

The Mortgage Loan. The sixth largest mortgage loan (the “1235 South Clark Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $78,000,000, and secured by a first priority fee mortgage encumbering a 384,025 SF office property known as 1235 South Clark Street located in Arlington, Virginia (the “1235 South Clark Street Property”). The proceeds of the 1235 South Clark Street Mortgage Loan were used to recapitalize the 1235 South Clark Street sponsor, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is JBGS/1235 South Clark, L.L.C. (the “1235 South Clark Street Borrower”), a single-purpose Delaware limited liability company with at least two independent directors.

The nonrecourse carve-out guarantor is JBG Smith Properties LP, wholly owned by JBG Smith Properties, the sponsor for the 1235 South Clark Street Mortgage Loan. On July 17, 2017, Vornado Realty Trust (NYSE: VNO) completed the tax-free spin-off of JBG Smith Properties (NYSE: JBGS) (“JBGS”), after which JBGS became the largest publicly traded real estate company in the Washington, D.C. metropolitan area, with a track record of over 50 years as an owner, operator, investor and developer. JBGS’s current portfolio consists of approximately 20.9 million SF with another 18 million SF in development, all concentrated in submarkets in the Washington, D.C. region. Within Crystal City, JBGS operates approximately 8 million SF in 26 buildings.

The Property. The 1235 South Clark Street Property consists of a 15-story urban office building totaling 384,025 SF, featuring ground floor retail (12.6% of NRA), fourteen floors of office space, a penthouse, gym and 688 parking spaces in a subterranean parking garage. The 1235 South Clark Street Property is located in the Crystal City neighborhood of Arlington, Virginia, was built in 1981, renovated in 2008, and according to the sponsor has undergone approximately $4.1 million of additional capital improvements since 2013.

The 1235 South Clark Street Property is located within 0.5 miles from the Fashion Centre at Pentagon City mall and from downtown Crystal City, within 1.0 mile of the Pentagon and Ronald Reagan Washington National Airport, and approximately 1.3 miles from the Air Force Memorial. Approximately one block from the 1235 South Clark Street Property is the Crystal City station for the Blue and Yellow Metrorail lines via underground walkways, and Interstate 395, leading across the 14th Street Bridge into downtown Washington, D.C.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-69

BANK 2017-BNK8	1235 South Clark Street

As of October 1, 2017, the 1235 South Clark Street Property was 83.0% occupied by 19 office tenants and 5 retail tenants. Historical occupancy as of December 31, 2016, December 31, 2015, and December 31, 2014 was 82.9%, 83.0% and 79.9%. From 2009 through 2016, occupancy at the 1235 South Clark Property has averaged 85.3%.

The largest tenants include Department of Defense (25.4% of SF, 30.3% of underwritten rent), International Justice Mission (19.5% of SF, 31.0% of underwritten rent) and Earth Treks Crystal City (9.1% of SF, 4.4% of underwritten rent). Outside of the top three tenants, no other single tenant represents more than 4.2% of SF or 5.3% of underwritten rent.

Major Tenants.

Department of Defense (97,537 SF, 25.4% of NRA, 30.3% of underwritten rent). Department of Defense (“DOD”) has been a tenant since 1999 and occupies a total of 97,537 SF under various leases. Of its total space, 64,855 SF expires in February 2022, and 32,682 SF expires in April 2024. DOD is expected to sign a 9th Amendment to its lease for the 32,682 SF portion of its space that will entitle it to a rent credit for unused tenant allowances, which amount has been reserved by the lender (See “Escrows and Reserves” below) The DOD space contains Sensitive Compartmented Information Facility build-out and DOD has invested in its space recently renovating the 6th and 10th floors at an approximate cost of $1.3 million. The specific buildout allows the 1235 South Clark Street Property secure dark fiber connectivity directly to the Pentagon and to the broader Department of Defense and Department of State. The Department of Defense is an executive branch department of the federal government of the United States that supervises all functions of the government concerned directly with national security and the United States Armed Forces.

International Justice Mission (74,833 SF, 19.5% of NRA, 31.0% of underwritten rent). International Justice Mission has been a tenant since 2006 and occupies a total of 74,833 SF expiring March 2024 with one remaining five-year renewal. International Justice Mission is an international anti-slavery 501(c)(3) organization, headquartered at the 1235 South Clark Street Property with 17 field offices in Africa, Latin America, South Asia and Southeast Asia, and five partner offices in North America, Europe and Australia.

Earth Treks Crystal City (35,011 SF, 9.1% of NRA, 4.4% of underwritten rent). Earth Treks Crystal City has been a tenant since 2016 and occupies 35,011 SF expiring June 2031 with two five-year renewal options. Earth Treks Climbing and Fitness Centers (“Earth Treks”) operates indoor climbing gyms in Maryland and Virginia. Earth Treks’ location at the 1235 South Clark Street Property is the largest gym in its franchise and includes a 35,000 SF climbing wall, fitness center, dedicated yoga and group fitness rooms and a retail shop.

The following table presents certain information relating to the leases at the 1235 South Clark Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Department of Defense	AAA/Aaa/AA+	97,537	25.4%	$3,625,653	30.3%	$37.17	Various(4)
International Justice Mission	NR/NR/NR	74,833	19.5%	$3,709,738	31.0%	$49.57	3/31/2024
Earth Treks Crystal City	NR/NR/NR	35,011	9.1%	$523,414	4.4%	$14.95	6/30/2031
Alenia Aermacchi N. America	BB+/Baa1/BB+	16,025	4.2%	$583,791	4.9%	$36.43	3/31/2020
General Dynamics(5)	A/A2/A+	13,144	3.4%	$483,305	4.0%	$36.77	4/30/2019
Raytheon Company	A-/A3/A	12,834	3.3%	$628,353	5.3%	$48.96	8/31/2018
ARA Inc.	NR/NR/NR	9,603	2.5%	$361,937	3.0%	$37.69	7/31/2025
Syncadd Systems Inc.(6)	NR/NR/NR	8,853	2.3%	$321,718	2.7%	$36.34	11/30/2019
Dynetics Inc.	NR/NR/NR	7,412	1.9%	$288,104	2.4%	$38.87	2/28/2023
Sparkles! at Crystal City	NR/NR/NR	6,969	1.8%	$240,012	2.0%	$34.44	8/12/2021
Subtotal/Wtd. Avg.		282,221	73.5%	$10,766,026	90.0%	$38.15

Other Tenants		36,654	9.5%	$1,198,060	10.0%	$32.69
Vacant Space		65,150	17.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		384,025	100.0%	$11,964,085	100.0%	$37.52

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company or government entity whether or not the parent or government entity guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Department of Defense has 64,855 SF expiring 2/8/2022, and 32,682 SF expiring 4/19/2024.

(5)	General Dynamics has a contract with the U.S. Joint Strike Fighter program. If such contract is discontinued or materially reduced and not replaced, General Dynamics has a termination right with payment of a termination fee equal to unamortized legal and brokerage costs plus $153,347 (plus 8% annual interest through the effective cancellation date), plus three months of base rent.

(6)	Syncadd Systems Inc. has two contracts with the U.S. Department of the Army. If such contracts are discontinued and not replaced, Syncadd Systems Inc. has a termination right on up to 4,426 SF with payment of a termination fee equal to, pro rata for the portion of the space relinquished, unamortized legal and brokerage costs plus $123,573 (plus 8% annual interest through the effective cancellation date), plus three months of base rent.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-70

BANK 2017-BNK8	1235 South Clark Street

The following table presents certain information relating to the lease rollover schedule at the 1235 South Clark Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	2	2,980	0.8%	0.8%	$0.00	$0	0.0%	0.0%
2018	8	26,837	7.0%	7.8%	$41.86	$1,123,486	9.4%	9.4%
2019	3	24,586	6.4%	14.2%	$36.20	$889,942	7.4%	16.8%
2020	4	27,051	7.0%	21.2%	$36.51	$987,581	8.3%	25.1%
2021	2	7,886	2.1%	23.3%	$34.61	$272,914	2.3%	27.4%
2022	4	64,855	16.9%	40.2%	$36.64	$2,376,287	19.9%	47.2%
2023	1	7,412	1.9%	42.1%	$38.87	$288,104	2.4%	49.6%
2024	11	107,515	28.0%	70.1%	$46.12	$4,959,104	41.4%	91.1%
2025	1	9,603	2.5%	72.6%	$37.69	$361,937	3.0%	94.1%
2026	2	5,139	1.3%	73.9%	$35.28	$181,315	1.5%	95.6%
2027	0	0	0.0%	73.9%	$0.00	$0	0.0%	95.6%
2028 & Beyond	3	35,011	9.1%	83.0%	$14.95	$523,414	4.4%	100.0%
Vacant	0	65,150	17.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	41	384,025	100.0%		$37.52	$11,964,085	100.0%

(1)	Information is based on the underwritten rent roll. Certain tenants may have co-terminous leases which are consolidated as presented.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The 1235 South Clark Street Property is located in the Crystal City/Pentagon City neighborhood of Arlington, Virginia, southeast of Arlington County and across the Potomac River from Washington, D.C. The 1235 South Clark Street Property is located approximately four miles from the Washington, D.C. central business district and approximately one mile south of the Pentagon.

Access to the Crystal City neighborhood is provided via Jefferson Davis Highway (Route 1) and Interstate 395 (within approximately one mile of the 1235 South Clark Street Property), which connects downtown Washington, D.C. with Interstate 95 and the Capital Beltway (I-495). Additionally, the neighborhood is served by the Blue and Yellow lines of the Metrorail subway system, by the Virginia Railway Express commuter rail service and by Washington Reagan National Airport, which public access supports the regional draw for retail demand and high-density office use. Major tenants in Crystal City include the Department of Defense and the Environmental Protection Agency, numerous defense-related contractors, as well as Fortune 500 firms including AT&T, Lockheed Martin, Boeing, PRC and IBM.

According to a third party research report, in recent history, the Northern Virginia office market area has had a higher than average vacancy due to the Pentagon’s base realignment and closures in the region, however, the market has since shown signs of stabilization. In particular the Crystal City submarket has seen positive absorption of 135,000 SF over the last four quarters as compared to the average annual absorption rate of 5,400 SF recorded since the beginning of the second quarter of 2007. The Crystal City submarket’s average vacancy rate was 15.9% during the first quarter of 2017 with current asking rent of $39.95 PSF.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the 1235 South Clark Street Property was 20,715, 195,229, and 771,962, respectively, and the estimated 2017 average household income within the same radii was $127,232, $126,140 and 124,037, respectively.

The appraisal noted one new office building under construction in the submarket which will be the first new supply in the submarket since 2013, which is known as 3000 Potomac Avenue, is expected to deliver in June 2018 and is 100% pre-leased.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-71

BANK 2017-BNK8	1235 South Clark Street

The following table presents recent leasing data at comparable office buildings with respect to the 1235 South Clark Street Property:

Comparable Lease Summary
Property Name/Address	Year Built/ Renovated	Total NRA (SF)	Total Occ.	Tenant Name	Lease Area (SF)	Lease Date / Term	Initial Rent PSF/ Ann. Escalation	TI PSF/ Free Rent
Crystal Gateway 3 1215 S. Clark Street	1983/N/A	352,700	100%	GSA - U.S. Marshalls	332,970	Jun-16 / 15.0 Yrs	$32.0 / 0.00%	$68 / 36 mos
Jefferson Plaza 1401 South Clark Street	1970/1996	271,285	76%	GSA DOJ Rental Beast ASC	20,881 2,000 21,880	Oct-17 / 10.0 Yrs Nov-16 / 5.4 Yrs Aug-16 / 3.3 Yrs	$31.25 / 0.00% $32.50 / 2.75% $35.00 / 3.00%	$65 / 21 mos $0 / 5 mos $15 / 1 mo
Crystal Park V 2451 Crystal Drive	1990/N/A	408,677	73%	Navanti Group ESC Inc. American Diabetes Assoc	6,878 8,000 2,709	May-17 / 6.0 Yrs Aug-16 / 7.0 Yrs May-16 / 14.2 Yrs	$34.00 / 2.75% $36.00 / 2.75% $30.59 / 2.00%	$0 / 9 mos $70 / 18 mos $50 / 14 mos
Crystal Park Four 2345 Crystal Drive	1988/N/A	507,644	93%	ASRC Federal Holding Company, LLC	22,227	Feb-16 / 5.0 Yrs	$41.00 / 2.75%	$25 / 4 mos
1400 Crystal Drive 1400 Crystal Drive	2013/N/A	308,898	56%	Stardog Union Millennium Corp National Feed & Grain Assoc North American Millers Assoc	3,473 11,623 6,246 2,219	Oct-16 / 5.5 Yrs Oct-16 / 8.8 Yrs Oct-16 / 11.7 Yrs Sep-16 / 11.0 Yrs	$44.00 / 2.75% $44.00 / 2.50% $43.50 / 2.50% $44.00 / 2.50%	$0 / 6 mos $81 / 10 mos $80 / 20 mos $80 / 12 mos
Century Center II 2461 South Clark Street	1973/N/A	235,337	76%	Johns Hopkins Applied Physics Lab	9,605	Sep-16 / 8.4 Yrs	$33.75 / 2.50%	$65 / 8 mos

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1235 South Clark Street Property:

Cash Flow Analysis
	2014	2015	2016	7/31/2017 TTM	UW	UW PSF
Gross Potential Rent(1)	$9,897,087	$11,258,128	$11,557,622	$11,595,465	$14,588,453	$37.99
Total Recoveries	$187,924	$202,963	$68,517	$117,856	$144,122	$0.38
Total Other Income(2)	$326,496	$243,172	$260,261	$310,755	$310,755	$0.81
Total Parking Income	$876,605	$838,125	$848,057	$901,741	$901,741	$2.35
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,621,053)	($6.83)
Effective Gross Income	$11,288,112	$12,542,388	$12,734,457	$12,925,817	$13,324,018	$34.70
Total Operating Expenses	$4,528,702	$4,283,592	$4,241,415	$4,324,423	$4,340,255	$11.30
Net Operating Income	$6,759,410	$8,258,796	$8,493,042	$8,601,394	$8,983,763	$23.39
Capital Expenditures	$0	$0	$0	$0	$96,006	$0.25
TI/LC	$0	$0	$0	$0	$399,697	$1.04
Net Cash Flow	$6,759,410	$8,258,796	$8,493,042	$8,601,394	$8,488,059	$22.10

Occupancy %	79.9%	83.0%	82.9%	83.0%(3)	82.2%
NOI DSCR (IO)	2.17x	2.65x	2.73x	2.76x	2.88x
NOI DSCR (P&I)	1.52x	1.86x	1.91x	1.94x	2.03x
NCF DSCR (IO)	2.17x	2.65x	2.73x	2.76x	2.72x
NCF DSCR (P&I)	1.52x	1.86x	1.91x	1.94x	1.91x
NOI Debt Yield	8.7%	10.6%	10.9%	11.0%	11.5%
NCF Debt Yield	8.7%	10.6%	10.9%	11.0%	10.9%

(1)	UW Gross Potential Rent includes contractual rent steps through October 1, 2018 totaling $183,272.
(2)	Total Other income includes storage revenue, administrative fees, tenant direct billings and other miscellaneous other income.

(3)	Occupancy as of October 1, 2017.

Escrows and Reserves. The 1235 South Clark Street Borrower deposited at loan origination $242,667 for real estate taxes and is required to deposit monthly 1/12th of the annual estimated real estate taxes due (initially $121,333) and 1/12th of the annual estimated insurance premiums due (unless the 1235 South Clark Street Property is covered by an acceptable blanket insurance policy). Additionally, the 1235 South Clark Street Borrower is required to deposit monthly $8,001 to a replacement reserve.

The 1235 South Clark Street Borrower deposited at loan origination $24,026 and is required to deposit monthly $33,308 for various brokerage commissions, tenant allowances and improvements. The 1235 South Clark Street Borrower deposited at loan origination $420,080 which equals the amount of unused tenant allowances for DOD (the “DOD Reserve”). It is anticipated that upon execution of DOD’s 9th lease amendment, a $140,026 lump sum amount will be paid to DOD and DOD’s annual rent will be reduced by $42,008 until the total sum of $420,080 has been applied. Pursuant to the 1235 South Clark Street Mortgage Loan documents, the DOD Reserve is required to be released to the 1235 South Clark Street Borrower upon execution of DOD’s 9th lease amendment as (i) reimbursement to the 1235 South Clark Street Borrower after its payment of the $140,026 lump sum to DOD and (ii) in monthly installments until the DOD’s rent reduction has ceased.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-72

BANK 2017-BNK8	1235 South Clark Street

Lockbox and Cash Management. A hard lockbox is in place to which all tenants at the 1235 South Clark Street Property are required to deposit rents directly. Upon a Trigger Period (as defined below), the 1235 South Clark Street Borrower is required to establish a lender-controlled cash management account, to which all amounts on deposit in the lockbox account are required to be swept and disbursed according to the 1235 South Clark Street Mortgage Loan documents.

During a Trigger Period (as defined below), all excess cash from the 1235 South Clark Street Property is required to be deposited with the lender to be held as additional security for the 1235 South Clark Street Mortgage Loan and disbursed to the 1235 South Clark Street Borrower upon termination of the Trigger Period. Notwithstanding, if the Trigger Period is triggered solely by a Lease Sweep Period, all excess cash and termination payments from any Lease Sweep Lease (as defined below) are required to be deposited with the lender to be disbursed to the 1235 South Clark Street Borrower for re-tenanting expenses, provided no default or event of default is continuing, with any amount remaining in the reserve to be disbursed to the 1235 South Clark Street Borrower upon termination of the Lease Sweep Period or confirmation that all leasing expenses relating to re-leasing a Lease Sweep Lease have been paid in full.

A “Trigger Period” will exist during (i) the occurrence and continuance of an event of default, (ii) a Low Debt Service Period (as defined below), (iii) a Lease Sweep Period (as defined below), or (iv) the occurrence and continuance of an event of default under any mezzanine loan. A Trigger Period will not end if any other trigger is then continuing.

A “Low Debt Service Period” will commence on (A) prior to December 1, 2022 (the amortization commencement date), the debt service coverage ratio is less than 1.70x for two consecutive calendar quarters or (B) on or after December 1, 2022, the debt service coverage ratio is less than 1.20x for two consecutive calendar quarters, and will end if (A) prior to December 1, 2022 for two consecutive calendar quarters the debt service coverage ratio is greater than or equal to 1.70x or (B) on or after December 1, 2022 for two consecutive calendar quarters the debt service coverage ratio is greater than or equal to 1.20x.

A “Lease Sweep Period” will commence on any of the following: (i) the renewal date or renewal notice date required under the International Justice Mission lease or the DOD lease (either, a “Lease Sweep Lease”) (if such renewal has not been exercised or notice has not been given, or if no such renewal date is specified, three months prior to the end of the Lease Sweep Lease term); or (ii) any Lease Sweep Lease being (or having given notice of being) surrendered, cancelled or terminated prior to its expiration date; or (iii) any Lease Sweep Lease tenant vacating or having given notice to vacate (provided that no Lease Sweep Period will commence by reason of DOD giving notice to vacate if simultaneously the space is acceptably re-leased to another governmental agency); or (iv) the occurrence and continuance of a monetary default under any Lease Sweep Lease beyond 30 days from any applicable notice and cure periods; or (v) the occurrence of any insolvency proceeding involving the Lease Sweep Lease tenant or its guarantor or its assets.

A Lease Sweep Period will end upon: (i) if triggered by (i) or (ii) above, the earlier of (A) the Lease Sweep Lease tenant renewing or extending its lease with respect to all of its space and sufficient funds having been accumulated for all anticipated respective approved leasing expenses for such renewal, or (B) all or a portion of the space under the Lease Sweep Lease having been re-leased to an approved replacement tenant and the respective approved leasing expenses for such replacement having been paid in full; (ii) if triggered by (iii) above, as applicable either of the space under the Lease Sweep Lease having been re-leased to an approved replacement tenant or if the Lease Sweep Lease tenant has not yet vacated, the rescission of the notice to vacate; if triggered by (iv) above, cure of the default; or if triggered by (v) above, termination of the insolvency proceeding involving a Lease Sweep Lease tenant, its guarantor or its assets, and affirmation of the Lease Sweep Lease.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The 1235 South Clark Street Borrower is permitted to incur future mezzanine debt provided among other conditions, (i) the mezzanine lender enters into an intercreditor agreement with the lender, (ii) the lender receives rating agency confirmation and (iii) the mezzanine financing is in an amount that, when added to the 1235 South Clark Street Mortgage Loan, will result in (1) a combined loan to value ratio of no more than 67.8%, (2) a combined debt service coverage ratio of no less than either (x) 2.52x, prior to December 1, 2022 (the amortization commencement date) or (y) 1.77x, on or after December 1, 2022, and (3) a combined debt yield of no less than 10.06%.

Release of Property. Not permitted.

Terrorism Insurance. The 1235 South Clark Street Mortgage Loan documents require that the insurance policy required to be maintained by the 1235 South Clark Street Borrower provide coverage for perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 1235 South Clark Street Property, and 24 months of business interruption insurance with 12 months of extended indemnity, provided that the coverage is commercially available and if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof (“TRIPRA”) is not in effect, the 1235 South Clark Street Borrower will not be required to pay annual premiums in excess of the greater of (x) two times the premium for a separate policy insuring the 1235 South Clark Street Property on a stand-alone basis and (y) the product of $5.00 times the lesser of (a) the outstanding principal balance of the 1235 South Clark Street Mortgage Loan and (b) the sum of the full replacement cost and the amount of business interruption insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-73

BANK 2017-BNK8	DHG Greater Boston Hotel Portfolio

Mortgage Loan No. 7 – DHG Greater Boston Hotel Portfolio

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-74

BANK 2017-BNK8	DHG Greater Boston Hotel Portfolio

Mortgage Loan No. 7 – DHG Greater Boston Hotel Portfolio

Callahan State Park
Garden in the Woods Park
Sudbury
Great Meadows Natl. Wildlife Refuge
Boston 16 miles
Edmands Rd.
Potter Rd.
126
Wayland
Commonwealth Ave.
Massachusetts Turnpike
Norumbega Reservoir
FRAMINGHAM
Water St.
Elm St.
Dudley Pond
Cochituate Rd.
Weston
Millwood Farms Golf Course
MIDDLESEX COUNTY
Winch Park
Old Connecticut Path
27
30
Rice Rd.
South Ave.
Nonesuch Pond
Wellesley St.
Callahan State Park
Edgell Rd.
Massachusetts Turnpike
Lake Cochituate
Commonwealth Rd.
90
Oak St.
NORFOLK COUNTY
Central St.
Summer St.
126
Cochituate State Park
N. Main St.
NATICK
Wellesley
9
Pleasant St.
90
Trolley Square
Prospect St.
Beacon St.
Framingham Mall
30
Shoppers World
Natick Mall
Worcester St.
Morses Pond
WELLESLEY SQUARE
Foss Reservoir
9
Framingham State College
Worcester St.
9
Sherwood Plaza
MathWorks
Henry S. Hunnewell Town Forest
135
Mass. Bay Comm. Coll.
Union Ave.
Franklin St.
Concord St.
Hartford St.
Mill St.
Speen St.
Natick Soldier Systems Center
Bacon St.
B&A WORCESTER
Wellesley College
Framingham Country Club
Learned Pond
Bishop St.
WEST NATICK
Lake Cochituate
27
NATICK
Lake Waban
Washington St.
Framingham Reservoir
Dudley Rd.
Farm Pond
126
W. Central St.
MBTA
Fisk Pond
Pond St.
16
Union St.
135
MetroWest Medical Center-Leonard Morse Hospital
Charles River
Ashland
B&A WORCESTER
FRAMINGHAM
Kendall Ave.
Dug Pond
27
Elm Bank Reservation
Regis Coll. Framingham Campus
Loring Dr.
Memorial Field
Dover Rd.
Waushakum Pond
Hollis St.
Sassamon Trace Golf Course
Cottage St.
Eliot St.
MBTA
Sherborn
Main St.
Hunnewell Reservation
Dover
Everett St.

Boston

DHG Greater Boston Hotel Portfolio

1 Crowne Plaza Boston Natick	Natick, MA
2 Holiday Inn Boston-Bunker Hill	Somerville, MA
3 Hampton Inn Boston Natick	Natick, MA

Somerville Hospital
Tufts University 1 mile
Assembly Square Mall
Everett
Chelsea
Highland Ave
School St
Pearl St
PORTER
Summer St
Lowell St
McGrath Hwy
Broadway
99
Mystic River
SULLIVAN SQUARE
1
2A
Somerville
Somerville Ave
Washington St
93
Medford St
Bunker Hill St
RED LINE
Oxford St
Lesley College
Union Square
Lincoln Park Community School
ORANGE LINE
Main St
Charlestown
East Boston
Harvard University
Kirkland St
28
Beacon St
Boston Logan Intl. Airport
Youville Hospital
Monsignor O'Brien Hwy
Bunker Hill Community College
Bunker Hill Monument
Boston Naval Shipyards Natl. Historic Site
Harvard Yard
HARVARD
Cambridge Health Alliance
Prospect St
Twin City Plaza
COMMUNITY COLLEGE
99
1
Broadway
Cambridge St
LECHMERE
US Coast Guard Station
1A
JFK School of Government
CAMBRIDGE
GREEN LINE
1
Sumner Tunnel
Callahan Tunnel
Portland St
CambridgeSide Galleria
NORTH STATION
Binney St
North End
BLUE LINE
CENTRAL
Land Blvd
3
TD Garden
Western Ave
RED LINE
KENDALL/MIT
Massachusetts General Hospital
Gov't Center
Faneuil Hall Marketplace
River St
Longfellow Bridge
BOWDOIN
Massachusetts Institute of Technology
3
Beacon Hill
Mass. State House
Boston Harbor
Prospect St
Brookline St
Albany St
New England Aquarium
2
Downtown
Charles River
Charles River Reservation
Vassar St
Fisher College
BOSTON
3
Memorial Drive
Massachusetts Ave
BOSTON COMMON
90
Storrow Mem. Drive
Back Bay
BOYLSTON
1
Boston Univ. Field
BU Bridge
Boston University
Commonwealth Ave
ARLINGTON
93
Seaport World Trade Center
COPLEY PLACE
Tufts Medical School
Chinatown
South Boston

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-75

BANK 2017-BNK8	DHG Greater Boston Hotel Portfolio

Mortgage Loan No. 7 – DHG Greater Boston Hotel Portfolio

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA	Single Asset/Portfolio:	Portfolio
Original Balance:	$73,000,000	Location:	Various
Cut-off Date Balance:	$73,000,000	General Property Type:	Hospitality
% of Initial Pool Balance:	6.5%	Detailed Property Type:	Various
Loan Purpose:	Refinance	Title Vesting:	Fee
Sponsor:	Distinctive Hospitality Group	Year Built/Renovated:	Various
Mortgage Rate:	4.8520%	Size:	623 Rooms
Note Date:	10/6/2017	Cut-off Date Balance per Room:	$117,175
First Payment Date:	12/1/2017	Maturity Date Balance per Room:	$96,070
Maturity Date:	11/1/2027	Property Manager:	Distinctive Hospitality Management, LLC
Original Term to Maturity:	120 months	(borrower related)
Original Amortization Term:	360 months	Underwriting and Financial Information
IO Period:	0 months	UW NOI:	$9,650,075
Seasoning:	0 months	UW NOI Debt Yield:	13.2%
Prepayment Provisions:	LO (24); YM1 (92); O (4)	UW NOI Debt Yield at Maturity:	16.1%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NCF DSCR:	1.81x
Additional Debt Type:	N/A	Most Recent NOI:	$9,200,336 (7/31/2017 TTM)
Additional Debt Balance:	N/A	2nd Most Recent NOI:	$8,991,162 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)	3rd Most Recent NOI:	$9,462,971 (12/31/2015)
Most Recent Occupancy:	74.2% (7/31/2017)
Reserves(1)	2nd Most Recent Occupancy:	74.8% (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	74.5% (12/31/2015)
RE Tax:	$71,917	$71,917	N/A	Appraised Value (as of):	$108,800,000 (Various)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	67.1%
FF&E Reserve:	$4,000,000	(1)	N/A	Maturity Date LTV Ratio:	55.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$73,000,000	100.0%	Loan Payoff:	$43,973,716	60.2%
			Return of Equity:	$23,947,867	32.8%
			Reserves:	$4,071,917	5.6%
			Closing Costs:	$1,006,500	1.4%
Total Sources:	$73,000,000	100.0%	Total Uses:	$73,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements and further detail on the FF&E Reserve.

The Mortgage Loan. The seventh largest mortgage loan (the “DHG Greater Boston Hotel Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $73,000,000 that is secured by first priority fee mortgages encumbering three hospitality properties located in the greater Boston area, known as the Crowne Plaza Boston Natick property, the Holiday Inn Boston-Bunker Hill property and the Hampton Inn Boston Natick property (collectively the “DHG Greater Boston Hotel Portfolio Properties”). The proceeds of the DHG Greater Boston Hotel Portfolio Mortgage Loan were used to pay off existing debt, fund reserves, pay closing costs and return equity to the DHG Greater Boston Hotel Portfolio sponsor. The DHG Greater Boston Hotel Portfolio Properties were previously securitized in the MSBAM 2013-C10 transaction.

The Borrowers and the Sponsor. The borrowers are DDH Hotel Natick/Speen, LLC, DDH Hotel Natick/Worcester, LLC and DDH Hotel Somerville, LLC (individually and collectively, the “DHG Greater Boston Hotel Portfolio Borrowers”), each a Massachusetts limited liability company with at least two independent directors.

The sponsor is Distinctive Hospitality Group (“DHG”), a privately held hotel ownership and management company founded in 2010 and based in Natick, Massachusetts. DHG’s current portfolio includes the DHG Greater Boston Hotel Portfolio Properties, the Hilton Mystic in Mystic, Connecticut and the Madison Beach Hotel in Madison, Connecticut. Louis R. Carrier is the president and owner of DHG and together with Mark G. Carrier, Henry Duques and David P. Hart are the nonrecourse carve-out guarantors.

The Properties. The DHG Greater Boston Hotel Portfolio Properties are comprised of a total of 623 rooms between the Crowne Plaza Boston Natick property (251 rooms), the Holiday Inn Boston-Bunker Hill property (184 rooms) and the Hampton Inn Boston Natick property (188 rooms). As of July 31, 2017, the DHG Greater Boston Hotel Portfolio Properties had a weighted-average occupancy rate of 74.2% and a weighted average RevPAR of $112.22.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-76

BANK 2017-BNK8	DHG Greater Boston Hotel Portfolio

DHG Greater Boston Hotel Portfolio Property Summary
Property Name, Location	Rooms	Year Built / Renovated	Appraised Value(1)	% of Appraised Value	Allocated Loan Amount	% of Allocated Loan Amount	7/31/2017 Occupancy	7/31/2017 ADR	7/31/2017 RevPar
Crowne Plaza Boston Natick 1360 Worcester Street Natick, MA	251	1985 / 2017	$43,200,000	39.7%	$29,000,000	39.7%	71.8%	$144.13	$103.47
Holiday Inn Boston-Bunker Hill 30 Washington Street Somerville, MA	184	1974 / 2017	$38,800,000	35.7%	$26,000,000	35.6%	79.7%	$160.35	$127.86
Hampton Inn Boston Natick 319 Speen Street Natick, MA	188	1976 / 2017	$26,800,000	24.6%	$18,000,000	24.7%	72.1%	$150.53	$108.58
Wtd. Avg./Total	623		$108,800,000	100.0%	$73,000,000	100.0%	74.2%	$151.15	$112.22

Crowne Plaza Boston Natick. The Crowne Plaza Boston Natick property is a 7-story, 251-room full-service hotel that features a 48-seat restaurant and 47-seat lounge, in-room dining, over 17,000 SF of flexible banquet and meeting space, a 24-hour fitness room, market pantry, lobby workstation and 384 surface parking spaces.

The guestroom mix includes 128 king rooms, 28 concierge king rooms, 76 double/double rooms, 5 concierge double rooms, 2 two-bedroom suites and 12 ADA rooms. In 2012 and 2013, the Crowne Plaza Boston Natick property underwent a $4.45 million ($17,729 per room) property improvement plan, and the DHG Greater Boston Hotel Portfolio Borrowers have also invested from 2012-2017 an additional nearly $4.6 million to the guestrooms, common areas and infrastructure.

The Crowne Plaza Boston Natick property is located in the town of Natick, a southwestern suburb of Boston, approximately one mile from Interstate 90 and approximately 17 miles from the Boston Logan International Airport. The Crowne Plaza Boston Natick property is proximate to several business demand drivers including the Mathworks headquarters, Centage Corporation, Natick Mall, the TJX Companies, MetroWest Medical Center, Natick Soldier Systems Center (known as Natick Labs) and Staples Corporation.

The demand at the Crowne Plaza Boston Natick property is estimated at 57% commercial, 25% meeting and group and 18% leisure. The top corporate accounts for 2016 were TJX (3,167 room nights), Cognex (1,505 room nights), Mathworks (1,372 room nights), Bose (1,197 room nights) and Danaher (1,023 room nights).

The Crowne Plaza Boston Natick property operates under a franchise agreement with Holiday Hospitality Franchising, LLC dated April 28, 2010 and expiring April 28, 2020 with one five-year renewal option. Crowne Plaza is a part of the InterContinental Hotels Group in the upscale full service hotel segment, catering to business travelers and meetings and conventions. As of year-end 2016, there were 164 hotels operating under the Crowne Plaza brand in the Americas.

Holiday Inn Boston-Bunker Hill. The Holiday Inn Boston-Bunker Hill property is a 9-story, 184-room full-service hotel that features a 75-seat restaurant and lounge, 10,800 SF of meeting space, an indoor pool, basketball court, rock climbing wall, recreation room, a 24-hour fitness room, 24-hour business center, market pantry, guest laundry room, 253 surface parking spaces and complimentary shuttle service to nearby attractions. The guestroom mix includes 77 king rooms, 89 double/double rooms, 10 accessible suites and 8 studio suites. In 2012 and 2013, the Holiday Inn Boston-Bunker Hill property underwent a $6.1 million ($33,152 per room) property improvement plan, and the DHG Greater Boston Hotel Portfolio Borrowers have also invested from 2012-2017 an additional nearly $2.1 million to the guestrooms, common areas and infrastructure.

The Holiday Inn Boston-Bunker Hill property is located in the city of Somerville within the Boston metropolitan area, north of the city of Cambridge, west of the neighborhood of Charlestown and approximately 3 miles north of downtown Boston. The Holiday Inn Boston-Bunker Hill property is located approximately 2.6 miles from Interstate 93 and approximately 3 miles from the Boston Logan International Airport. The city of Somerville is serviced by the Massachusetts Bay Transit Authority’s rapid transit stations, a Red Line and Orange Line station, and a Green Line station which is expected to be completed in 2021. Within one mile of the Holiday Inn Boston-Bunker Hill property is Boston’s Union Square neighborhood. The Holiday Inn Boston-Bunker Hill property is proximate to several higher education institutions including Harvard University (2 miles), Massachusetts Institute of Technology (2 miles), Bunker Hill Community College and Tufts University, and to the Boston Convention and Exhibition Center (5 miles) and the Hynes Convention Center (6 miles).

The demand at the Holiday Inn Boston-Bunker Hill property is estimated at 58% commercial, 11% meeting and group and 31% leisure. The top corporate accounts for 2016 were PHT Corporation (877 room nights), Triumvirate (791 room nights), Mass General (710 room nights), Keolis Group (597 room nights) and General Electric (548 room nights).

The Holiday Inn Boston-Bunker Hill property operates under a franchise agreement with Holiday Hospitality Franchising, LLC dated April 28, 2010 and expiring April 28, 2020 with one five-year renewal option. Holiday Inn is a part of the InterContinental Hotels Group in the upper-midscale full service hotel segment. As of year-end 2016, there were 774 hotels operating under the Holiday Inn brand in the Americas.

Hampton Inn Boston Natick. The Hampton Inn Boston Natick property is a 7-story, 188-room select-service hotel that features complimentary hot breakfast in a 75-seat dining area, a restaurant operating as SkyBokx 109 GastroSports, 7,351 SF of flexible meeting space, a fitness room, business center, gift shop, vending areas, 220 surface parking spaces, and complimentary shuttle to local office parks, shopping and restaurants. The guestroom mix includes 76 king rooms, 95 double/double rooms, 4 studio suites, 3 one-bedroom suites and 10 ADA rooms. In 2013, the Hampton Inn Boston Natick property underwent a $380,000 ($2,201 per room) property improvement plan, and the DHG Greater Boston Hotel Portfolio Borrowers have also invested from 2014-2017 an additional nearly $3.4 million to build the restaurant and improve the guestrooms, common areas and infrastructure.

The Hampton Inn Boston Natick property is located in the town of Natick, within a mile of the Crowne Plaza Boston Natick property. The Hampton Inn Boston Natick property is located adjacent to the Mathworks, Inc. headquarters which is currently undergoing a 550,000 SF expansion that will nearly double its footprint upon completion in 2018. Mathworks, Inc. is the second largest employer in Natick.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-77

BANK 2017-BNK8	DHG Greater Boston Hotel Portfolio

The demand at the Hampton Inn Boston Natick property is estimated at 61% commercial, 21% meeting and group and 18% leisure. The top corporate accounts for 2016 were Candela (791 room nights), Online Trading Academy (631 room nights), Zeller Corp (558 room nights), Cognex (483 room nights) and TJX (444 room nights).

The Hampton Inn Boston Natick property operates under a franchise agreement with Hampton Inns Franchise LLC dated April 28, 2010 and expiring April 30, 2023 with no option for renewal. Hampton by Hilton is a part of the Hilton Worldwide brand in the mid-priced hotel segment, offering guests a 100% satisfaction guaranty, complimentary hot breakfast and free high-speed internet. As of year-end 2016, there were 2,221 hotels operating under the Hampton by Hilton brand in the United States.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Crowne Plaza Boston Natick			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	70.6%	$137.41	$96.99	69.3%	$136.47	$94.54	98.1%	99.3%	97.5%
2015	72.8%	$145.64	$106.02	69.2%	$144.18	$99.78	95.1%	99.0%	94.1%
2016	70.4%	$147.15	$103.60	72.4%	$140.49	$101.71	102.8%	95.5%	98.2%
7/31/2017 TTM	69.2%	$147.60	$102.14	72.5%	$142.86	$103.50	104.7%	96.8%	101.3%

Source: Industry Report and Underwritten Operating Statements.

(1)	The 7/31/2017 TTM competitive set includes Hotel Indigo Boston Newton Riverside, Sheraton Hotel Framingham & Conference Center, Doubletree Boston Westborough, Courtyard Boston Natick and the Hampton Inn Boston Natick property.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Holiday Inn Boston – Bunker Hill			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	77.6%	$161.25	$125.14	77.4%	$158.58	$122.67	99.7%	98.3%	98.0%
2015	81.2%	$175.05	$142.11	81.6%	$159.21	$130.00	100.6%	91.0%	91.5%
2016	79.0%	$174.08	$137.55	80.0%	$158.23	$126.63	101.3%	90.9%	92.1%
7/31/2017 TTM	76.0%	$178.00	$135.19	80.4%	$159.11	$127.99	105.9%	89.4%	94.7%

Source: Industry Report and Underwritten Operating Statements.

(1)	The 7/31/2017 TTM competitive set includes Holiday Inn Express & Suites Boston Cambridge, Hyatt Place Boston Medford, La Quinta Inns & Suites Boston Somerville, Boston Chelsea Hotel, Hampton Inn Boston Cambridge and Fairfield Inn & Suites Boston Cambridge.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hampton Inn Boston Natick			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	70.6%	$122.48	$86.49	73.0%	$137.15	$100.14	103.4%	112.0%	115.8%
2015	72.9%	$129.05	$94.06	75.9%	$144.15	$109.44	104.2%	111.7%	116.4%
2016	71.8%	$128.56	$92.28	74.2%	$146.97	$109.01	103.3%	114.3%	118.1%
7/31/2017 TTM	70.4%	$130.07	$91.60	72.1%	$150.58	$108.60	102.4%	115.8%	118.6%

Source: Industry Report and Underwritten Operating Statements.

(1)	The 7/31/2017 TTM competitive set includes Sheraton Hotel Framingham & Conference Center, Red Roof Inn Boston Framingham, Courtyard Boston Natick and the Crowne Plaza Boston Natick property.

The Market. The DHG Greater Boston Hotel Portfolio Properties are located in the greater Boston, Massachusetts area, which benefits from regional access provided by Interstate 90, Interstate 95/495, Interstate 93, Interstate 91 and its proximity to the Boston Logan International Airport. The Boston-Cambridge-Newton, MA-NH metropolitan statistical area as of 2016 had a resident population of approximately 4,779,100 with an unemployment rate of 3.4%.

The Crowne Plaza Boston Natick property and the Hampton Inn Boston Natick property are located within one mile of each other and within the same competitive set, in the town of Natick, approximately 15 miles west of downtown Boston. Natick is known as the Golden Triangle retail shopping district of Boston and is a hub for corporate and regional headquarters. Within a 3-mile radius of the Crowne Plaza Boston Natick property and the Hampton Inn Boston Natick property, the 2017 estimated population and average household income were 85,354 and $111,781, respectively.

The Holiday Inn Boston-Bunker Hill property is located approximately 23.2 miles from the Crowne Plaza Boston Natick and Hampton Inn Boston Natick properties in the city of Somerville, approximately 3 miles north of downtown Boston. The Holiday Inn Boston-Bunker Hill property is located within 1.4 miles of the Wynn Boston Harbor resort and casino that Wynn Resorts expects to open in 2019. Within a 3-mile radius of the Holiday Inn Boston-Bunker Hill property, the 2017 estimated population and average household income were 486,602 and $105,524, respectively.

The appraiser did not note any new hotels under construction that would directly compete with the DHG Greater Boston Hotel Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-78

BANK 2017-BNK8	DHG Greater Boston Hotel Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DHG Greater Boston Hotel Portfolio Properties:

Cash Flow Analysis(1)
	2014	2015	2016	7/31/2017 TTM	UW	UW per Room
Occupancy	72.4%	74.5%	74.8%	74.2%	74.2%
ADR	$144.13	$149.85	$148.60	$151.15	$151.19
RevPAR	$104.38	$111.62	$111.19	$112.22	$112.22

Rooms Revenue	$23,735,142	$25,382,336	$25,354,422	$25,517,269	$25,517,269	$40,959
Food & Beverage	$6,616,315	$6,176,838	$6,013,601	$5,985,585	$5,985,585	$9,608
Other Income(2)	$463,409	$522,820	$445,662	$495,997	$495,997	$796
Total Revenue	$30,814,866	$32,081,994	$31,813,685	$31,998,851	$31,998,851	$51,363
Total Expenses	$23,203,535	$22,619,023	$22,822,523	$22,798,515	$22,348,776	$35,873
Net Operating Income	$7,611,331	$9,462,971	$8,991,162	$9,200,336	$9,650,075	$ 15,490
FF&E	$1,232,595	$1,283,580	$1,272,547	$1,279,954	$1,279,954	$2,055
Net Cash Flow	$6,378,736	$8,179,391	$7,718,615	$7,920,382	$8,370,121	$13,435

NOI DSCR	1.65x	2.05x	1.94x	1.99x	2.09x
NCF DSCR	1.38x	1.77x	1.67x	1.71x	1.81x
NOI Debt Yield	10.4%	13.0%	12.3%	12.6%	13.2%
NCF Debt Yield	8.7%	11.2%	10.6%	10.8%	11.5%

(1)	Other Income includes guest and valet laundry, market pantry sales, gift shop revenues, vending commissions, ATM commissions, forfeited deposits, telephone and internet charges and in-room movies. Other income also includes $240,000 of rental income from the restaurant at the Hampton Inn Boston Natick property.

Escrows and Reserves. The DHG Greater Boston Hotel Portfolio Borrowers deposited at loan origination $71,917 for taxes and are required to deposit monthly 1/12th of the estimated annual taxes due (initially $71,917) and 1/12th of the estimated annual insurance premiums due (unless the DHG Greater Boston Hotel Portfolio Properties are covered by an acceptable blanket policy).

In anticipation of any future PIP requirements, the DHG Greater Boston Hotel Portfolio Borrowers deposited at loan origination $4,000,000 to an FF&E reserve and are required to deposit monthly to the FF&E reserve (i) an amount equal to 4.0% of rents for the calendar month two months prior and (ii) lender-estimated amounts required to complete any property improvement plan as required by the franchisor (or amounts sufficient to reach $10,000 per room if a property improvement plan has not yet been negotiated), and (ii) upon a Franchise Trigger Event (as defined below), all excess cash from the DHG Greater Boston Hotel Portfolio Properties.

A “Franchise Trigger Event” means the date that is 12 months prior to the expiration date of any franchise agreement unless or until (A) the FF&E reserve has a sufficient balance to complete any property improvement plan as required by the franchisor (or amounts sufficient to reach $10,000 per room if a property improvement plan has not yet been negotiated), and (B) the lender is in receipt of a fully executed, acceptable replacement franchise agreement or renewal or extension agreement and comfort letter.

Lockbox and Cash Management. A hard lockbox is in place with respect to the DHG Greater Boston Hotel Portfolio Mortgage Loan with springing cash management. During a Cash Sweep Period (as defined below), funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the DHG Greater Boston Hotel Portfolio Mortgage Loan documents, with all excess cash from the DHG Greater Boston Hotel Portfolio Properties held by the lender as additional security for the DHG Greater Boston Hotel Portfolio Mortgage Loan. Provided no event of default has occurred and is continuing, upon the cure of the first Cash Sweep Period, the excess cash is required to be disbursed to the DHG Greater Boston Hotel Portfolio Borrowers. Should a Cash Sweep Period occur again, all excess cash is required to be collected and held by the lender for the term of the DHG Greater Boston Hotel Portfolio Mortgage Loan.

A “Cash Sweep Period” will occur when the debt service coverage ratio is less than 1.25x for any calendar quarter, ending when the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. On or after the Permitted Release Date (as defined below), the DHG Greater Boston Hotel Portfolio Borrowers may obtain the release of an individual property subject to, among other conditions: (i) no default or event of default has occurred and is continuing, (ii) the remaining properties have a loan to value ratio not greater than the lesser of (a) 67.1% or (b) the loan to value ratio immediately prior to the release, (iii) the remaining properties have a debt service coverage ratio for the trailing twelve months equal to or greater than the greater of (a) the Release DSCR (as defined below) and (b) the debt service coverage ratio immediately prior to the release, (iv) the remaining properties have a debt yield equal to or greater than the greater of (a) 11.47% and (b) the debt yield immediately prior to the release, (v) prepayment of the DHG Greater Boston Hotel Portfolio Mortgage Loan in an amount equal to the Adjusted Release Amount (as defined below) together with any yield maintenance premium, (vi) the lender’s receipt of rating agency confirmation, and (vii) satisfaction of customary REMIC requirements.

The “Permitted Release Date” means the date that is the later of (a) 2 years after the closing of the BANK 2017-BNK8 securitization trust and (b) the lender’s receipt of an executed franchise renewal, extension, or replacement agreement for both the Holiday Inn Boston-Bunker Hill property and the Crowne Plaza Boston Natick property.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-79

BANK 2017-BNK8	DHG Greater Boston Hotel Portfolio

The “Release DSCR” means the product of 1.81 multiplied by a fraction of which (a) the numerator is the sum of the Release Amounts (as defined below) of all remaining properties and the release property, and (b) the denominator is the sum of the then-current outstanding principal amount of the DHG Greater Boston Hotel Portfolio Mortgage Loan.

The “Adjusted Release Amount” means the sum of (a) the Release Amount for an individual property and (b) either (i) 25% of the Release Amount for such property if such property is the first to be released or (ii) 30% of the Release Amount for an individual property if such property is the second to be released.

The “Release Amount” for the Crowne Plaza Boston Natick property is $29,000,000, for the Holiday Inn Boston-Bunker Hill property is $26,000,000 and for the Hampton Inn Boston Natick property is $18,000,000.

Terrorism Insurance. The DHG Greater Boston Hotel Portfolio Mortgage Loan documents require that the property insurance policy required to be maintained by the DHG Greater Boston Hotel Portfolio Borrowers provide coverage for perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the DHG Greater Boston Hotel Portfolio Properties, and 18 months of business interruption insurance with 6 months of extended indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-80

(THIS PAGE INTENTIONALLY LEFT BLANK)

T-81

BANK 2017-BNK8	237 Park Avenue

Mortgage Loan No. 8 – 237 Park Avenue

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-82

BANK 2017-BNK8	237 Park Avenue

Mortgage Loan No. 8 – 237 Park Avenue

21
JP Morgan Chase 23,895 SF | 7/2020
JP Morgan Chase 3,100 SF | 7/2020
20
Her Majesty the Queen in Right of Canada 60,845 SF | 10/2037
19
Jennison Associates 19,277 SF | 2/2025
Her Majesty the Queen in Right of Canada 12,056 SF | 10/2037
Vacant 4,972 SF
Jennison Associates 25,000 SF | 2/2025
Jennison Associates 300 SF | 2/2025
18
Jennison Associates 58,883 SF | 2/2025
17
Jennison Associates 59,304 SF | 2/2025
16
The New York and Presbyterian Hospital 62,275 SF | 12/2048
15
The New York and Presbyterian Hospital 62,275 SF | 12/2048
14
The New York and Presbyterian Hospital 61,543 SF | 12/2048
13
JP Morgan Chase 17,959 SF | 7/2020
The New York and Presbyterian Hospital 43,994 SF | 12/2048
12
JP Morgan Chase 61,603 SF | 7/2020
11
The New York and Presbyterian Hospital 61,411 SF | 12/2048
10
The New York and Presbyterian Hospital 60,401 SF | 12/2048
9
The New York and Presbyterian Hospital 60,512 SF | 12/2048
8
JP Morgan Chase 58,654 SF | 7/2020
7
JP Morgan Chase 59,032 SF | 7/2020
6
JP Morgan Chase 30,342 SF | 7/2020
Vacant 29,455 SF
5
The New York and Presbyterian Hospital 66,605 SF | 12/2048
4
J. Walter Thompson 66,008 SF | 5/2027
3
J. Walter Thompson 66,166 SF | 5/2027
2
J. Walter Thompson 60,559 SF | 5/2027
1
Convene 27,876 SF | 2/2027
Convene 1,929 SF 2/2027
Hale & Hearty 1,893 SF 11/2030
Vacant 2,407 SF
Vacant 942 SF
Vacant 2,429 SF
Tobmar International 400 SF | 3/2024
Management Office 2,050 SF | MTM
Vacant 1,213 SF
Vacant 2,318 SF
Vacant 3,774 SF
Vacant 2,700 SF
Vacant 1,542 SF
Vacant 2,094 SF
Vacant 1,724 SF
VACANT
MTM
2018 – 2020
2021 – 2025
2026 – 2030
2031+

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-83

BANK 2017-BNK8	237 Park Avenue

Mortgage Loan No. 8 – 237 Park Avenue

237 Park Avenue
237 Park Avenue
New York, NY 10017
MANHATTAN
Upper East Side
Midtown
East Side
Murray Hill
Kips Bay
CENTRAL PARK
East Green
Heckscher Playground
The Dairy
Wollman Rink
The Pond
Central Park Zoo
Temple Emanu-El
Hunter College
Park Ave. Armory
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Central Park South
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
9 West 57th
Fuller Building
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
Lever House
399 Park
Citigroup Center
Lipstick Building
Museum of Modern Art
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
45 Rockefeller Plaza
Radio City Music Hall
St. Patrick's Cathedral
Mutual of Omaha Building
Time-Life Building
Exxon Building
ROCKEFELLER CENTER
GE Building
Saks Fifth Avenue
ITT-American Building
Palmolive Building
1 Rockefeller Plaza
Gershwin Theatre
Morgan Stanley Building
News Corp. Building
JPMorgan Chase Tower
485 Lexington
747 Third Avenue
Japan Society
Imperial Theatre
TIMES SQUARE
Viacom Intl.
Bank of America Tower
Conde Nast Bldg (4 Times Sq.)
MetLife Building
450 Lexington Avenue
Grand Central Terminal
2 Grand Central Tower
Winstar Building
Chrysler Building
SUNY College of Optometry
UNITED NATIONS HEADQUARTERS
QUEENS MIDTOWN TUNNEL
Daily News
Bryant Park
New York Public Library
New York Times Building
HSBC Tower
Garment Centre Capitol
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
Empire State Building
One Penn Plaza
PENN STATION
Manhattan Mall
Madison Square Garden
Penn Station
NYU Medical Center
FERRY TO LONG ISLAND CITY
LONG ISLAND RAILROAD
METRO NORTH
East River
FDR Drive
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
W. 57th St.
E. 56th St.
W. 55th St.
E. 54th St.
W. 53rd St.
W. 52nd St.
E. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
5TH AVE/ 59TH ST
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
49TH STREET
ROCKEFELLER CTR.
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
42ND ST/ TIMES SQ.
HERALD SQUARE
33RD ST/ LEXINGTON
495
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Weehawken
Central Park
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Liberty State Park
Governors Island
Park Slope

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-84

BANK 2017-BNK8	237 Park Avenue

Mortgage Loan No. 8 – 237 Park Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$70,005,000			Location:	New York, NY 10017
Cut-off Date Balance(1):	$70,005,000			General Property Type:	Office
% of Initial Pool Balance:	6.2%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee / Leasehold
Sponsors:	RXR Group; Walton Street Group			Year Built/Renovated:	1914, 1935, 1981/2017
Mortgage Rate:	3.7515436%			Size:	1,251,717 SF
Note Date:	7/26/2017			Cut-off Date Balance per SF(1):	$278
First Payment Date:	9/9/2017			Maturity Date Balance per SF(1):	$278
Maturity Date:	8/9/2027			Property Manager:	RXR Property Management LLC
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (27); DEF (86); O (7)			UW NOI(6):	$57,166,479
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	16.4%
Additional Debt Type(3):	Pari Passu/B-Note/Mezzanine			UW NOI Debt Yield at Maturity(1):	16.4%
Additional Debt Balance(3):	$277,995,000/$345,200,000/			UW NCF DSCR(1):	4.10x
	$87,800,000			Most Recent NOI:	$19,845,834 (12/31/2016)
Future Debt Permitted (Type)(3):	Yes (Mezzanine/Preferred Equity)			2nd Most Recent NOI:	$19,489,476 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$32,393,944 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.6% (6/29/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	63.5% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	63.1% (12/31/2015)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of)(7):	$1,310,000,000 (5/22/2017)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(7):	26.6%
Other(5):	$88,865,605	Springing	N/A	Maturity Date LTV Ratio(1)(7):	26.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$693,200,000	88.8%	Loan Payoff:	$628,164,189	80.4%
Mezzanine Loan:	$87,800,000	11.2%	Reserves:	$88,865,605	11.4%
			Closing Costs:	$41,379,906	5.3%
			Return of Equity:	$22,590,300	2.9%
Total Sources:	$781,000,000	100.0%	Total Uses:	$781,000,000	100.0%

(1)	The 237 Park Avenue Mortgage Loan (as defined below) is part of the 237 Park Avenue Whole Loan (as defined below), which is comprised of 14 pari passu senior promissory notes with an aggregate principal balance of $348,000,000 and four junior promissory notes that are pari passu with each other with an aggregate principal balance of $345,200,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 237 Park Avenue Senior Loans (as defined below), without regard to the 237 Park Avenue Subordinate Companion Loans (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $693,200,000 237 Park Avenue Whole Loan are $554, $554, 8.2%, 8.2%, 2.06x, 52.9% and 52.9%, respectively. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the 237 Park Avenue Whole Loan and mezzanine loan are $624, $624, 7.3%, 7.3%, 1.75x, 59.6% and 59.6%, respectively.

(2)	Defeasance of the 237 Park Avenue Whole Loan is permitted at any time after the earlier of (i) July 26, 2020, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the 237 Park Avenue Whole Loan to be securitized. The assumed lockout period of 27 payments is based on the closing date of this transaction in November 2017.

(3)	See “The Mortgage Loan,” “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The borrower also provided $8,500,000 of interest reserves held in the form of three letters of credit.

(6)	The increase in UW NOI from 2016 is due primarily to a new lease, in which The New York and Presbyterian Hospital (“NYP”) leased 479,016 SF or 37.0% of underwritten gross rent for a period of 31.5-years bringing the overall occupancy to 95.6%, as well as a lease that commenced in October 2016 by Her Majesty the Queen in Right of Canada for 72,901 SF or 6.9% of underwritten gross rent. See “Major Tenants—New York and Presbyterian Hospital” and “Major Tenants—Her Majesty the Queen in Right of Canada” below.

(7)	Appraised Value (as of), Cut-off Date LTV Ratio and Maturity Date LTV Ratio, with respect to the 237 Park Avenue Mortgage Loan, are based on the “As-Is Assuming Reserves” value of $1,310,000,000 as of May 22, 2017, which assumes upfront reserves of $81,365,605 for capital expenditures and tenant improvements and leasing costs for recently signed leases in addition to a $7,500,000 escrow and letters of credit in an aggregate amount of $8,500,000 to cover interest payments. Such reserves and letters of credit were escrowed for at closing. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the 237 Park Avenue Mortgage Loan (including the other 237 Park Avenue Senior Loans but excluding the 237 Park Avenue Subordinate Companion Loans) based on the $1.2 billion “As-Is” appraised value are 29.0% and 29.0%, respectively.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-85

BANK 2017-BNK8	237 Park Avenue

The Mortgage Loan. The eighth largest mortgage loan (the “237 Park Avenue Mortgage Loan”) is part of a whole loan (the “237 Park Avenue Whole Loan”) secured by the 237 Park Avenue Fee Borrower’s (as defined below) fee interest in the 237 Park Avenue Property (as defined below), the leasehold condominium units owned by the 237 Park Avenue Declarant Borrower (as defined below), the revenues from the 237 Park Avenue Property, and the collateral assignment of the purchase money note, the purchase money mortgage and the purchase and sale agreement each relating to NYP’s purchase of its leasehold condominium units at the 237 Park Avenue Property. The “237 Park Avenue Property” is a 21-story, 1,251,717 SF Class A office building that occupies the entire city block bound by Lexington Avenue and Park Avenue between 45th and 46th Streets in Midtown Manhattan, adjacent to Grand Central Terminal. The 237 Park Avenue Whole Loan was co-originated by Morgan Stanley Bank, N.A. and Société Générale on July 26, 2017.

The 237 Park Avenue Whole Loan consists of (i) a loan whose proceeds were used to refinance the prior mortgage loan, make deposits into the reserve funds, pay costs and expenses in connection with the origination of the loan, and fund any working capital requirements of the 237 Park Avenue Property (the “Senior Lien Loan”) and (ii) a loan whose proceeds are to be used for the cost of future improvements (the “Building Loan”). The Building Loan was created in order to comply with New York lien law and is subordinate to the Senior Lien Loan in terms of lien priority but not priority of payment. The Senior Lien Loan and the Building Loan are generally treated as one loan, below. The 237 Park Avenue Whole Loan is comprised of (i) a senior loan, comprised of 14 notes which are pari passu in right of payment with each other (including seven Senior Lien Loan notes and seven Building Loan notes as indicated below), with an aggregate outstanding principal balance as of the Cut-off Date of $348.0 million (collectively, the “237 Park Avenue Senior Loans”) and (ii) a subordinate companion loan, comprised of four notes (two Senior Lien Loan notes and two Building Loan notes as indicated below) which four notes are subordinate in right of payment to the 237 Park Avenue Senior Loans and pari passu in right of payment with each other, with an aggregate outstanding principal balance as of the Cut-off Date of $345.2 million (collectively, the “237 Park Avenue Subordinate Companion Loans”). Senior Lien Loan Note A-1-C2 and Building Loan Note A-1-C2 with an aggregate principal amount as of the Cut-off Date of $70,005,000 represent the 237 Park Avenue Mortgage Loan and will be included in the BANK 2017-BNK8 securitization trust. The remaining 12 of the 237 Park Avenue Senior Loans (collectively, the “237 Park Avenue Non-Serviced Pari Passu Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $277,995,000. The controlling Senior Lien Loan Note A-1-S (along with three other 237 Park Avenue Non-Serviced Pari Passu Companion Loans and the 237 Park Avenue Subordinate Companion Loans) were contributed to the MSSG Trust 2017-237P securitization trust, which governs the servicing and administration of the 237 Park Avenue Whole Loan. Senior Lien Loan Note A-1-S is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “MSSG Trust 2017-237P Trust and Servicing Agreement”), the controlling class representative under the MSSG Trust 2017-237P Trust and Servicing Agreement). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loan” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. Senior Lien Loan Note A-1-C1 and Building Loan Note A-1-C1, with an aggregate principal amount as of the Cut-off Date of $70,005,000, have been contributed to the MSBAM 2017-C34 securitization trust. Senior Lien Loan Note A-2-C1 and Building Loan Note A-2-C1, with an aggregate principal amount as of the Cut-off Date of $50,000,000, have been contributed to the UBS 2017-C4 securitization trust. The remaining 237 Park Avenue Non-Serviced Pari Passu Companion Loans are held by Société Générale, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time.

237 Park Avenue Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Lien Loan Note A-1-S	$74,378,041	$74,378,041	MSSG Trust 2017-237P	Yes
Senior Lien Loan Note A-1-C1	$60,411,124	$60,411,124	MSBAM 2017-C34	No
Senior Lien Loan Note A-1-C2	$60,411,124	$60,411,124	BANK 2017-BNK8	No
Senior Lien Loan Note A-2-S	$40,049,714	$40,049,714	MSSG Trust 2017-237P	No
Senior Lien Loan Note A-2-C1	$43,147,721	$43,147,721	UBS 2017-C4	No
Senior Lien Loan Note A-2-C2	$10,955,206	$10,955,206	Société Générale	No
Senior Lien Loan Note A-2-C3	$10,955,206	$10,955,206	Société Générale	No
Building Loan Note A-1-S	$11,811,959	$11,811,959	MSSG Trust 2017-237P	No
Building Loan Note A-1-C1	$9,593,876	$9,593,876	MSBAM 2017-C34	No
Building Loan Note A-1-C2	$9,593,876	$9,593,876	BANK 2017-BNK8	No
Building Loan Note A-2-S	$6,360,286	$6,360,286	MSSG Trust 2017-237P	No
Building Loan Note A-2-C1	$6,852,279	$6,852,279	UBS 2017-C4	No
Building Loan Note A-2-C2	$1,739,794	$1,739,794	Société Générale	No
Building Loan Note A-2-C3	$1,739,794	$1,739,794	Société Générale	No
Senior Lien Loan Note B-1-S	$193,629,711	$193,629,711	MSSG Trust 2017-237P	No
Senior Lien Loan Note B-2-S	$104,262,152	$104,262,152	MSSG Trust 2017-237P	No
Building Loan Note B-1-S	$30,750,289	$30,750,289	MSSG Trust 2017-237P	No
Building Loan Note B-2-S	$16,557,848	$16,557,848	MSSG Trust 2017-237P	No
Total	$693,200,000	$693,200,000

(1)	The B-Notes are subordinate to the A-Notes.

The Borrower and the Sponsor. The borrowers are 237 Park Owner LLC (the “237 Park Avenue Fee Borrower”) and 237 Park LH Owner LLC (the “237 Park Avenue Declarant Borrower”, and together with the 237 Park Avenue Fee Borrower, the “237 Park Avenue Borrower”), a wholly owned subsidiary of the 237 Park Avenue Fee Borrower, each a single-purpose Delaware limited liability company with two independent directors. The nonrecourse carve-out guarantors are RXR Real Estate Value Added Fund LP, RXR Real Estate Value Added Fund Parallel LP, RXR Real Estate Value Added Fund Parallel II LP, RXR Real Estate Value Added Fund Parallel II (REIT) LP and RXR Real Estate Value Added Fund Parallel III LP, each a Delaware limited partnership, Walton Street Real Estate Partners VII, L.P., Walton Street Real Estate Fund VII-Q, L.P., Walton Street Real Estate Fund VII-NUS-SRD, L.P., Walton Street Real Estate Fund VII, L.P., Walton Street Real Estate Fund VII-E, L.P., Walton Street Real Estate Investors VII, L.P., Walton Street Real Estate Partners VII-NGE, L.P. and WSC Capital Holdings VII, L.P., each a Delaware limited partnership. The guarantors are affiliates of the borrower sponsors, RXR Group (“RXR”) and Walton Street Group (“Walton Street”) (collectively, the “237 Park Avenue Borrower Sponsors”).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-86

BANK 2017-BNK8	237 Park Avenue

RXR is a real estate company with expertise in investment management, property management, development, design, construction, leasing and financing with a core focus on the New York Tri-State area with investments in properties encompassing 22.1 million SF.

Walton Street is a private equity real estate investment firm. Since its founding in 1994, affiliates of Walton Street have received total equity commitments of over $9.8 billion from public and corporate pension plans, foreign institutions, insurance companies and banks, endowments and foundations, trusts, and high net worth individuals. Affiliates of Walton Street have invested and/or committed to invest over $9.0 billion of equity in more than 350 separate transactions.

The Property. The 237 Park Avenue Property is a 21-story Class A office building comprised of approximately 1,251,717 SF, including approximately 19,618 SF of ground floor retail space. The 237 Park Avenue Property is located on the entire city block bound by Lexington Avenue and Park Avenue between 45th and 46th Streets in Midtown Manhattan, adjacent to Grand Central Terminal, which provides access to transportation including subway service along the nearby 4, 5, 6, 7 and S lines and Metro-North Railroad. Penn Station and the Port Authority Terminal are also accessible via the subway, connecting the 237 Park Avenue Property to all major rail lines in the tristate area, namely Long Island Rail Road and New Jersey Transit. Originally built in 1914, the 237 Park Avenue Property was redeveloped into its current structure in 1981, and according to the 237 Park Avenue Borrower, underwent an approximately $65.8 million renovation and repositioning between October 2013 and March 2017. The renovation included office floor repositioning and a complete redevelopment of the 237 Park Avenue Property’s entrances, lobby, atrium and retail component, including the renovation of a retail space along an outdoor public plaza on the western side of the 237 Park Avenue Property (“Depew Place”), as well as landlord improvements to tenant-specific spaces.

As of June 29, 2017, the 237 Park Avenue Property is 95.6% leased, with the office portion being 97.2% leased, with concentration in the healthcare, financial services, advertising and government sectors. Approximately 92.8% of the 237 Park Avenue Property’s net rentable area (“NRA”) is leased by investment grade tenants, which contribute approximately 97.9% of the 237 Park Avenue Property’s underwritten gross rent. The 237 Park Avenue Property averaged occupancy of 92.6% from 2006 through 2012. After acquiring the 237 Park Avenue Property in October of 2013, the 237 Park Avenue Borrower Sponsors commenced an approximately $65.8 million renovation and reposition of the 237 Park Avenue Property, which was completed in March of 2017. As part of the repositioning plan, the 237 Park Avenue Borrower Sponsors vacated all of the retail space at Depew Place in order to renovate Depew Place and partially reconfigure the lobby.

Since November 1, 2015, the 237 Park Avenue Borrower Sponsors have been able to either renew existing tenants or sign new leases for 62.0% of the 237 Park Avenue Property. As of June 29, 2017, the weighted average remaining lease term at the 237 Park Avenue Property was 17.5 years. In June 2017, The New York and Presbyterian Hospital (“NYP”) (38.3% of GLA, 37.0% of underwritten base rent) executed an agreement whereby NYP would occupy space at the 237 Park Avenue Property for at least 31.5 years. Headquartered at the 237 Park Avenue Property since 1979, J. Walter Thompson (15.4% of GLA, 15.9% of underwritten base rent) signed a 10.4-year extension that commenced in January 2017. Her Majesty the Queen in Right of Canada (5.8% of GLA, 6.9% of underwritten base rent) signed a 21-year lease in August 2016.

The condominium units included in the collateral for the 237 Park Avenue Whole Loan are leasehold condominium units that represent interests in a ground lease between the 237 Park Avenue Fee Borrower, as ground lessor, and the 237 Park Avenue Declarant Borrower, as ground lessee. The ground lease expires on December 29, 2058. The 237 Park Avenue Declarant Borrower is obligated to pay a base rent of $10.00 per annum for the entire term of the ground lease. The 237 Park Avenue Declarant Borrower’s interest in the ground lease was assigned to the condominium board in order to create the leasehold condominiums.

Historical and Current Occupancy(1)
2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	6/29/2017(2)
98.7%	98.7%	98.7%	94.6%	89.2%	87.4%	81.0%	79.9%	75.8%	63.1%	63.5%	95.6%

(1)	Based on annual average occupancy except for 2013 occupancy which reflects occupancy at year end and unless otherwise specified.

(2)	The increase in occupancy is due to a new lease, in which NYP leases 479,016 SF or 38.3% of net rentable area for a period of 31.5 years.

Major Tenants.

The New York and Presbyterian Hospital (479,016 SF, 38.3% of NRA, 37.0% of underwritten base rent). The New York and Presbyterian Hospital is a comprehensive, integrated academic health care delivery system provider, which delivers care and service to patients in the New York metro area. Altogether the NYP campuses handle over 2.2 million outpatient and inpatient visits each year, including inpatient admissions and more than 286,000 emergency room visits and over 15,000 birth deliveries. The facilities employ a total of more than 23,700 people, including approximately 6,500 physicians.

On May 15, 2017, NYP executed an agreement to purchase and hold a leasehold condominium interest in a portion of the 237 Park Avenue Property for a term of 31.5 years, subject to a 10-year (or two five-year) extension term(s), which purchase was completed on June 29, 2017. The units encompass the entire 5th, 9th, 10th, 11th, 14th, 15th and 16th floors of the 237 Park Avenue Property and a portion of the 13th (collectively, the “NYP Unit”). The purchase price for the NYP Unit is required to be paid in monthly installments pursuant to a purchase money note, secured by a purchase money mortgage. In addition to the monthly payments under the purchase money note, NYP will also be responsible for NYP’s pro rata share of operating expenses of the 237 Park Avenue Property payable to the condominium association in accordance with the terms of the condominium documents. NYP will not be required to make payments under the purchase money note and purchase money mortgage until December 29, 2018. Gap installment payments were not escrowed; however the loan documents provide for an interest reserve as described below under “—Escrows and Reserves.” Assignments of the purchase money note, the purchase money mortgage and the purchase documents relating to NYP’s purchase of condominium units are included in the collateral for the 237 Park Avenue Whole Loan. The arrangements by which NYP occupies its space are sometimes referred to herein as a lease, and its purchase money installment payments are sometimes referred to herein as rents.

At origination, approximately $87.0 million of tenant improvement, leasing commission and landlord work obligations costs remained with respect to NYP, of which approximately $13.4 million was drawn at loan origination and the remaining approximately $73.6 million was escrowed. There is also $1.5 million of tenant allowances that were not escrowed.

JP Morgan Chase (254,585 SF, 20.3% of NRA, 23.8% of underwritten base rent). Founded in 1823 and headquartered in New York City, JP Morgan Chase (“JPM”) is a financial services firm. The company has more than 5,350 bank branches across the U.S. and is also among the nation’s largest mortgage lenders and credit card issuers. Active in approximately 60 countries, the company also includes investment banking and asset management operations.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-87

BANK 2017-BNK8	237 Park Avenue

J. Walter Thompson (192,733 SF, 15.4% of NRA, 15.9% of underwritten base rent). J. Walter Thompson (“JWT”) is a wholly owned subsidiary of WPP Group, a marketing communications provider. Established in 1864 and headquartered at the 237 Park Avenue Property since 1979, JWT has more than 200 offices in over 90 countries, employing nearly 10,000 marketing professionals. WPP Group has over 200,000 employees in 3,000 offices in 112 countries.

Jennison Associates (162,764 SF, 13.0% of NRA, 14.4% of underwritten base rent). Jennison Associates (“Jennison”) is an indirect wholly owned subsidiary of Prudential Financial, Inc. Founded in 1969, Jennison manages equity, fixed income and multi-asset portfolios across several styles, geographies and capitalizations. Jennison has roughly 339 employees in two offices. Jennison is responsible for $166.9 billion in assets under management as of June 30, 2017. Jennison, a tenant at the 237 Park Avenue Property since 1982, signed an extension term through February 28, 2025, which commences March 1, 2020 and includes a tenant improvement allowance of approximately $3.0 million, which Jennison may elect to receive as a credit against future rent payments. Such potential rent credit has not been reserved for.

Her Majesty the Queen in Right of Canada (72,901 SF, 5.8% of NRA, 6.9% of underwritten base rent). The 237 Park Avenue Property is home to the Permanent Mission of Canada to the United Nations and the Consulate General of Canada in New York, both of which recently consolidated into the 237 Park Avenue Property, on a lease through October 31, 2037, from their former locations. The consulate general is a satellite office of Canada’s embassy to the United States, located in Washington D.C. Her Majesty the Queen in Right of Canada signed a 21-year lease in August of 2016 that allows for free rent through October 31, 2017 and has approximately $6.9 million of tenant improvement allowance, leasing commission and landlord work remaining, which was escrowed at origination.

The following table presents certain information relating to the leases at the 237 Park Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	% of Total Annual UW Rent	Lease Expiration
Major Tenants
New York and Presbyterian Hospital(4)	AA/Aa3/NR	479,016	38.3%	$31,136,040	$65.00	37.0%	12/29/2048
JP Morgan Chase(5)	A+/A3/A-	254,585	20.3%	$20,011,417	$78.60	23.8%	7/31/2020
J. Walter Thompson	BBB+/NR/BBB	192,733	15.4%	$13,346,760	$69.25	15.9%	5/31/2027
Jennison Associates	A-/Baa1/A	162,764	13.0%	$12,129,119	$74.52	14.4%	2/28/2025
Her Majesty the Queen in Right of Canada(6)	AAA/Aaa/AAA	72,901	5.8%	$5,777,263	$79.25	6.9%	10/31/2037
Convene	NR/NR/NR	29,805	2.4%	$1,533,464	$51.45	1.8%	2/28/2027
Hale & Hearty	NR/NR/NR	1,893	0.2%	$166,376	$87.89	0.2%	11/30/2030
Tobmar International	NR/NR/NR	400	0.0%	$33,116	$82.79	0.0%	3/31/2024
Subtotal/Wtd. Avg.		1,194,097	95.4%	$84,133,555	$70.46	100.0%

Management Office Space		2,050	0.2%	$0	$0.00	0.0%
Vacant Space		55,570	4.4%	$0	$0.00	0.0%
Total/Wtd. Avg.		1,251,717	100.0%	$84,133,555	$70.46	100.0%

(1)	Information is based on the underwritten rent roll as of June 29, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space and management office space.

(4)	NYP’s lease commenced June 29, 2017. NYP does not yet occupy its space and is expected to commence paying rent in January 2019. Annual UW Rent and Annual UW Rent PSF for NYP includes net present value step rent credit through its lease term (which is longer than the term of the 237 Park Avenue Whole Loan). The NYP Unit owner will have two cumulative contraction options to reconvey to the 237 Park Avenue Declarant Borrower portions of the NYP Unit. The NYP Unit owner will be permitted to give back the highest or lowest floor of its units (i) during a period from the 10th anniversary of the payment commencement date under the NYP purchase money note to the 11th anniversary of such payment commencement date, and (ii) during a period from the 20th anniversary of such payment commencement date to the 21st anniversary of such payment commencement date, provided that if such floor is only a partial floor and (1) such partial floor is contiguous to a full floor owned by NYP Unit owner, then NYP Unit owner will have the right to contract the NYP Unit by either such partial floor or such partial floor and such contiguous full floor or (2) if such floor is not contiguous to a full floor, then NYP Unit owner will have the right to contract the NYP Unit by either such partial floor or the highest or lowest full floor of the NYP Unit.

(5)	JPM currently occupies 79,562 SF of its premises and subleases 58,654 SF to Stifel, Nicolaus & Company, Incorporated. 116,369 SF is dark.

(6)	Her Majesty the Queen in Right of Canada is in a free rent period and is expected to commence paying rent November 1, 2017. Annual UW Rent and Annual UW Rent PSF for Her Majesty the Queen in Right of Canada includes net present value step rent credit through its lease term (which is longer than the term of the 237 Park Avenue Whole Loan).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-88

BANK 2017-BNK8	237 Park Avenue

The following table presents certain information relating to the lease rollover schedule at the 237 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling(3)	UW Rent PSF Rolling(4)	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	1	2,050	0.2%	0.2%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.2%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.2%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.2%	$0	$0.00	0.0%	0.0%
2020	1	254,585	20.3%	20.5%	$20,011,417	$78.60	23.8%	23.8%
2021	0	0	0.0%	20.5%	$0	$0.00	0.0%	23.8%
2022	0	0	0.0%	20.5%	$0	$0.00	0.0%	23.8%
2023	0	0	0.0%	20.5%	$0	$0.00	0.0%	23.8%
2024	1	400	0.0%	20.5%	$33,116	$82.79	0.0%	23.8%
2025	1	162,764	13.0%	33.5%	$12,129,119	$74.52	14.4%	38.2%
2026	0	0	0.0%	33.5%	$0	$0.00	0.0%	38.2%
2027	2	222,538	17.8%	51.3%	$14,880,224	$66.87	17.7%	55.9%
2028 & Beyond	3	553,810	44.2%	95.6%	$37,079,679	$66.95	44.1%	100.0%
Vacant	0	55,570	4.4%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	9	1,251,717	100.0%		$84,133,555	$70.46	100.0%

(1)	Information is based on the underwritten rent roll as of June 29, 2017.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	Total UW Rent Rolling includes net present value step rent credit for two investment-grade tenants (NYP and Her Majesty the Queen in Right of Canada) through the tenants’ lease terms (which are longer than the term of the 237 Park Avenue Whole Loan).

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space and management office space.

The Market. The 237 Park Avenue Property is located on the entire city block bound by Lexington Avenue and Park Avenue between 45th and 46th Streets in Midtown Manhattan, adjacent to Grand Central Terminal. This area of Midtown Manhattan is known as the Park Avenue subdistrict within the Plaza Office District, and is considered one of Manhattan’s premier office locations according to the appraisal. The 237 Park Avenue Property is surrounded by many New York landmarks, restaurants, hotels, retail shops and tourist attractions, made accessible by the presence of several transportation options.

As of the first quarter of 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million SF of Class A office space, over 6.4 million SF of Class B office space and 481,485 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 PSF, above the direct primary Midtown Manhattan average of $88.93 PSF.

According to the appraisal, as of the first quarter 2017, the Park Avenue subdistrict consisted of approximately 21.8 million SF of Class A office space and had a direct vacancy rate of 9.2% and overall direct weighted average asking rents of $101.41 PSF.

The following table presents certain information relating to comparable leases for the 237 Park Avenue Property:

Comparable Lease Summary
Property Address	Year Built	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Reimbursements
1177 Avenue of the Americas	1992	960,050	Kramer Levin Naftalis & Frankel LLP	Mar. 2017 / 15.0 Yrs.	219,000	$80.00	Gross
599 Lexington Avenue	1986	955,274	Welsh Carson	Feb. 2017 / 11.0 Yrs.	31,337	$85.00	Gross
437 Madison Avenue	1968	712,117	Lighthouse Investment Partners	Feb. 2017 / 10.0 Yrs.	17,750	$81.00	Gross
535 Madison Avenue	1982	415,000	Aquiline Capital	Jan. 2017 / 10.0 Yrs.	13,389	$90.50	Gross
485 Lexington Avenue	1956	733,173	Xerox	Jan. 2017 / 5.5 Yrs.	14,206	$73.00	Gross
900 Third Avenue	1983	515,200	Tannenbaum Helpern Syracuse & Hirschritt	Dec. 2016 / 10.0 Yrs.	42,391	$73.00	Gross
1221 Avenue of the Americas	1971	2,200,000	Dentons	Aug. 2016 / 7.0 Yrs.	207,371	$76.00	Gross
300 Park Avenue	1955	690,800	EnTrustPermal	Jul. 2016 / 8.0 Yrs.	18,909	$72.50	Gross
399 Park Avenue	1961	1,250,000	Morgan Stanley	Jul. 2016 / 15.0 Yrs.	110,025	$108.50	Gross
75 Rockefeller Plaza	1947	582,428	Merrill Lynch Wealth Management	Jun. 2016 / 15.0 Yrs.	124,063	$82.50	Gross

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-89

BANK 2017-BNK8	237 Park Avenue

The following table presents certain information relating to competitive office properties with respect to the 237 Park Avenue Property:

Competitive Property Summary
				%	%	Direct
	Office Area	Direct Available	Sublease Available	Occupied	Occupied	Asking Rent (PSF)(1)
Property Address	(SF)	SF	SF	(Direct)	(Total)	Low	High
90 Park Avenue	785,000	31,072	7,090	96.0%	95.1%	$89.00	$95.00
100 Park Avenue	825,815	86,149	0	89.6%	89.6%	$70.00	$85.00
200 Park Avenue	2,254,274	88,047	0	96.1%	96.1%	$86.00	$96.00
230 Park Avenue	1,335,947	114,540	13,194	91.4%	90.4%	$78.00	$105.00
330 Madison Avenue	717,443	27,655	6,075	96.1%	95.3%	$81.00	$90.00
340 Madison Avenue	714,869	41,150	10,872	94.2%	92.7%	$65.00	$75.00
Total/Wtd. Avg.	6,633,348	388,613	37,231	94.1%	93.6%	$65.00	$105.00

Source: Appraisal.

(1)	Total/Wtd. Avg. Direct Asking Rent (PSF) Low and High for the competitive set represent the minimum and maximum asking rents among the directly competitive buildings to the 237 Park Avenue Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 237 Park Avenue Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF
Base Rent(1)	$54,714,662	$44,225,564	$44,924,392	$84,133,554	$67.21
IG Tenant Rent Steps(2)	$0	$0	$0	$1,133,398	$0.91
Total Recoveries	$5,785,750	$3,118,477	$3,845,113	$2,597,181	$2.07
Other Income(3)	$1,740,592	$1,662,309	$1,672,279	$1,039,742	$0.83
Effective Gross Income	$62,241,004	$49,006,350	$50,441,783	$88,903,875	$71.03
Total Operating Expenses	$29,847,060	$29,516,874	$30,595,950	$31,737,396	$25.36
Net Operating Income	$32,393,944	$19,489,476	$19,845,834(4)	$57,166,479(4)	$45.67
Capital Expenditures	$0	$0	$0	$312,929	0.25
TI/LC	$0	$0	$0	$2,608,515	2.08
Net Cash Flow	$32,393,944	$19,489,476	$19,845,834	$54,245,035(4)	$43.34

Occupancy %	75.8%	63.1%	63.5%	95.6%(5)
NOI DSCR(6)	2.45x	1.47x	1.50x	4.32x
NCF DSCR(6)	2.45x	1.47x	1.50x	4.10x
NOI Debt Yield(6)	9.3%	5.6%	5.7%	16.4%
NCF Debt Yield (6)	9.3%	5.6%	5.7%	15.6%

(1)	UW Base Rent reflects contractual rents as of June 29, 2017 and includes rent steps of $143,596 through July 1, 2018.

(2)	Net present value step rent credit for two investment-grade tenants (NYP and Her Majesty the Queen in Right of Canada) through the tenants’ lease terms (which are longer than the term of the 237 Park Avenue Whole Loan).

(3)	Other Income is made up of submeter income, freight elevator income, overtime HVAC and other miscellaneous income.

(4)	The increase in UW NOI and UW Net Cash Flow from 2016 is due to increases in base rent for tenants, a new lease, in which NYP leased 479,016 SF or 37.0% of underwritten base rent, and a new lease in which Her Majesty the Queen in Right of Canada leased 72,901 SF or 6.9% of underwritten base rent.

(5)	Occupancy % is as of June 29, 2017. UW Occupancy % includes NYP, whose lease commenced June 29, 2017. NYP does not yet occupy its space and is expected to commence paying rent in January 2019.

(6)	The debt service coverage ratios and debt yields are based on the 237 Park Avenue Senior Loans, and exclude the 237 Park Avenue Subordinate Companion Loans.

Escrows and Reserves. The 237 Park Avenue Whole Loan documents provide for upfront escrows in the amount of $81,365,605 for outstanding tenant improvements, leasing commissions and contractor work, and $7,500,000 for interest payments in addition to $8,500,000 in interest reserves delivered by the 237 Park Avenue Borrower via three letters of credit. So long as no event of default is continuing under the 237 Park Avenue Whole Loan, upon written request of the 237 Park Avenue Borrower, the lender is required to use funds in such interest reserves to pay the aggregate debt service monthly payment amount with respect to the 237 Park Avenue Whole Loan, the 237 Park Avenue Mezzanine Loan (as defined below) and scheduled monthly debt service on any other mezzanine loan or preferred equity entered into in accordance with the related loan documents and to pay operating expense deficits. Provided no Cash Sweep Period (as defined below) is then continuing under the 237 Park Avenue Whole Loan, on the payment commencement date under the NYP purchase money note, any remaining balance in the interest reserve must be disbursed to the 237 Park Avenue Borrower.

During the continuance of a Cash Sweep Period, the 237 Park Avenue Whole Loan documents provide for ongoing monthly reserve deposits of (i) 1/12 of the payments for the 237 Park Avenue Borrower’s allocable share of taxes under the condominium documents that the lender reasonably estimates will be payable during the next 12 months and 1/12 of the insurance premiums that the lender reasonably estimates will be payable for the renewal of insurance coverage (unless the 237 Park Avenue Property is insured as part of a “blanket” policy that complies with the requirements of the loan documents, in which case the insurance reserve is waived), (ii) to the extent the 237 Park Avenue Property generates sufficient cash flow, $20,862 for annual replacements and alterations to the 237 Park Avenue Property, and (iii) to the extent the 237 Park Avenue Property generates sufficient cash flow, monthly rollover reserve deposits of $156,465, provided that if a JPM Reserve Period (as defined below) is continuing such monthly amount will be

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-90

BANK 2017-BNK8	237 Park Avenue

reduced by $1.50 PSF of the JPM premises. During the continuance of a JPM Reserve Period, the 237 Park Avenue Whole Loan documents also provide for ongoing monthly reserve deposits in an amount equal to the monthly base rent then payable by JPM (“JPM Reserve Funds”) (up to a cap in an amount equal to $60.00 PSF of the JPM premises (“JPM Reserve Cap”) as adjusted pursuant to the 237 Park Avenue Whole Loan documents). In addition, in the event the 237 Park Avenue Borrower receives a lease termination fee (including a termination payment in respect of the NYP space) in excess of $1,000,000, the 237 Park Avenue Borrower is required to immediately deposit such lease termination fee with the lender to be utilized for tenant improvements, tenant improvement allowances, leasing commissions and legal costs reasonably approved by the lender associated with re-leasing the terminated space.

The 237 Park Avenue Whole Loan documents provide for springing Supplemental Interest Reserve Funds (as defined below) to be deposited in the form of cash if the 237 Park Avenue Borrower incurs additional mezzanine debt or preferred equity as described below under “Mezzanine Loan and Preferred Equity.” “Supplemental Interest Reserve Funds” means an amount determined by multiplying (i) the number of monthly payment dates occurring from the date of such deposit until such time that NYP begins making rent payments by (ii) the quotient of (A) $2,000,000 if the additional mezzanine debt or preferred equity equals $69,000,000 (or, in the event the additional mezzanine debt or preferred equity is less than $69,000,000, a prorated deposit amount based on multiplying (x) the actual balance of the mezzanine debt or preferred equity by (y) the quotient obtained by dividing $2,000,000 by $69,000,000) divided by (B) 18.

Lockbox and Cash Management. The 237 Park Avenue Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the 237 Park Avenue Borrower to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. So long as no Cash Sweep Period or JPM Reserve Period exists, funds deposited into the lockbox account are required to be disbursed to the 237 Park Avenue Borrower’s operating account. During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account and applied to fund the tax and insurance reserves deposits described above under “Escrows and Reserves,” to pay debt service on the 237 Park Avenue Whole Loan, to pay, if a JPM Reserve Period is continuing, the monthly deposit into the JPM Reserve Funds, to disburse monthly operating expenses as set forth in the annual budget (which is required to be reasonably approved by the lender, only during a Cash Sweep Period), to pay, if sufficient cash flow is available, the monthly deposits into the reserves for rollover expenses and replacements and alterations as described above under “Escrows and Reserves,” to pay extraordinary expenses reasonably approved by the lender, to pay, provided no event of default is continuing under the 237 Park Avenue Whole Loan, debt service on the 237 Park Avenue Mezzanine Loan, and to disburse the remainder into an account to be held as additional security for the 237 Park Avenue Whole Loan during such Cash Sweep Period. During a JPM Reserve Period (provided no Cash Sweep Period then exists), funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account and applied to make the monthly deposit into the JPM Reserve Funds, and then disbursed to the 237 Park Avenue Borrower’s operating account.

A “Cash Sweep Period” means a period (A) commencing upon the earliest, whether or not any Cash Sweep Period has previously occurred and ended, of (i) the occurrence of an event of default or an event of default under the 237 Park Avenue Mezzanine Loan, or (ii) the occurrence of a Debt Yield Threshold Event (as defined below); and (B) expiring upon (x) with regard to any Cash Sweep Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default and/or mezzanine event of default, as the case may be, and (y) with regard to any Cash Sweep Period commenced in connection with clause (A)(ii) above, (1) the date on which the Debt Yield Cure Condition (as defined below) is satisfied, (2) the delivery to the lender and mezzanine lender of letters of credit in pro rata amounts which, if applied to reduce the outstanding principal balance of the 237 Park Avenue Whole Loan and the 237 Park Avenue Mezzanine Loan, respectively, would cause the Debt Yield Cure Condition to be satisfied or (3) with respect to a Debt Yield Threshold Event that resulted from a failure to satisfy the Debt Yield Threshold (as defined below) with respect to the combined outstanding principal balance of the 237 Park Avenue Whole Loan and the 237 Park Avenue Mezzanine Loan, the delivery to the mezzanine lender of cash prepayment in the amount which, if applied to the outstanding principal balance of the 237 Park Avenue Mezzanine Loan, would cause the Debt Yield Cure Condition to be satisfied.

A “JPM Reserve Period” will commence upon the date that is 15 months prior to the expiration of the JPM lease assuming no replacement leases have been executed and delivered by the 237 Park Avenue Borrower and will terminate upon the earlier to occur of (a) the amount of JPM Reserve Funds on deposit being equal to the JPM Reserve Cap, (b) the 237 Park Avenue Borrower entering into one or more replacement leases for the entire JPM premises or (c) JPM renewing its lease for its entire leased premises.

A “Debt Yield Threshold Event” will commence upon the debt yield falling below the Debt Yield Threshold as of the last day of the calendar quarter immediately preceding the applicable date of determination. Commencing with the third quarter of calendar year 2017, 45 days following the end of each calendar quarter, the 237 Park Avenue Borrower is required to calculate each debt yield specified by the Debt Yield Threshold for purposes of determining whether a Debt Yield Threshold Event has occurred and to submit such calculations to the lender, and such calculation will be subject to the lender’s reasonable approval.

The “Debt Yield Threshold” is equal to (a) 7.464% with respect to the debt yield calculated based solely on the 237 Park Avenue Whole Loan outstanding principal balance and (b) 6.625% with respect to the debt yield calculated based on the cumulative outstanding principal balance of the 237 Park Avenue Whole Loan and the 237 Park Avenue Mezzanine Loan.

The “Debt Yield Cure Condition” means the applicable debt yield being equal to or greater than the applicable Debt Yield Threshold as of the last day of the two consecutive calendar quarters immediately preceding the applicable date of determination.

Additional Secured Indebtedness (not including trade debts). In addition to the 237 Park Avenue Mortgage Loan, the 237 Park Avenue Property also secures the 237 Park Avenue Pari Passu Companion Loans and 237 Park Avenue Subordinate Companion Loans. The 237 Park Avenue Whole Loan is comprised of 18 notes, with an aggregate outstanding principal balance of $693.2 million, which include (i) the 14 senior notes comprising the 237 Park Avenue Senior Loans, with an aggregate outstanding principal balance of $348.0 million and (ii) the four subordinate notes comprising the 237 Park Avenue Subordinate Companion Loans, with an aggregate outstanding principal balance as of the Cut-off Date of $345.2 million. Prior to a monetary event of default or an event of default that causes the 237 Park Avenue Whole Loan to be specially serviced (a “Triggering EoD”), payments on the 237 Park Avenue Whole Loan are required to be allocated first to pay interest on the 237 Park Avenue Senior Loans pro rata, then to pay interest on the 237 Park Avenue Subordinate Companion Loans pro rata, then to pay principal (if any) on the 237 Park Avenue Senior Loans in accordance with their principal entitlements under the loan documents, and then to pay principal (if any) on the 237 Park Avenue Subordinate Companion Loans in accordance with their principal entitlement under the loan documents. Following a Triggering EoD, payments on the 237 Park Avenue Whole Loan are required to be allocated first to pay interest on the 237 Park Avenue Senior Loans pro rata, then to pay interest on the 237 Park Avenue Subordinate Companion Loans pro rata, then to pay principal on the 237 Park Avenue Senior Loans until their principal balances have been reduced to zero, and then to pay principal on the 237 Park Avenue Subordinate Companion Loans until their principal balances have been reduced to zero. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-91

BANK 2017-BNK8	237 Park Avenue

Mezzanine Loan and Preferred Equity. The “237 Park Avenue Mezzanine Loan” refers to a loan in the original principal amount of $87,800,000 made to 237 Park Mezz Borrower LLC, a Delaware limited liability company, by Morgan Stanley Bank, N.A. and Société Générale, secured by 100% of the direct equity interest in the 237 Park Avenue Fee Borrower (which in turn owns the 237 Park Avenue Declarant Borrower) and put in place simultaneously with the origination of the 237 Park Avenue Whole Loan. The 237 Park Avenue Mezzanine Loan and the 237 Park Avenue Whole Loan are subject to an intercreditor agreement between the 237 Park Avenue Whole Loan lender and the related mezzanine lender. The 237 Park Avenue Mezzanine Loan has the same maturity date as the 237 Park Avenue Whole Loan. The 237 Park Avenue Mezzanine Loan was sold to 237 Park Mezz Lender LLC on September 15, 2017.

The following table presents certain information relating to the 237 Park Avenue Mezzanine Loan:

Mezzanine Debt Summary

Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut- off Date LTV
$87,800,000	5.25%	120	0	120	1.75x	7.3%	59.6%

In addition, the 237 Park Avenue Borrower is permitted to allow the incurrence of additional mezzanine debt secured by a pledge of the direct or indirect interests in the 237 Park Avenue Borrower and/or of preferred equity in the 237 Park Avenue Borrower in a maximum aggregate amount of $69,000,000, provided the following conditions are satisfied: (i) an aggregate loan-to-value ratio not more than 65.0%, taking into account the 237 Park Avenue Whole Loan, the 237 Park Mezzanine Loan and the additional mezzanine debt; (ii) an aggregate debt yield not less than 6.55%, taking into account the 237 Park Avenue Whole Loan, the 237 Park Avenue Mezzanine Loan and the additional mezzanine debt; (iii) if such mezzanine loan or preferred equity is floating rate, the related borrower is required to obtain an interest rate protection agreement which causes the aggregate debt service coverage ratio immediately following the closing of such mezzanine loan or preferred equity to be not less than 1.10x; (iv) the mezzanine loan or preferred equity is required to have a maturity or final redemption date not earlier than the maturity date of the 237 Park Avenue Whole Loan; (v) entry into a customary intercreditor or preferred equity recognition agreement; (vi) at the reasonable request of the mortgage lender, the 237 Park Avenue Borrower must execute amendments to the 237 Park Avenue Whole Loan documents to reflect the existence of such mezzanine loan(s) or preferred equity; (vii) the mezzanine loan or preferred equity is required to be structured so as not to adversely affect the compliance of the 237 Park Avenue Borrower with special purpose and bankruptcy remoteness criteria; and (viii) delivery of the Supplemental Interest Reserve Funds.

Release of Property. NYP has a right of first offer to purchase any space that becomes available in the other condominium units at the 237 Park Avenue Property. If NYP exercises its right of first offer to purchase available space, the 237 Park Avenue Borrower is permitted to obtain a release of the lien of the mortgage on the applicable accepted offer space subject to the satisfaction of the conditions set forth in the loan agreement, including, without limitation, satisfaction of the closing conditions under the NYP purchase and sale agreement and the delivery of a collateral assignment of the purchase money note and purchase money mortgage relating to the accepted offer space in substantially the same form as the collateral assignment delivered to lender at loan origination. The 237 Park Avenue Borrower is not required to pay any release price in connection with any such release and is not required to deliver any REMIC opinion in connection therewith.

Terrorism Insurance. So long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is in effect, the 237 Park Avenue Borrower is required to maintain property insurance that includes terrorism coverage in an amount equal to the full replacement cost of the 237 Park Avenue Property (plus 24 months of business interruption coverage), provided that so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. If TRIPRA is not in effect, then provided that terrorism insurance is commercially available, the 237 Park Avenue Borrower is required to carry terrorism insurance throughout the term of the 237 Park Avenue Whole Loan as described in the preceding sentence, but in that event the 237 Park Avenue Borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption insurance required under the related loan documents (without giving effect to the cost of the terrorism components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-92

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T-93

BANK 2017-BNK8	Princeton Place

Mortgage Loan No. 9 – Princeton Place

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-94

BANK 2017-BNK8	Princeton Place

Mortgage Loan No. 9 – Princeton Place

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-95

BANK 2017-BNK8	Princeton Place

Mortgage Loan No. 9 – Princeton Place

Princeton Place
1700, 1750, 1800 American Boulevard
Pennington, NJ 08534
Hopewell
SOMERSET COUNTY
Cherry Valley Country Club
Stony Brook Golf Course
Hopewell Valley Golf Club
Bristol-Myers Squibb
Princeton
Chauncey Conference Center
Princeton University
TPC at Jasna Polana
Bristol-Myers Squibb Research & Development
Princeton Battlefield State Park
Princeton Country Club
Pennington
Hopewell Township
Washington Crossing State Park
Mercer Meadows
Lawrenceville
Lawrence Township
Village Park
Nassau Park Pavilion
Bank of America Merrill Lynch
Capital Health Center for Digestive Health
MERCER COUNTY
The Lawrenceville School GC
The Lawrenceville School
HDR Inc.
Princeton Pike Corporate Center
Sirius XM Radio
Quakerbridge Mall
St. Lawrence Rehabilitation Ctr.
Rider University
Green Acres Country Club
Central Park Recreation Area
Mountain View Golf Course
Trenton-Mercer Airport
Princeton South Corporate Center
John S. Watson Park
College of New Jersey
Slackwood
NEW JERSEY
PENNSYLVANIA
WEST TRENTON
Katzenbach School for the Deaf
Ewing
Moody Park
HAMILTON
Mercerville
BUCKS COUNTY
Yardley
Yardley Golf and Country Club
YARDLEY
Trenton Country Club
Cadwalader Park
Capital Health System - Fuld Campus
Capital Health System-Mercer
Delaware River
TRENTON
NJ State Museum
NJ State House
NJ State Senate
Patriots Theatre at the War Memorial
NJ Superior Court
TRENTON TRANSIT CTR.
CURE Insurance Arena
Hamilton Township
Kuser Park
Hamilton Park
Morrisville
Morrisville Golf Farm
Woodbourne
Trenton Thunder Baseball Stadium
John A. Roebling Park
N.Y. City 52 miles
White Horse
Bordentown Township
The Court at Oxford Valley
Sesame Place
Oxford Valley Mall
Fairless Hills
Fallsington County Park
Oxford Valley Park
Philadelphia 24 miles
NJ TRANSIT NORTHEAST CORRIDOR
SEPTA WEST TRENTON LINE
SEPTA TRENTON LINE
RIVER LINE LIGHT RAIL
Trenton Frwy
Washington Crossing-Pennington Rd
Lawrenceville-Pennington Rd
Delaware Ave
Elm Ridge Rd
Rosedale Rd
Carter Rd
Cherry Valley Rd
Province Line Rd
Great Rd
Crusher Rd
Broad St
Van Dyke Rd
Aunt Molly Rd
Cold Soil Rd
Lincoln Hwy
Princeton Pike
Quakerbridge Rd
Scotch Rd
Reed Rd
Nursery Rd
Upper Ferry Rd
Federal City Rd
Brunswick Pike
Allen Ln
Parkway Ave
Sullivan Way
Stuyvesant Ave
Olden Ave Ext
Spruce St
M.L.K. Jr Blvd
Brunswick Ave
Prospect St
State St Ext
Klockner Rd
Greenwood Ave
Hamilton Ave
Olden Ave
Kuser Rd
White Horse-Mercerville Rd
White Horse-Hamilton Sq. Rd
Arena Dr
Cedar Ln
Cass St.
Langhorne Pike
Edgewood Rd
Yardley Rd
Stony Hill Rd
Makefield Rd
Big Oak Rd
Trenton Ave
Swamp Rd
Trenton Rd
New Tyburn Rd
Pennsylvania Ave
NEWARK
JERSEY CITY
NEW YORK
Bayonne
Elizabeth
Plainfield
Somerville
New Brunswick
Edison
Sayreville
East Brunswick
Old Bridge
Long Branch
Tinton Falls
Asbury Park
Freehold
Princeton
Pennington
Hopewell
Plainsboro
Doylestown
PENNSYLVANIA
TRENTON
Hamilton Twp.
Horsham
Levittown
NEW JERSEY
PHILADELPHIA
Burlington
Toms River
CAMDEN
Moorestown
Cherry Hill
Atlantic Ocean
Morristown
Easton
Phillipsburg

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-96

BANK 2017-BNK8	Princeton Place

Mortgage Loan No. 9 – Princeton Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$51,380,000			Location:	Pennington, NJ 08534
Cut-off Date Balance:	$51,380,000			General Property Type:	Office
% of Initial Pool Balance:	4.5%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Zell Kravinsky			Year Built/Renovated:	2001/2015
Mortgage Rate:	4.1920%			Size:	306,534 SF
Note Date:	9/29/2017			Cut-off Date Balance per SF:	$168
First Payment Date:	11/11/2017			Maturity Date Balance per SF:	$168
Maturity Date:	10/11/2027			Property Manager:	American Real Estate Partners Management New Jersey LLC
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(3):	$5,130,862
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NOI Debt Yield:	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.0%
Additional Debt Type(1):	Mezzanine Debt			UW NCF DSCR:	2.18x
Additional Debt Balance(1):	$7,500,000			Most Recent NOI(3):	($449,419) (6/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	($1,671,305) (12/31/2016)
				3rd Most Recent NOI(3):	($1,884,270) (12/31/2015)
Reserves(2)				Most Recent Occupancy(3):	86.9% (9/27/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	16.9% (12/31/2016)
RE Tax:	$203,238	$64,692	N/A	3rd Most Recent Occupancy(3):	4.0% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as stabilized)(4):	$74,000,000 (8/1/2017)
Recurring Replacements:	$5,620	$5,620	$337,200	Cut-off Date LTV Ratio(4):	69.4%
TI/LC:	$25,545	$25,545	$919,602	Maturity Date LTV Ratio(4):	69.4%
Other:	$13,112,236	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$51,380,000	68.2%	Purchase Price:	$73,600,000	97.7%
Mezzanine Loan(1):	$7,500,000	10.0%	Seller Credit(5):	($13,793,176)	(18.3%)
Borrower Equity:	$16,450,832	21.8%	Reserves:	$13,346,639	17.7%
			Closing Costs:	$2,177,369	2.9%
Total Sources:	$75,330,832	100.0%	Total Uses:	$75,330,832	100.0%

(1)	See “Mezzanine Loan” below for further discussion of additional debt. The equity interest in the borrower has been pledged to secure mezzanine indebtedness (the “Princeton Place Mezzanine Loan”) with an original principal balance of $7,500,000. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Princeton Place Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, U/W NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio were 1.65x, 8.7%, 79.6% and 79.6%, respectively.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	See “Operating History and Underwritten Net Cash Flow” below for further discussion. The Princeton Place Property (as defined below) was previously 100.0% occupied by Merrill Lynch until November 2014 when Merrill Lynch exercised its termination option for all but 11,444 SF. Recent NOI and Occupancy are stressed due to the Princeton Place Property being mostly vacant during this time. The increase in UW NOI is based on the leases of four new tenants and Merrill Lynch. UW NOI includes rent averaging over the lesser of the remaining lease term or loan term for certain investment grade tenants.

(4)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon an “as stabilized” value of $74,000,000 as of August 1, 2017, which is based on the assumption that the Princeton Place Property is economically at stabilized occupancy, and that all outstanding rental concessions and free rent have expired, and tenant improvement costs have been paid. According to the appraisal, the Princeton Place Property is considered to be at stabilized occupancy, and all outstanding rental concessions, free rent, tenant improvement costs and expected parking expansion expenditures were reserved for at origination of the Princeton Place Mortgage Loan.

(5)	The seller credit represents the balance of outstanding tenant improvement obligations, leasing commissions and free rent owed to existing tenants. The seller credit is comprised of $8,821,385 for outstanding TI/LC, $3,327,195 for rent concessions, $846,380 for parking lot expansion, $117,276 for construction management costs, and $680,939 in other prorations associated with loan closing.

The Mortgage Loan. The ninth largest mortgage loan (the “Princeton Place Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 306,534 SF suburban office property in Pennington, New Jersey (the “Princeton Place Property”). The proceeds of the Princeton Place Mortgage Loan, together with $16,450,832 of borrower equity and a $7,500,000 mezzanine loan, were used to acquire the Princeton Place Property, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is One Talent LLC (the “Princeton Place Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least one independent director. Dr. Zell Kravinsky is the sponsor of the Princeton Place Mortgage Loan, as well as the non-recourse carveout guarantor. Approximately 77.0% of the Princeton Place Borrower is owned by Lindy family members.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-97

BANK 2017-BNK8	Princeton Place

Dr. Kravinsky has been active in commercial real estate since 1978. Alan and Frank Lindy manage Lindy Communities, a fourth-generation family owned, Philadelphia-based property management company. Lindy Communities currently owns and operates 34 apartment communities, approximately 6,200 apartments and 2.5 million SF of retail and office space.

The Property. The Princeton Place Property consists of three, suburban Class A office buildings totaling 306,534 SF located in Pennington, New Jersey, approximately 34.2 miles northeast of Philadelphia and 59.5 miles southwest of New York City. The Princeton Place Property is part of a larger, 12-building office campus totaling approximately 1.8 million SF (the “Hopewell Campus”) that was built by Merrill Lynch in 2001 for a total development cost of approximately $800 million ($447 PSF). The Hopewell Campus contains four pods (pods A, B, C and D) connected by pedestrian walkways, and the Princeton Place Property comprises pod D. The Hopewell Campus contains a central plaza, which features a landscaped garden with ponds and a waterfall, artwork and outdoor dining areas. Common amenities at the Hopewell Campus include a 30,500 SF day care center, an indoor basketball court, a drop-off dry cleaning service and a hair salon (not part of the collateral). Access to the common amenities, pedestrian walkways and public spaces is provided under perpetual non-exclusive easement agreements. The Hopewell Campus was also designed with a full-height, below grade tunnel complex that houses a majority of the mechanical systems, shipping and receiving and storage space. Adjoining the Hopewell Campus is the Capital Health Medical Center, a 215-bed, regionally ranked hospital situated on 165 acres. The Capital Health Medical Center was part of the Hopewell Campus’ overall master plan development.

In December 2012, Merrill Lynch completed a sale-leaseback transaction for the entire Hopewell Campus and executed individual leases for each of the four pods. American Real Estate Partners, the seller of the Princeton Place Property, purchased the asset in March 2014 in anticipation of Merrill Lynch exercising its November 2014 termination option for all but 11,444 SF, which consists of mission critical space for its credit card processing division. The seller subsequently renovated the Princeton Place Property to accommodate multiple tenants and signed leases with four new tenants. As of September 27, 2017, the Princeton Place Property was 86.9% occupied by five tenants with 77.4% of the net rentable area occupied by four investment grade tenants. Pods A, B and C of the Hopewell Campus are 100.0% leased to Merrill Lynch through 2024.

The three individual buildings of the Princeton Place Property are known as 1700, 1750 and 1800 American Boulevard (“Building 1700”, “Building 1750” and “Building 1800”). Building 1700 and Building 1800 are both three-stories tall, while Building 1750 is two-stories tall. Amenities at the Princeton Place Property comprise a fitness center, grab and go café, and conference center, which are all housed in Building 1750. The Princeton Place Property also comprises a three-story parking garage.

The Princeton Place Property currently contains 1,111 surface and garage parking spaces, resulting in a parking ratio of 3.9 spaces per 1,000 SF. In order to accommodate Horizon Blue Cross Blue Shield of New Jersey (“Horizon”), an additional 285 parking spaces are required to be constructed according to the terms of its lease, which commenced in January 2017. Construction has commenced and is expected to be completed by November 30, 2017. Approximately $846,380 was reserved at closing for construction costs of the new parking spaces, and the sponsor signed a completion guaranty for this work. Upon completion, the parking ratio of the Princeton Place Property will increase to 5.4 spaces per 1,000 SF.

The following table presents certain information relating to the major tenants at the Princeton Place Property.

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	% of Annual UW Rent	Lease Expiration
Major Tenants
Horizon(4)	NR/NR/A	142,029	46.3%	$4,337,710(5)	$30.54(5)	52.9%	6/30/2034(6)
Pershing LLC(7)	AA-/A1/A	44,042	14.4%	$1,408,334(8)	$31.98(8)	17.2%	10/31/2031(9)
Janssen Research & Development	AAA/AAA/Aaa	39,681	12.9%	$1,282,002(10)	$32.31(10)	15.6%	1/31/2022(11)
Cenlar FSB(12)	NR/NR/NR	28,269	9.2%	$904,608	$32.00	11.0%	8/31/2021
Merrill Lynch(13)	A/BBB+/Baa1	11,444	3.7%	$274,124(13)	$23.95(13)	3.3%	11/30/2024
Subtotal/Wtd. Avg.		265,465	86.6%	$8,206,777	$30.91	100.0%
Management Office(10)		877	0.3%	$0	$0.00	0.0%
Vacant Space		40,192	13.1%	$0	$0.00	0.0%
Total/Wtd. Avg.		306,534	100.0%	$8,206,777	$30.91	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes the management office and vacant space.

(4)	Horizon’s lease commenced January 1, 2017. Horizon is currently in a 50% rent abatement period through March 31, 2019. An upfront reserve totaling $3,053,693 was reserved at closing in connection with Horizon’s rent abatement.

(5)	Horizon leases 122,163 SF of office space and 19,866 SF of storage space, which have Annual UW Rents PSF of $32.84 and $16.42, respectively. Horizon’s Annual UW Rent represents its weighted average rent over the term of the Princeton Place Mortgage Loan due to the investment grade nature of the tenant. Horizon’s current weighted average annual rent equates to $28.00 PSF (not accounting for the rent abatement period through March 31, 2019).

(6)	Horizon has two, five-year renewal options.

(7)	Pershing has the right to terminate its lease commencing October 31, 2026. The termination option requires 12 months’ notice and the payment of a termination fee equal to six months’ of then-current rent plus unamortized TI/LCs (total termination fee estimated at approximately $2,958,000 ($67.16 PSF) as of October 31, 2026).

(8)	Pershing’s Annual UW Rent represents its average rent through the commencement of its termination option on October 31, 2026 due to the investment grade nature of the tenant. Pershing has a current Annual UW Rent PSF of $29.50.

(9)	Pershing has two, five-year renewal options.

(10)	Janssen’s Annual UW Rent represents its average rent over its lease term due to the investment grade nature of the tenant. Janssen has a current Annual UW Rent PSF of $31.50.

(11)	Janssen has one, five-year renewal option.

(12)	Cenlar FSB has full abated rent through January 31, 2018. An upfront reserve totaling $273,503 was reserved at closing in connection with Cenlar FSB’s rent abatement.

(13)	Merrill Lynch’s Annual UW Rent represents its average rent over its remaining lease term due to the investment grade nature of the tenant. Merrill Lynch has a current Annual UW Rent PSF of $22.00.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-98

BANK 2017-BNK8	Princeton Place

The following table presents certain information relating to the lease rollover at the Princeton Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	28,269	$32.00	9.2%	9.2%	$904,608	11.0%	11.0%
2022	1	39,681	$32.31	12.9%	22.2%	$1,282,002	15.6%	26.6%
2023	0	0	$0.00	0.0%	22.2%	$0	0.0%	26.6%
2024	2	11,444	$23.95	3.7%	25.9%	$274,124	3.3%	30.0%
2025	0	0	$0.00	0.0%	25.9%	$0	0.0%	30.0%
2026	0	0	$0.00	0.0%	25.9%	$0	0.0%	30.0%
2027	0	0	$0.00	0.0%	25.9%	$0	0.0%	30.0%
2028 & Beyond	3	186,071	$30.88	60.7%	86.6%	$5,746,044	70.0%	100.0%
Management Office	1	877	$0.00	0.3%	86.9%	$0	0.0%	100.0%
Vacant	0	40,192	$0.00	13.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	8(4)	306,534	$30.91	100.0%		$8,206,777	100.0%

(1)	Information is based on the underwritten rent roll as of September 27, 2017.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes the management office and vacant space.

(4)	The Princeton Place Property has five tenants operating under eight leases.

The Market. The Princeton Place Property is located in Pennington, Mercer County, New Jersey, approximately 34.2 miles northeast of Philadelphia, 59.5 miles southwest of New York City, and 2.4 miles north of the Trenton-Mercer Airport. Primary access to the Princeton Place Property is provided by Interstate 95, which is less than one mile south of the Princeton Place Property. Interstate 95 is the major thoroughfare that traverses Mercer County in an east-west direction, providing access to the Interstate 295 beltway (6.5 miles southeast) and southwestern New Jersey to the east, and Philadelphia and its suburbs to the west. The Interstate 295/95 beltway unites all major roadways in Mercer County. Additionally, the Princeton Place Property is in close proximity to Princeton Junction, a mass transit center in Princeton area providing NJ Transit service, bus and Amtrak service. Amtrak provides connections to Philadelphia, Station Metropark (Iselin, New Jersey), Penn Station in Manhattan, and Union Station in Washington, DC. According to the appraisal, the estimated 2017 population within a three- and five-mile radius of the Princeton Place Property was 29,852, and 95,436, respectively. The estimated 2017 median household income within the same radii was $104,585 and $84,219, respectively.

According to a third-party market report, the Princeton Place Property is located in the Princeton South submarket of the Trenton office market. As of the third quarter of 2017, the Class A submarket reported a vacancy rate of 10.1% and an average asking rate of $31.05 PSF, gross. According to a third-party market research provider, office vacancy rates as of October 2017 within a three- and five-mile radius of the Princeton Place Property were 6.7% and 6.3%, respectively, and the five year average vacancy rates within the same radii are 10.5% and 9.2%, respectively. Additionally, the competitive set identified by the appraisal contains 5.9 million SF of office space with an 11.0% weighted average vacancy rate. The appraiser concluded to a market rent for the Princeton Place Property of $33.00 per square foot, which is approximately 6.8% above the weighted average underwritten base rent.

The following table presents certain information relating to comparable leases for the Princeton Place Property:

Comparable Lease Summary

Property Address	Year Built/ Renovated	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Reimbursements
502 Carnegie Center Drive West Windsor, NJ	1999/N/A	118,120	Luye Pharma	Jan-2016 / 5.0 Yrs.	6,350	$33.00	Gross
400 Alexander Park Princeton, NJ	1987/N/A	70,552	Aralez Pharmaceuticals	Aug-2016 / 10.6 Yrs.	36,600	$29.75	Gross
600 Alexander Park Drive West Windsor, NJ	1985/N/A	141,176	Mathamatica Policy	Jan-2017 / 11.0 Yrs.	107,154	$33.50	Gross
7 Roszel Road West Windsor, NJ	1999/N/A	191,410	Merrill Lynch	Feb-2017 / 5.4 Yrs.	48,000	$35.50	Gross
301 Carnegie Center Drive West Windsor, NJ	1984/N/A	125,678	Goldberg Segalla	May-2017 / 10.4 Yrs.	20,020	$35.00	Gross

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-99

BANK 2017-BNK8	Princeton Place

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Princeton Place Property:

Cash Flow Analysis(1)
	2014(2)	2015(2)	2016(2)	6/30/2017 TTM(2)(3)	UW(3)(4)	UW PSF
Base Rent	$5,129,919	$240,866	$1,405,838	$4,961,777	$8,206,777	$26.77
Vacant Space	$0	$0	$0	$0	$887,640	$2.90
Total Recoveries	$3,488,753	$373,785	$90,200	$157,012	$326,974	$1.07
Other Income(5)	$31,930	$176,394	$152,027	$260,463	$200,000	$0.65
Less Free Rent Adjustment	$0	$0	($584,701)	($2,573,924)	$0	$0.00
Less Vacancy	$0	$0	$0	$0	($919,600)	(10.1%)
Effective Gross Income	$8,650,602	$791,044	$1,063,364	$2,805,328	$8,701,791	$28.39
Total Operating Expenses	$4,056,023	$2,675,314	$2,734,670	$3,254,747	$3,570,930	$11.65
Net Operating Income	$4,594,579	($1,884,270)	($1,671,305)	($449,419)	$5,130,862	$16.74
Capital Expenditures	$0	$0	$0	$0	$68,805	$0.22
TI/LC	$0	$0	$0	$0	$306,534	$1.00
Net Cash Flow	$4,594,579	($1,884,270)	($1,671,305)	($449,419)	$4,755,523	$15.51

Occupancy %	84.0%	4.0%	16.9%	86.9%(6)	89.9%(7)
NOI DSCR(8)	2.10x	(0.86x)	(0.77x)	(0.21x)	2.35x
NCF DSCR(8)	2.10x	(0.86x)	(0.77x)	(0.21x)	2.18x
NOI Debt Yield(8)	8.9%	(3.7%)	(3.3%)	(0.9%)	10.0%
NCF Debt Yield(8)	8.9%	(3.7%)	(3.3%)	(0.9%)	9.3%

(1)	UW Base Rent is based on the underwritten rent roll as of September 27, 2017, including the average rent through the lesser of the loan term or lease term for investment grade tenants (see “Tenant Summary” table).

(2)	Historical Base Rent has fluctuated due to Merrill Lynch exercising its termination option in November 2014 and vacating all but 11,444 SF of the Princeton Place Property. The seller renovated the Princeton Place Property to accommodate multiple tenants and signed four new tenants, increasing occupancy from 3.7% at the time of purchase in 2014 to 86.9% as of September 27, 2017. Base rent increased from 2015 to 2016 and 2016 to 6/30/2017 TTM as Cenlar FSB signed a new lease in April 2016 ($904,608 annual underwritten base rent); Janssen signed a new lease in September 2016 ($1,282,002 annual underwritten base rent); and Pershing signed a new lease in November 2016 ($1,408,334 annual underwritten base rent).

(3)	Horizon’s Annual UW Rent of $4,337,710 represents its weighted average rent over the term of the Princeton Place Mortgage Loan due to the investment grade nature of the tenant. Pershing’s Annual UW Rent of $1,408,334 represents its average rent through the commencement of its termination option on October 31, 2026 due to the investment grade nature of the tenant. Janssen’s Annual UW Rent of $1,282,002 represents its average rent over its lease term due to the investment grade nature of the tenant. Merrill Lynch’s Annual UW Rent of $274,124 represents its average rent over its remaining lease term due to the investment grade nature of the tenant.

(4)	UW Net Operating Income increased from 6/30/2017 TTM to UW due to the recent leases mentioned above, as well as Horizon signing a new lease in January 2017 ($4,337,710 annual underwritten base rent).

(5)	Other Income includes tenant electric for lights and plugs (submetered), HVAC overtime and miscellaneous income.

(6)	Represents physical occupancy as of September 27, 2017.

(7)	Represents economic occupancy.

(8)	Debt service coverage ratios and debt yields are based on the Princeton Place Mortgage Loan.

Escrows and Reserves. The Princeton Place Mortgage Loan documents require upfront escrows in the amount of $203,238 for real estate taxes, $5,620 for replacement reserves, $25,545 for general tenant improvements and leasing commissions (“TI/LC”), $117,276 for construction management fees, $846,380 for parking lot expansion expenses, $3,327,195 for rent concessions associated with Horizon ($3,053,693) and Cenlar FSB ($273,503), and $8,821,385 for outstanding tenant specific TI/LCs associated with Horizon ($7,329,780), Janssen ($992,025), and Pershing ($499,580).

The Princeton Place Mortgage Loan documents require ongoing monthly escrows of $64,692 for real estate taxes, $5,620 for replacement reserves (subject to a cap of $337,200 so long as no event of default has occurred and is continuing), and $25,545 for general TI/LCs (subject to a cap of $919,602 so long as no event of default has occurred and is continuing and no Cash Trap Event Period (as defined below) exists).

The Princeton Place Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with evidence that the Princeton Place Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

Lockbox and Cash Management. The Princeton Place Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay all rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period, all cash flow is distributed to the borrower. During a Cash Trap Event Period, all funds are required to be swept to a lender-controlled cash management account and disbursed in accordance with the loan documents with all excess cash flow required to be held in the excess cash flow subaccount as additional security for the Princeton Place Mortgage Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-100

BANK 2017-BNK8	Princeton Place

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	An event of default;

(ii)	The combined net cash flow debt service coverage ratio (“NCF DSCR”) based on the Princeton Place Mortgage Loan and Princeton Place Mezzanine Loan (see “Mezzanine Loan” below) is less than 1.20x (any tenant with a lease expiring within 12 months is counted as vacant in the NCF DSCR calculation (unless the tenant has exercised its right to renew or extend its loan term));

(iii)	Horizon’s credit rating falls below ‘BBB’ from S&P (or an equivalent rating from other rating agencies);

(iv)	Horizon declares bankruptcy or becomes insolvent;

(v)	Horizon terminates its lease;

(vi)	Horizon gives notice to go dark or actually goes dark in its space;

(vii)	Horizon defaults on its lease beyond any applicable notice and cure periods; or

(viii)	An event of default under the Princeton Place Mezzanine Loan documents

A Cash Trap Event Period will end:

●	With respect to clause (i), upon the cure of such event of default;

●	With respect to clause (ii), upon the combined NCF DSCR being equal to or greater than 1.25x for two consecutive calendar quarters;

●	With respect to clause (iii), upon Horizon having a credit rating of ‘BBB’ or better;

●	With respect to clause (iv), upon (a) Horizon emerging from bankruptcy or curing its insolvency, or (b) a Qualified Re-Leasing Event (as defined below);

●	With respect to clause (v), upon a Qualified Re-Leasing Event;

●	With respect to clause (vi), upon (a) Horizon resuming operations in its space, or (b) a Qualified Re-Leasing Event;

●	With respect to clause (vii), upon a Qualified Re-Leasing Event; and

●	With respect to clause (viii), upon the cure of such event of default

A “Qualified Re-Leasing Event” will occur upon Horizon’s space being re-leased to one or more replacement tenants acceptable to lender with such replacement tenants having taken occupancy and commenced business operations and payment of full, unabated rent.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan. The “Princeton Place Mezzanine Loan” refers to a loan in the original principal amount of $7,500,000 made to Half Days LLC, a Delaware limited liability company, by InPoint REIT Operating Partnership, LP (the “Mezzanine Lender”), secured by 100.0% of the direct equity interest in the Princeton Place Borrower and put in place simultaneously with the origination of the Princeton Place Mortgage Loan. The Princeton Place Mezzanine Loan has the same maturity date as the Princeton Place Mortgage Loan. The Princeton Place Mezzanine Loan and the Princeton Place Mortgage Loan are subject to an intercreditor agreement between the Princeton Place Mortgage Loan lender and the Mezzanine Lender. The Mezzanine Lender is an affiliate of Sound Point Capital Management.

The following table presents certain information relating to the Princeton Place Mortgage Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut- off Date LTV
$7,500,000	9.20%	120	0	120	1.65x	8.7%	79.6%

Right of First Offer. Merrill Lynch has a right of first offer (“ROFO”) to purchase Building 1700 and Building 1800 if the Princeton Place Borrower decides to market the Princeton Place Property for sale. The ROFO is not extinguished by foreclosure of the Princeton Place Property; however, the ROFO does not apply to foreclosure or deed-in-lieu thereof.

Release of Property. Not permitted.

Terrorism Insurance. The Princeton Place Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Princeton Place Property, as well as business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the Princeton Place Property on an actual loss sustained basis for a period beginning on the date of business interruption and continuing until the restoration of the Princeton Place Property is completed, or the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-101

BANK 2017-BNK8	U.S. Industrial Portfolio III

Mortgage Loan No. 10 – U.S. Industrial Portfolio III

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-102

BANK 2017-BNK8	U.S. Industrial Portfolio III

Mortgage Loan No. 10 – U.S. Industrial Portfolio III

ONTARIO
MINN.
WISCONSIN
MINNEAPOLIS
ST. PAUL
MILWAUKEE
CHICAGO
DETROIT
CLEVELAND
IOWA
Des Moines
MICHIGAN
INDIANA
OHIO
COLUMBUS
ILLINOIS
INDIANAPOLIS
MISSOURI
KANSAS CITY
ST. LOUIS
CINCINNATI
LOUISVILLE
KENTUCKY
Springfield

Scranton
Youngstown
PENNSYLVANIA
Allentown
PITTSBURGH
New Kensington
Harrisburg
Reading
Trenton
PHILADELPHIA
Wilmington
BALTIMORE
WASHINGTON, DC
WEST VIRGINIA
MD
DE
VIRGINIA
Richmond
Lynchburg
Roanoke
NORFOLK
Chesapeake
VIRGINIA BEACH

LOS ANGELES
ANAHEIM
RIVERSIDE
LONG BEACH
SANTA ANA
Huntington Beach
Temecula
Pacific Ocean
Oceanside
Vista
San Marcos
Carlsbad
Encinitas
La Jolla
SAN DIEGO
Chula Vista

US Industrial Portfolio III

No.	Address	Location	No.	Address	Location
1	2121 Gauther Street	Elliston, VA	12	1700 Highland Road	Twinsburg, OH
2	975 Cottonwood Avenue	Hartland, WI	13	1800 University Parkway	Sarasota, FL
3	4025 Bulls Bay Highway	Jacksonville, FL	14	621 Hunt Valley Circle	New Kensington, PA
4	1500 Southeast 37th Street	Grimes, IA	15	5000 Askins Lane	Houston, TX
5	1501 Industrial Boulevard	Harleysville, PA	16	900 Chaddick Drive	Wheeling, IL
6	10450 Medallion Drive	Cincinnati, OH	17	6600 Chapek Parkway	Cuyahoga Heights, OH
7	1001 DDC Way	Fairfield, OH	18	53208 Columbia Drive	Elkhart, IN
8	1152 Armorlite Drive	San Marcos, CA	19	7750 Hub Parkway	Valley View, OH
9	3800 West Broward Boulevard	Plantation, FL	20	21899 Torrence Avenue & 2701 Kalvelage Drive	Sauk Village, IL
10	2900 & 2908 Hill Avenue	Toledo, OH	21	3201 Cherry Palm Drive	Tampa, FL
11	1972 Salem Industrial Drive	Salem, VA			

The Woodlands
Spring
Atascocita
HOUSTON
Pasadena
Sugar Land
Missouri City
Pearland
League City
Texas City

GEORGIA
TALLAHASSEE
JACKSONVILLE
Daytona Beach
Atlantic Ocean
ORLANDO
TAMPA
Clearwater
ST. PETERSBURG
Sarasota
FLORIDA
Melbourne
Palm Bay
Gulf of Mexico
Cape Coral
Fort Myers
West Palm Beach
Boca Raton
FORT LAUDERDALE
Miami Beach
MIAMI

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-103

BANK 2017-BNK8	U.S. Industrial Portfolio III

Mortgage Loan No. 10 – U.S. Industrial Portfolio III

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$50,000,000			Location:	Various
Cut-off Date Balance(1):	$50,000,000			General Property Type(5):	Various
% of Initial Pool Balance:	4.4%			Detailed Property Type:	Various
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Brennan Investment Group Acquisitions LLC			Year Built/Renovated:	Various/Various
				Size(6):	2,886,593 SF
Mortgage Rate:	4.1800%			Cut-off Date Balance per SF(1):	$42
Note Date:	10/12/2017			Maturity Date Balance per SF(1):	$38
First Payment Date:	12/5/2017			Property Manager:	Brennan Management, LLC (borrower-related)
Maturity Date:	11/5/2027
Original Term:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$11,310,590
Prepayment Provisions(2):	LO (24); DEF (89); O (7)			UW NOI Debt Yield(1):	9.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.3%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	2.04x (IO) 1.48x (P&I)
Additional Debt Balance(1)(3):	$70,537,149			Most Recent NOI:	$12,203,308 (6/30/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$12,055,263 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$11,626,063 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(6):	100.0% (11/1/2017)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Recurring Replacements:	$0	$6,250	N/A	Appraised Value (as of) (7):	$166,300,000 (6/16/2017)
TI/LC:	$120,000	Springing	N/A(4)	Cut-off Date LTV Ratio(1)(7):	72.5%
Other:	$453,411	$0	N/A	Maturity Date LTV Ratio(1)(7):	66.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$120,537,149	71.2%	Purchase Price:	$164,603,823	97.2%
Borrower Sponsor Equity:	$48,798,629	28.8%	Closing Costs:	$4,158,544	2.5%
			Reserves:	$573,411	0.3%
Total Sources:	$169,335,778	100.0%	Total Uses:	$169,335,778	100.0%

(1)	The U.S. Industrial Portfolio III Mortgage Loan is part of the U.S. Industrial Portfolio III Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $120,537,149. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the U.S. Industrial Portfolio III Whole Loan.
(2)	Defeasance is permitted at any time after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last U.S. Industrial Portfolio III Whole Loan promissory note to be securitized and (ii) October 12, 2020. The assumed lockout period of 24 payments is based on the closing date of this transaction in November 2017. After the defeasance lockout period, the U.S. Industrial Portfolio III Borrowers are permitted to obtain the release of any individual property with the defeasance of a release price ranging from 100.0% to 110.0% (depending on the number of properties that have been released) of the allocated loan amount with respect to such individual property See “Release of Property” below.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of additional debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	The U.S. Industrial Portfolio III Properties are made up of 19 industrial properties and two office properties. See “U.S. Industrial Portfolio III Properties Summary” table below.
(6)	Most Recent Occupancy includes PNC Acquisition Company, Inc. (75,902 SF, 2.6% of NRA), which leases 100.0% of the space at the 900 Chaddick Drive property but is currently dark.
(7)	The “As Portfolio” Appraised Value of $166,300,000 reflects a 4.0% premium attributed to the aggregate “As-is” value of the U.S. Industrial Portfolio III Properties as a whole. The sum of the “As-is” values for each of the U.S. Industrial Portfolio III Properties on an individual basis is $159,940,000, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 75.4% and 68.7%, respectively.

The Mortgage Loan. The tenth largest mortgage loan (the “U.S. Industrial Portfolio III Mortgage Loan”) is part of a whole loan (the “U.S. Industrial Portfolio III Whole Loan”) evidenced by three promissory notes with an aggregate original principal balance of $120,537,149. The U.S. Industrial Portfolio III Whole Loan is secured by the fee simple interests in a portfolio of 21 single tenant industrial and office properties located across 10 states, totaling 2,886,593 SF (the “U.S. Industrial Portfolio III Properties”). The U.S. Industrial Portfolio III Whole Loan was co-originated by Morgan Stanley Bank, N.A. and Barclays Bank PLC. Promissory Note A-1-1, with an original principal balance of $50,000,000, represents the U.S. Industrial Portfolio III Mortgage Loan, and will be included in the BANK 2017-BNK8 securitization trust. Promissory Notes A-1-2 and A-2, with an aggregate original principal balance of $70,537,149, collectively represent the pari passu companion loans (the “U.S. Industrial Portfolio III Serviced Pari Passu Companion Loans”).

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-104

BANK 2017-BNK8	U.S. Industrial Portfolio III

The following table presents a summary of the promissory notes comprising the U.S. Industrial Portfolio III Whole Loan. The U.S. Industrial Portfolio III Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2017-BNK8 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

U.S. Industrial Portfolio III Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	BANK 2017-BNK8	Yes
A-1-2(1)	$40,000,000	$40,000,000	Morgan Stanley Bank, N.A.	No
A-2(1)	$30,537,149	$30,537,149	Barclays Bank PLC	No
Total U.S. Industrial Portfolio III Whole Loan	$120,537,149	$120,537,149

(1)	Promissory Notes A-1-2 and A-2 are expected to be contributed to future securitization transactions or may be otherwise transferred at any time.

The proceeds of the U.S. Industrial Portfolio III Whole Loan, together with approximately $48.8 million of borrower equity, were used to acquire the U.S. Industrial Portfolio III Properties, fund reserves and pay closing costs. The previous mortgage loan secured by the U.S. Industrial Portfolio III Properties was included in the WFRBS 2013-C16 securitization trust.

The Borrowers and the Sponsor. The borrowers consist of 21 single-purpose Delaware limited liability companies, each structured to be bankruptcy-remote with at least two independent directors (the “U.S. Industrial Portfolio III Borrowers”). The non-recourse carveout guarantors under the U.S. Industrial Portfolio III Whole Loan are, collectively, jointly and severally, Michael Brennan, Robert Vanecko, Scott McKibben, Sam Mandarino, Allen Crosswell, Troy MacMane and Greenwood Holding Company, LLC. The U.S. Industrial Portfolio III Borrowers are indirectly owned 10% by USIP III Manager LLC (of which Michael Brennan and William Vanecko are non-member managers) and 90% by Northstar Summit Holding III, LLC. Northstar Summit Holding III, LLC is indirectly owned by Deep Springs, L.P., a Cayman Island limited partnership owned by non-U.S. investors, of which the general partner is Morningstar Summit Holdings Company Limited and the manager is CDH Real Estate Investment Management Company Limited, which is controlled by Li Guo, William Shang Wi Hsu and Xiaoming Song. The non-recourse carveout guarantors collectively own 1.6% of the equity in the U.S. Industrial Portfolio III Borrowers.

The sponsor of the U.S. Industrial Portfolio III Whole Loan is Brennan Investment Group Acquisitions LLC, an affiliate of Brennan Investment Group. Each of the non-recourse carveout guarantors under the U.S. Industrial Portfolio III Whole Loan is a principal of Brennan Investment Group (“Brennan”). Brennan is a real estate investment firm specializing in investments in industrial properties. Brennan Management LLC (an affiliate of Brennan) manages industrial assets. Affiliates of Brennan own a portfolio of industrial properties totaling approximately 33.0 million SF. Michael Brennan, the co-founder and chairman of Brennan, was the co-founder of First Industrial Realty Trust in 1994 and served as President, CEO and member of the Board of Directors until 2008.

The Properties. The U.S. Industrial Portfolio III Properties are comprised of 21 single tenant industrial and office properties totaling approximately 2.9 million SF. The U.S. Industrial Portfolio III Properties are located across 10 states, with the largest concentration of properties in Ohio (28.1% of NRA), Virginia (24.1% of NRA) and Florida (13.0% of NRA). The U.S. Industrial Portfolio III Properties were built between 1952 and 2015, range in size from approximately 32,688 SF to 378,270 SF and are all leased on a triple net basis. As of October 1, 2017 the weighted average remaining lease term for the U.S. Industrial Portfolio III Properties was approximately 11.8 years. The U.S. Industrial Portfolio III Properties consist of 19 industrial properties (approximately 96.6% of NRA) and two suburban office properties. The U.S. Industrial Portfolio III Properties serve as a headquarters location for nine tenants. The U.S. Industrial Portfolio III Properties are 100.0% leased to 21 tenants as of November 1, 2017.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-105

BANK 2017-BNK8	U.S. Industrial Portfolio III

The following table presents detailed information with respect to each of the U.S. Industrial Portfolio III Properties:

U.S. Industrial Portfolio III Properties Summary(1)
Property Name	Location	Property Type	SF	Year Built / Renovated	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	UW NOI(2)
2121 Gardner Street	Elliston, VA	Industrial	378,270	2000 / NAP	$16,504,712	13.7%	$21,900,000	$1,674,703
975 Cottonwood Avenue	Hartland, WI	Industrial	175,042	2000, 2015 / NAP	$10,174,137	8.4%	$13,500,000	$1,018,666
4925 Bulls Bay Highway	Jacksonville, FL	Industrial	198,408	2006 / NAP	$9,910,363	8.2%	$13,150,000	$986,726
1500 Southeast 37th Street	Grimes, IA	Industrial	248,257	1961 / 2017	$7,536,398	6.3%	$10,000,000	$716,745
1501 Industrial Boulevard	Harleysville, PA	Industrial	112,253	1973 / 2013	$7,385,670	6.1%	$9,800,000	$658,271
10450 Medallion Drive	Cincinnati, OH	Industrial	151,506	1998 / NAP	$7,385,670	6.1%	$9,800,000	$783,609
1001 DDC Way	Fairfield, OH	Office	66,444	1981 / 2004	$6,413,475	5.3%	$8,510,000	$686,609
1152 Armorlite Drive	San Marcos, CA	Industrial	44,313	1986 / NAP	$5,222,724	4.3%	$6,930,000	$335,570
3800 West Broward Boulevard	Plantation, FL	Office	32,688	1956 / 2010	$5,124,751	4.3%	$6,800,000	$548,720
2900 & 2950 Hill Avenue	Toledo, OH	Industrial	237,698	1955 / NAP	$5,087,069	4.2%	$6,750,000	$541,032
1700 Highland Road	Twinsburg, OH	Industrial	115,169	1986, 1996 / NAP	$4,917,500	4.1%	$6,525,000	$506,714
1972 Salem Industrial Drive	Salem, VA	Industrial	317,144	1972 / NAP	$4,898,659	4.1%	$6,500,000	$536,163
1800 University Parkway	Sarasota, FL	Industrial	105,752	1965 / NAP	$4,823,295	4.0%	$6,400,000	$479,598
621 Hunt Valley Circle	New Kensington, PA	Industrial	61,796	2002 / 2009	$3,918,927	3.3%	$5,200,000	$491,244
5000 Askins Lane	Houston, TX	Industrial	100,040	1978 / NAP	$3,655,153	3.0%	$4,850,000	$339,211
900 Chaddick Drive(3)	Wheeling, IL	Industrial	75,902	1982 / NAP	$3,542,107	2.9%	$4,700,000	($314,806)
6600 Chapek Parkway	Cuyahoga Heights, OH	Industrial	157,950	1952-2006 / NAP	$3,391,379	2.8%	$4,500,000	$327,365
53208 Columbia Drive	Elkhart, IN	Industrial	117,938	2005 / NAP	$3,316,015	2.8%	$4,400,000	$416,748
7750 Hub Parkway	Valley View, OH	Industrial	83,404	1971, 1980 / NAP	$3,184,128	2.6%	$4,225,000	$327,365
21699 Torrence Avenue & 2701 Kalvelage Drive	Sauk Village, IL	Industrial	67,995	1977, 2000 / NAP	$2,110,191	1.8%	$2,800,000	$230,778
3221 Cherry Palm Drive	Tampa, FL	Industrial	38,624	1988 / NAP	$2,034,827	1.7%	$2,700,000	$266,049
Total(4)			2,886,593		$120,537,149	100.0%	$159,940,000	$11,310,590

(1)	Information is based on the underwritten rent roll as of September 1, 2017.
(2)	A vacancy adjustment to 5.0% has been underwritten at the portfolio level.
(3)	The 900 Chaddick Drive property is currently 100.0% leased to PNC Acquisition Company, Inc. through January 2019. PNC Acquisition Company, Inc. is currently dark at the 900 Chaddick Drive property. In the event PNC Acquisition Company, Inc. does not renew at expiration in January 2019, PNC Acquisition Company, Inc. will be required to pay a non-renewal fee of $380,000. No rent was underwritten for the 900 Chaddick Drive property.
(4)	The Total Appraised Value of $159,940,000 represents the sum of the individual Appraised Values of the U.S. Industrial Portfolio III Properties, as compared to the “As-Portfolio” Appraised Value of $166,300,000.

Major Properties (by allocated loan amount)

2121 Gardner Street. The largest property by allocated loan amount is 2121 Gardner Street, a 378,270 SF manufacturing facility situated on approximately 58.9 acres and located in Elliston, Virginia. 2121 Gardner Street was constructed in 2000 and consists of an approximately 81.4% industrial component and an approximately 18.6% office component. The industrial component of the property features 22 to 40 foot clear heights, two drive-in grade level doors and 33 dock-high doors.

2121 Gardner Street is currently 100.0% leased to Rowe Fine Furniture on a triple net basis through July 2028 with four five-year renewal options. 2121 Gardner Street is the corporate headquarters for Rowe Fine Furniture. Founded 70 years ago, Rowe Fine Furniture manufactures upholstered furniture which is sold through major and independent home furnishings retailers across the United States and abroad. 2121 Gardner Street accounts for approximately 13.7% and 14.1% of the net rentable area and underwritten base rent, respectively, of the U.S. Industrial Portfolio III Properties.

975 Cottonwood Avenue. The second largest property by allocated loan amount is 975 Cottonwood Avenue, a 175,042 SF warehouse and distribution facility situated on approximately 18.2 acres in Hartland, Wisconsin. 975 Cottonwood Avenue was originally constructed in 2000 with an addition constructed in 2015 and consists of an approximately 79.2% industrial component and an approximately 20.8% office component. The industrial component of the property features 25 to 26 foot clear heights, three drive-in grade level doors and six dock-high doors.

975 Cottonwood Avenue is currently 100.0% leased to Dorner Manufacturing Corp. on a triple net basis through October 2035. 975 Cottonwood Avenue is the corporate headquarters for Dorner Manufacturing Corp. Founded in 1966, Dorner Manufacturing Corp. is a privately held company engaged in the design, applications, manufacturing, and integration of conveyor systems. 975 Cottonwood Avenue accounts for approximately 6.1% and 8.6% of the net rentable area and underwritten base rent, respectively, of the U.S. Industrial Portfolio III Properties.

4925 Bulls Bay Highway. The third largest property by allocated loan amount is 4925 Bulls Bay Highway, a 198,408 SF warehouse and distribution facility situated on approximately 13.3 acres in Jacksonville, Florida. 4925 Bulls Bay Highway was constructed in 2006 and consists of an approximately 92.0% industrial component and an approximately 8.0% office component. The industrial component of the property features approximately 24 foot clear heights, 24 drive-in grade level doors and two dock-high doors.

4925 Bulls Bay Highway is currently 100.0% leased to Southeastern Aluminum Products on a triple net basis through February 2027. 4925 Bulls Bay Highway is the headquarters for Southeastern Aluminum Products. Founded in 1952, Southeastern Aluminum Products manufactures and distributes bathroom shower doors and enclosures. 4925 Bulls Bay Highway accounts for approximately 6.9% and 8.3% of the net rentable area and underwritten base rent, respectively, of the U.S. Industrial Portfolio III Properties.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-106

BANK 2017-BNK8	U.S. Industrial Portfolio III

1500 Southeast 37th Street. The fourth largest property by allocated loan amount is 1500 Southeast 37th Street, a 248,257 SF warehouse and distribution facility situated on approximately 26.4 acres in Grimes, Iowa. 1500 Southeast 37th Street was constructed in 1961, renovated in 2017 and consists of an approximately 86.7% industrial component and an approximately 13.3% office component. The industrial component of the property features approximately 16-30 foot clear heights, 14 grade level doors and 14 dock-high doors.

1500 Southeast 37th Street is currently 100.0% leased to Ryko Solutions, Inc. on a triple net basis through August 2032. 1500 Southeast 37th Street is the headquarters for Ryko Solutions, Inc. Founded in 1973, Ryko Solutions, Inc. manufactures rollover vehicle wash systems and their product lines include friction and touchless rollovers, drive-throughs, conveyors, vacuums, dryers, self-service systems and a variety of accessories. 1500 Southeast 37th Street accounts for approximately 8.6% and 6.0% of the net rentable area and underwritten base rent, respectively, of the U.S. Industrial Portfolio III Properties.

The following table presents detailed information with respect to the tenancy of the U.S. Industrial Portfolio III Properties:

U.S. Industrial Portfolio III Tenant Summary(1)
Tenant Name	Property Name	Credit Rating(2) Fitch/Moody’s/S&P	Tenant SF	% of Total SF	Annual UW Rent	Annual UW Rent PSF(3)	% of Total Annual UW Rent	Lease Expiration Date
Rowe Fine Furniture(4)	Various(5)	NR/NR/NR	695,414	24.1%	$2,266,842	$3.26	18.6%	7/31/2028
Ryko Solutions, Inc.	1500 Southeast 37th Street	NR/NR/NR	248,257	8.6%	$736,590	$2.97	6.0%	8/31/2032
Northern Stamping Co.	Various(6)	NR/NR/NR	241,354	8.4%	$674,610	$2.80	5.5%	11/30/2031
Decorative Panels International	2900 & 2950 Hill Avenue	NR/NR/NR	237,698	8.2%	$557,956	$2.35	4.6%	11/30/2030
Southeastern Aluminum Products	4925 Bulls Bay Highway	NR/NR/NR	198,408	6.9%	$1,011,027	$5.10	8.3%	2/28/2027
Dorner Manufacturing Corp.	975 Cottonwood Avenue	NR/NR/NR	175,042	6.1%	$1,043,145	$5.96	8.6%	10/31/2035
Sigma Corporation	Various(7)	NR/NR/NR	168,035	5.8%	$586,055	$3.49	4.8%	7/31/2031
KDM Signs, Inc.	10450 Medallion Drive	NR/NR/NR	151,506	5.2%	$805,985	$5.32	6.6%	7/31/2025
LTI Flexible Products, Inc.	53208 Columbia Drive	NR/B3/NR	117,938	4.1%	$427,559	$3.63	3.5%	10/31/2026
TAC Materials. Inc.	1700 Highland Road	NR/NR/NR	115,169	4.0%	$519,926	$4.51	4.3%	8/31/2028
Accupac, Inc.	1501 Industrial Boulevard	NR/NR/NR	112,253	3.9%	$675,321	$6.02	5.5%	3/31/2032
Halifax Sarasota LLC	1800 University Parkway	NR/NR/NR	105,752	3.7%	$492,211	$4.65	4.0%	1/31/2032
DDC Center Holding Corp.	1001 DDC Way	NR/NR/NR	66,444	2.3%	$702,893	$10.58	5.8%	7/31/2025
Bacharach, Inc.	621 Hunt Valley Circle	NR/NR/NR	61,796	2.1%	$503,152	$8.14	4.1%	12/31/2024
The San Diego Union - Tribune(8)	1152 Armorlite Drive	NR/B1/B	44,313	1.5%	$344,312	$7.77	2.8%	12/31/2027
Amphenol Custom Cable, Inc.(9)	3221 Cherry Palm Drive	NR/Baa1/BBB+	38,624	1.3%	$272,844	$7.06	2.2%	7/31/2028
The Chrysalis Center, Inc.(10)	3800 West Broward Boulevard	NR/NR/NR	32,688	1.1%	$561,350	$17.17	4.6%	12/31/2027
Subtotal / Wtd. Avg.			2,810,691	97.4%	$12,181,778	$4.33	100.0%

Vacant(11)			75,902	2.6%	$0	$0.00	0.0%
Total / Wtd. Avg.			2,886,593	100.0%	$12,181,778	$4.33	100.0%

(1)	Information is based on the underwritten rent roll as of September 1, 2017.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	Rowe Fine Furniture subleases 126,275 SF of its space at the 1972 Salem Industrial Drive property to Turman Lumber Company at $1.60 PSF. Annual UW Rent reflects the blend of the lower sublease rent and the contractual rent of the respective square footage.
(5)	Rowe Fine Furniture is the sole tenant at two of the U.S. Industrial Portfolio III Properties: 1972 Salem Industrial Drive (317,144 SF, 11.0% of Total SF and 4.5% of Total Annual UW Rent) and 2121 Gardner Street (378,270 SF, 13.7% of Total SF and 14.1% of Total Annual UW Rent). The Rowe Fine Furniture lease expires July 31, 2028 at both properties.
(6)	Northern Stamping Co. is the sole tenant at two of the U.S. Industrial Portfolio III Properties: 6600 Chapek Parkway (157,950 SF, 5.5% of Total SF and 2.8% of Total Annual UW Rent) and 7750 Hub Parkway (83,404 SF, 2.9% of Total SF and 2.8% of Total Annual UW Rent). The Northern Stamping Co. lease expires December 31, 2027 at both properties.
(7)	Sigma Corporation is the sole tenant at two of the U.S. Industrial Portfolio III Properties: 5000 Askins Lane (100,040 SF, 3.5% of Total SF and 2.9% of Total Annual UW Rent) and 21699 Torrence Avenue & 2701 Kalvelage Drive (67,995 SF, 2.4% of Total SF and 1.9% of Total Annual UW Rent). The Sigma Corporation lease expires July 31, 2031 at both properties.
(8)	The San Diego Union – Tribune subleases its entire space to ACI-California, LLC at $7.77 PSF. Annual UW Rent reflects the sublease rent, which is lower than the prime lease rent.
(9)	Amphenol Custom Cable, Inc. has the right to terminate its lease without penalty on (i) November 1, 2018, and (ii) November 1, 2024 with 180 days’ notice.
(10)	The Chrysalis Center, Inc. subleases 10,303 SF of its space to Bank of America at $23.49 PSF. Annual UW Rent reflects The Chrysalis Center, Inc.’s contractual rent at $17.17.
(11)	Vacant SF is made up of the entire 900 Chaddick Drive property, which is currently 100.0% leased to PNC Acquisition Company, Inc. through January 2019. PNC Acquisition Company, Inc. is currently dark at the 900 Chaddick Drive property. In the event PNC Acquisition Company, Inc. does not renew at expiration in January 2019, PNC Acquisition Company, Inc. will be required to pay a non-renewal fee of $380,000. No rent was underwritten for the 900 Chaddick Drive property.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-107

BANK 2017-BNK8	U.S. Industrial Portfolio III

The following table presents certain information with respect to the lease rollover at the U.S. Industrial Portfolio III Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual U/W Rent PSF Rolling(3)	Annual UW Rent Rolling	% of Annual U/W Rent Rolling	Cumulative % of Annual U/W Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	1	61,796	2.1%	2.1%	$8.14	$503,152	4.1%	4.1%
2025	2	217,950	7.6%	9.7%	$6.92	$1,508,878	12.4%	16.5%
2026	1	117,938	4.1%	13.8%	$3.63	$427,559	3.5%	20.0%
2027	3	275,409	9.5%	23.3%	$6.96	$1,916,689	15.7%	35.8%
2028 & Beyond	13	2,137,598	74.1%	97.4%	$3.66	$7,825,500	64.2%	100.0%
Vacant(4)	0	75,902	2.6%	100.0%	$0.00	$0	0.0%	100.0%
Total / Wtd. Avg.	20	2,886,593	100.0%		$4.33	$12,181,778	100.0%

(1)	Information is based on the underwritten rent roll as of September 1, 2017.
(2)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(3)	Total Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
(4)	Vacant is made up of the entire 900 Chaddick Drive property, which is currently 100.0% leased to PNC Acquisition Company, Inc. through January 2019. PNC Acquisition Company, Inc. is currently dark at the 900 Chaddick Drive property. In the event PNC Acquisition Company, Inc. does not renew at expiration in January 2019, PNC Acquisition Company, Inc. will be required to pay a non-renewal fee of $380,000. No rent was underwritten for the 900 Chaddick Drive property.

The Markets. The U.S. Industrial Portfolio III Properties are geographically diverse, located in 21 different cities across 10 states. The U.S. Industrial Portfolio III Properties are located in Ohio (28.1% of NRA), Virginia (24.1% of NRA), Florida (13.0% of NRA), Iowa (8.6% of NRA), Wisconsin (6.1% of NRA), Pennsylvania (6.0% of NRA) and Illinois (5.0% of NRA) with 9.1% of NRA located across an additional three other states.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the U.S. Industrial Portfolio III Properties:

Cash Flow Analysis
	2014	2015	2016	6/30/2017 TTM	UW	UW PSF
Gross Potential Rent(1)(2)	$11,275,200	$11,626,356	$12,032,044	$12,183,306	$12,559,202	$4.35
Total Recoveries	$2,264,342	$2,355,463	$2,290,350	$2,265,200	$3,675,807	$1.27
Other Income	$216,870	$768	$3,219	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($942,766)	($0.33)
Effective Gross Income	$13,756,412	$13,982,587	$14,325,613	$14,448,506	$15,292,243	$5.30
Total Operating Expenses	$2,264,342	$2,356,524	$2,270,350	$2,245,198	$3,981,653	$1.38
Net Operating Income	$11,492,070	$11,626,063	$12,055,263	$12,203,308	$11,310,590	$3.92
Capital Expenditures	$0	$0	$0	$0	$298,573	$0.10
TI/LC	$0	$0	$0	$0	$596,602	$0.21
Net Cash Flow	$11,492,070	$11,626,063	$12,055,263	$12,203,308	$10,415,416	$3.61

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR (IO)(3)	2.25x	2.28x	2.36x	2.39x	2.21x
NOI DSCR(3)	1.63x	1.65x	1.71x	1.73x	1.60x
NCF DSCR (IO)(3)	2.25x	2.28x	2.36x	2.39x	2.04x
NCF DSCR(3)	1.63x	1.65x	1.71x	1.73x	1.48x
NOI Debt Yield(3)	9.5%	9.6%	10.0%	10.1%	9.4%
NCF Debt Yield(3)	9.5%	9.6%	10.0%	10.1%	8.6%

(1)	UW Gross Potential Rent reflects contractual rents as of September 1, 2017 and includes rent steps of $280,181 through September 1, 2018.
(2)	With respect to three of the U.S. Industrial Portfolio III Properties, all or a portion of the space is subleased. Gross Potential Rent reflects the blend of the lower sublease rent and the contractual rent of the respective square footage, or in the case of The Chrysalis Center, Inc. property, the prime lease rent, which is lower than the sublease rent.
(3)	The debt service coverage ratios and debt yields are based on the U.S. Industrial Portfolio III Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-108

BANK 2017-BNK8	U.S. Industrial Portfolio III

Escrows and Reserves. At the origination of the U.S. Industrial Portfolio III Whole Loan, the U.S. Industrial Portfolio III Borrowers agreed to complete approximately $729,003 in required repairs, for which no reserve deposit was required at origination. The U.S. Industrial Portfolio III Borrowers have until June 30, 2018 to complete the repair work, after which time they are required under the loan documents to deposit the aggregate amount for unfinished required repairs set forth on the required repairs schedule; provided that if a required repair is a tenant’s obligation under its lease and such required repair is not completed by June 30, 2018, the U.S. Industrial Portfolio III Borrowers will have additional time as reasonably necessary to complete the required repairs, which additional time may not exceed an additional six months. In addition, the U.S. Industrial Portfolio III Whole Loan documents require the deposit of an upfront reserve of $453,411 for security deposits held by the U.S. Industrial Portfolio III Borrowers and $120,000 for the re-tenanting of the PNC Acquisition Inc. space at the 900 Chaddick Drive property. The U.S. Industrial Portfolio III Borrowers are also required to deposit the $380,000 non-renewal fee, if paid by PNC Acquisition, Inc.

The U.S. Industrial Portfolio III Borrowers are required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the estimated annual insurance premiums (except to the extent the U.S. Industrial Portfolio III Properties are insured under blanket policies); provided, however, that such deposits are not required to be made to the extent that the applicable tenant is required to pay such taxes and insurance premiums, such taxes and insurance premiums are paid prior to delinquency and certain other conditions are satisfied. The U.S. Industrial Portfolio III Borrowers are required to deposit monthly reserves of $6,250 for capital expenditures. The U.S. Industrial Portfolio III Borrowers are required to deposit monthly, commencing on each payment date following the Rent Sweep Start Date (as set forth in the table below) for each Expiring Tenant (as set forth in the table below), an amount equal to such Expiring Tenant’s Monthly Sweep Amount (as set forth in the table below) for the related property until the applicable Max TI/LC Reserve Cap (as set forth in the table below) has been deposited with the lender.

Expiring Tenant	Bacharach, Inc.	DDC Center	KDM Signs	LTI Flexible Products	Southeastern Aluminum	The Chrysalis Center, Inc.	Rowe Fine Furniture(1)	Rowe Fine Furniture(2)
Lease Roll Date	12/31/2024	7/31/2025	7/31/2025	10/31/2026	2/28/2027	12/31/2027	7/31/2028	7/31/2028
Rent Sweep Start Date	7/31/2024	7/31/2025	2/1/2025	5/1/2026	9/1/2026	7/1/2026	4/1/2026	4/1/2026
Monthly Sweep Amount	$30,898	$143,962	$75,753	$58,969	$99,204	$81,720	$157,613	$105,715
Max TI/LC Reserve Cap	$185,388	$863,772	$454,518	$353,814	$595,224	$490,320	$945,675	$634,288

(1)	Represents Rowe Fine Furniture at the 2121 Gardner Street property.
(2)	Represents Rowe Fine Furniture at the 1972 Salem Industrial Drive property.

In addition, on each payment date during a Major Tenant Rollover Reserve Event (as defined below), the borrower is required to deposit the related tenant’s Monthly Sweep Amount until the Max TI/LC Reserve Cap has been deposited.

“Major Tenant Rollover Reserve Event” means with respect to Rowe Fine Furniture or any replacement tenant therefor:

(i)	A period that commences on the earlier of (a) the date such tenant gives notice to vacate or exercise any termination option and (b) the date six months prior to the maturity date of the U.S. Industrial Portfolio III Whole Loan, and ends when either (x) such tenant’s lease has been renewed on terms and conditions acceptable to the lender, and the lender receives a tenant estoppel stating that such tenant is in occupancy in the entirety of its space and paying full contractual rent or (y) the entirety of such tenant’s space has been relet to one or more replacement tenants reasonably acceptable to lender under a lease reasonably acceptable to lender and lender receives a tenant estoppel stating that such tenant is in occupancy in the entirety of its space and paying full contractual rent (a “Replacement Tenant Cure”) or (z) the Max TI/LC Reserve Cap has been deposited;

(ii)	A period that commences on the date such tenant has vacated or gone dark in its space or terminated or given notice of intent to terminate its lease and ends when either (x) such tenant is in occupancy of the entirety of its space and the lender receives a tenant estoppel stating that such tenant is in occupancy in the entirety of its space and paying full contractual rent, or (y) a Replacement Tenant Cure has occurred or (z) the Max TI/LC Reserve Cap has been deposited;

(iii)	A period that commences on the date the tenant has made or been the subject of a bankruptcy filing and ends when either (x) such tenant’s lease has been affirmed in bankruptcy and the lender receives a tenant estoppel stating that such tenant is in occupancy in the entirety of its space and paying full contractual rent, or (y) a Replacement Tenant Cure has occurred or (z) the Max TI/LC Reserve Cap has been deposited.

Lockbox and Cash Management. A hard lockbox is in place with respect to the U.S. Industrial Portfolio III Whole Loan, with springing cash management upon the occurrence of a Cash Management Period. If no Cash Management Period is continuing, all funds in the lockbox account are required to be swept daily to the U.S. Industrial Portfolio III Borrowers’ operating account. Upon the first occurrence of a Cash Management Period, the lender has the right to establish, and the U.S. Industrial Portfolio III Borrowers are required to cooperate with the cash management bank to establish, a lender-controlled cash management account, and during the continuance of a Cash Management Period, all funds are required to be swept each business day to such cash management account and disbursed to make payments into the reserve funds as described above under “Escrows and Reserves,” to pay monthly debt service on the U.S. Industrial Portfolio III Whole Loan, to pay monthly operating expenses as set forth in the annual budget (which is required to be approved only during the continuance of a Cash Management Period) and additional operating expenses approved by the lender, and to deposit all excess cash flow in an excess cash flow account to be held as additional security for the U.S. Industrial Portfolio III Whole Loan during such Cash Management Period.

A “Cash Management Period” commences upon the occurrence of either (a) an event of default under the U.S. Industrial Portfolio III Whole Loan or (b) the amortizing debt service coverage ratio (after deducting the amount of any Low DSCR Collateral (as defined below) from the principal balance of the U.S. Industrial Portfolio III Whole Loan) is below 1.15x for six consecutive months, based on the trailing six months operating statement and rent roll and ends upon (i), with respect to clause (a), the cure of such event of default, as accepted by the lender in its sole discretion, or (ii) with respect to clause (b), either (x) the amortizing debt service coverage ratio (calculated in the manner set forth in (b)) is at least 1.15x for six consecutive calendar months or (y) Low DSCR Collateral has been delivered to the lender.

“Low DSCR Collateral” means cash or a letter of credit meeting the requirements of the U.S. Industrial Portfolio III Whole Loan documents, in an amount by which the principal balance of the U.S. Industrial Portfolio III Whole Loan would need to be reduced such that, after recomputing the related monthly payment under a 360-month amortization schedule, the amortizing debt service coverage ratio would be at least 1.15x. Low DSCR Collateral may be released if the amortizing debt service coverage ratio for six consecutive months, without giving effect to the Low DSCR Collateral, is at least 1.15x.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-109

BANK 2017-BNK8	U.S. Industrial Portfolio III

Additional Secured Indebtedness (not including trade debts). The U.S. Industrial Portfolio III Properties also secure the U.S. Industrial Portfolio III Serviced Pari Passu Companion Loans, with an aggregate cut-off date principal balance of $70,537,149. The promissory notes evidencing the U.S. Industrial Portfolio III Serviced Pari Passu Companion Loans accrue interest at the same rate as the U.S. Industrial Portfolio III Mortgage Loan. The U.S. Industrial Portfolio III Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the U.S. Industrial Portfolio III Serviced Pari Passu Companion Loans. The holders of the U.S. Industrial Portfolio III Mortgage Loan and the U.S. Industrial Portfolio III Serviced Pari Passu Companion Loans have entered into a co-lender agreement that sets forth the allocation of collections on the U.S. Industrial Portfolio III Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After the defeasance lockout prepayment date and prior to the open prepayment date, the U.S. Industrial Portfolio III Borrowers are permitted to obtain the release of any individual property upon defeasance of the related Release Amount (as defined below), provided that the following conditions, among others, are satisfied: (i) after giving effect to the release, the debt service coverage ratio of the remaining properties is at least equal to the greater of: (x) 1.40x and (y) the lesser of (1) 1.75x or (2) the amortizing debt service coverage ratio immediately prior to the related release, (ii) after giving effect to the release, the debt yield of the remaining properties is at least equal to the greater of: (x) 8.4% and (y) the lesser of (1) 10.1% or (2) the debt yield immediately prior to the related release, (iii) after giving effect to the release, no remaining single tenant’s gross rent exceeds 30.0% of the total remaining properties’ gross rent, and (iv) compliance with REMIC requirements.

“Release Amount” means (i) with respect to the release of properties representing up to 15% of the lesser of the total net rentable area and the total gross revenue, not to exceed five properties, 100% of the allocated loan amount for each such property, plus the amount, if any necessary to satisfy the debt service coverage ratio and debt yield tests above; (ii) with respect to the release of properties representing the next 5% of the lesser of the total net rentable area and the total gross revenue, 105% of the allocated loan amount for each such property, plus the amount, if any necessary to satisfy the debt service coverage ratio and debt yield tests above; and (iii) thereafter, with respect to the remaining properties, 110% of the allocated loan amount, plus the amount, if any necessary, to satisfy the debt service coverage ratio and debt yield tests above.

In addition, the U.S. Industrial Portfolio III Borrowers may obtain the release of an unimproved release parcel at the 10450 Medallion Drive property, without defeasance or prepayment provided that certain conditions are satisfied, including among others, that the release not adversely affect the use or operation of, or access to, the remaining portion of the property, or violate any leases or legal requirements, compliance with zoning and separate tax lot requirements, and compliance with REMIC requirements. Pursuant to its lease, the tenant at the 10450 Medallion Drive Property, KDM Signs, Inc., has the right to cause the subdivision of such property into such release parcel and the remaining property, and to purchase such release parcel for a purchase price of $1.00.

Terrorism Insurance. The U.S. Industrial Portfolio III Borrowers are required to obtain and maintain property insurance in an amount equal to the full replacement cost of the U.S. Industrial Portfolio III Properties and rental loss and/or business interruption insurance for a period of at least 12 months that covers loss or damage by terrorist acts; provided that such coverage is available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-110

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T-111

BANK 2017-BNK8	Pleasant Prairie Premium Outlets

Mortgage Loan No. 11 – Pleasant Prairie Premium Outlets

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$45,000,000			Location:	Pleasant Prairie, WI 53158
Cut-off Date Balance(1):	$45,000,000			General Property Type:	Retail
% of Initial Pool Balance:	4.0%			Detailed Property Type:	Outlet Mall
Loan Purpose:	Recapitalization			Title Vesting:	Fee
Sponsors:	Simon Property Group, L.P.			Year Built/Renovated:	1987/N/A
Mortgage Rate:	3.9950%			Size:	402,615 SF
Note Date:	8/16/2017			Cut-off Date Balance per SF(1):	$360
First Payment Date:	10/1/2017			Maturity Date Balance per SF(1):	$360
Maturity Date:	9/1/2027			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI(7):	$16,273,310
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	11.2%
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield at Maturity(1):	11.2%
Additional Debt Balance(1)(3):	$100,000,000			UW NCF DSCR(1):	2.66x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$15,826,567 (6/30/2017 TTM)
Reserves				2nd Most Recent NOI:	$15,157,388 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$14,589,102 (12/31/2015)
RE Tax:	$0	Springing(4)	N/A	Most Recent Occupancy:	93.0% (7/26/2017)
Insurance:	$0	Springing(5)	N/A	2nd Most Recent Occupancy:	96.1% (12/31/2016)
Recurring Replacements:	$0	Springing(6)	N/A	3rd Most Recent Occupancy:	96.3% (12/31/2015)
TI/LC:	$0	Springing(6)	N/A	Appraised Value (as of):	$290,000,000 (7/20/2017)
				Cut-off Date LTV Ratio(1):	50.0%
				Maturity Date LTV Ratio(1):	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$145,000,000	100.0%	Recapitalization:	$144,317,359	99.5%
			Closing Costs:	$682,641	0.5%
Total Sources:	$145,000,000	100.0%	Total Uses:	$145,000,000	100.0%

(1)	The Pleasant Prairie Premium Outlets Mortgage Loan is part of the Pleasant Prairie Premium Outlets Whole Loan, which is comprised of four pari passu promissory notes with an aggregate original principal balance of $145,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Pleasant Prairie Premium Outlets Whole Loan.

(2)	Following the lockout period, the Pleasant Prairie Premium Outlets Borrower (as defined below) has the right to defease the Pleasant Prairie Premium Outlets Whole Loan in whole, but not in part, on any date before March 1, 2027. In addition, the Pleasant Prairie Premium Outlets Whole Loan is prepayable without penalty on or after March 1, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 1, 2020. If October 1, 2020 occurs prior to two years after securitization of the last note, the Pleasant Prairie Premium Outlets Borrower has the right to prepay the Pleasant Prairie Premium Outlets Whole Loan with payment of the greater of 1.0% or a yield maintenance premium, provided the remaining securitized notes are defeased at the same time.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	Monthly deposits for taxes are springing upon any of the following: (i) an event of default; (ii) the trailing four calendar quarter debt service coverage ratio is less than 1.95x for two consecutive calendar quarters; or (iii) the borrower not providing the lender with evidence that the Pleasant Prairie Premium Outlets Property taxes have been paid.

(5)	Monthly deposits for insurance are springing upon any of the following: (i) an event of default; (ii) the trailing four calendar quarter debt service coverage ratio is less than 1.95x for two consecutive calendar quarters; or (iii) the Pleasant Prairie Premium Outlets Borrower not providing the lender with evidence that the Pleasant Prairie Premium Outlets Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

(6)	Monthly deposits for replacement reserves and TI/LC reserves are springing upon any of the following: (i) an event of default; or (ii) the trailing four calendar quarter debt service coverage ratio is less than 1.95x for two consecutive calendar quarters.

(7)	UW NOI includes contractual rent steps totaling $806,485, approximately $589,092 of which is attributed to the net present value of certain tenants’ rent steps through the lesser of the tenant’s lease expiration term or the maturity date of the Pleasant Prairie Premium Outlets Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-112

BANK 2017-BNK8	Pleasant Prairie Premium Outlets

The Mortgage Loan. The eleventh largest mortgage loan (the “Pleasant Prairie Premium Outlets Mortgage Loan”) is part of a whole loan (the “Pleasant Prairie Premium Outlets Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $145,000,000. The Pleasant Prairie Premium Outlets Whole Loan is secured by a first priority fee mortgage encumbering a retail outlet mall property located in Pleasant Prairie, Wisconsin (the “Pleasant Prairie Premium Outlets Property”). The Pleasant Prairie Premium Outlets Whole Loan was co-originated by Wells Fargo Bank, N.A., and Citi Real Estate Funding Inc. (“CREFI”). The Pleasant Prairie Premium Outlets Mortgage Loan is evidenced by non-controlling Promissory Note A-3, in the original principal amount of $45,000,000. Controlling Promissory Note A-1 was contributed to the CGCMT 2017-P8 securitization trust. Non-controlling Promissory Note A-2 is currently held by CREFI and is expected to be contributed to one or more future securitization trusts. Non-controlling Promissory Note A-4 was contributed to the WFCM 2017-C40 securitization trust. The Pleasant Prairie Premium Outlets Whole Loan is being serviced pursuant to the pooling and servicing agreement for the CGCMT 2017-P8 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$34,000,000	$34,000,000	CGCMT 2017-P8	Yes
A-2	$41,000,000	$41,000,000	CREFI	No
A-3	$45,000,000	$45,000,000	BANK 2017-BNK8	No
A-4	$25,000,000	$25,000,000	WFCM 2017-C40	No
Total	$145,000,000	$145,000,000

The proceeds of the Pleasant Prairie Premium Outlets Whole Loan were primarily used to recapitalize the borrower, as the Pleasant Prairie Premium Outlets Property was previously unencumbered, and pay closing costs.

The Borrower and the Sponsor. The borrower is Pleasant Prairie Premium Outlets, LLC, a single-purpose Delaware limited liability company with one independent director. Pleasant Prairie Premium Outlets, LLC, is 100.0% directly owned by Simon Property Group, L.P. (“Simon”). Simon is the loan sponsor and the guarantor of certain nonrecourse carveouts under the Pleasant Prairie Premium Outlets Whole Loan. Simon’s liability is capped at $29.0 million. Simon is the operating partnership of Simon Property Group, Inc., a self-administered and self-managed real estate investment trust, which owns, develops, and manages retail real estate properties, consisting primarily of malls, Premium Outlets and The Mills. As of December 31, 2016, Simon Property Group, Inc. owned or held an interest in 206 income-producing properties in the United States, which consisted of 108 malls, 67 Premium Outlets, 14 Mills, four lifestyle centers, and 13 other retail properties in 37 states and Puerto Rico.

The Property. The Pleasant Prairie Premium Outlets Property is a 402,615 SF regional mall located in Pleasant Prairie, Wisconsin, approximately 12.3 miles north of Chicago’s northern suburbs and 38.6 miles south of Milwaukee. The Pleasant Prairie Premium Outlets Property was built in three phases in 1987, 1989 and 2006. The five largest tenants by underwritten base rent are The North Face, Nike Factory Store, Gap Outlet, Under Armour and Banana Republic Factory; additional tenants include Brooks Brothers, Hugo Boss, Kate Spade, Lacoste, Michael Kors, and Tumi. The Pleasant Prairie Premium Outlets Property is positioned along the east side of Interstate-94 (which runs south from Wisconsin to Indiana and through downtown Chicago) and benefits from the local sales tax rate of 5.50% compared to Chicago’s sales tax rate of 10.25%. For the trailing 12-month period ending June 30, 2017, the Pleasant Prairie Premium Outlets Property reported overall sales of $509 per SF, which equates to an 11.7% underwritten occupancy cost. The Pleasant Prairie Premium Outlets Property has 2,134 surface parking spaces, resulting in a parking ratio of 5.3 spaces per 1,000 square feet. As of July 26, 2017, the Pleasant Prairie Premium Outlets Property was 93.0% occupied by 85 tenants.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-113

BANK 2017-BNK8	Pleasant Prairie Premium Outlets

The following table presents a summary regarding major tenants at the Pleasant Prairie Premium Outlets Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)(4)	Sales (5)		Occ. Cost %(6)	Lease Expiration
							$	PSF
Major Tenants
The North Face	NR/A3/A	6,500	1.6%	$675,481(7)	4.6%	$103.92	$10,427,000	$1,604	8.6%	9/30/2026
Nike Factory Store	NR/A1/AA-	20,200	5.0%	$582,495(8)	4.0%	$28.84	$18,033,050	$893	5.5%	1/31/2028
Gap Outlet	BB+/Baa2/BB+	11,000	2.7%	$575,460(9)	3.9%	$52.31	$4,957,590	$451	11.7%	1/31/2022
Under Armour	NR/Baa2/BB+	11,250	2.8%	$565,051(10)	3.9%	$50.23	$8,452,000	$751	9.9%	9/30/2025
Banana Republic Factory	BB+/Baa2/BB+	7,800	1.9%	$445,517(11)	3.0%	$57.12	$3,635,892	$466	16.5%	3/31/2021
Old Navy	BB+/Baa2/BB+	16,115	4.0%	$425,436(12)	2.9%	$26.40	$7,854,934	$487	9.4%	1/31/2022
Michael Kors	NR/NR/NR	5,500	1.4%	$420,116	2.9%	$76.38	$7,144,280	$1,299	8.0%	9/30/2025
Adidas/Rockport	NR/NR/NR	10,000	2.5%	$319,300	2.2%	$31.93	$6,544,500	$654	8.5%	1/31/2027
Columbia Sportswear Company	NR/NR/NR	7,500	1.9%	$313,125	2.1%	$41.75	$5,297,175	$706	8.8%	1/31/2019
Subtotal/Wtd. Avg.		95,865	23.8%	$4,321,981	29.5%	$45.08

Other Tenants		278,651	69.2%	$10,351,539	70.5%	$37.15
Vacant Space		28,099	7.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		402,615	100.0%	$14,673,520	100.0%	$39.18

(1)	Information is based on the underwritten rent roll. Tenants are ordered by Annual UW Rent.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF has been underwritten based on the July 26, 2017 rent roll and includes contractual rent steps totaling $806,485, approximately $589,092 of which is attributed to the net present value of certain tenants’ rent steps through the lesser of the tenant’s lease expiration term or the Pleasant Prairie Premium Outlets Whole Loan Maturity Date.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Sales for Nike Factory Store is based on the trailing 12-month period ending April 30, 2017; and sales for all other tenants are based on the trailing 12-month period ending June 30, 2017.

(6)	Occ. Cost % calculations are based on total rent (Annual UW Rent and recoveries) divided by Sales.

(7)	The North Face’s Annual UW Rent includes the net present value of rent steps through its lease expiration, which total $116,481. The North Face pays a current base rent of $86.00 PSF.

(8)	Nike Factory Store’s Annual UW Rent includes the net present value of rent steps through the Pleasant Prairie Premium Outlets Whole Loan Maturity Date, which total $163,547. Nike Factory Store pays a current base rent of $20.74 PSF.

(9)	Gap Outlet’s Annual UW Rent includes the net present value of rent steps through its lease expiration, which total $53,950. Gap Outlet pays a current base rent of $47.41 PSF.

(10)	Under Armour’s Annual UW Rent includes the net present value of rent steps through its lease expiration, which total $89,964. Under Armour pays a current base rent of $42.23 PSF.

(11)	Banana Republic Factory’s Annual UW Rent includes the net present value of rent steps through its lease expiration, which total $22,289. Banana Republic Factory pays a current base rent of $54.26 PSF.

(12)	Old Navy’s Annual UW Base Rent includes the net present value of rent steps through its lease expiration, which total $32,554. Old Navy pays a current base rent of $24.38 PSF.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-114

BANK 2017-BNK8	Pleasant Prairie Premium Outlets

The following table presents certain information relating to the lease rollover schedule at the Pleasant Prairie Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	1,022	$58.71	0.3%	0.3%	$60,000	0.4%	0.4%
2017	7	23,080	$32.60	5.7%	6.0%	$752,305	5.1%	5.5%
2018	6	31,472	$33.79	7.8%	13.8%	$1,063,371	7.2%	12.8%
2019	12	40,200	$36.42	10.0%	23.8%	$1,463,976	10.0%	22.8%
2020	5	16,385	$32.94	4.1%	27.9%	$539,781	3.7%	26.4%
2021	20	82,892	$39.45	20.6%	48.4%	$3,270,185	22.3%	48.7%
2022	8	54,211	$35.76	13.5%	61.9%	$1,938,839	13.2%	61.9%
2023	6	29,081	$40.20	7.2%	69.1%	$1,168,923	8.0%	69.9%
2024	0	0	$0.00	0.0%	69.1%	$0	0.0%	69.9%
2025	2	16,750	$58.82	4.2%	73.3%	$985,167	6.7%	76.6%
2026	7	26,693	$60.85	6.6%	79.9%	$1,624,204	11.1%	87.7%
2027	10	32,530	$37.64	8.1%	88.0%	$1,224,274	8.3%	96.0%
2028 and Beyond	1	20,200	$28.84	5.0%	93.0%	$582,495	4.0%	100.0%
Vacant	0	28,099	$0.00	7.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	85	402,615	$39.18	100.0%		$14,673,520	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Pleasant Prairie Premium Outlets Property is located in Pleasant Prairie, Wisconsin, within Kenosha County. There has been recent development occurring in Kenosha including recently completed construction by Amazon of a 1.5 million square foot distribution center located approximately 6.7 miles north of the Pleasant Prairie Premium Outlets Property. The Pleasant Prairie Premium Outlets Property is located approximately 38.6 miles south of Milwaukee, 12.3 miles north of Chicago’s northern suburbs and 50.9 miles north of downtown Chicago.

The estimated 2017 average population and household income within a five-mile radius of the Pleasant Prairie Premium Outlets Property are 29,255 and $103,225, respectively. Additionally, the Pleasant Prairie Premium Outlets Property benefits from its location near Chicago, which has a population of approximately 9.7 million people, and Milwaukee, which has a population of approximately 1.6 million people. The Pleasant Prairie Premium Outlets Property benefits from its location near the border of Illinois as the sales tax rate of 5.5% in Wisconsin is significantly lower than the sales tax rate of 10.25% in Chicago, which is a positive demand driver for shoppers to travel from Illinois to Wisconsin. The Pleasant Prairie Premium Outlets Property is adjacent to Interstate-94, which runs south from Wisconsin to Indiana and through downtown Chicago and has an average daily traffic count of 96,300 vehicles near the Pleasant Prairie Premium Outlets Property.

According to the appraisal, the Pleasant Prairie Premium Outlets Property is located within the Kenosha East retail submarket. As of the second quarter of 2017, the submarket reported total inventory of approximately 9.9 million square feet with a 4.6% vacancy rate. The appraiser concluded to market rents for the Pleasant Prairie Premium Outlets Property ranging from $38.00 to $100.00 per square foot.

The following table reflects the competitive retail properties with respect to the Pleasant Prairie Premium Outlets Property as identified in the appraisal:

Competitive Retail Property Summary
Property Name/Location	Year Built	Year Renovated	Total NRA (SF)	Total Occupancy	Anchors
Outlet at the Dells Baraboo, WI	2006	NAP	264,929	96.8%	Nike, Levi’s, J. Crew, GAP
Johnson Creek Premium Outlets Johnson Creek, WI	1998	NAP	277,585	97.5%	GAP, Nike, Ann Taylor, Columbia
The Outlet Shoppes at Oshkosh Oshkosh, WI	1970	NAP	271,007	98.7%	GAP, Nike, Famous Footwear, The North Face
Chicago Premium Outlets Aurora, IL	2004	NAP	911,765	97.9%	GAP, J. Crew, Lands’ End, Levi’s, Nike
Lighthouse Premium Outlets Michigan City, IN	1987	1997	456,466	100.0%	GAP, Levi’s, Nike, The North Face

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-115

BANK 2017-BNK8	Pleasant Prairie Premium Outlets

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Pleasant Prairie Premium Outlets Property:

Cash Flow Analysis
	2014	2015	2016	6/30/2017 TTM	UW	UW PSF
Base Rent	$12,212,614	$12,488,959	$13,535,045	$13,825,230	$15,343,467(1)	$38.11
Total Recoveries	$6,543,670	$6,659,008	$6,720,028	$6,837,527	$7,320,293	$18.18
Percentage Rent	$1,222,636	$1,378,887	$645,234	$685,673	$533,877	$1.33
Other Income	$301,921	$296,661	$335,867	$446,774	$433,881	$1.08
Less Vacancy & Credit Loss	($3,279)	$12,646	($88,773)	($126,881)	($1,041,923)(2)	($2.59)
Effective Gross Income	$20,277,562	$20,836,161	$21,147,401	$21,668,323	$22,589,594	$56.11
Total Operating Expenses	$6,356,944	$6,247,059	$5,990,013	$5,841,756	$6,316,284	$15.69
Net Operating Income	$13,920,618	$14,589,102	$15,157,388	$15,826,567	$16,273,310	$40.42
Capital Expenditures	$0	$0	$0	$0	$80,523	$0.20
TI/LC	$0	$0	$0	$0	$588,251	$1.46
Net Cash Flow	$13,920,618	$14,589,102	$15,157,388	$15,826,567	$15,604,536	$38.76

Occupancy %	97.0%	96.3%	96.1%	93.0%(2)	95.5%(2)
NOI DSCR(3)	2.37x	2.48x	2.58x	2.69x	2.77x
NCF DSCR(3)	2.37x	2.48x	2.58x	2.69x	2.66x
NOI Debt Yield(3)	9.6%	10.1%	10.5%	10.9%	11.2%
NCF Debt Yield(3)	9.6%	10.1%	10.5%	10.9%	10.8%

(1)	Base Rent has been underwritten based on the July 26, 2017 rent roll and includes contractual rent steps totaling $806,485, approximately $589,092 of which is attributed to the net present value of certain tenants’ rent steps through the lesser of the tenant’s lease expiration term or the Pleasant Prairie Premium Outlets Whole Loan Maturity Date.

(2)	The underwritten economic vacancy is 95.5%. The Pleasant Prairie Premium Outlets Property was 93.0% physically occupied as of July 26, 2017.

(3)	The debt service coverage ratios and debt yields are based on the Pleasant Prairie Premium Outlets Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-116

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T-117

BANK 2017-BNK8	Tucson Place Shopping Center

Mortgage Loan No. 12 – Tucson Place Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$26,000,000			Location:	Tucson, AZ 85705
Cut-off Date Balance:	$26,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	George C. Larsen; Margaret A. Larsen			Year Built/Renovated:	1989/2004
Mortgage Rate:	4.5800%			Size:	273,519 SF
Note Date:	10/13/2017			Cut-off Date Balance per SF:	$95
First Payment Date:	12/11/2017			Maturity Date Balance per SF:	$77
Maturity Date:	11/11/2027			Property Manager:	Larsen Baker, L.L.C. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI:	$2,513,046
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	9.7%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	11.9%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.49x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$2,475,359 (7/31/2017 TTM)
Reserves				2nd Most Recent NOI:	$2,326,269 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$2,401,132 (12/31/2015)
RE Tax:	$47,420	$23,710(1)	N/A	Most Recent Occupancy:	96.6% (7/31/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	96.1% (12/31/2016)
Recurring Replacements:	$0	$4,559	$165,000(2)	3rd Most Recent Occupancy:	89.3% (12/31/2015)
TI/LC:	$0	$7,305	$300,000(3)	Appraised Value (as of):	$34,700,000 (9/7/2017)
Deferred Maintenance(4):	$111,250	$0	N/A	Cut-off Date LTV Ratio:	74.9%
Rent Concession:	$7,239	$0	N/A	Maturity Date LTV Ratio:	60.9%
Tenant Specific TI/LC:	$61,269(5)	$0	N/A
Extension Reserves:	$875,000(6)	$0	N/A
Walmart Expansion Reserve:	$0	Springing(7)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,000,000	100.0%	Loan Payoff:	$23,450,499	90.2%
			Return of Equity	$1,144,607	4.4%
			Reserves:	$1,102,178	4.2%
			Closing Costs:	$302,716	1.2%
Total Sources:	$26,000,000	100.0%	Total Uses:	$26,000,000	100.0%

(1)	Additional deposits beyond the monthly escrows for tenants paying taxes directly or reimbursing the Tucson Place Shopping Center Borrower (as defined below) for taxes paid are springing upon the occurrence of any of the following: (i) an event of default or (ii) tenants that pay taxes directly or reimburse borrower for taxes a) are not obligated to pay or are not paying taxes directly; b) the Tucson Place Shopping Center Borrower does not provide lender evidence taxes have been paid prior to delinquency; or c) leases for such tenants are not in full force and effect.

(2)	Recurring replacement monthly deposits in excess of the cap are springing upon the occurrence of either an event of default or the lender determining the Tucson Place Shopping Center Borrower is not properly maintaining the Tucson Place Shopping Center Property (as defined below).

(3)	Tenant rollover monthly deposits in excess of the cap are springing if (i) an event of default exists, (ii) the Tucson Place Shopping Center Property physical or economic occupancy falls below 80%, or (iii) net cash flow debt service coverage ratio falls below 1.15x.

(4)	Deferred maintenance is for asphalt pavement repairs, which the Tucson Place Shopping Center Borrower is required to complete within 12 months of loan funding.

(5)	Represents outstanding tenant improvements and leasing commissions for Years Asian Bistro & BBQ.

(6)	Extension Reserves or letters of credit are required for potential tenant improvement and leasing commission costs for the Best Buy ($350,000) and Walmart ($525,000) spaces. The reserves will be released to the Tucson Place Shopping Center Borrower upon execution of a minimum 5-year lease renewal or lease extension from Best Buy or Walmart, as applicable, as set forth in the applicable lease or otherwise on lease terms acceptable to the lender.

(7)	A deposit of $700,000 or a letter of credit is required upon Walmart, pursuant to the terms of its lease, requesting the Tucson Place Shopping Center Borrower to expand its space by 8,000 square feet. Walmart has the right to request such expansion if its lease is extended such that there are 15 years remaining on the term. If the Tucson Place Shopping Center Borrower fails to expand Walmart’s space, Walmart’s rent is required to be reduced by $0.05 PSF for the remainder of the lease term and all extensions.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-118

BANK 2017-BNK8	Tucson Place Shopping Center

The Mortgage Loan. The twelfth largest mortgage loan (the “Tucson Place Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,000,000 and is secured by a first priority fee mortgage encumbering an anchored retail property located in Tucson, Arizona (the “Tucson Place Shopping Center Property”). The proceeds of the Tucson Place Shopping Center Mortgage Loan were primarily used to refinance a previous mortgage loan, fund reserves, pay closing costs and return equity to the Tucson Place Shopping Center Borrower.

The Borrower and the Sponsor. The borrower is Tucson Place Investors, LLC (the “Tucson Place Shopping Center Borrower”), a single-purpose Delaware limited liability company, which does not have an independent director. The borrower sponsors are George C. Larsen and Margaret A. Larsen; the non-recourse carve-out guarantors are George C. Larsen, Margaret A. Larsen, The George C. Larsen Revocable Trust, The Margaret A. Larsen Revocable Trust, The George & Margaret Larsen Exempt Trust, and DSB Holdings, LLC. George Larsen has over 35 years of experience in the Tucson commercial real estate market, and is the founder and owner of Larsen Baker, LLC (“Larsen Baker”). Larsen Baker is one of the largest retail property owners in southern Arizona, with ownership interest in 30 retail properties totaling over two million square feet of space, 10 office properties totaling over 370,000 square feet of rentable space, and six vacant land projects for development. DSB Holdings has ownership interest in 23 commercial properties.

The Property. The Tucson Place Shopping Center Property is located in Tucson, Arizona, approximately 6.6 miles northwest of the Tucson central business district. Comprising three buildings totaling 273,519 square feet of rentable area and leased to 31 tenants, the Tucson Place Shopping Center Property was constructed in 1989 and is situated on a 26.0-acre site. The Tucson Place Shopping Center Property is located directly across from the GGP-owned Tucson Mall, which is the largest regional shopping mall in southern Arizona. The Tucson Place Shopping Center Property is currently 96.6% leased as of July 31, 2017. Anchors and major tenants include Walmart, Best Buy, Office Max, Beall’s Outlet, Petco, Famous Footwear, and Ace Hardware. Walmart has been in occupancy at the Tucson Place Shopping Center Property since 1989. Since 2007, the Tucson Place Shopping Center Property has averaged 96.1% occupancy. The Tucson Place Shopping Center Property contains 1,535 surface parking spaces, resulting in a parking ratio of 5.6 spaces per 1,000 square feet of rentable area.

The following table presents a summary regarding major tenants at the Tucson Place Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Sales (4)		Occ. Cost %(5)	Lease Expiration
							$	PSF
Anchor Tenants
Walmart	AA/Aa2/AA	86,922	31.8%	$465,036	17.0%	$5.35	$38,982,929	$448	1.2%	5/26/2019(6)
Best Buy	BBB-/Baa1/BBB-	50,712	18.5%	$485,004	17.8%	$9.56	NAV	NAV	NAV	4/30/2019(7)
Subtotal/Wtd. Avg.		137,634	50.3%	$950,040	34.8%	$6.90

Major Tenants
Office Max	NR/B1/NR	24,607	9.0%	$246,070	9.0%	$10.00	$4,155,081	$169	8.0%	1/31/2020(8)
Beall’s Outlet	NR/NR/NR	18,002	6.6%	$175,500	6.4%	$9.75	NAV	NAV	NAV	1/31/2027(9)
Petco Animal Supply	NR/NR/NR	14,508	5.3%	$181,350	6.6%	$12.50	NAV	NAV	NAV	1/31/2026(10)
Famous Footwear	NR/NR/NR	11,422	4.2%	$134,208	4.9%	$11.75	$1,012,796	$89	18.1%	8/31/2020(11)
Ace Hardware	NR/NR/NR	9,895	3.6%	$86,581	3.2%	$8.75	NAV	NAV	NAV	11/30/2026(12)
Subtotal/Wtd. Avg.		78,434	28.7%	$823,710	30.2%	$10.50

Other Tenants(9)		48,249	17.6%	$953,882	35.0%	$19.77
Vacant Space		9,202	3.4%	$0	0.0%	$0.00
Total/Wtd. Avg. (9)		273,519	100.0%	$2,727,632	100.0%	$10.32

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	PSF figures exclude vacant space.

(4)	Sales for Famous Footwear is for the trailing 12-month period ending December 31, 2015; and sales for Walmart is for the trailing 12-month period ending December 31, 2016; Sales for Office Max is for the trailing 12-month period ending January 31, 2017.

(5)	Occ. Cost % calculations are based on UW Total Rent (UW base rent and recoveries), divided by Sales.

(6)	Walmart has four, five-year renewal options.

(7)	Best Buy has three, five-year renewal options.

(8)	Office Max has one, five-year renewal option.

(9)	Beall’s Outlet has five, five-year renewal options.

(10)	Petco has four, five-year renewal options.

(11)	Famous Footwear has one, five-year renewal option.

(12)	Ace Hardware has four, five-year renewal options.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-119

BANK 2017-BNK8	Tucson Place Shopping Center

The following table presents certain information relating to the lease rollover schedule at the Tucson Place Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	1	1,400	$25.00	0.5%	0.5%	$35,000	1.3%	1.3%
2019	6	144,969	$7.44	53.0%	53.5%	$1,078,431	39.5%	40.8%
2020	11	51,084	$12.64	18.7%	72.2%	$645,753	23.7%	64.5%
2021	4	7,728	$30.98	2.8%	75.0%	$239,392	8.8%	73.3%
2022	3	8,714	$14.09	3.2%	78.2%	$122,788	4.5%	77.8%
2023	0	0	$0.00	0.0%	78.2%	$0	0.0%	77.8%
2024	1	1,400	$28.84	0.5%	78.7%	$40,376	1.5%	79.3%
2025	0	0	$0.00	0.0%	78.7%	$0	0.0%	79.3%
2026	2	24,403	$10.98	8.9%	87.6%	$267,931	9.8%	89.1%
2027	3	24,619	$12.10	9.0%	96.6%	$297,960	10.9%	100.0%
2028 and Beyond	0	0	$0.00	0.0%	96.6%	$0	0.0%	100.0%
Vacant	0	9,202	$0.00	3.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	31	273,519	$10.32	100.0%		$2,727,632	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	PSF figures exclude vacant space.

The Market. The Tucson Place Shopping Center Property is located in Tucson, Pima County, Arizona, near the intersection of Wetmore Road and First Avenue which has an average daily traffic count of approximately 46,000 vehicles per day. The estimated 2016 average household income within a one-, three- and five-mile radius of the Tucson Place Shopping Center Property was $43,744, $52,037 and $57,910, respectively. The estimated 2016 population within a one-, three- and five-mile radius of the Tucson Place Shopping Center Property was 15,458, 100,230 and 236,879 people, respectively.

According to a third party market research report, the Tucson Place Shopping Center Property is located in the Central West submarket of the Tucson retail market, which, as of the fourth quarter of 2017, contained a total inventory of approximately 5.6 million square feet with a 6.8% vacancy rate. As of the fourth quarter of 2017 the Central West submarket reported an average asking rental rate of $17.58 per square foot. The appraiser concluded that the market rents for the Tucson Place Shopping Center Property were $7.00 per SF for the Walmart space, $9.00 per SF for the remaining anchor spaces, $11.00 per SF for junior anchor spaces, $15.00 per SF for non-anchor space over 5,000 SF, $23.00 per SF for premium shop space, $18.00 per SF for typical shop space, $30.00 per SF for the end cap Baja Fish shop space and $37.50 per SF for the Applebee’s pad site.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-120

BANK 2017-BNK8	Tucson Place Shopping Center

The following table reflects information regarding leasing at comparable retail properties with respect to the Tucson Place Shopping Center Property as identified in the appraisal:

Comparable Leases
Property Name/Location	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Ventana Village 6860-6920 East Sunrise Road Tucson, AZ	1994	110,116	Bashas’	52,556	Jan-16	20.0	$8.50	Net
Circle Plaza 7140-7250 East Broadway Road Tucson, AZ	2004	163,424	Beall’s Outlet	21,580	Jan-17	10.0	$9.50	Net
Circle Plaza 7140-7250 East Broadway Road Tucson, AZ	2004	163,424	Skechers	17,929	Nov-17	10.0	$13.00	Net
Bear Canyon 8856 East Tanque Verde Road Tucson, AZ	1993	112,823	Canyon Rose Academy	8,537	Sep-17	10.0	$12.50	Net
Cortaro Plaza 8300-8360 North Thornydale Road Tucson, AZ	1997	103,830	UFC Gym	8,800	Oct-16	10.0	$10.75	Net
Circle Plaza 7140-7250 East Broadway Road Tucson, AZ	2004	163,424	Hooters	5,200	Jan-15	15.0	$34.00	Net
Bear Canyon 8856 East Tanque Verde Road Tucson, AZ	1993	112,823	Bear Canyon Pizza Company	3,665	Sep-16	10.0	$13.00	Net
First & Wetmore Square 715 East Wetmore Road Tucson, AZ	2017	5,750	McAlister Deli	3,639	Mar-17	15.0	$34.00	Net
First & Wetmore Square 715 East Wetmore Road Tucson, AZ	2017	5,750	Starbucks	2,000	Mar-17	10.0	$43.00	Net
Cortaro Plaza 8300-8360 North Thornydale Road Tucson, AZ	1997	103,830	Thornydale Dental	1,750	Aug-16	5.0	$19.00	Net
Marana Marketplace 3870 West River Road Tucson, AZ	2009	157,540	Smoothie King	1,200	Jul-17	10.0	$35.00	Net

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Tucson Place Shopping Center Property:

Cash Flow Analysis
	2014	2015	2016	7/31/2017 TTM	UW	UW PSF
Base Rent	$2,560,375	$2,653,382	$2,602,617	$2,690,157	$2,863,579	$10.47
Total Recoveries	$729,301	$607,176	$705,769	$703,109	$864,957	$3.16
Percentage Rent	$24,617	$0	$0	$0	$0	$0.00
Other Income	$15,935	$656	$2,725	$3,201	$3,201	$0.01
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($157,497)(1)	($0.58)
Effective Gross Income	$3,330,228	$3,261,213	$3,311,111	$3,396,468	$3,574,240	$13.07
Total Operating Expenses	$807,578	$860,082	$984,843	$921,108	$1,061,194	$3.88
Net Operating Income	$2,522,650	$2,401,132	$2,326,269	$2,475,359	$2,513,046	$9.19
Capital Expenditures	$0	$0	$0	$0	$54,704	$0.20
TI/LC	$0	$0	$0	$0	$87,663	$0.32
Net Cash Flow	$2,522,650	$2,401,132	$2,326,269	$2,475,359	$2,370,680	$8.67

Occupancy %	94.3%	89.3%	96.1%	96.6%	94.5%(1)
NOI DSCR	1.58x	1.50x	1.46x	1.55x	1.57x
NCF DSCR	1.58x	1.50x	1.46x	1.55x	1.49x
NOI Debt Yield	9.7%	9.2%	8.9%	9.5%	9.7%
NCF Debt Yield	9.7%	9.2%	8.9%	9.5%	9.1%

(1)	The underwritten economic occupancy is 94.5%. The Tucson Place Shopping Center Property was 96.6% physically occupied as of July 31, 2017.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-121

BANK 2017-BNK8	Tottenville Shopping Center

Mortgage Loan No. 13 – Tottenville Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$22,100,000			Location:	Staten Island, NY 10307
Cut-off Date Balance:	$22,100,000			General Property Type:	Retail
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Stanley Werb			Year Built/Renovated:	1931/2016
Mortgage Rate:	4.1100%			Size:	49,046 SF
Note Date:	9/22/2017			Cut-off Date Balance per SF(1):	$451
First Payment Date:	11/1/2017			Maturity Date Balance per SF(1):	$451
Maturity Date:	10/1/2027			Property Manager:	Rivercrest Realty Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(3):	$1,718,975
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield:	7.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	7.8%
Additional Debt Type:	N/A			UW NCF DSCR:	1.80x
Additional Debt Balance:	N/A			Most Recent NOI(3):	$1,356,542 (7/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	$1,317,322 (12/31/2016)
Reserves				3rd Most Recent NOI(3):	$898,417 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	97.2% (9/1/2017)
RE Tax:	$24,501	$24,501	N/A	2nd Most Recent Occupancy(3):	88.1% (12/31/2016)
Insurance:	$0	Springing(1)	N/A	3rd Most Recent Occupancy(3):	71.6% (12/31/2015)
Recurring Replacements:	$0	$613	N/A	Appraised Value (as of):	$34,500,000 (8/25/2017)
TILC:	$0	$4,167	$200,000	Cut-off Date LTV Ratio:	64.1%
Other(2):	$91,278	$0	N/A	Maturity Date LTV Ratio:	64.1%

Sources and Uses(5)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$22,100,000	100.0%	Loan Payoff:	$13,276,452	60.1%
			Closing Costs:	$503,107	2.3%
			Reserves:	$115,779	0.5%
			Return of Equity:	$8,204,662	37.1%
Total Sources:	$22,100,000	100.0%	Total Uses:	$22,100,000	100.0%

(1)	Monthly deposits for insurance are springing upon the Tottenville Shopping Center Borrower (as defined below) failing to maintain an approved blanket policy.

(2)	Other reserves represent outstanding tenant improvements ($20,000), a free rent reserve related to Re/Max Elite ($45,028) and a free rent reserve related to Thriftway ($26,250).

(3)	The Tottenville Shopping Center Property (as defined below) was completely redeveloped from 2013 to 2016, resulting in a temporary decline in occupancy and income. As the redevelopment progressed, occupancy increased from 71.6% in 2015 to 88.1% in 2016. The increase in UW NOI from Most Recent NOI can be attributed to recent lease signings. As of the September 1, 2017 underwritten rent roll the Tottenville Shopping Center Property was 97.2% leased.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Tottenville Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,100,000, and secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in Staten Island, New York (the “Tottenville Shopping Center Property”). Proceeds of the Tottenville Shopping Center Whole Loan were primarily used to refinance the previous loan secured by the Tottenville Shopping Center Property, pay closing costs, fund upfront reserves and return equity to the Tottenville Shopping Center Borrower.

The Borrower and the Sponsor. The borrower is SI (Tottenville) TVS, LLC (the “Tottenville Shopping Center Borrower”), a single-purpose, newly formed Delaware limited liability company, which does not have an independent director. The Tottenville Shopping Center Borrower is 100.0% owned by TVS Properties, LLC, which is owned by Stanley Werb (25.0%), Robert Werb (25.0%), Terry Martin (25.0%) and the Ellen Katz Revocable Trust (25.0%). The borrower sponsor and non-recourse carve-out guarantor is Stanley Werb.

Stanley Werb is the managing partner of Rivercrest Realty Associates, a property management company, and has over 40 years of experience in real estate, including asset management, commercial lease negotiations, insurance analysis, debt financing and acquisitions.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-122

BANK 2017-BNK8	Tottenville Shopping Center

The Property. The Tottenville Shopping Center Property is a 49,046 SF anchored retail shopping center located in Staten Island, New York. The Tottenvile Shopping Center Property was originally built in 1931. The Tottenville Shopping Center Borrower indicated that the Tottenville Shopping Center Property underwent a $13.6 million redevelopment between 2013 and 2016, which included the construction of 9,371 SF of new retail space and 7,319 SF of new second-story office space. The redevelopment also included the replacement of the original façade with a brick design, new signage, enhancements to the Tottenville Shopping Center Property’s lighting, and the reconfiguration and resurfacing of the parking lot.

The Tottenville Shopping Center Property features 16 retail units, totaling 41,727 SF (100.0% leased) and five second-story office units totaling 7,319 SF (81.1% leased). Occupancy has increased from 71.6% on December 31, 2015 to 88.1% on December 31, 2016 to 97.2% on September 1, 2017. As a result of the redevelopment, in 2014, Walgreens (25.2% of NRA) signed a lease at the Tottenville Shopping Center Property. Other than Walgreens, no tenant represents more than 7.5% of NRA or accounts for more than 7.2% of underwritten rent.

Major Tenant.

Walgreens (12,384 SF, 25.2% of NRA, 27.8% of underwritten rent). The Walgreens lease at the Tottenville Shopping Center Property commenced in 2014, expires February 28, 2059, and has no termination options until 2034. Walgreens occupies an endcap space at the Tottenville Shopping Center Property with a drive-through for its pharmacy operations. Walgreens February 2017 TTM sales at the Tottenville Shopping Center Property of $2.6 million ($211 PSF) were a 14.1% increase over 2016 sales of $2.3 million ($185 PSF).

The following table presents a summary regarding the largest tenants at the Tottenville Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF(3)		Most Recent Sales
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(4)	Lease Expiration
Walgreens(5)(6)	BBB/Baa2/BBB	12,384	25.2%	$499,410	$40.33	27.8%	$2,617,168	$211	19.1%	2/28/2059
Villa Monte	NR/NR/NR	3,691	7.5%	$129,185	$35.00	7.2%	NAV	NAV	NAV	9/30/2029
Re/Max Elite(7)	NR/NR/NR	3,255	6.6%	$104,160	$32.00	5.8%	NAV	NAV	NAV	1/31/2023
Circle Urgent Care	NR/NR/NR	2,730	5.6%	$125,580	$46.00	7.0%	NAV	NAV	NAV	9/30/2024
Sharda Wine & Liquor	NR/NR/NR	2,660	5.4%	$108,395	$40.75	6.0%	NAV	NAV	NAV	3/31/2019
Subtotal/Wtd. Avg.		24,720	50.4%	$966,730	$39.11	53.7%

Other Tenants		22,944	46.8%	$831,967	$36.26	46.3%
Vacant Space		1,382	2.8%	$0	$0.00	0.0%
Total/Wtd. Avg.		49,046	100.0%	$1,798,697	$37.74	100.0%

(1)	Information is based on the underwritten rent roll as of September 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Occ. Cost % is based on the underwritten rent as of the September 1, 2017 underwritten rent roll divided by most recently reported sales.

(5)	Most Recent Sales reported for Walgreens are as of February 2017 TTM.

(6)	Walgreens has early lease termination options effective August 31, 2034, August 31, 2039, August 31, 2044, August 31, 2049 and August 31, 2054, upon 9 months’ notice.

(7)	Re/Max Elite is currently occupying temporary space at the Tottenville Shopping Center Property while its leased space is built out, and is in a free rent period through January 2018.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-123

BANK 2017-BNK8	Tottenville Shopping Center

The following table presents certain information relating to the lease rollover schedule at the Tottenville Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(3)	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	2	2,284	4.7%	4.7%	$34.78	$79,435	4.4%	4.4%
2019	2	3,881	7.9%	12.6%	$36.96	$143,438	8.0%	12.4%
2020	2	3,173	6.5%	19.0%	$31.78	$100,841	5.6%	18.0%
2021	4	6,558	13.4%	32.4%	$31.92	$209,328	11.6%	29.6%
2022	0	0	0.0%	32.4%	$0.00	$0	0.0%	29.6%
2023	1	3,255	6.6%	39.0%	$32.00	$104,160	5.8%	35.4%
2024	4	7,558	15.4%	54.5%	$39.53	$298,792	16.6%	52.0%
2025	2	3,456	7.0%	61.5%	$49.20	$170,028	9.5%	61.5%
2026	1	1,424	2.9%	64.4%	$45.00	$64,080	3.6%	65.1%
2027	0	0	0.0%	64.4%	$0.00	$0	0.0%	65.1%
2028 & Beyond	2	16,075	32.8%	97.2%	$39.10	$628,595	34.9%	100.0%
Vacant	0	1,382	2.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	20	49,046	100.0%		$37.74	$1,798,697	100.0%

(1)	Information is based on the underwritten rent roll as of September 1, 2017.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The Market. The Tottenville Shopping Center Property is located in the Tottenville submarket of Staten Island, New York. According to the appraisal, as of August 1, 2017, the Tottenville submarket had 233 buildings and approximately 1.3 million SF of retail space with a 3.0% vacancy rate. Since the third quarter of 2013, there has been no new retail construction in the Tottenville submarket and the average vacancy rate has been 3.3%. As of August 1, 2017, the Staten Island market had approximately 3,680 buildings and approximately 31.0 million SF of retail space with a 5.1% vacancy. The estimated 2016 population and average household income within the Tottenville submarket were 14,505 and $113,052, respectively. According to the appraisal, the Tottenville Shopping Center Property experiences a high concentration of pedestrian and vehicular traffic along Amboy Road and the immediate area surrounding the Tottenville Shopping Center Property is primarily a mixture of low-rise apartment buildings with street-level retail stores, and one-story retail buildings.

The following table presents recent leasing data at comparable retail properties with respect to the Tottenville Shopping Center Property:

Comparable Lease Summary
Property Name / Address City. State	Year Built	Occ.	GLA	Tenant Type	Lease Area (SF)	Lease Date	Base Rent PSF	Reimbursements
921-933 Manor Road Staten Island, NY	1950	100%	5,108	Confidential	900	Aug 2017	$40.00	NNN
1300 Hylan Boulevard Staten Island, NY	1959	100%	17,500	Confidential	850	Aug 2017	$42.35	Modified Gross
3996 Amboy Road Staten Island, NY	1958	100%	7,560	Confidential	2,200	Apr 2017	$26.18	Modified Gross
1547 Arthur Kill Road Staten Island, NY	1981	85%	13,696	Confidential	1,000	Nov 2016	$36.00	Modified Gross
7323-7327 Amboy Road Staten Island, NY	1931	100%	4,356	Confidential	1,200	Oct 2016	$38.00	Modified Gross
2965 Veterans Way Road Staten Island, NY	2007	100%	41,462	Confidential	3,200	Apr 2016	$45.00	NNN

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-124

BANK 2017-BNK8	Tottenville Shopping Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Tottenville Shopping Center Property:

Cash Flow Analysis(1)
	2015	2016	7/31/2017 TTM	UW	UW PSF
Base Rent(2)	$1,065,985	$1,426,678	$1,537,216	$1,840,157	$37.52
Total Recoveries	$213,266	$300,348	$368,095	$597,541	$12.18
Other Income	$11,627	$18,830	$7,324	$7,324	$0.15
Discounts Concessions	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($121,885)	($2.49)
Effective Gross Income	$1,290,878	$1,745,856	$1,912,634	$2,323,137	$47.37
Total Expenses	$392,461	$428,534	$556,093	$604,162	$12.32
Net Operating Income	$898,417	$1,317,322	$1,356,542	$1,718,975	$35.05
Capital Expenditures	$0	$0	$0	$7,357	$0.15
TI/LC	$0	$0	$0	$49,998	$1.02
Net Cash Flow	$898,417	$1,317,322	$1,356,542	$1,661,620	$33.88

Occupancy %	71.6%	88.1%	97.2%(3)	95.0%(3)
NOI DSCR	0.98x	1.43x	1.47x	1.87x
NCF DSCR	0.98x	1.43x	1.47x	1.80x
NOI Debt Yield	4.1%	6.0%	6.1%	7.8%
NCF Debt Yield	4.1%	6.0%	6.1%	7.5%

(1)	The Tottenville Shopping Center Property was completely redeveloped from 2013 to 2016, resulting in a temporary decline in occupancy and income. As the redevelopment progressed, occupancy increased from 71.6% in 2015 to 88.1% in 2016. The increase in UW Net Operating Income from 7/31/2017 TTM Net Operating Income can be attributed to recent lease signings. As of the September 1, 2017 underwritten rent roll the Tottenville Shopping Center Property was currently 97.2% leased.

(2)	UW Base Rent is based on the underwritten rent roll dated September 1, 2017 and includes rent steps through July 31, 2018 totaling $36,172.

(3)	UW Occupancy % represents the appraiser’s conclusion. Physical occupancy as of September 1, 2017 was 97.2%.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-125

BANK 2017-BNK8	Cabela’s Industrial Portfolio

Mortgage Loan No. 14 – Cabela’s Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$21,300,000			Location:	Various
Cut-off Date Balance(1):	$21,300,000			General Property Type:	Industrial
% of Initial Pool Balance:	1.9%			Detailed Property Type:	Warehouse
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	Starwood Property Trust, Inc.			Year Built/Renovated:	Various
Mortgage Rate:	4.3590%			Size:	2,894,885 SF
Note Date:	9/25/2017			Cut-off Date Balance per SF(1):	$25
First Payment Date:	11/6/2017			Maturity Date Balance per SF(1):	$25
Maturity Date:	10/6/2027			Property Manager:	Borrower-related
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$9,106,392
Seasoning:	1 month			UW NOI Debt Yield(1):	12.8%
Prepayment Provisions(2):	LO(24); YM1(1); DEF/YM1(88); O(7)			UW NOI Debt Yield at Maturity(1):	12.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.63x
Additional Debt Type(3):	Pari Passu			Most Recent NOI(6):	N/A
Additional Debt Balance:	$49,700,000			2nd Most Recent NOI(6):	N/A
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			3rd Most Recent NOI(6):	N/A
Reserves				Most Recent Occupancy:	100.0% (11/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	N/A
RE Tax:	$0	Springing(5)	N/A	3rd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing(5)	N/A	Appraised Value (as of):	$133,000,000 (7/1/2017)
Recurring Replacements:	$0	Springing(5)	N/A	Cut-off Date LTV Ratio(1):	53.4%
TI/LC:	$0	Springing(5)	N/A	Maturity Date LTV Ratio(1):	53.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$71,000,000	55.6%	Purchase Price:	$127,353,058	99.7%
Borrower Equity	$56,782,559	44.4%	Closing Costs:	$429,501	0.3%

Total Sources:	$127,782,559	100.0%	Total Uses:	$127,782,559	100.0%

(1)	The Cabela’s Industrial Portfolio Mortgage Loan is part of the Cabela’s Industrial Portfolio Whole Loan, which is comprised of four pari passu notes with an aggregate original principal balance of $71,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented are based on the Cabela’s Industrial Portfolio Whole Loan.
(2)	Prior to the open prepayment date of April 6, 2027, the Cabela’s Industrial Portfolio Whole Loan can be (i) defeased in whole or in part after the earlier to occur of (a) September 25, 2020 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Cabela’s Industrial Portfolio Whole Loan promissory note or (ii) prepaid in whole or in part after October 6, 2019 with payment of a yield maintenance charge or a prepayment premium.

(3)	See “—The Mortgage Loan” below for further discussion of additional debt

(4)	At any time after March 25, 2018, direct or indirect equity owners of the borrower are permitted to obtain a mezzanine loan in an amount not to exceed $8,875,000 provided that, the following conditions are satisfied, among others, (i) immediately after giving effect to such mezzanine loan, (a) the combined loan-to-value ratio is not greater than 53.4%, (b) the combined debt service coverage ratio is not less than 3.10x, and (c) the combined debt yield is not less than 13.7%, (ii) the mortgage lender and the lender under the mezzanine loan have entered into an intercreditor agreement reasonably acceptable to the mortgage lenders, (iii) such mezzanine loan is coterminous with the Cabela’s Industrial Portfolio Whole Loan or freely prepayable without any premium or penalty from and after the maturity date of the Cabela’s Industrial Portfolio Whole Loan, (iv) if the mezzanine loan bears a floating interest rate, the mezzanine borrower must maintain an interest rate cap agreement from a reasonably acceptable counterparty in a notional amount not less than the outstanding principal balance of the mezzanine loan and with a strike price that would result in a debt service coverage ratio of at least 3.10x, and (v) the receipt of a rating agency confirmation.

(5)	Ongoing monthly reserves for taxes, insurance, recurring replacements and TI/LC are not required unless an event of default or Trigger Period (as defined below) has occurred and is continuing. A “Trigger Period” will occur upon: (i) the delivery to the lenders of annual or quarterly financial reports showing that the debt yield, determined as of the last day of any fiscal quarter is less than 10.5%, (ii) a Bass Pro Event (as defined below), or (iii) if annual or quarterly financial reports are not delivered to the lenders when required, then ten business days following the Cabela’s Industrial Portfolio Borrower’s receipt of written notice of the same, at the lenders’ option. A “Bass Pro Event” means (i) the Master Tenant (as defined below) ceases operations or vacates, as determined in accordance with the Cabela’s Industrial Portfolio Master Lease (as defined below), with respect to more than 15% of the Cabela’s Industrial Portfolio Properties (by number of locations), (ii) Bass Pro Group, LLC, the guarantor of the Cabela’s Industrial Portfolio Master Lease, or the Master Tenant files for bankruptcy, (iii) the Master Tenant defaults under the Cabela’s Industrial Portfolio Master Lease beyond any notice and cure period set forth in the Cabela’s Industrial Portfolio Master Lease, or (iv) the total net leverage ratio for the Master Tenant exceeds 5.75x and will end upon the cure of such event as determined in accordance with the loan documents.

(6)	There is no historical data as the Cabela’s Industrial Portfolio Properties were owner-occupied prior to the execution of the Cabela’s Industrial Portfolio Master Lease described below on September 25, 2017.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-126

BANK 2017-BNK8	Cabela’s Industrial Portfolio

The Mortgage Loan. The fourteenth largest mortgage loan (the “Cabela’s Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Cabela’s Industrial Portfolio Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $71,000,000 which are secured by a first priority fee mortgage encumbering three industrial properties located in Wisconsin, West Virginia and Utah (the “Cabela’s Industrial Portfolio Properties”). The Cabela’s Industrial Portfolio Whole Loan was co-originated by Goldman Sachs Mortgage Company (“GS”), Wells Fargo Bank, National Association and UBS AG, by and through its branch office at 1285 Avenue of the Americas (“UBS”).

Promissory Note A-2 in the original principal amount of $21,300,000, represents the Cabela’s Industrial Portfolio Mortgage Loan and is expected to be included in the BANK 2017-BNK8 trust. Promissory Notes A-1, A-3(A) and A-3(B), in the original principal amounts of $28,400,000, $11,300,000 and $10,000,000, respectively, represent pari passu companion loans (collectively, the “Cabela’s Industrial Portfolio Pari Passu Companion Loans”), are currently held by GS (A-1) and UBS (A-3(A) and A-3(B)). Promissory Notes A-1, A-3(A) and A-3(B) are expected to be contributed to one or more future securitizations, or may be otherwise transferred at any time. The Cabela’s Industrial Portfolio Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK 2017–BNK8 securitization trust and, from and after the securitization of the Cabela’s Industrial Portfolio Pari Passu Companion Loan represented by Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement for the securitization transaction to which such Cabela’s Industrial Portfolio Pari Passu Companion Loan is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Cabela’s Industrial Portfolio Note Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$28,400,000	$28,400,000	GS	Yes
A-2	$21,300,000	$21,300,000	BANK 2017-BNK8	No
A-3(A)	$11,300,000	$11,300,000	UBS	No
A-3(B)	$10,000,000	$10,000,000	UBS	No
Total	$71,000,000	$71,000,000

The proceeds of the Cabela’s Industrial Portfolio Whole Loan were primarily used to finance the acquisition of the Cabela’s Industrial Portfolio Properties and pay closing costs. The Cabela’s Industrial Portfolio Borrower acquired the Cabela’s Industrial Portfolio Properties from the Master Tenant (as defined below) in a sale leaseback transaction for approximately $127.4 million at origination of the Cabela’s Industrial Portfolio Mortgage Loan.

The Borrowers and the Sponsor.

The borrowers are SPT Prairie 100 Distribution Road, LLC, SPT Prairie 2000 West CB Way, LLC and SPT Prairie 33901 State Highway 35, LLC each a single-purpose, Delaware limited liability company (collectively, the “Cabela’s Industrial Portfolio Borrower”), each with 2 independent directors. Legal counsel to the Cabela’s Industrial Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Cabela’s Industrial Portfolio Whole Loan. The non-recourse carve-out guarantor under the Cabela’s Industrial Portfolio Whole Loan is Starwood Property Trust, Inc., an indirect owner of the Cabela’s Industrial Portfolio Borrowers. The guarantor’s liability for guaranty obligations arising from a bankruptcy or similar event of the Cabela’s Industrial Portfolio Borrowers is capped at 20% of the original principal balance of the Cabela’s Industrial Portfolio Whole Loan.

Starwood Property Trust, Inc. is an affiliate of global private investment firm Starwood Capital Group. The firm is one the largest commercial mortgage real estate investment trusts in the United States. The company’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt investments. The company has a current equity market capitalization of approximately $5.7 billion and an enterprise value of $12.2 billion as of second quarter 2017. Since its inception, Starwood Property Trust, Inc. has deployed over $29.0 billion in capital across various commercial real estate debt investments, commercial and residential mortgage-backed securities, and other commercial and residential real estate-related debt investments. The company currently owns a portfolio of retail, residential, office and medical office properties across the U.S. and Europe.

The Properties.

The Cabela’s Industrial Portfolio Properties comprise three mission critical industrial distribution warehouses totaling approximately 2,894,885 SF, that are located in Prairie du Chien, Wisconsin, Triadelphia, West Virginia, and Tooele, Utah (see “Property Summary” table below).

The Cabela’s Industrial Portfolio Properties are 100.0% leased to Cabela’s Wholesale, Inc. (“Cabela’s” or the “Master Tenant”) under a triple net unitary master lease executed at the origination of the Cabela’s Industrial Portfolio Whole Loan (the “Cabela’s Industrial Portfolio Master Lease”). The Cabela’s Industrial Portfolio Master Lease has a 25-year term expiring on April 30, 2042 with an initial annual base rent of $3.36 per SF with increases every five years equal to the lesser of (i) 12.5% or (ii) the aggregate percent increase of the consumer price index over the prior five-year period. The Cabela’s Industrial Portfolio Master Lease has six five-year renewal options with annual base rent resets at the commencement of each renewal period at the greater of (i) fair market rent or (ii) 110% of the annual base rent from the immediately preceding year, and no termination options. Obligations of the Master Tenant under the Cabela’s Industrial Portfolio Master Lease are guaranteed by Bass Pro Group, LLC, an affiliate of the Master Tenant.

The Cabela’s Industrial Portfolio Properties represent three of five total distribution centers operated by the Master Tenant. Built in 1996 and expanded in 2001, the Cabela’s Prairie du Chien property is a 1,130,862 SF distribution warehouse with 76 loading docks, 1 drive-in door and 20- to 32-foot clear heights. Built in 2006, the Cabela’s Triadelphia property is a 1,165,360 SF distribution warehouse with 83 loading docks, 6 drive-in doors and 30-foot clear heights. The Cabela’s Triadelphia property serves as Cabela’s primary northeast U.S. distribution facility. Built in 2015, the Cabela’s Tooele property is a 598,663 SF distribution warehouse with 66 loading docks, 2 drive-in doors and 30-foot clear heights.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-127

BANK 2017-BNK8	Cabela’s Industrial Portfolio

Property Summary
Property Name	Location	Allocated Cut- Off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built / Renovated	Total GLA(1)	Appraised Value	Allocated Base Rent
Cabela’s Prairie du Chien	Prairie du Chien, WI	$7,920,000	37.2%	100.0%	1996-2001/NAP	1,130,862	$49,500,000	$3,835,011
Cabela’s Triadelphia	Triadelphia, WV	$7,470,000	35.1%	100.0%	2005/2006	1,165,360	$46,600,000	$3,496,800
Cabela’s Tooele	Tooele, UT	$5,910,000	27.7%	100.0%	2015/NAP	598,663	$36,900,000	$2,400,708
Total/Wtd. Avg.		$21,300,000	100.0%	100.0%		2,894,885	$133,000,000	$9,732,519

(1)	Information is based on the underwritten rent roll and the Cabela’s Industrial Portfolio Master Lease.

Major Tenant. Cabela’s (2,894,885 SF, 100.0% of NRA, 100.0% of underwritten base rent). Cabela’s (NYSE: CAB) was founded in 1961, went public in 2004, and is currently based in Sidney, Nebraska. Cabela’s is a direct marketer and specialty retailer of hunting, fishing, boating, camping, shooting, and related outdoor recreation merchandise. As of year-end 2016, the company operated 85 retail stores, including 74 stores in the U.S. and 11 stores in Canada. Cabela’s stores range in size from 40,000 SF to 246,000 SF. Most locations typically include wildlife displays in natural habitats, dioramas, a restaurant or deli, and aquarium stocked with local fish.

Bass Pro Shops acquired Cabela’s Incorporated, the parent company of the Master Tenant, on September 25, 2017 for a purchase price of approximately $4 billion. Following the acquisition, the combined company is known as the Bass Pro Group, LLC (which serves as guarantor for the Cabela’s Industrial Portfolio Master Lease). Bass Pro Shops was founded in 1972 in Springfield, Missouri. Bass Pro Shops is a privately held national retailer of hunting, fishing, camping and related outdoor gear and apparel. Bass Pro Shops operates 82 stores across 32 U.S. states and four Canadian provinces. Bass Pro Shops also operates Big Cedar Lodge, a resort welcoming more than one million guests to Missouri’s Ozark Mountains per year.

The following table presents a summary regarding the major tenant at the Cabela’s Industrial Portfolio Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration
Major Tenants
Cabela’s(3)	NR/Ba3/B+	2,894,885	100.0%	$9,732,519	100.0%	$3.36	4/30/2042(4)
Subtotal/Wtd. Avg.		2,894,885	100.0%	$9,732,519	100.0%	$3.36

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		2,894,885	100.0%	$9,732,519	100.0%	$3.36

(1)	Annual UW Rent and Annual UW Rent PSF is based on the minimum master lease rent.

(2)	The ratings shown are for Bass Pro Group, LLC, which serves as guarantor for the Cabela’s Industrial Portfolio Master Lease.

(3)	The Cabela’s Industrial Portfolio Properties are leased to the Master Tenant under a 25-year triple net master lease.

(4)	Cabela’s leases have six five-year renewal options with no termination options.

The following table presents certain information relating to the lease rollover schedule at the Cabela’s Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028 & Beyond	1	2,894,885	$3.36	100.0%	100.0%	$9,732,519	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	2,894,885	$3.36	100.0%		$9,732,519	100.0%

(1)	Information is based on the Cabela’s Industrial Portfolio Master Lease.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-128

BANK 2017-BNK8	Cabela’s Industrial Portfolio

The Markets. The Cabela’s Industrial Portfolio Properties are located in Prairie du Chien, Wisconsin, Triadelphia, West Virginia, and Tooele, Utah.

The Prairie du Chien property is located in Prairie du Chien, Wisconsin, and situated directly off Route 35, which connects to Interstate 90 and Interstate 80. According to the appraisal, the Cabela’s Prairie du Chien property is located within the Southwest Wisconsin industrial market. As of the third quarter of 2017, the market reported total inventory of 70 industrial buildings totaling 4.8 million SF with a 0.3% vacancy rate and average asking rents of $2.64 per SF.

The Cabela’s Triadelphia property is located in Triadelphia, West Virginia, approximately 50 miles southwest of Pittsburgh, Pennsylvania. The property is situated approximately 1.5 miles from Interstate 70. According to the appraisal, the Cabela’s Triadelphia property is located within the Wheeling metropolitan statistical area industrial market. As of the second quarter of 2017, the market reported total inventory of 126 industrial buildings totaling 5.0 million SF with a 13.3% vacancy rate and average asking rents of $3.48 per SF.

The Cabela’s Tooele property is located in Tooele, Utah, approximately 50 miles southwest of Salt Lake City. The property is situated approximately one mile from Route 112 and 15 miles from Interstate 80. According to a third party market report, the Tooele property is located within the Salt Lake City industrial market. As of the third quarter of 2017, the market reported total inventory of 7,760 industrial buildings totaling approximately 234.5 million SF with a 4.0% vacancy rate and average asking rents of $5.74 per SF.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Cabela’s Industrial Portfolio Properties:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent	$9,732,519(2)	$3.36
Total Recoveries	$2,790,022	$0.96
Less Vacancy & Credit Loss	($626,127)	($0.22)
Effective Gross Income	$11,896,414	$4.11
Total Operating Expenses	$2,790,022	$0.96
Net Operating Income	$9,106,392	$3.15
TI/LC	$434,233	$0.15
Capital Expenditures	$434,233	$0.15
Net Cash Flow	$8,237,926	$2.85

Occupancy %(3)	100.0%
NOI DSCR(4)	2.90x
NCF DSCR(4)	2.63x
NOI Debt Yield(4)	12.8%
NCF Debt Yield(4)	11.6%

(1)	There are no historical cash flow figures as the Cabela’s Industrial Portfolio Properties were owner occupied prior to the execution of the Cabela’s Industrial Portfolio Master Lease on September 25, 2017.

(2)	Underwritten base rent is based on the minimum rent set forth in the Cabela’s Industrial Portfolio Master Lease.

(3)	The underwritten economic occupancy is 95.0%. The Cabela’s Industrial Portfolio Properties were 100.0% physically occupied as of November 1, 2017.

(4)	Debt service coverage ratios and debt yields are based on the Cabela’s Industrial Portfolio Whole Loan.

Substitution. Any time from and after the six-month anniversary of the closing date of the securitization of the last Cabela’s Industrial Portfolio Whole Loan promissory note (but prior to April 6, 2027), the Cabela’s Industrial Portfolio Borrower may obtain the release of any of the Cabela’s Industrial Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that among other things, (a) the Cabela’s Industrial Portfolio Borrower delivers to the lenders a Phase I environmental report, a structural engineering report, a seismic report (if necessary) satisfactory to lender and an appraisal demonstrating the as-is appraised value of the Substitute Property(ies) is greater than or equal to that of the replaced property at the time of substitution, (b) the rent under the Cabela’s Industrial Portfolio Master Lease is not reduced as a result of such substitution, (c) after the substitution, the aggregate allocated loan amount of all Substitute Properties does not exceed 10% of the original balance of the Cabela’s Industrial Portfolio Whole Loan, or if greater than 10%, at the lenders’ determination to the extent the Master Tenant requests additional substitutions in accordance with the Cabela’s Industrial Portfolio Master Lease (however, the 10% threshold is not permitted to include any property substitution effectuated for the sole purpose of curing an event of default or Trigger Period), (d) the debt yield with respect to the remaining Cabela’s Industrial Portfolio Properties including the Substitute Property, is no less than the greater of (1) 13.7% and (2) the debt yield for the 12-month period ending on the last day of the most recently ended fiscal quarter and (e) if all or any portion of the Cabela’s Industrial Portfolio Whole Loan has been securitized, (x) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs and (y) the receipt of a rating agency confirmation.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-129

BANK 2017-BNK8	Village Crest Poughkeepsie Apartments

Mortgage Loan No. 15 – Village Crest Poughkeepsie Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$20,050,000			Location:	Poughkeepsie, NY 12603
Cut-off Date Balance:	$20,050,000			General Property Type:	Multifamily
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Houlihan-Parnes Realtors, LLC			Year Built/Renovated:	1975/N/A
Mortgage Rate:	4.0258%			Size:	246 Units
Note Date:	9/29/2017			Cut-off Date Balance per Unit:	$81,504
First Payment Date:	11/1/2017			Maturity Date Balance per Unit:	$81,504
Maturity Date:	10/1/2027			Property Manager:	Metro Property Group LLC (borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$2,010,972
IO Period:	120 months			UW NOI Debt Yield:	10.0%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	10.0%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF DSCR:	2.38x
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent NOI:	$1,945,685 (7/31/2017 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,853,314 (12/31/2016)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,777,127 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	99.6% (9/6/2017)
Reserves				2nd Most Recent Occupancy:	98.8% (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	98.0% (12/31/2015)
RE Tax:	$119,500	$39,833	N/A	Appraised Value (as of):	$30,900,000 (9/6/2017)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	64.9%
Recurring Replacements:	$0	$5,125	N/A	Maturity Date LTV Ratio:	64.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,050,000	100.0%	Loan Payoff:	$19,276,233	96.1%
			Return of Equity:	$507,419	2.5%
			Closing Costs:	$146,848	0.7%
			Reserves:	$119,500	0.6%
Total Sources:	$20,050,000	100.0%	Total Uses:	$20,050,000	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Village Crest Poughkeepsie Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,050,000 secured by a first priority fee mortgage encumbering a 246-unit garden-style apartment community in Poughkeepsie, New York (the “Village Crest Poughkeepsie Apartments Property”). The proceeds of the Village Crest Poughkeepsie Apartments Mortgage Loan were used to refinance existing debt on the Village Crest Poughkeepsie Apartments Property, fund reserves, pay closing costs and return equity to the Village Crest Poughkeepsie Apartments Borrower.

The Borrower and Sponsors. The borrower is HP Coolidge Wappinger LLC, a single purpose Delaware limited liability company with one independent director (the “Village Crest Poughkeepsie Apartments Borrower”). The Village Crest Poughkeepsie Apartments Borrower is majority owned by the Parnes Family, L.P. (34.0%) and James G. Houlihan Family Second, LP (10.2%). The sponsor of the Village Crest Poughkeepsie Apartments Mortgage Loan is Houlihan-Parnes Realtors, LLC. The nonrecourse carve-out guarantors are Francine Parnes and The Estate of Howard L. Parnes.

Houlihan-Parnes Realtors, LLC is a fifth-generation, privately owned real estate firm founded in 1891 and headquartered in White Plains, New York. Houlihan-Parnes Realtors, LLC owns and operates multi-family and commercial buildings throughout the United States and with its affiliated companies also provides sales, mortgage finance, management, leasing, servicing and consulting services.

The Property. The Village Crest Poughkeepsie Apartments Property is a 246-unit garden-style apartment community located in Poughkeepsie, New York. The Village Crest Poughkeepsie Apartments Property was built in 1975 and consists of 19 two-story apartment buildings situated on a 29.8-acre site with 497 surface parking spaces (2.0 spaces per unit). The community features an outdoor swimming pool, three playgrounds and three laundry facilities (27 washers and 28 dryers). Each unit features a full appliance package including an electric range/oven, frost-free refrigerator, a dishwasher, wooden cabinets with Formica countertops and vinyl tile or laminate flooring in the kitchen areas. Three of the 246 units are currently leased to Section 8 tenants. Over the past three years, ownership has spent approximately $1.04 million in capital expenditures at the Village Crest Poughkeepsie Apartments Property towards hallway renovations, sewer plant renovation, apartment upgrades, boiler repairs, roof replacements, parking lot resurfacing, landscaping, pool repair and window replacements. As of September 6, 2017 the Village Crest Poughkeepsie Apartments Property was 99.6% occupied and has maintained an occupancy level of at least 97.2% since 2013.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-130

BANK 2017-BNK8	Village Crest Poughkeepsie Apartments

The Village Crest Poughkeepsie Apartments Property is a 15-20 minute drive from the Poughkeepsie and New Hamburg train stations which provide access to New York City via the Metro North Railroad’s Hudson Line. Primary access from the north and south is provided by Route 376. Route 9 also runs just west of the Village Crest Poughkeepsie Apartments Property and connects New York City to the south and the City of Albany to the north. Both Routes 44 and 55 provide access to the Taconic State Parkway, which connects Westchester County to the south with New York State’s Capital Region to the north. Interstate-84 is located 15 miles south of the Village Crest Poughkeepsie Apartments Property and provides east/west access between Pennsylvania to the west and Massachusetts to the east.

The table below shows the apartment unit mix at the Village Crest Poughkeepsie Apartments Property:

Unit Mix Summary
Floor Plan	No. of Units	% of Total Units	Unit SF	Monthly Average Rent Per Unit	Total SF
1 Bedroom/1 Bath	123	50.0%	500 – 900	$963 – $1,109	97,598
2 Bedroom/1 Bath	103	41.9%	800 – 900	$1,109 – $1,311	86,670
3 Bedroom/1 Bath	12	4.9%	835 – 975	$1,475 – $1,580	11,140
3 Bedroom/1.5 Bath (Townhouse)	8	3.3%	1,054	$1,666	8,432
Total/Wtd. Avg.	246	100.0%	829	$1,199	203,840

Source: Appraisal

The Market. The Village Crest Poughkeepsie Apartments Property is located in Dutchess County at 510 Maloney Road, in Poughkeepsie, New York, approximately 80 miles from New York City. According to the appraisal, the 2017 estimated population of Dutchess County was approximately 301,774, with an unemployment rate of 4.0% as of May 2017. The healthcare industry accounts for about one in six jobs in the Dutchess County-Putnam County, NY metro area. HealthQuest is the area’s largest employer (5,600 employees). Other major employers in the area include IBM (4,100 employees), Vassar Brothers Medical Center (2,100 employees), Bard College (1,800 employees), Global Foundries (1,800 employees), Mid-Hudson Regional Hospital (1,800 employees), Culinary Institute of America (1,500 employees), Marist College (1,300 employees), Vassar College (1,100 employees) and Central Hudson (1,000 employees).

The Village Crest Poughkeepsie Apartments Property is located in the Poughkeepsie-Middletown market. According to the appraisal, as of the second quarter of 2017, vacancy rates in the Poughkeepsie-Middletown multifamily market were approximately 4.7% with average asking rents of $1,333 per unit per month. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius is 3,794, 27,475 and 96,771, respectively. The 2017 estimated median household income within a one-, three- and five-mile radius is $97,419, $100,352 and $77,432, respectively.

According to the appraisal, there is no new competitive supply under construction in Dutchess County.

Comparable rental properties to the Village Crest Poughkeepsie Apartments Property are shown in the table below:

Village Crest Poughkeepsie Apartments Property Comparable Rentals Summary
Address City, State	Beds/Bath	Unit Size (SF)	Rent Per Unit	Rent PSF
Village Crest Poughkeepsie Apartments (subject)	1BR/1BA 2BR/1BA 3BR/1BA 3BR/1.5BA (Townhouse)	500 – 900 800 – 900 835 – 975 1,054	$963 - $1,109 $1,109 - $1,311 $1,475 - $1,580 $1,666	$1.17 - $1.93 $1.39 - $1.57 $1.62 - $1.77 $1.58
Comparable 1BR Rentals
Manchester Gardens	1BR/1BA	972	$1,005 - $1,030	$1.05
Imperial Gardens	1BR/1BA	480 – 850	$865 - $1,215	$1.56
Ridgefield Apartments	1BR/1BA	792	$1,215 - $1,255	$1.56
Hudson Harbour	1BR	575 – 1,000	$1,054 - $1,520	$1.63
Dutchess Apartments	1BR/1BA	600	$1,255	$2.09
Comparable 2BR Rentals
Ridgefield Apartments	2BR/1BA	1,167	$1,375 - $1,455	$1.21
Imperial Gardens	2BR/2BA	1,020 – 1,140	$1,295 - $1,495	$1.29
Imperial Gardens	2BR/1BA	890 – 950	$1,190 - $1,330	$1.37
Manchester Gardens	2BR/1BA	946	$1,300	$1.37
Hudson Harbour	2BR	875 – 1,100	$1,458 - $1,633	$1.57
Dutchess Apartments	2BR/1BA	732	$1,335 - $1,415	$1.88
Comparable 3BR Rentals
Imperial Gardens	3BR/2BA	1,140 – 1,330	$1,475 - $1,800	$1.33
Hudson Harbour	3BR	1,250	$1,599 - $1,954	$1.42

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-131

BANK 2017-BNK8	Village Crest Poughkeepsie Apartments

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Village Crest Poughkeepsie Apartments Property:

Cash Flow Analysis
	2014	2015	2016	7/31/2017 TTM	UW	UW per Unit
Base Rent	$3,126,190	$3,216,507	$3,280,015	$3,388,401	$3,520,767	$14,312
Other Income(1)	$75,152	$85,856	$86,288	$81,616	$86,288	$351
Less Vacancy & Credit Loss	$0	$0	$0	$0	($176,038)	($716)
Effective Gross Income	$3,201,342	$3,302,363	$3,366,303	$3,470,017	$3,431,017	$13,947
Total Operating Expenses	$1,615,993	$1,525,236	$1,512,989	$1,524,332	$1,420,045	$5,773
Net Operating Income	$1,585,349	$1,777,127	$1,853,314	$1,945,685	$2,010,972	$8,175
Capital Expenditures	$0	$0	$0	$0	$61,500	$250
Net Cash Flow	$1,585,349	$1,777,127	$1,853,314	$1,945,685	$1,949,472	$7,925

Occupancy %	98.4%	98.0%	98.8%	99.6%	95.0%(2)
NOI DSCR	1.94x	2.17x	2.26x	2.38x	2.46x
NCF DSCR	1.94x	2.17x	2.26x	2.38x	2.38x
NOI Debt Yield	7.9%	8.9%	9.2%	9.7%	10.0%
NCF Debt Yield	7.9%	8.9%	9.2%	9.7%	9.7%

(1)	Other Income includes utility reimbursements, laundry income, late fees and security deposit forfeitures.

(2)	The Village Crest Poughkeepsie Apartments Property was underwritten to an occupancy of 95.0%. Occupancy as of September 6, 2017 was 99.6%.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-132

BANK 2017-BNK8

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”) and Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo” and collectively with Morgan Stanley and BofA Merrill Lynch, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE DISTRIBUTION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH OF MORGAN STANLEY & CO. LLC, WELLS FARGO SECURITIES, LLC AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.

This is not a research report and was not prepared by any Underwriter’s research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-133